UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )
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McDERMOTT INTERNATIONAL, INC.

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McDermott International, Inc.
Bruce W. Wilkinson
Chairman of the Board and
Chief Executive Officer
December 13, 2005
Dear Stockholder:
      We invite you to attend a special meeting of stockholders of McDermott International, Inc., which we have called to ask our stockholders to consider and vote on a resolution relating to the proposed settlement of the Chapter 11 proceedings involving The Babcock & Wilcox Company, a significant subsidiary of McDermott. We have scheduled this meeting to take place on Wednesday, January 18, 2006, at 757 N. Eldridge Parkway, Houston, Texas 77079, on the 14th floor, commencing at 10:00 a.m. local time. The accompanying proxy statement provides information about the proposed settlement. You should consider this information, including the discussion of the risks associated with the proposed settlement which appears beginning on page 15, before voting on the proposed resolution. Our Board of Directors has unanimously approved the proposed settlement and unanimously recommends that you vote FOR the adoption of the proposed resolution.
      If EquiServe Trust Company, N.A., our transfer agent and registrar, holds your shares of record, we have enclosed a proxy card for your use. You may vote these shares by completing and returning the proxy card or, alternatively, calling a toll-free telephone number or using the Internet as described on the proxy card. If a broker or other nominee holds your shares in “street name,” it has enclosed a voting instruction form, which you should use to vote those shares. The voting instruction form indicates whether you have the option to vote those shares by telephone or by using the Internet.
      Your vote is important. Whether or not you plan to attend the meeting, please take a few minutes now to vote your shares.
      Thank you for your interest in our company.

Sincerely yours,

BRUCE W. WILKINSON

McDermott International, Inc.

Notice of Special Meeting of Stockholders

       A special meeting of the stockholders of McDermott International, Inc., a Panamanian corporation, will be held at 757 N. Eldridge Parkway, Houston, Texas 77079, on the 14th floor, on Wednesday, January 18, 2006, at 10:00 a.m. local time, for the following purpose:

To consider and vote on the adoption of a resolution to:

•	authorize and approve the settlement contemplated by the proposed settlement agreement relating to the Chapter 11 bankruptcy proceedings involving The Babcock & Wilcox Company, a significant subsidiary of McDermott, in substantially the form attached to the accompanying proxy statement, with such modifications or changes as the Board of Directors of McDermott may approve; and

•	authorize and approve McDermott’s execution and delivery of, and performance under, the proposed settlement agreement, in substantially the form attached to the accompanying proxy statement, with such modifications or changes as the Board of Directors of McDermott may approve.
      The accompanying proxy statement sets forth the proposed resolution under the caption “The Special Meeting — General.” Appendix A to the accompanying proxy statement includes a copy of the proposed settlement agreement.
      If you were a stockholder as of the close of business on December 9, 2005, you are entitled to vote at the meeting and at any adjournment thereof.
      Please indicate your vote by following the instructions the enclosed proxy card or voting instruction form provides, whether or not you plan on attending the meeting.

By Order of the Board of Directors,

JOHN T. NESSER, III
Secretary
Dated: December 13, 2005

Page

Summary	1
The Proposed Resolution	1
The Special Meeting	8
Recommendation of Our Board of Directors	9
Questions and Answers About the Proposed Settlement and the Special Meeting	10
Questions About the Proposal	10
Questions About Voting	13
Cautionary Statement Regarding Forward-Looking Statements	15
Risk Factors	15
The Special Meeting	18
General	18
Record Date and Who May Vote	19
How to Vote	19
How to Change Your Vote	20
Quorum	20
Vote Required and How Votes Are Counted	20
Confidential Voting	21
The Proposed Settlement	21
Background of the Proposed Settlement	21
Recommendation of the Board	35
Accounting Treatment of the Previously Negotiated Settlement	36
Accounting Treatment of the Proposed Settlement	37
Material U.S. Federal Income Tax Considerations Relating to the Proposed Settlement	37
Dissenters’ Rights	39
Description of the Proposed Settlement Agreement	39
Fairness in Asbestos Injury Resolution Act of 2005	43
Overview	44
Kickout and Sunset Provisions	45
Effect on Existing Asbestos Claims and Agreements	45
Comparison of Treatment of the Chapter 11 Debtors Under the Proposed FAIR Act as Reported to the Senate by the Senate Judiciary Committee, the Previously Negotiated Settlement Agreement and the Proposed Settlement Agreement	46
Information About McDermott and Its Subsidiaries	47
Information About B&W and Its Subsidiaries	49
Business	49
Selected Financial Information	51
Management’s Discussion and Analysis of Financial Condition and Results of Operations	52
Quantitative and Qualitative Disclosures About Market Risk	57
Selected Historical Consolidated Financial Data of McDermott	59
Unaudited Pro Forma Financial Information of McDermott	61
Security Ownership of Directors and Executive Officers	75
Security Ownership of Certain Beneficial Owners	77
Stockholders’ Proposals	78
Where You Can Find More Information	78
Financial Statements of The Babcock & Wilcox Company and Subsidiaries	F-1
Appendix A — Proposed Settlement Agreement	A-1

Summary
      The following discussion summarizes information relating to the proposed resolution we describe below. You should carefully read this entire proxy statement and the other documents to which it refers you for more complete information relating to that resolution. For instructions on obtaining more information, see “Where You Can Find More Information” on page 78. As used in this proxy statement, the terms “we,” “us” and “our” refer to McDermott International, Inc. and its subsidiaries, unless the context otherwise indicates or we otherwise state.
The Proposed Resolution (see page 18)
      Background. The Board of Directors of McDermott International, Inc., a Panamanian corporation (“McDermott”), has called a special meeting of stockholders of McDermott (the “Special Meeting”) and is soliciting proxies of McDermott’s stockholders for a vote at the Special Meeting on a resolution relating to a new proposed settlement agreement (the “Proposed Settlement Agreement”) that would resolve the Chapter 11 proceedings involving The Babcock & Wilcox Company, a Delaware corporation (“B&W”), an indirect wholly owned subsidiary of McDermott, and three of B&W’s subsidiaries, as debtors (collectively with B&W, the “Chapter 11 Debtors”). Those proceedings are pending in the United States Bankruptcy Court for the Eastern District of Louisiana (the “Bankruptcy Court”). The Proposed Settlement Agreement reflects several significant changes from the settlement contemplated by the previously negotiated settlement agreement approved by McDermott’s stockholders at a special meeting held on December 17, 2003 (the “Previously Negotiated Settlement Agreement”). Specifically, the Proposed Settlement Agreement:

•	reflects substantial changes to the form and amount of consideration to be contributed to a trust (the “Asbestos PI Trust”) to be formed under the laws of Delaware to pay asbestos-related personal injury claims against B&W and its subsidiaries (the “B&W Entities”);

•	contemplates the implementation of a mechanism that would potentially limit the consideration to be contributed to the Asbestos PI Trust, so that, if the recently proposed U.S. federal asbestos claims-resolution legislation (referred to as the “Fairness in Asbestos Injury Resolution Act of 2005” or the “FAIR Act”) or similar U.S. federal legislation is enacted and becomes law on or prior to a negotiated deadline (November 30, 2006), the Proposed Settlement Agreement would result in cash outflows that we believe are reasonably comparable to the cash outflows we would anticipate, in the absence of a settlement, under the proposed legislation in its current form; and

•	provides for B&W and its subsidiaries to remain as indirect subsidiaries of McDermott.
      The Chapter 11 Debtors filed for protection under Chapter 11 of the U.S. Bankruptcy Code on February 22, 2000, in response to increases in the amounts being demanded to settle asbestos-related personal injury claims, which put an extraordinary strain on B&W’s historical claims resolution process, left B&W with no practicable means of resolving the claims through out-of-court settlement and threatened B&W’s financing capability and long-term prospects. The Chapter 11 Debtors took this action as a means to determine and comprehensively resolve all pending and future asbestos-related liability claims against them. After the filing, an asbestos claimants’ committee (the “ACC”) was formed to represent the rights of asbestos-related personal injury claimants, and the Bankruptcy Court appointed a future claimants’ representative (the “FCR”) to represent the rights of persons who might subsequently assert future asbestos-related personal injury claims.
      The Previously Negotiated Settlement. Following the Chapter 11 filing, we engaged in lengthy negotiations with the ACC, the FCR, the Chapter 11 Debtors and their respective representatives to reach a settlement and a consensual joint plan of reorganization for the Chapter 11 proceedings. By late 2003, those negotiations resulted in the Previously Negotiated Settlement Agreement.

      Under the terms of the Previously Negotiated Settlement Agreement and the related joint plan (the “Previously Negotiated Joint Plan”), the Asbestos PI Trust would have been funded by contributions of:

•	all the capital stock of B&W;

•	4.75 million shares of common stock of McDermott, with a guaranty from McDermott that those shares would have a value of no less than $19 per share on the third anniversary of the date of issuance;

•	$92 million aggregate principal amount of promissory notes of one of McDermott’s significant subsidiaries, McDermott Incorporated, a Delaware corporation (“MI”), guaranteed by McDermott, bearing interest at 7.5% annually, with payments to be made ratably over an 11-year term; and

•	rights to excess insurance coverage to be assigned by McDermott and most of its subsidiaries, with an aggregate face amount of available limits of coverage of approximately $1.15 billion.
As part of the consideration for these contributions, McDermott and its subsidiaries would have been entitled to the protection of a “channeling” injunction, which would have “channeled” all pending and future B&W-related asbestos personal injury claims to the Asbestos PI Trust for resolution and the Asbestos PI Trust would have indemnified McDermott and its subsidiaries from any liabilities associated with those claims.
      The Previously Negotiated Settlement Agreement and Previously Negotiated Joint Plan also contemplated the formation of a separate trust for the benefit of holders of claims against B&W for nuclear-related personal injuries allegedly arising from the operation of two nuclear fuel processing facilities in Apollo and Parks Township, Pennsylvania (the “Apollo/ Parks Township Claims”). That trust would have been funded primarily through a cash contribution of approximately $2.8 million and assignments of applicable insurance rights. McDermott and its subsidiaries would have been entitled to the protection of a channeling injunction, which would have channeled all pending and future Apollo/ Parks Township Claims to that trust for resolution, and that trust would have indemnified McDermott and its subsidiaries from any liabilities associated with those claims.
      Although McDermott’s stockholders approved the Previously Negotiated Settlement Agreement at the December 17, 2003 special meeting, that approval was expressly conditioned on the subsequent approval of the Previously Negotiated Settlement Agreement by McDermott’s Board of Directors within 30 days prior to the effective date of the Previously Negotiated Joint Plan. The McDermott Board’s decision on whether to approve the Previously Negotiated Settlement Agreement was to be made after consideration of any developments that might occur prior to the effective date, including any changes in the status of any potential federal legislation concerning asbestos liabilities. McDermott’s Board of Directors has not yet taken that requisite approval under consideration because progress towards an effective date for the Previously Negotiated Joint Plan has been impeded by various procedural objections and appeals on the part of: (1) American Nuclear Insurers relating to insurance coverage for Apollo/ Parks Township Claims and (2) insurers whose policies cover asbestos personal injury claims who have not settled with the Chapter 11 Debtors, McDermott, the ACC and the FCR. As a result, the Previously Negotiated Settlement Agreement has not been executed and delivered by the parties to the negotiations, and, beginning in January 2005, we, together with the ACC, the FCR, the Chapter 11 Debtors and their respective representatives, began discussions about alternative means to expedite the resolution of the Chapter 11 proceedings on a mutually acceptable basis. Those discussions led to the Proposed Settlement Agreement.
      Key Terms of the Proposed Settlement. Under the terms of the Proposed Settlement Agreement and a related plan of reorganization the Chapter 11 Debtors, the ACC, the FCR and MI, as plan proponents, have jointly proposed (the “Proposed Joint Plan”), we would retain our ownership of the equity interests in B&W and its subsidiaries and the Asbestos PI Trust would be funded by contributions of:

•	$350 million in cash, which would be paid by MI or one of its subsidiaries on the effective date of the Proposed Joint Plan;

•	an additional contingent cash payment of $355 million, which would be payable by MI or one of its subsidiaries within 180 days of November 30, 2006, but only if the condition precedent described below is satisfied, which amount would be payable with interest accruing on that amount at 7% per year from December 1, 2006 to the date of payment; and

•	a note issued by B&W in the aggregate principal amount of $250 million (the “B&W Note”), bearing interest at 7% annually on the outstanding principal balance from and after December 1, 2006, with a five- year term and annual principal payments of $50 million each, commencing on December 1, 2007, provided that, if the condition precedent described below is not satisfied, only $25 million principal amount of the B&W Note would be payable (with the entire $25 million amount due on December 1, 2007). B&W’s payment obligations under the B&W Note would be fully and unconditionally guaranteed by McDermott and Babcock & Wilcox Investment Company, a Delaware corporation (“BWICO”), a wholly owned subsidiary of MI. The guarantee obligations of BWICO and McDermott would be secured by a pledge of all of B&W’s capital stock outstanding as of the effective date of the Proposed Joint Plan.
McDermott and most of its subsidiaries would also contribute to the Asbestos PI Trust substantially the same insurance rights as were to be contributed to the Asbestos PI Trust under the Previously Negotiated Settlement Agreement. Those insurance rights relate to numerous insurance policies that have an aggregate face amount of available limits of coverage of approximately $1.15 billion. See “Description of the Proposed Settlement Agreement — Creation of the Asbestos PI Trust and Contribution of Assets.” As a result, the proposed settlement would eliminate substantially all of our excess insurance coverage for the period from April 1, 1979 to April 1, 1986, which we would only partially surrender under the proposed FAIR Act.
      The Proposed Settlement Agreement includes a mechanism that would potentially limit the consideration to be contributed to the Asbestos PI Trust if the FAIR Act or similar U.S. federal legislation is enacted and becomes law. Specifically, the Proposed Settlement Agreement provides that the right to receive the $355 million contingent payment (the “Contingent Payment Right”) would vest and amounts under the B&W Note in excess of $25 million would be payable only upon satisfaction of the condition precedent that neither the FAIR Act nor any other U.S. federal legislation designed to resolve asbestos-related personal injury claims through the implementation of a national trust shall have been enacted and become law on or before November 30, 2006 (the “Condition Precedent”). The Proposed Settlement Agreement further provides that:

•	if such legislation is enacted and becomes law on or before November 30, 2006 and is not subject to a legal proceeding as of January 31, 2007 which challenges the constitutionality of such legislation (any such proceeding is referred to as a “Challenge Proceeding”), the Condition Precedent would be deemed not to have been satisfied, and no amounts would be payable under the Contingent Payment Right and no amounts in excess of $25 million would be payable under the B&W Note; and

•	if such legislation is enacted and becomes law on or before November 30, 2006, but is subject to a Challenge Proceeding as of January 31, 2007, the Condition Precedent would be deemed not to have been satisfied and any rights with respect to the Contingent Payment Right and payments under the B&W Note in excess of $25 million would be suspended until either:

(1) there has been a final, nonappealable judicial decision with respect to the Challenge Proceeding to the effect that such legislation is unconstitutional as generally applied to debtors in Chapter 11 proceedings whose plans of reorganization have not yet been confirmed and become substantially consummated (i.e., debtors that are similarly situated to B&W as of September 1, 2005), so that such debtors would not be subject to such legislation, in which event the Condition Precedent would be deemed to have been satisfied, and the Contingent Payment Right would vest and the B&W Note would become fully payable pursuant to its terms (in each case subject to the protection against double payment provisions described below); or

(2) there has been a final nonappealable judicial decision with respect to the Challenge Proceeding which resolves the Challenge Proceeding in a manner other than as contemplated by the immediately preceding clause, in which event the Condition Precedent would be deemed not to have been satisfied and no amounts would be payable under the Contingent Payment Right and no amounts in excess of $25 million would be payable under the B&W Note.
      The Proposed Settlement Agreement also includes provisions to provide some protection against double payment so that, if the FAIR Act or similar U.S. federal legislation is enacted and becomes law after November 30, 2006, or the Condition Precedent is otherwise satisfied (in accordance with the provisions described in clause (1) above), any payment McDermott or any of its subsidiaries may be required to make pursuant to the legislation on account of asbestos-related personal injury claims against any of the B&W Entities would reduce, by a like amount:

•	first, the amount, if any, then remaining payable pursuant to the Contingent Payment Right; and

•	next, any then remaining amounts payable pursuant to the B&W Note.
      Under the Proposed Settlement Agreement and the Proposed Joint Plan, the Apollo/ Parks Township Claims will not be channeled to a trust, as contemplated by the Previously Negotiated Settlement Agreement and the Previously Negotiated Joint Plan. Rather, the Apollo/ Parks Township Claims would remain the responsibility of the Chapter 11 Debtors and will not be impaired under the terms of the Proposed Joint Plan in its current form. While the Proposed Settlement has been structured in a manner to permit all disputes relating to the Apollo/ Parks Township Claims and the associated insurance coverage to be resolved after the Proposed Joint Plan has been confirmed and becomes effective, B&W, representatives of the claimants in the pending litigation related to the Apollo/ Parks Township Claims and ARCO have negotiated an agreement in principle that reflects a proposed settlement of present Apollo/Parks Township Claims, including those that are the subject of the Hall Litigation (as defined in “The Proposed Settlement — Background of the Proposed Settlement — Apollo/Parks Township Claims”). The agreement in principle, which has been memorialized in a term sheet, contemplates, among other things, that: (1) B&W and ARCO will be provided full and complete releases from each of the Apollo/ Parks Township Releasors (which will be defined in a definitive settlement agreement generally to mean the existing claimants in this litigation and related pending litigation); (2) ARCO will make a $27.5 million cash payment to the Apollo/ Parks Township Releasors upon the effective date of the Proposed Joint Plan; (3) B&W will make a $47.5 million cash payment to the Apollo/ Parks Township Releasors upon the effective date of the Proposed Joint Plan; (4) B&W will make a $12.5 million payment to the Apollo/ Parks Township Releasors upon the third anniversary of the effective date of the Proposed Joint Plan; and (5) B&W and ARCO will retain all insurance rights, including without limitation with respect to the claims of the Apollo/ Parks Township present claimants who are not Apollo/ Parks Township Releasors and with respect to any future Apollo/ Parks Township Claims. We intend to seek reimbursement from our nuclear insurers for all amounts that would be paid by B&W under the proposed settlement. Our nuclear insurers have refused to fund the proposed settlement of this litigation and have indicated that, while they do not anticipate objecting to the terms of the Proposed Joint Plan, they will object to the proposed settlement of this litigation unless the settlement does not prejudice our nuclear insurers in any subsequent litigation brought by us seeking reimbursement from them.
      The Proposed Settlement Agreement contemplates that the Proposed Joint Plan must become effective, on a final, nonappealable basis, no later than February 22, 2006 or such later date as we, the ACC and the FCR may agree to (the “Effective Date Deadline”). The Proposed Settlement Agreement further contemplates that, if the effective date of the Proposed Joint Plan has not occurred by that date, and is not extended by the ACC, the FCR and us, acting together, then the settlement contemplated by the Proposed Settlement Agreement will be abandoned and the parties will resume their efforts to effect the settlement contemplated by the Previously Negotiated Settlement Agreement and the Previously Negotiated Joint Plan.

      Benefits of the Proposed Settlement. The benefits we expect to obtain from the proposed settlement include the following:

•	B&W and its subsidiaries would remain as indirect subsidiaries of McDermott, and we would include the results of their operations in our consolidated results of operations, and (subject to ordinary restrictions on accessing cash flows of subsidiaries) we would regain access to the cash flows of B&W and its subsidiaries and be in a position to benefit from the strengths of the B&W Entities, as described under “Information About B&W and Its Subsidiaries — Business”;

•	the Asbestos PI Trust would indemnify McDermott and its subsidiaries against asbestos-related personal injury claims (other than workers’ compensation claims) attributable to the business and operations of the B&W Entities;

•	McDermott and its subsidiaries, including the B&W Entities, would receive the protection of a channeling injunction under Section 524(g) of the U.S. Bankruptcy Code, which would channel all pending and future asbestos-related personal injury claims (other than workers’ compensation claims) attributable to the business and operations of the B&W Entities to the Asbestos PI Trust;

•	McDermott’s captive insurance subsidiaries, which provided insurance coverage to the B&W Entities for specified risks, and/or reinsured against specified risks, would generally be entitled to the same indemnification and channeling injunction protections as described above;

•	the ACC and the FCR would terminate their appeal of a favorable ruling by the Bankruptcy Court validating a corporate reorganization we completed in 1998, which involved B&W’s cancellation of a $313 million intercompany note receivable and transfers of substantial assets from B&W to BWICO, including transfers of all the capital stock of several operating subsidiaries; and

•	the likely acceleration of B&W’s emergence from bankruptcy, because the proposed settlement does not involve some of the complexities that were reflected in the previously negotiated settlement and removes the bases for objection by various parties.
The protections to be provided to us with regard to asbestos-related liabilities would apply only to liabilities attributable to the business and operations of the B&W Entities and would not apply to any asbestos-related liabilities for which McDermott or any of its other subsidiaries may otherwise have responsibility. See “Description of the Proposed Settlement Agreement.”
      U.S. Federal Income Tax Considerations of the Proposed Settlement. We have provided a description of the material U.S. federal income tax consequences to MI and its subsidiaries of the proposed settlement under the caption “The Proposed Settlement — Material U.S. Federal Income Tax Considerations Relating to the Proposed Settlement,” beginning on page 37 of this proxy statement.
      As discussed more fully in that section, the proposed settlement should generate significant U.S. federal income tax deductions associated with the contributions to be made by MI and its subsidiaries to the Asbestos PI Trust. The Asbestos PI Trust is expected to qualify as a “qualified settlement fund” under Section 468B of the Internal Revenue Code, as was contemplated by the prior settlement. In order to qualify as a qualified settlement fund, the Asbestos PI Trust must be:

•	established pursuant to an order of, or approved by, the United States, any state, territory, possession, or political subdivision thereof, or any agency or instrumentality (including a court of law) of any of the foregoing and be subject to the continuing jurisdiction of that governmental authority;

•	established to resolve or satisfy one or more contested or uncontested claims that have resulted or may result from an event (or related series of events) that has occurred and that has given rise to at least one claim asserting liability arising out of, among other things, a tort, breach of contract, or violation of law; and

•	a trust under applicable state law, or its assets must otherwise be physically segregated from other assets of the transferor (and related persons).

Assuming that qualification, with respect to the initial $350 million to be contributed to the Asbestos PI Trust on or after the effective date of the Proposed Joint Plan, the associated U.S. federal income tax deductions will be taken as and when such payment to the Asbestos PI Trust is made. Similarly, with respect to the $355 million to be paid pursuant to the Contingent Payment Right and payments of principal on the B&W Note, the associated U.S. federal income tax deductions will be taken as and when such payments to the Asbestos PI Trust are made.
      Neither MI nor any of its subsidiaries will be entitled to a deduction to the extent that the Asbestos PI Trust is funded through insurance proceeds or the proposed transfer of rights under insurance policies.
      Any deductions for payments made to the Asbestos PI Trust first would reduce or eliminate the U.S. federal taxable income of MI’s consolidated group for the taxable year in which the payments are made. To the extent these deductions created a taxable loss for such year, the loss would constitute a net operating loss. In general, net operating losses may be carried back and deducted two years and carried forward 20 years. To the extent a net operating loss is a “specified liability loss,” however, it may be carried back and deducted ten years. A taxpayer may elect to waive the entire carryback period with respect to a net operating loss or may elect to waive only the additional eight years of carryback afforded net operating losses attributable to specified liability losses.
      A net operating loss constitutes a specified liability loss to the extent it is attributable to products liability or to expenses incurred in the investigation or settlement of, or opposition to, claims against the taxpayer on account of products liability. Any net operating loss resulting from payments to the Asbestos PI Trust should constitute a specified liability loss and accordingly would qualify for the ten-year carryback period.
      For a discussion of how these tax consequences contrast to the U.S. federal income tax consequences of the previously negotiated settlement, see “The Proposed Settlement — Material U.S. Federal Income Tax Considerations Relating to the Proposed Settlement.”
      Risks Associated with the Proposed Settlement. Some of the risks associated with the proposed settlement include the following:

•	the risk that, if our stockholders adopt the proposed resolution and the Proposed Joint Plan becomes effective, we may not be able to take advantage of any subsequently enacted federal legislation which addresses the resolution of asbestos-related personal injury claims throughout the United States in a manner that would be less costly to us than the proposed settlement, except to the extent we may be relieved of the contingent payment obligations pursuant to the Proposed Settlement Agreement if that legislation becomes law on or prior to November 30, 2006, by virtue of the Condition Precedent failing to be satisfied;

•	the risks associated with the Contingent Payment Right and the B&W Note, including the substantial contingent payment obligations and the potential impact of those obligations on our liquidity and our access to capital; and

•	the risks associated with continuing ownership of the B&W Entities, including the risk of impairments in our investments in the B&W Entities arising from (1) the operational risks associated with their business, (2) the significant pension liabilities of the B&W Entities (which are described in note 8 to the financial statements of B&W and its subsidiaries included in this proxy statement), or (3) contingent liabilities associated with their operations (including the contingent liabilities discussed in note 10 to the financial statements of B&W and its subsidiaries included in this proxy statement, many of which would not be discharged pursuant to the Proposed Joint Plan).
      On the other hand, if our stockholders do not adopt the proposed resolution, or if the Proposed Joint Plan does not become effective, on a final, nonappealable basis, on or before the Effective Date Deadline for any other reason, the Proposed Settlement Agreement contemplates that, unless the ACC, the FCR and we agree to extend that deadline, the settlement contemplated by the Proposed Settlement Agreement will be abandoned and those parties will resume their efforts to effect the settlement contemplated by the Previously Negotiated Settlement Agreement and the Previously Negotiated Joint Plan. However, as discussed above, there have been various objections, appeals and uncertainties that have impeded the progress of that previously negotiated settlement, and there is substantial uncertainty as to whether that settlement would be consummated. If neither settlement is consummated, the Bankruptcy Court would be faced with the decision of how the Chapter 11 cases should proceed, and, under those circumstances, the Bankruptcy Court would likely consider the following alternatives:

•	continuation of the Chapter 11 proceedings until another plan of reorganization is confirmed and becomes effective;

•	appointment of a trustee to assume the administration of the Chapter 11 proceedings outside of the control of management of the Chapter 11 Debtors, potentially followed by a conversion or dismissal of the Chapter 11 proceedings as described below;

•	conversion of the Chapter 11 proceedings to liquidation proceedings under Chapter 7 of the U.S. Bankruptcy Code; or

•	dismissal of the Chapter 11 proceedings.
In the case of each of these alternatives, we would continue to be subject to substantial risks and uncertainties associated with the pending and future asbestos-related liabilities and other liabilities of B&W and the other Chapter 11 Debtors. Any one of these alternatives could ultimately result in the return to the courts of the approximately 300,000 asbestos-related personal injury and related-party claims, as well as a substantial number of asbestos-related property damage claims, which are currently pending and proposed to be resolved through the proposed settlement. Each of these alternatives could also result in the resumption of litigation relating to the corporate reorganization we completed in 1998. As a result of these risks and uncertainties, we cannot predict the outcome if the proposed settlement fails; however, any such outcome could have a material and adverse impact on us and the market value of our common stock. See “Risk Factors.”
      Conditions. There are numerous conditions to the proposed settlement, including that the Proposed Joint Plan must be confirmed and become effective. The Proposed Joint Plan sets forth various conditions to confirmation, including various required findings of fact and conclusions of law by the Bankruptcy Court or the United States District Court for the Eastern District of Louisiana (the “District Court”), as well as the approval of the proposed resolution by our stockholders, with the requisite vote as described below under “— The Special Meeting — Vote Required for Approval.” The Proposed Joint Plan also establishes various conditions that must be satisfied after its confirmation and before it will become effective. These conditions include, among others, the following:

•	Specified court orders, including a confirmation order and an order or orders entering specified injunctions, including the channeling injunction to channel asbestos-related claims (other than workers’ compensation claims) attributable to the business or operations of the B&W Entities to the Asbestos PI Trust, must have been entered or affirmed by the District Court, and those orders must have become final and nonappealable and those injunctions must be in full force and effect. The failure to resolve disputes with remaining objectors, including the objecting insurers, could materially hinder satisfaction of this condition.

•	The District Court must have issued findings to the effect that the Proposed Joint Plan complies with the requirements of the U.S. Bankruptcy Code, including the requirements of Section 524(g) of the U.S. Bankruptcy Code.

•	The applicable parties to the documents ancillary to the Proposed Joint Plan, to implement the proposed settlement and the other provisions of the Proposed Joint Plan, must have executed and delivered those documents.

•	The Chapter 11 Debtors must have obtained new financing arrangements, or an extension of their existing financing arrangements, to support their operations on their exit from the Chapter 11 proceedings.

•	The ACC and the FCR must have dismissed with prejudice their appeal from the decision in the adversary proceeding relating to the corporate reorganization we completed in 1998.

•	The Proposed Settlement Agreement must not have been terminated pursuant to its terms, which provide that the agreement may be terminated: (1) by mutual consent of the parties; (2) by the ACC, the FCR or us if McDermott stockholder approval of the Proposed Settlement Agreement has not been obtained on or before January 31, 2006; (3) by McDermott, if its Board of Directors determines that a material adverse change has occurred in either the financial condition, assets or operations of the B&W Entities or national or international general business or economic conditions that obligates the McDermott Board to terminate the Proposed Settlement Agreement to avoid a breach of its fiduciary duties; or (4) by the ACC, the FCR or us if the Proposed Joint Plan has not become effective, on a final, nonappealable basis, on or before the Effective Date Deadline.
      While it is possible that conditions to confirmation or effectiveness may be waived, any such waiver would require unanimous agreement among the plan proponents. See “Description of the Proposed Settlement Agreement — Conditions.”
      Accordingly, even assuming adoption of the proposed resolution at the Special Meeting, we can provide no assurance that the Proposed Joint Plan will be confirmed and become effective and that the proposed settlement will be consummated.
      The Proposed Resolution. We are asking you to consider and vote on the adoption of a resolution relating to the Proposed Settlement Agreement. The proposed resolution would:

•	authorize and approve the settlement contemplated by the Proposed Settlement Agreement, in substantially the form attached to this proxy statement as Appendix A, with such modifications or changes as our Board of Directors may later approve; and

•	authorize and approve McDermott’s execution and delivery of, and performance under, the Proposed Settlement Agreement, in substantially the form attached to this proxy statement as Appendix A, with such modifications or changes as our Board of Directors may later approve.
The proposed resolution is set forth below under the caption “The Special Meeting — General.” Appendix A to this proxy statement includes a copy of the Proposed Settlement Agreement.
      Timetable for Confirmation of the Proposed Joint Plan. The Proposed Joint Plan is subject to ongoing confirmation proceedings, in the following sequence. First, the Bankruptcy Court will oversee the plan confirmation process. As part of that process, on November 10, 2005, the Bankruptcy Court approved the adequacy of a disclosure statement and procedures to be followed in connection with a vote to be taken among various impaired classes of creditors with respect to the Proposed Joint Plan. The balloting will be completed on December 16, 2005. The Bankruptcy Court will begin a hearing on confirmation of the Proposed Joint Plan on December 22, 2005. The Bankruptcy Court will then prepare written proposed factual findings and legal conclusions that would be submitted to the District Court. Thereafter, the District Court may oversee additional hearings and briefing and may issue a plan confirmation order. If the District Court confirms the Proposed Joint Plan, one or more parties may appeal the District Court’s confirmation order to the U.S. Court of Appeals for the Fifth Circuit in appellate proceedings that could extend beyond the Effective Date Deadline.
The Special Meeting (see page 18)
      Time, Date and Place. We will hold the Special Meeting on January 18, 2006, at 757 N. Eldridge Parkway, Houston, Texas 77079, on the 14th floor, commencing at 10:00 a.m. local time.

      Record Date and Who May Vote. Only holders of record of our common stock as of the close of business on December 9, 2005 will be entitled to notice of and to vote at the Special Meeting. On that date, 71,709,770 shares of our common stock were outstanding. Each share of our common stock entitles its holder to one vote on all matters properly coming before the Special Meeting.
      How to Vote. You can vote your shares where indicated by the instructions set forth on the proxy card, including by the Internet or by telephone, or you can attend and vote your shares at the Special Meeting.
      How to Change Your Vote. You may change your vote by submitting notice to the Corporate Secretary as described in this proxy statement or by attending the Special Meeting and voting in person. If you have instructed a broker or bank to vote your shares, follow the directions you receive from your broker or bank to change those instructions.
      Quorum. A majority of our outstanding shares of common stock must be present in person or represented by proxy to constitute a quorum at the Special Meeting.
      Vote Required for Approval. The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Special Meeting is required to approve the proposed resolution, provided that, in order for the vote to be effective, the number of shares of our common stock for which votes are cast in favor of the proposed resolution must represent at least 50% of the voting power of all of the shares of our common stock outstanding and entitled to vote on the proposed resolution.
Recommendation of Our Board of Directors (see page 35)
      Our Board of Directors has unanimously approved the proposed settlement and recommends that you vote FOR the adoption of the proposed resolution. For a discussion of the factors our Board of Directors considered in determining to make its recommendation, see “The Proposed Settlement — Recommendation of the Board.”

Questions and Answers About the Proposed Settlement
and the Special Meeting
Questions About the Proposal

Q:	What are we being asked to approve?

A:	You will be asked to consider and vote on the adoption of a resolution relating to the Proposed Settlement Agreement. The proposed resolution would:

• authorize and approve the settlement contemplated by the Proposed Settlement Agreement, in substantially the form attached to this proxy statement as Appendix A, with such modifications or changes as our Board of Directors may later approve; and

• authorize McDermott’s execution and delivery of, and performance under, the Proposed Settlement Agreement, in substantially the form attached to this proxy statement as Appendix A, with such modifications or changes as our Board of Directors may later approve.

The proposed resolution is set forth below under the caption “The Special Meeting — General.”

Q:	Is a stockholder vote necessary to consummate the proposed settlement?

A:	Yes. The Proposed Settlement Agreement requires, as a condition to its effectiveness, the approval of the Proposed Settlement Agreement by the affirmative vote of a majority of the shares of McDermott common stock present in person or represented by proxy at the Special Meeting and entitled to vote on the matter, provided that, in order for the vote to be effective, the number of shares of McDermott common stock for which votes are cast in favor of the proposal must represent at least 50% of the voting power of all of the shares of McDermott common stock outstanding and entitled to vote on the matter. See “The Special Meeting — Vote Required and How Votes Are Counted.” In the context of negotiating the Proposed Settlement Agreement, we insisted on this stockholder approval condition to the effectiveness of the proposed settlement because the McDermott Board of Directors determined that, given the significance of the proposed settlement, and the substantial differences in the proposed settlement from the previously approved settlement, subjecting the Proposed Settlement Agreement to stockholder approval was appropriate. McDermott’s Board also determined that imposing this stockholder approval requirement was consistent with the statement we made in the proxy statement we issued in connection with the December 17, 2003 special meeting, to the effect that we would resolicit the vote of McDermott’s stockholders if we amended, or proposed to waive a condition to the effectiveness of, the Previously Negotiated Joint Plan and such amendment or waiver would be material to McDermott’s stockholders.

Q:	In view of the proposed legislation being considered by the U.S. Senate and House of Representatives to resolve pending and future asbestos-related personal injury claims in the United States, why are we being asked to vote on the proposed resolution now?

A:	There is substantial uncertainty as to whether the FAIR Act or similar U.S. federal legislation will ever be presented for a vote or passed by the U.S. Senate or House of Representatives, or whether it will become law. However, with the entire payment obligation under the Contingent Payment Right and all payment obligations in excess of $25 million under the B&W Note being subject to the satisfaction of the Condition Precedent, the settlement contemplated by the Proposed Settlement Agreement includes a mechanism that would potentially limit the consideration to be contributed to the Asbestos PI Trust, so that, if the FAIR Act or similar U.S. federal legislation is enacted and becomes law on or prior to November 30, 2006, the proposed settlement would result in cash outflows that we believe are reasonably comparable to the cash outflows we would anticipate having to make under the FAIR Act in its current form. You should note, however, that the proposed settlement would eliminate substantially all of our excess insurance coverage for the period from April 1, 1979 to April 1, 1986, which we would only partially surrender under the proposed FAIR Act.

Although the November 30, 2006 “cutoff” date for legislative relief under the Proposed Settlement Agreement reflects a negotiated compromise, our management believes that the prospects for enactment of the FAIR Act or similar U.S. federal legislation after that date would be substantially more uncertain than they are currently, particularly given the difficulties associated with passage of significant U.S. federal legislation in the year prior to a Presidential election. This compromise, together with the other compromises embodied in the Proposed Settlement Agreement, reflects the view of McDermott’s management and Board of Directors that some of the benefits of the proposed settlement over the previously negotiated settlement might not continue to be available if the prospects for adoption of the FAIR Act or similar U.S. federal legislation begin to fade or if the objections and appeals that have been impeding the progress of the Previously Negotiated Joint Plan toward an effective date are resolved over an extended period of time or in a manner other than through the implementation of the settlement contemplated by the Proposed Settlement Agreement. Given the uncertainty associated with the FAIR Act, McDermott’s management and Board of Directors believe the settlement contemplated by the Proposed Settlement Agreement represents an appropriate compromise to ensure that the equity ownership of B&W and its subsidiaries will remain with McDermott, to expedite the resolution of the B&W Chapter 11 proceedings (which have already extended for almost six years) and to enable compensation to flow to claimants who have suffered the impact of asbestos-related injuries.

Q:	What will happen if the proposed resolution is not approved?

A:	If the proposed resolution is not approved at the Special Meeting, or if the Proposed Joint Plan does not become effective, on a final, nonappealable basis, on or before the Effective Date Deadline for any other reason, the Proposed Settlement Agreement contemplates that, unless the ACC, the FCR and we agree to extend that deadline, the settlement contemplated by the Proposed Settlement Agreement will be abandoned and those parties will resume their efforts to effect the settlement contemplated by the Previously Negotiated Settlement Agreement and the Previously Negotiated Joint Plan. However, there have been various objections, appeals and uncertainties that have impeded the progress of that previously negotiated settlement, and there is substantial uncertainty as to whether that settlement would be consummated. If neither settlement is consummated, the Bankruptcy Court would be faced with the decision of how the Chapter 11 cases should proceed, and, under those circumstances, the Bankruptcy Court would likely consider the following alternatives:

• continuation of the Chapter 11 proceedings until another plan of reorganization is confirmed and becomes effective;

• appointment of a trustee to assume the administration of the Chapter 11 proceedings outside of the control of management of the Chapter 11 Debtors, potentially followed by a conversion or dismissal of the Chapter 11 proceedings as described below;

• conversion of the Chapter 11 proceedings to liquidation proceedings under Chapter 7 of the U.S. Bankruptcy Code; or

• dismissal of the Chapter 11 proceedings.

Our Board of Directors considered each of these alternatives in determining to recommend the proposed resolution for adoption by our stockholders. In the case of each of these alternatives, McDermott would continue to be subject to various risks and uncertainties associated with the pending and future asbestos-related liabilities of B&W and the other Chapter 11 Debtors (in the absence of federal legislation that comprehensively resolves those liabilities). These risks and uncertainties include potential future rulings by the Bankruptcy Court, the District Court or other courts that could be adverse to us and the risks and uncertainties associated with appeals from the rulings issued by the Bankruptcy Court relating to the corporate reorganization we completed in 1998, which involved transfers of substantial assets from B&W to BWICO, and other matters. See “Risk Factors” and “The Proposed Settlement — Background of the Proposed Settlement — Alternatives to the Proposed Settlement Agreement.”

Q:	What factors did the Board of Directors take into consideration in making its determination to recommend the proposed resolution? Why has the Board recommended that I vote to approve the proposed resolution?

A:	In determining to approve the proposed settlement and make its recommendation, the Board considered the substantial benefits we would derive from the proposed settlement, including the benefits we have outlined above under “Summary — The Proposed Resolution — Benefits of the Proposed Settlement.” The Board also considered the uncertainty as to whether the FAIR Act will ever become law and the Condition Precedent included in the Proposed Settlement Agreement, which would potentially limit the consideration to be contributed to the Asbestos PI Trust if the FAIR Act or similar U.S. federal legislation is enacted and becomes law on or before November 30, 2006. The Board also considered the factors discussed under “Risk Factors” and the alternatives discussed under “The Proposed Settlement — Background of the Proposed Settlement — Alternatives to the Proposed Settlement Agreement,” each of which would result in our continuing to be subject to substantial risks and uncertainties associated with the pending and future asbestos-related liabilities and other liabilities of B&W and the other Chapter 11 Debtors. The Board also considered the exclusion of workers’ compensation claims from the indemnification and channeling injunction provisions of the proposed settlement, together with management’s estimate that the ongoing exposure of the B&W Entities and our captive insurance companies to those claims would not give rise to material losses in the foreseeable future. In addition, the Board considered the need to bring the Chapter 11 proceedings to a close, given the fact that the Chapter 11 proceedings have required significant amounts of attention from our senior management and have resulted in substantial uncertainties for our customers, suppliers and financing sources, as well as in the market for our common stock and other securities.

Q:	What are the risks associated with retaining ownership of the B&W Entities?

A:	If the proposed settlement is consummated, and as a result we retain our ownership in B&W, our investment in the B&W Entities could be impaired as a result of future incidents arising from operational risks associated with the businesses of the B&W Entities. The B&W Entities also have substantial pension liabilities (as described in note 8 to the financial statements of B&W and its subsidiaries included in this proxy statement). In addition, the B&W Entities are currently subject to claims for various contingent liabilities that would not be discharged pursuant to the Proposed Joint Plan, including present and future Apollo/ Parks Township Claims, the claims by Iroquois Falls Power Corp. and various other claims, as discussed in note 10 to the financial statements of B&W and its subsidiaries included in this proxy statement. In addition, it is possible that certain other contingent liabilities, including any such liabilities to Citgo Petroleum Corporation and PDV Midwest Refinery L.L.C., ultimately may not be discharged pursuant to the Proposed Joint Plan. Citgo Petroleum and PDV Midwest Refinery have asserted that their claims will not be discharged by the Chapter 11 Proceedings. Furthermore, even though asbestos-related personal injury claims in jurisdictions outside the United States are purported to be channeled to, and covered by an indemnification from, the Asbestos PI Trust pursuant to the channeling injunction contemplated by the Proposed Joint Plan and the indemnification provisions of the Proposed Settlement Agreement, it is possible that, if the channeling were not enforced with respect to such claims by courts in such jurisdictions and the assets of the Asbestos PI Trust were insufficient to cover its indemnification with respect to such claims, the B&W Entities could, in the future, become subject to liability for such claims, which liability could be significant. Although the B&W Entities will indemnify McDermott and its other subsidiaries from all the contingent liabilities of the B&W Entities pursuant to the Proposed Settlement Agreement (as would have been the case under the Previously Negotiated Settlement Agreement), any material loss suffered by any of the B&W Entities relating to any of those contingent liabilities (whether directly or as a result of their indemnification obligations to McDermott and its other subsidiaries) could have a material adverse impact on us, particularly by impairing our investment in, or reducing the profitability, cash flows or value of, the B&W Entities. See “Risk Factors — If the proposed settlement is consummated, and as a result we retain our ownership in B&W, our investment in the B&W Entities could be impaired as a result of future incidents arising from (1) operational risks associated with the businesses of the B&W Entities, (2) the significant pension liabilities of the B&W Entities or (3) the contingent liabilities associated with their operations.”

Q:	What will be the accounting treatment for the proposed settlement?

A:	As a result of the Chapter 11 filing, beginning on February 22, 2000, we stopped consolidating the results of operations of the B&W Entities in our financial statements and we began accounting for our investment in B&W under the cost method. The Chapter 11 filing, along with subsequent filings and negotiations, led to increased uncertainty with respect to the amounts, means and timing of the ultimate settlement of B&W’s asbestos-related claims and the recovery of our investment in B&W. Due to this increased uncertainty, we wrote off our net investment in B&W in the quarter ended June 30, 2002. The total impairment charge of $224.7 million included our investment in B&W of $187.0 million and other related assets totaling $37.7 million, primarily consisting of accounts receivable from B&W, for which we provided an allowance of $18.2 million.

On December 19, 2002, in connection with the filing of drafts of the third amended joint plan and related settlement agreement in the Chapter 11 proceedings, we determined that a liability related to the previously negotiated settlement was probable and that the amount of that liability was reasonably estimable. Accordingly, as of December 31, 2002, we established an estimate for the cost of the previously negotiated settlement of $110 million, including tax expense of $23.6 million, reflecting the present value of our contemplated contributions to the trusts. The estimate had been adjusted from 2002 through June 30, 2005 based on the provisions of the previously negotiated settlement, and a liability was recorded totaling $146.7 million. As of September 30, 2005, we no longer evaluated our liability based on the previously negotiated settlement, as we feel it is no longer probable. Under the terms of the proposed settlement, MI would be allowed to maintain its equity in B&W and would consolidate its operations as of the effective date of the settlement. Based upon the proposed settlement, upon a reconsolidation of B&W, we intend to account for the difference between the carrying amount of our investment in B&W and B&W’s net assets in a manner similar to a step acquisition by applying the guidelines of Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. See “The Proposed Settlement — Accounting Treatment of the Proposed Settlement.” For a description of the pro forma effects of the proposed settlement using that accounting treatment, see “Unaudited Pro Forma Financial Information of McDermott.”
Questions About Voting

Q:	When and where is the Special Meeting?

A:	The Special Meeting will be held on January 18, 2006 at 757 N. Eldridge Parkway, Houston, Texas 77079, on the 14th floor, commencing at 10:00 a.m. local time.

Q:	Who is entitled to vote at the Special Meeting?

A:	Only holders of record of our common stock as of the close of business on December 9, 2005 will be entitled to notice of and to vote at the Special Meeting. On that date, 71,709,770 shares of our common stock were outstanding.

Q:	How do I vote?

A:	If your shares are held of record with EquiServe Trust Company, N.A., our transfer agent and registrar, you can vote your shares where indicated by the instructions set forth on the proxy card, including by the Internet or telephone, or you can attend and vote your shares at the Special Meeting. If your shares are held by a broker or other nominee (i.e., in “street name”), they have enclosed a voting instruction form, which you should use to vote those shares. Whether you have the option to vote those shares by telephone or by using the Internet is indicated on the voting instruction form.

Q:	What is the vote required for adoption of the proposed resolution?

A:	As provided in the Proposed Settlement Agreement, the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Special Meeting is required to approve the proposed resolution, provided that, in order for the vote to be effective, the number of shares of our common stock for which votes are cast in favor of the proposed resolution must represent at least 50% of the voting power of all of the shares of our common stock outstanding and entitled to vote on the proposed resolution.

Q:	How will votes be counted?

A:	The Special Meeting will be held if a quorum, consisting of a majority of our outstanding shares of common stock as of December 9, 2005, the record date, is represented in person or by proxy. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum. Broker non-votes are shares held by brokers and other nominees as to which they have not received voting instructions from the beneficial owners and lack the discretionary authority to vote on a particular matter.

Q:	Who will count the votes?

A:	Votes cast by proxy or in person will be counted by one or more persons we appoint to act as inspectors for the Special Meeting.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	If you hold your shares in “street name,” your broker will not be able to vote your shares unless the broker receives appropriate instructions from you. We recommend that you contact your broker for directions on how to instruct your broker to vote your shares.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. Just send in a written notice to our Corporate Secretary or simply attend the Special Meeting and vote in person. Attending the Special Meeting, however, will not revoke your proxy unless you vote at the Special Meeting.

Q:	Will I have dissenters’ rights?

A:	No. Under Panamanian law, you will have no dissenters’ rights in connection with the adoption of the proposed resolution or the consummation of the proposed settlement.

Q:	Who should I call if I have questions?

A:	If you have questions relating to the proposed resolution or the Special Meeting, please contact our Corporate Secretary at the following address or telephone number:

McDermott International, Inc.
757 N. Eldridge Parkway
Houston, Texas 77079
Attention: John T. Nesser, III or
                      Liane K. Hinrichs
Telephone: (281) 870-5000

Cautionary Statement Regarding Forward-Looking Statements
      In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, McDermott cautions that statements in this proxy statement which are forward-looking and provide other than historical information involve risks and uncertainties that may result in actual outcomes or results that differ from those indicated in the forward-looking statements. The forward-looking statements in this proxy statement include, among other things, statements about: conditions to the consummation and the effectiveness of the Proposed Joint Plan and Proposed Settlement Agreement; alternatives to the Proposed Joint Plan and Proposed Settlement Agreement; the estimated cost of the proposed settlement of the Chapter 11 proceedings; the estimated cost of contributions to a proposed national trust fund to resolve asbestos-related personal injury claims based on the provisions of legislation currently pending before the U.S. Senate; and the prospects for that legislation to be enacted and become law. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are subject to various underlying assumptions, uncertainties and risks. If underlying assumptions prove incorrect, or if one or more of these risks materialize, actual outcomes or results may vary materially from those expected. For a more complete discussion of these and other risk factors, see “Risk Factors” below and the information in our annual report on Form 10-K for the year ended December 31, 2004 and our 2005 quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, which are incorporated into this proxy statement by reference.
Risk Factors
      You should carefully consider the following risks related to the proposed settlement. For information about risks associated with McDermott’s business, see McDermott’s annual report on Form 10-K for the year ended December 31, 2004, which is incorporated into this proxy statement by reference. See “Where You Can Find More Information.”

If you vote to approve the proposed resolution and the Proposed Joint Plan becomes effective, the Chapter 11 Debtors may not qualify for participation under the terms of any subsequently enacted federal legislation addressing the resolution of asbestos claims.
      The Fairness in Asbestos Injury Resolution Act of 2005 (S. 852), introduced in the U.S. Senate on April 19, 2005 and reported favorably out of the Senate Judiciary Committee on June 16, 2005, would create a privately funded, federally administered trust fund to resolve pending and future asbestos-related personal injury claims. In light of continuing political opposition to the legislation, as well as other factors, we cannot currently predict whether the draft FAIR Act will be enacted and become law or, if it does become law, how it would impact the B&W Chapter 11 proceedings, the Chapter 11 Debtors or our company. We anticipate that, during the legislative process, the terms of the draft FAIR Act will change and that any such changes may be material to the impact of such legislation on B&W and the other Chapter 11 Debtors. Although the Condition Precedent provisions set forth in the Proposed Settlement Agreement would potentially provide us relief from having to make any payment pursuant to the Contingent Payment Right and payments under the B&W Note in excess of $25 million, it is unlikely that we would be able to avail ourselves of a more favorable outcome under any legislation that may be enacted and become law after the effective date of the Proposed Joint Plan. Furthermore, the Condition Precedent would be deemed satisfied if the FAIR Act or similar federal legislation does not become law on or before November 30, 2006. Even if the Condition Precedent is deemed not to be satisfied, and we are able to benefit from the relief of having to make these contingent payments, we cannot assure you that the economic terms of the proposed settlement will be at least as favorable to us as the economic terms of any asbestos claims-resolution legislation that may eventually become law. See “Fairness in Asbestos Injury Resolution Act of 2005” for more information regarding the proposed legislation.

If the Proposed Settlement Agreement and Proposed Joint Plan become effective and the Condition Precedent is satisfied, MI will be obligated to make, or to cause one of its subsidiaries to make, an additional $355 million cash payment to the Asbestos PI Trust on or before May 29, 2007 (subject to possible suspension of that payment obligation to a later date) and the entire $250 million principal amount of the B&W Note will become payable, which will create significant payment obligations and could adversely affect our liquidity.
      Under the terms of the Proposed Settlement Agreement, if the FAIR Act, or other similar legislation addressing resolution of asbestos claims, does not become law on or before November 30, 2006, or does become law but then becomes subject to a proceeding on or before January 31, 2007 which leads to a judicial decision that such legislation is unconstitutional as applied to Chapter 11 debtors similarly situated to B&W as of September 1, 2005, MI will be obligated to make, or to cause one of its subsidiaries to make, an additional $355 million cash payment to the Asbestos PI Trust pursuant to the Contingent Payment Right on or before May 29, 2007 (subject to the possible suspension of that payment obligation to a later date as described under “Description of the Proposed Settlement Agreement — Creation of the Asbestos PI Trust and Contribution of Assets”) and the entire $250 million principal amount of the B&W Note will become payable. Thus, our obligation to make substantial additional contributions to the Asbestos PI Trust would be conditioned upon events that are largely beyond our control.
      We anticipate that the $355 million contingent cash payment, if required, would be funded by available cash, McDermott share issuances, new borrowings or a combination of those sources. MI may not be able to obtain any additional financing that is required to fund the payment on commercially reasonable terms. In addition, any indebtedness incurred to fund this cash payment, along with the $250 million B&W Note, would represent significant additional indebtedness for us on a consolidated basis.
      While our management believes that, even with the addition of this new debt, our consolidated indebtedness on effectiveness of the proposed settlement would be reasonable in relation to our projected capitalization and working capital positions, the increased level of indebtedness and increased debt service obligations would increase our vulnerability to cyclical declines in our businesses. More specifically, our increased level of consolidated indebtedness and debt service requirements could affect our operations and expose us to greater risks during a cyclical decline in several ways, including:

•	a greater percentage of our cash flow would be required to be used to service debt obligations;

•	we may not be able to generate sufficient cash flow from operations to enable us to meet all of our debt service and other fixed-charge requirements;

•	we may not be able to obtain additional financing for working capital, capital expenditures or general corporate and other purposes; and

•	our flexibility in planning for, or reacting to changes in, our businesses and the industries in which we compete may be limited.

If the prospect of federal legislation effectively addressing the liability of the Chapter 11 Debtors for asbestos-related personal injury claims does not materialize and the proposed settlement is not effected, either because the proposed resolution is not adopted at the Special Meeting, the Proposed Joint Plan does not become effective on or before the Effective Date Deadline or for any other reason, our inability to consummate the proposed settlement could have a material adverse effect on us.
      If the proposed resolution is not adopted, or if the Proposed Joint Plan does not become effective, on a final, nonappealable basis, on or before the Effective Date Deadline for any other reason, the Proposed Settlement Agreement contemplates that, unless the ACC, the FCR and we agree to extend that deadline, the settlement contemplated by the Proposed Settlement Agreement will be abandoned and those parties will resume their efforts to effect the settlement contemplated by the Previously Negotiated Settlement Agreement and the Previously Negotiated Joint Plan. However, there have been various objections, appeals and uncertainties that have impeded the progress of that previously negotiated settlement and there is substantial uncertainty as to whether that settlement would be consummated. If neither settlement is consummated, the Bankruptcy Court would be faced with the decision of how the Chapter 11 cases should proceed, and, under those circumstances, the Court would likely consider the following alternatives:

•	continuation of the Chapter 11 proceedings until another plan of reorganization is confirmed and becomes effective;

•	appointment of a trustee to assume the administration of the Chapter 11 proceedings;

•	conversion of the Chapter 11 proceedings to liquidation proceedings under Chapter 7 of the U.S. Bankruptcy Code; or

•	dismissal of the Chapter 11 proceedings.
In the case of each of these alternatives, we would continue to be subject to substantial risks and uncertainties associated with the pending and future asbestos-related liabilities and other liabilities of B&W and the other Chapter 11 Debtors. Any one of these alternatives could ultimately result in the return to the courts of the approximately 300,000 asbestos-related personal injury and related-party claims, which are currently pending and proposed to be resolved through the proposed settlement. Each of these alternatives could also result in the resumption of litigation relating to the corporate reorganization we completed in 1998. As a result of these risks and uncertainties, we cannot predict the outcome if the proposed settlement fails; however, any such outcome could have a material and adverse impact on us and the market value of our common stock. See “The Proposed Settlement — Background of the Proposed Settlement.”

If the proposed settlement is consummated, and as a result we retain our ownership in B&W, our investment in the B&W Entities could be impaired as a result of future incidents arising from (1) operational risks associated with the businesses of the B&W Entities, (2) the significant pension liabilities of the B&W Entities, or (3) the contingent liabilities associated with their operations.
      The B&W Entities are subject to a number of risks inherent in their operations, including:

•	the risk that operating accidents may occur, which could result in injury to or the loss of life or property;

•	risks associated with environmental or toxic tort claims, including delayed manifestation claims for personal injury or loss of life;

•	risks relating to potential pollution or other environmental mishaps;

•	business interruption risks, including those relating to political action in foreign countries;

•	risks associated with labor stoppages;

•	risks associated from competing with competitors, some of whom may have greater financial or other resources;

•	risks associated with governmental regulation and changes in regulations applicable to the businesses of the B&W Entities; and

•	risks associated with international operations, including risks of war, terrorism and civil unrest, changing political conditions and changing laws and policies affecting trade and investment, the overlap of different tax structures and the risks associated with the assertion of foreign sovereignty over areas in which operations are conducted, including through expropriation, confiscation or nationalization of assets.
B&W and some of its subsidiaries have been, and in the future may be, named as defendants in lawsuits asserting large claims arising from events associated with risks such as these. Insurance against some of these risks is either unavailable or available only at rates that we consider uneconomical. A successful claim against one or more of the B&W Entities for which they are not fully insured could have a material adverse effect on our investment in the B&W Entities.
      The B&W Entities also have substantial pension liabilities (as described in note 8 to the financial statements of B&W and its subsidiaries included in this proxy statement).
      In addition, the B&W Entities are currently subject to claims for various contingent liabilities that would not be discharged pursuant to the Proposed Joint Plan, including present and future Apollo/ Parks Township Claims, the claims by Iroquois Falls Power Corp. and various other claims discussed in note 10 to the financial statements of B&W and its subsidiaries included in this proxy statement. In addition, it is possible that certain contingent liabilities, including any such liabilities to Citgo Petroleum Corporation and PDV Midwest Refinery L.L.C., ultimately may not be discharged pursuant to the Proposed Joint Plan. Citgo Petroleum and PDV Midwest Refinery have asserted that their claims (which are described in notes 10 and 15 to the financial statements of B&W and its subsidiaries included in this proxy statement) will not be discharged by the Chapter 11 Proceedings. Furthermore, even though asbestos-related personal injury claims in jurisdictions outside the United States are purported to be channeled to, and covered by an indemnification from, the Asbestos PI Trust pursuant to the channeling injunction contemplated by the Proposed Joint Plan and the indemnification provisions of the Proposed Settlement Agreement, it is possible that, if the channeling were not enforced with respect to such claims by courts in such jurisdictions and the assets of the Asbestos PI Trust were insufficient to cover its indemnification with respect to such claims, the B&W Entities could, in the future, become subject to liability for such claims, which liability could be significant. Although the B&W Entities will indemnify McDermott and its other subsidiaries from all contingent liabilities of the B&W Entities pursuant to the Proposed Settlement Agreement (as would have been the case under the Previously Negotiated Settlement Agreement), any material loss suffered by any of the B&W Entities relating to any of those contingent liabilities (whether directly or as a result of their indemnification obligations to McDermott and its other subsidiaries) could have a material adverse impact on us, particularly by impairing our investment in, or reducing the profitability, cash flows or value of, the B&W Entities.
The Special Meeting
General
      We are mailing this proxy statement and accompanying proxy card to our stockholders beginning on December 13, 2005. Our Board of Directors is soliciting your proxy to vote your shares at a Special Meeting to be held on January 18, 2006. We have called the Special Meeting to ask our stockholders to consider and vote on the following resolution:

RESOLVED, that the stockholders of McDermott International, Inc., a Panamanian corporation (“McDermott”), hereby:

(1) authorize and approve the settlement contemplated by the Settlement Agreement to be entered into by and among McDermott, McDermott Incorporated, a Delaware corporation and a wholly owned subsidiary of McDermott (“MI”), Babcock & Wilcox Investment Company, a Delaware corporation and a wholly owned subsidiary of MI (“BWICO”), The Babcock & Wilcox Company, a Delaware corporation and a wholly owned subsidiary of BWICO (“B&W”), Diamond Power International, Inc., a Delaware corporation and a wholly owned subsidiary of B&W (“DPII”), Americon, Inc., a Delaware corporation and a wholly owned subsidiary of B&W (“Americon”), Babcock & Wilcox Construction Co., Inc., a Delaware corporation and a wholly owned subsidiary of Americon (together with B&W, DPII and Americon, the “Chapter 11 Debtors”), the Asbestos Claimants’ Committee in the Chapter 11 bankruptcy proceedings involving the Chapter 11 Debtors as debtors-in-possession, which are pending in the United States Bankruptcy Court for the Eastern District of Louisiana (the “Chapter 11 proceedings”), and the Legal Representative for Future Asbestos-Related Claimants in the Chapter 11 proceedings, in substantially the form attached as Appendix A to the proxy statement of

McDermott dated as of December 13, 2005, relating to the special meeting of stockholders of McDermott held on January 18, 2006 (the “Proposed Settlement Agreement”), with such modifications or changes as the Board of Directors of McDermott may subsequently approve; and

(2) approve the form, terms and provisions of, and authorize McDermott’s execution and delivery of, and (subject to the ability of the Board of Directors of McDermott to cause McDermott to terminate the Proposed Settlement Agreement in certain limited circumstances pursuant to the provisions of Section 8.3 thereof) performance under, the Proposed Settlement Agreement, in substantially the form hereby approved, with such modifications or changes as the Board of Directors of McDermott may subsequently approve.

      We will bear all expenses incurred in connection with this proxy solicitation, which we expect to conduct primarily by mail. We have engaged The Proxy Advisory Group of Strategic Stock Surveillance, LLC to assist in the solicitation for a fee that will not exceed $25,000, plus out-of-pocket expenses. In addition to solicitation by mail and by The Proxy Advisory Group of Strategic Stock Surveillance, LLC, our officers and regular employees may solicit your proxy by telephone, by facsimile transmission or in person, for which they will not be separately compensated. If your shares are held through a broker or other nominee (i.e., in “street name”), we have requested that your broker or nominee forward this proxy statement to you and obtain your voting instructions, for which we will reimburse them for reasonable out-of-pocket expenses. If your shares are held through the Thrift Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies, the trustee of that plan has sent you this proxy statement and a voting instruction form, which you can use to direct the trustee on how to vote your plan shares.
Record Date and Who May Vote
      Our Board of Directors selected December 9, 2005 as the record date (the “Record Date”) for determining stockholders entitled to vote at the Special Meeting. This means that if you were a registered stockholder with our transfer agent and registrar, EquiServe Trust Company, N.A., on the Record Date, you may vote your shares on the matters to be considered by our stockholders at the Special Meeting. If your shares were held in street name on that date, the broker or other nominee that was the record holder of your shares has the authority to vote them at the Special Meeting. They have forwarded to you this proxy statement seeking your instructions on how you want your shares voted.
      On the Record Date, 71,709,770 shares of our common stock were outstanding. Each outstanding share of common stock entitles its holder to one vote on each matter to be acted on at the meeting.
How to Vote
      For shares held of record, you can vote your shares in person at the Special Meeting or vote now by giving us your proxy. You may give us your proxy by completing the enclosed proxy card and returning it in the enclosed U.S. postage prepaid envelope or by calling a toll-free telephone number or using the Internet as further described in the enclosed proxy card. The telephone and Internet voting procedures have been designed to verify your identity through a personal identification or control number and to confirm that your voting instructions have been properly recorded. If you vote using either of these electronic means, you will save us return mail expense. By giving us your proxy, you will be directing us on how to vote your shares at the meeting. Even if you plan on attending the meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the meeting. If you do attend the meeting, you can change your vote at that time.
      If your shares are held in street name, the broker or nominee that holds your shares will need to obtain your authorization in order to have the authority to vote those shares for or against the proposed resolution and has enclosed a voting instruction form with this proxy statement for that purpose. That broker or nominee will vote your shares as you direct on its voting instruction form, which is enclosed. Please complete the voting instruction form and return it in the enclosed U.S. postage prepaid envelope. If your shares are held in street name and you want to vote your shares in person at the Special Meeting, you must obtain a valid proxy from your broker or nominee. You should refer to the instructions provided in the enclosed voting instruction form for further information. Additionally, the availability of telephone or Internet voting will depend on the voting process used by the broker or nominee that holds your shares.
      You may receive more than one proxy statement and proxy card or voting instruction form if your shares are held through more than one account (e.g., through different brokers or nominees). Each proxy card or voting instruction form covers only those shares of common stock held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions as to all your accounts to vote all your shares.
How to Change Your Vote
      You may change your proxy voting instructions at any time prior to the stockholder vote at the Special Meeting. For shares held of record, you may change your vote by written notice to our Corporate Secretary, granting a new proxy or by voting in person at the Special Meeting. Unless you attend the meeting and vote your shares in person, you should change your vote using the same method (by telephone, Internet or mail) that you first used to vote your shares. That way, the inspectors of election for the meeting will be able to verify your latest vote.
      For shares held in street name, you should follow the instructions in the voting instruction form provided by your broker or nominee to change your vote. If you want to change your vote as to shares held in street name by voting in person at the Special Meeting, you must obtain a valid proxy from the broker or nominee that holds such shares for you.
Quorum
      The Special Meeting will be held only if a quorum exists. The presence at the meeting, in person or by proxy, of holders of a majority of our outstanding shares of common stock as of the Record Date will constitute a quorum. If you attend the meeting or vote your shares using the enclosed proxy card or voting instruction form (including any telephone or Internet voting procedures provided), your shares will be counted toward a quorum, even if you abstain from voting on the proposed resolution. Broker non-votes (i.e., shares held by brokers and other nominees as to which they have not received voting instructions from the beneficial owners and lack the discretionary authority to vote on the proposed resolution) also will count for quorum purposes.
Vote Required and How Votes Are Counted
      As provided in the Proposed Settlement Agreement, the adoption of the proposed resolution requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Special Meeting and entitled to vote on the matter, provided that, in order for the vote to be effective, the number of shares of our common stock for which votes are cast in favor of the proposed resolution must represent at least 50% of the voting power of all of the shares of our common stock outstanding and entitled to vote on the matter. The “shares of our common stock outstanding and entitled to vote on the matter” are all the shares that were outstanding as of the record date, excluding treasury shares.
      You may vote “FOR” or “AGAINST” or abstain from voting on the proposal. If you submit a signed proxy card without specifying your vote, your shares will be voted “FOR” the approval of the Proposed Settlement Agreement.
      Because abstentions are counted for purposes of determining whether a quorum is present but are not affirmative votes for the proposal, they have the same effect as votes “AGAINST” the proposal.
      If you hold your shares in street name and you do not instruct your broker or nominee how to vote those shares, it may vote your shares as it decides as to matters for which it has discretionary authority under applicable New York Stock Exchange rules. Those rules will not permit brokers or other nominees to exercise their discretionary authority with respect to the vote on the proposed resolution. Accordingly, shares held by brokers or other nominees as to which they have not received voting instructions from the beneficial owners with regard to the vote on the proposed resolution will be treated as “broker non-votes.” While broker non-votes will be counted toward a quorum, they are not entitled to vote on, or considered present for purposes of, the vote on the proposed resolution. However, because of the requirement set forth in the Proposed Settlement Agreement that, in order for the vote to be effective, the number of shares of our common stock for which votes are cast in favor of the proposed resolution must represent at least 50% of the voting power of all of the shares of our common stock outstanding and entitled to vote on the matter, broker non-votes may have the same effect as a vote “AGAINST” the proposal.
      We are not aware of any other matters that may be presented or acted on at the meeting. If you vote by signing and returning the enclosed proxy card or using the telephone or Internet voting procedures, the individuals named as proxies on the card may vote your shares, in their discretion, on any other matter requiring a stockholder vote that comes before the meeting.
Confidential Voting
      All voted proxies and ballots will be handled to protect your voting privacy as a stockholder. Your vote will not be disclosed except:

•	to meet any legal requirements;

•	to permit independent inspectors of election to tabulate and certify your vote; or

•	to adequately respond to your written comments on your proxy card.
The Proposed Settlement
Background of the Proposed Settlement
      B&W and the other Chapter 11 Debtors filed for protection under Chapter 11 of the U.S. Bankruptcy Code on February 22, 2000, in response to increases in the amounts being demanded to settle asbestos-related personal injury claims that put an extraordinary strain on B&W’s historical claims resolution process, left B&W with no practicable means of resolving the claims through out-of-court settlement and threatened B&W’s financing viability and long-term prospects. The Chapter 11 Debtors took this action as a means to determine and comprehensively resolve all pending and future asbestos-related liability claims against them. After the bankruptcy filing, the ACC was formed to represent the rights of asbestos-related personal injury claimants, and the Bankruptcy Court appointed the FCR to represent the rights of persons who might subsequently assert future asbestos-related personal injury claims.
      Since 2002, we have been engaged in negotiations with the ACC, the FCR and other parties to the bankruptcy proceedings to reach a settlement and a consensual joint plan of reorganization for the Chapter 11 proceedings. Those negotiations led to the Previously Negotiated Joint Plan and the Previously Negotiated Settlement Agreement in 2003. For details regarding the terms of the Previously Negotiated Settlement Agreement, see “— Description of the Previously Negotiated Settlement Agreement” below.
      At a special meeting of McDermott’s stockholders on December 17, 2003, McDermott’s stockholders voted on and approved a resolution relating to the Previously Negotiated Settlement Agreement. The stockholders’ approval of the resolution was expressly conditioned on the subsequent approval of the previously negotiated settlement by McDermott’s Board of Directors. In addition, the Previously Negotiated Joint Plan provided that it could not become effective without the approval of the Previously Negotiated Settlement Agreement by the McDermott Board within 30 days prior to the effective date of the plan. The McDermott Board’s decision on whether to approve the Previously Negotiated Settlement Agreement was to be made after consideration of any developments that might occur prior to the effective date, including any changes in the status of any potential federal legislation concerning asbestos liabilities. The affirmative vote of a majority of the shares of McDermott’s common stock present in person or by proxy at the December 2003 special meeting was required to approve the resolution related to the

Previously Negotiated Settlement Agreement. The voting, which resulted in approval of the resolution, was as follows: 46,648,582 votes for, 1,126,732 votes against, 411,808 abstentions and no broker non-votes.
      Although McDermott’s stockholders approved the Previously Negotiated Settlement Agreement, McDermott’s Board has not taken the requisite approval under consideration because progress towards an effective date for the Previously Negotiated Joint Plan has been impeded by various procedural objections and appeals on the part of: (1) American Nuclear Insurers relating to insurance coverage for Apollo/ Parks Township Claims and (2) insurers whose policies cover asbestos personal injury claims who have not settled with the Chapter 11 Debtors, McDermott, the ACC and the FCR. As a result, the Previously Negotiated Settlement Agreement has not been executed and delivered by the parties to the negotiations, and, beginning in January 2005, we, together with the ACC, the FCR, the Chapter 11 Debtors and their respective representatives, began discussions about alternative means to expedite the resolution of the Chapter 11 proceedings on a mutually acceptable basis. Those discussions led to the Proposed Settlement Agreement. For a description of the Proposed Settlement Agreement, see “Description of the Proposed Settlement Agreement,” below.
      A summary of the events leading up to B&W’s bankruptcy and the Proposed Settlement Agreement is set forth below, including the history of asbestos-related and other claims filed against B&W, a corporate reorganization we undertook that has been challenged by other parties to the bankruptcy proceedings, a description of the settlement negotiation process and other alternatives we considered.

Asbestos-Related Claims and Bankruptcy Proceedings
      As a result of asbestos-insulated commercial boilers and other products B&W and some of its subsidiaries sold, installed or serviced in prior decades, B&W is subject to a substantial volume of nonemployee liability claims asserting asbestos-related injuries. The vast majority of these claims relate to exposure to asbestos occurring prior to 1977, the year in which the U.S. Occupational Safety and Health Administration adopted new regulations that impose liability on employers for, among other things, job-site exposure to asbestos. All of these personal injury claims are similar in nature, the primary difference being the type of alleged injury or illness suffered by the plaintiff as a result of the exposure to asbestos fibers (e.g., mesothelioma, lung cancer, other types of cancer, asbestosis or pleural changes).
      B&W received its first asbestos claims in the late 1970s. Initially, our primary insurance carrier, a unit of Travelers Group, handled the claims. B&W exhausted the limits of most of our primary products liability insurance coverage in 1989. Prior to the Chapter 11 filing, B&W had been handling the claims under a claims-handling program funded primarily by reimbursements from our excess-coverage insurance carriers. The excess coverage available for B&W’s asbestos-related products liability claims extended through March 1986. This coverage has been provided by a total of approximately 135 insurance companies. We obtained varying amounts of excess-coverage insurance for each year within that period, and within each year there are typically several increments of coverage. For each of those increments, a syndicate of insurance companies has provided the coverage.
      Pursuant to agreements with the majority of our principal insurers concerning the method of allocation of claim payments to the years of coverage, B&W historically negotiated and settled asbestos-related personal injury claims against it and billed the appropriate amounts to the insurers. From the early 1980s forward, B&W devised a broad settlement program with key plaintiffs’ law firms, entering into informal arrangements with such firms throughout the country to settle, rather than litigate, asbestos claims. This program involved grouping claims that met basic criteria and paying negotiated settlement amounts. The average amount per settled claim, including related out-of-pocket attorneys’ fees and other related out-of-pocket expenses, over the three calendar years prior to the Chapter 11 filing was approximately $7,900.
      Beginning in the third quarter of calendar year 1999, B&W experienced a significant increase in the amount demanded by several plaintiffs’ attorneys to settle some types of asbestos-related personal injury claims. These increased demands significantly impaired B&W’s ability to continue to resolve its asbestos-related liability through out-of-court settlements. As a result, B&W filed for bankruptcy, believing that a

Chapter 11 reorganization offered the only viable legal process through which it and its subsidiaries could seek a comprehensive resolution of their asbestos-related liability.
      On February 22, 2000, the Chapter 11 Debtors filed a voluntary petition in the Bankruptcy Court for the Eastern District of Louisiana to reorganize under Chapter 11 of the U.S. Bankruptcy Code. As a result of the filing, the Bankruptcy Court issued a temporary restraining order prohibiting asbestos-related liability lawsuits and other actions for which there is shared insurance from being brought against non-filing affiliates of B&W, including McDermott, MI and J. Ray McDermott, S.A. The temporary restraining order was converted to a preliminary injunction, which has been subject to periodic hearings before the Bankruptcy Court for extension. Currently, the preliminary injunction runs through January 9, 2006.
      Pursuant to an order of the Bankruptcy Court, a March 29, 2001 bar date was set for the submission of allegedly unpaid pre-Chapter 11 settled asbestos claims and a July 30, 2001 bar date was set for all other asbestos-related personal injury claims, asbestos-related property damage claims and derivative asbestos claims against the Chapter 11 Debtors, as well as the Apollo/ Parks Township Claims. As of the March 29, 2001 bar date, over 49,000 allegedly settled claims had been filed. The Chapter 11 Debtors have accepted approximately 8,910 as pre-Chapter 11 binding settled claims at this time, with an aggregate liability of approximately $69 million. The Bankruptcy Court has disallowed approximately 33,000 claims as settled claims, and the Chapter 11 Debtors are in the process of challenging virtually all the remaining claims. If the Bankruptcy Court determines these claims were not settled prior to the filing of the Chapter 11 petition, these claims may be refiled as unsettled personal injury claims. As of July 30, 2001, approximately 223,000 additional asbestos-related personal injury claims, 60,000 related-party claims, 183 property damage claims, 225 derivative asbestos claims and 571 claims relating to the Apollo/ Parks Township facilities had been filed. Since the July 30, 2001 bar date, approximately 15,000 additional personal injury claims have been filed, including approximately 10,000 claims originally filed as allegedly settled claims that were disallowed by the Bankruptcy Court as settled claims and subsequently refiled as unsettled personal injury claims. Approximately 3,900 additional related party claims, 28 property damage claims, 218 derivative claims and three Apollo/ Parks Township Claims have also been filed since the July 30, 2001 bar date. A bar date of January 15, 2003 was set for the filing of specified general unsecured claims. As of January 15, 2003, more than 2,700 general unsecured claims were filed, and the Chapter 11 Debtors commenced an analysis of these claims and filed objections to many of them. These include claims filed by various insurance companies seeking recovery from the Chapter 11 Debtors under various theories and priority tax claims, which appear to be estimates of liability by taxing authorities for ongoing audits of MI. The Chapter 11 Debtors believe that these claims are without merit and are contesting them. The Chapter 11 Debtors continue to analyze the claims filed by the January 15, 2003 bar date. The estimated total alleged liability, as asserted by the claimants in the Chapter 11 proceedings and in filed proofs of claim, of the asbestos-related claims, including the alleged settled claims, substantially exceeds the combined value of the Chapter 11 Debtors and the known available products liability and property damage insurance coverages. The Chapter 11 Debtors filed a proposed Litigation Protocol with the District Court on October 18, 2001, setting forth the intention of the Chapter 11 Debtors to challenge all unsupported claims and taking the position that a significant number of those claims may be disallowed by the Bankruptcy Court. The ACC and the FCR filed briefs opposing the Litigation Protocol and requesting an estimation of pending and future claims. No decision was rendered by the Bankruptcy Court or the District Court and these matters have been stayed pending the settlement negotiations between the parties.
      On May 15, 2000, the Chapter 11 Debtors filed their first motion for an extension of the exclusive period within which they had the exclusive right to file a plan of reorganization and solicit acceptance of that plan. The ACC filed an opposition to that request. By order dated June 9, 2000, the Bankruptcy Court approved the Chapter 11 Debtors’ motion and extended the exclusive period for 60 days. Thereafter, the Chapter 11 Debtors filed a second motion seeking a further extension. The ACC filed an opposition to that request as well. By order dated October 13, 2000, the Bankruptcy Court extended the exclusive period in which the Chapter 11 Debtors had to file a plan of reorganization until February 22, 2001, and the period in which they had to obtain acceptances of that plan in order to preserve the exclusive period until

April 23, 2001. Due to the parties’ inability to reach a compromise of the issues raised in the Chapter 11 proceedings, the Chapter 11 Debtors filed a motion to appoint a mediator on January 25, 2001, in an effort to move the Chapter 11 proceedings toward a consensual plan of reorganization. As a result, the Bankruptcy Court appointed Professor Francis McGovern as a mediator to coordinate and otherwise assist with settlement discussions.
      On February 22, 2001, the Chapter 11 Debtors filed a plan of reorganization and disclosure statement (the “B&W Plan”). This plan of reorganization contemplated a resolution under either a settlement process or a strategy of litigating asbestos claims. Under the settlement process, there would have been a consensual agreement of 75% of the asbestos-related personal injury claimants. A trust would have been formed and assigned all of the Chapter 11 Debtors’ insurance rights with an aggregate products liability value of approximately $1.15 billion. In addition, $50 million of cash and a $100 million subordinated 10-year note payable would have been transferred to the trust. The Chapter 11 Debtors and their nondebtor affiliates (including McDermott and its other subsidiaries) would have consented to the assignment of the insurance and would have released and voided any right they had to the insurance, with the nondebtor defendants receiving a full release and protection under the U.S. Bankruptcy Code against all present and future asbestos-related liability claims relating to the B&W Entities. The trust’s rights to the insurance would have been protected and could have been dedicated solely to the resolution of the asbestos-related claims. Significantly, the protection that would have been provided to the Chapter 11 Debtors and their nondebtor affiliates (including McDermott and its other subsidiaries) would not have included a channeling injunction under Section 524(g) of the U.S. Bankruptcy Code. Accordingly, while the B&W Plan contemplated that B&W and all of its affiliates would have been released and discharged from all present and future liability for asbestos-related claims arising out of exposure to products of the B&W Entities, the absence of a permanent channeling injunction might have left us with some risk of future asbestos-related claims attributable to the B&W Entities, particularly in the event the trust exhausted its assets, through the payment of claims or otherwise.
      Under the litigation strategy, if B&W was not able to reach a consensual agreement with the plaintiffs, a cram-down option under the U.S. Bankruptcy Code would have been available. The claims would still have been channeled to a trust with $50 million of cash and a $100 million subordinated 10-year note payable, but the Chapter 11 Debtors and their affiliates would not have transferred their insurance rights. The Chapter 11 Debtors would have managed the insurance rights, and claims would have been handled through the litigation process by the trust. Funding of the trust would have been from the insurance, the cash, the note payable and equity of the Chapter 11 Debtors, if necessary.
      Shortly after the filing of the B&W Plan, it became apparent that the ACC, the FCR and other representatives for asbestos-related claimants found that plan to be unacceptable. By their filing of the B&W Plan, the Chapter 11 Debtors preserved their exclusive period through April 23, 2001, the deadline as of which the Chapter 11 Debtors had to have obtained acceptance of the initial proposed plan. The Chapter 11 Debtors filed subsequent requests to extend that deadline. That deadline was extended until May 8, 2002, at which time, in response to further objections from the ACC and the FCR, the Bankruptcy Court allowed the exclusivity period to expire and permitted other parties in interest to file competing plans. The ACC and the FCR filed a competing joint plan of reorganization (the “ACC/ FCR Plan”) and a related disclosure statement on July 3, 2002.
      The ACC/ FCR Plan contemplated that, on its effective date, all of the shares of B&W owned by BWICO would be canceled and new shares would be issued to: (1) a trust established for the benefit of claimants with asbestos-related personal injury claims against the Chapter 11 Debtors; and (2) certain general unsecured creditors of the Chapter 11 Debtors. The ACC/ FCR Plan further contemplated that McDermott and its affiliates (other than the B&W Entities) would be enjoined from any continuing access to the insurance rights that provided coverage for the Chapter 11 Debtors’ liability on account of asbestos-related personal injury claims. Those insurance rights would be assigned to the trust. The ACC/ FCR Plan, however, did not contemplate that, absent a settlement, McDermott and its affiliates (other than the B&W Entities) would receive the protection of an injunction against present or future claims based on the Chapter 11 Debtors’ asbestos-related liabilities. Instead, it contemplated that claims against

McDermott and its subsidiaries (other than the B&W Entities), including McDermott’s captive insurance subsidiaries, would survive. Furthermore, it did not contemplate a settlement of the pending appeal by the ACC and the FCR of a favorable ruling by the Bankruptcy Court validating the corporate reorganization we completed in 1998, which involved B&W’s cancellation of a $313 million intercompany note receivable and transfers of substantial assets from B&W to BWICO, including all the capital stock of several operating subsidiaries. See “— Corporate Reorganization.”
      The ACC/ FCR Plan generally contemplated that:

•	asbestos-related personal injury claimants asserting claims arising from cases of severe asbestosis and malignancies would have access to 55% of the asbestos trust’s resources;

•	asbestos-related personal injury claimants asserting claims based on cases involving nonmalignant asbestosis and pleural disease would have access to 45% of the asbestos trust’s resources; and

•	all asbestos-related personal injury claimants would be entitled to a “quick pay” option of $250.
The trustees of the trust would have had the discretion to assert defenses to asbestos-related personal injury claims.
      Under the ACC/ FCR Plan, the asbestos trust and general unsecured creditors with allowed claims would have shared pro rata in a pool of assets consisting of the new stock of B&W issued on the effective date of the ACC/ FCR Plan, excess cash of the Chapter 11 Debtors and the monetary value of specified tax benefits created upon effectuation of the ACC/ FCR Plan. In addition, certain general unsecured creditors of the Chapter 11 Debtors would have been entitled to recover the full amount of insurance proceeds arising from the allowance of their claims.
      The ACC/ FCR Plan also contemplated that a separate trust would have been created to pay the Apollo/ Parks Township Claims. This trust would have been funded by access to separate insurance and a contribution from the Chapter 11 Debtors that would be reimbursed out of insurance proceeds. McDermott and its affiliates (other than the B&W Entities) would not have been protected by an injunction from the assertion of Apollo/ Parks Township Claims against them, but would have been enjoined from access to the insurance rights relating to those claims.
      As more fully described under “— Developing the Previously Negotiated Settlement” below, subsequent settlement discussions between the parties resulted in an agreement in principle on key terms by August 7, 2002, which served as a basis for continuing negotiations. Based on that agreement in principle and subsequent negotiations, on December 19, 2002, the Chapter 11 Debtors, the ACC, the FCR and MI, acting together as plan proponents, filed drafts of the Previously Negotiated Joint Plan, a related joint disclosure statement and the Previously Negotiated Settlement Agreement. On March 28, 2003 and again on May 5, 2003, the parties filed amended drafts of the Previously Negotiated Joint Plan, the disclosure statement and the Previously Negotiated Settlement Agreement. On June 25, 2003, the parties filed a third amended Previously Negotiated Joint Plan and disclosure statement and another revised version of the Previously Negotiated Settlement Agreement. On July 7, 2003, the Bankruptcy Court ruled that the third amended disclosure statement was adequate for purposes of soliciting votes on whether to accept or reject the Previously Negotiated Joint Plan and, on July 21, 2003, the solicitation commenced. Under a voting procedures order entered on July 10, 2003 by the Bankruptcy Court, August 29, 2003 was established as the voting deadline for the claimants entitled to vote on the proposed plan of reorganization, and objections to confirmation were also due by that date. As discussed below under “— Developing the Previously Negotiated Settlement,” the Bankruptcy Court subsequently modified its voting procedures order, effectively extending the period of time for the asbestos-related personal injury claimants to complete their voting on the Previously Negotiated Joint Plan until November 25, 2003, in order to permit that vote to be completed concurrently with the holding of the 2003 Special Meeting. The Bankruptcy Court commenced hearings on the confirmation of the Previously Negotiated Joint Plan on September 22, 2003.

      On November 9, 2004, the Bankruptcy Court entered its Amended Findings of Fact and Conclusions of Law Regarding Core Matters and Proposed Finding of Fact, Conclusions of Law and Recommendations to the District Court With Respect to Non-Core Matters (the “Amended Findings and Conclusions”). In its Amended Findings and Conclusions, the Bankruptcy Court recommended to the District Court that the Previously Negotiated Joint Plan be confirmed. Also on November 9, 2004, the Bankruptcy Court entered an order making findings of fact and conclusions of law on core matters and making recommendations to the District Court on non-core matters (“November 9, 2004 Order”). Various insurers and certain claimants parties filed objections or appeals to the Amended Findings and Conclusions and the November 9, 2004 Order. The plan proponents filed a cross-appeal with respect to a bankruptcy law issue that relates to America Nuclear Insurers’ policies. Briefing and other filings regarding the objections and appeals were completed on May 31, 2005, and the District Court heard oral argument on July 21, 2005. The District Court has not yet ruled on the various appeals and objections, and the timing of any ruling by the District Court is uncertain. Since the July 21, 2005 oral argument, the plan proponents have entered into settlement arrangements with a number of the objectors/appellants. While other settlement negotiations are continuing, several unresolved objections to and appeals from the Amended Findings and Conclusions and the November 9, 2004 Order remain pending.

Apollo/ Parks Township Claims
      In 1971, B&W purchased the stock of Nuclear Materials and Equipment Corporation (“NUMEC”) from ARCO. NUMEC owned and operated two nuclear fuel processing facilities located in Apollo, Pennsylvania and in Parks Township, Pennsylvania. Under the stock purchase agreement, ARCO agreed to indemnify B&W for specified claims arising out of these facilities.
      B&W merged NUMEC into itself in 1974 and continued to operate the Parks Township facility until 1980 and the Apollo facility until 1983. Subsequently, both the Apollo facility and the Parks Township facility were decommissioned.
      On June 7, 1994, Donald F. Hall, Mary Ann Hall and others filed suit against B&W and ARCO in the United States District Court for the Western District of Pennsylvania. The suit involves approximately 500 separate claims for compensatory and punitive damages relating to the operation of the Apollo and Parks Township nuclear fuel processing facilities (the “Hall Litigation”). The plaintiffs in the Hall Litigation allege, among other things, that they suffered personal injury, property damage and other damages as a result of radioactive emissions from these facilities. In September 1998, a jury found B&W and ARCO liable to eight plaintiffs in the first cases brought to trial, awarding $36.7 million in compensatory damages. In the course of that trial, B&W settled all pending punitive damages claims in the Hall Litigation for $8.0 million. In June 1999, the Court set aside the $36.7 million judgment and ordered a new trial on all issues. In November 1999, the Court allowed an interlocutory appeal by the plaintiffs of some of the issues, including the granting of the new trial and the Court’s rulings on specified evidentiary matters, which, following B&W’s bankruptcy filing, the Third Circuit Court of Appeals declined to accept for review.
      The plaintiffs’ remaining claims against B&W in the Hall Litigation have been automatically stayed as a result of B&W’s bankruptcy filing. Under the Proposed Settlement Agreement and the Proposed Joint Plan, the Apollo/ Parks Township Claims will not be channeled to a trust, as contemplated by the Previously Negotiated Settlement Agreement and the Previously Negotiated Joint Plan. Rather, the Apollo/ Parks Township Claims will remain the responsibility of the Chapter 11 Debtors and will not be impaired under the terms of the Proposed Joint Plan in its current form. While the Proposed Settlement has been structured in a manner to permit all disputes relating to the Apollo/ Parks Township Claims and the associated insurance coverage to be resolved after the Proposed Joint Plan has been confirmed and becomes effective, B&W, representatives of the claimants in the Hall Litigation and ARCO have negotiated an agreement in principle that reflects a proposed settlement of present Apollo/Parks Township Claims, including those that are the subject of the Hall Litigation. The agreement in principle, which has been memorialized in a term sheet, contemplates, among other things, that: (1) B&W and ARCO will be provided full and complete releases from each of the Apollo/ Parks Township Releasors (which will be defined in a definitive settlement agreement generally to mean the existing claimants in the Hall Litigation and related pending litigation); (2) ARCO will make a $27.5 million cash payment to the Apollo/ Parks Township Releasors upon the effective date of the Proposed Joint Plan; (3) B&W will make a $47.5 million cash payment to the Apollo/ Parks Township Releasors upon the effective date of the Proposed Joint Plan; (4) B&W will make a $12.5 million payment to the Apollo/ Parks Township Releasors upon the third anniversary of the effective date of the Proposed Joint Plan; and (5) B&W and ARCO will retain all insurance rights, including without limitation with respect to the claims of the Apollo/ Parks Township present claimants who are not Apollo/ Parks Township Releasors and with respect to any future Apollo/ Parks Township Claims. We intend to seek reimbursement from our nuclear insurers for all amounts that would be paid by B&W under the proposed settlement. Our nuclear insurers have refused to fund the proposed settlement of the Hall Litigation and have indicated that, while they do not anticipate objecting to the terms of the Proposed Joint Plan, they will object to the proposed settlement of the Hall Litigation unless the settlement does not prejudice our nuclear insurers in any subsequent litigation brought by us seeking reimbursement from them.

Corporate Reorganization
      In 1998, we completed a corporate reorganization which included, among other things, B&W’s cancellation of a $313 million intercompany note receivable and B&W’s transfer to BWICO of all the capital stock of Babcock & Wilcox Tracy Power, Inc., Hudson Products Corporation (“Hudson Products”), McDermott Technology, Inc. (“MTI”) and BWXT (collectively, the “1998 Transfers”).
      On April 30, 2001, B&W filed a declaratory judgment action in its Chapter 11 proceeding in the Bankruptcy Court against MI, BWICO, BWXT, Hudson Products and MTI, seeking a judgment, among other things, that (1) B&W was not insolvent at the time of, or rendered insolvent as a result of, the corporate reorganization that we completed in the fiscal year ended March 31, 1999, and (2) the transfers related to the reorganization were not voidable. The Bankruptcy Court permitted the ACC and the FCR in the Chapter 11 proceeding to intervene and proceed as plaintiff-intervenors and realigned B&W as a defendant in this action. The ACC and the FCR asserted in this action, among other things, that B&W was insolvent at the time of the transfers and that the transfers should be voided. Following a trial on the issue of solvency, in February 2002 the Bankruptcy Court found the ACC and FCR failed to sustain their burden of proving B&W was insolvent at the time of the corporate reorganization. MI, BWICO, BWXT, Hudson Products and MTI then filed a motion for summary judgment asking that judgment be entered on a variety of additional pending counts presented by the ACC and the FCR. The Bankruptcy Court granted this motion and entered an order dismissing all claims asserted in complaints filed by the ACC and the FCR regarding the 1998 Transfers. The ACC and the FCR have appealed this order to the District Court, but their appeal would be dismissed if the proposed settlement is finalized.
      The Proposed Settlement Agreement and the Proposed Joint Plan provide for settlement of the claims brought by the ACC and the FCR relating to the 1998 Transfers. Please read “Description of the Proposed Settlement Agreement” for more information.

Insurance Settlements
      During the course of the Chapter 11 proceedings and continuing to the present, we, the ACC and FCR have been in settlement negotiations with insurers of B&W and McDermott that have issued insurance policies pursuant to which certain rights will be assigned to the Asbestos PI Trust. The settlement negotiations generally seek to (1) resolve various claims made by those insurers in litigation initiated after the Chapter 11 Debtors commenced their Chapter 11 cases and (2) liquidate insurance policy rights into cash payments that generally would be paid to or for the benefit of the Asbestos PI Trust if and when a joint plan of reorganization becomes effective. To date, we, the ACC and the FCR have:

•	entered into conditional settlements with a substantial number of our insurers, which collectively provide for the payment of approximately $361 million in insurance proceeds to the Asbestos

PI Trust if and when the plan effective date occurs, in exchange for a release of certain coverage liabilities of these insurers;

•	entered into a conditional settlement agreement with underwriters at Lloyd’s, London, Equitas Limited, Equitas Reinsurance Limited, Equitas Holdings Limited, Equitas Management Services Limited and Equitas Policyholders Trustee Limited (“Lloyd’s/ Equitas”), under which Lloyd’s/ Equitas has paid $415 million into an escrow account, which amount would be transferred to the Asbestos PI Trust if and when the plan of reorganization becomes effective, in exchange for a release of coverage liability of those entities;

•	entered into a conditional settlement agreement with certain London Market insurance companies under which, in exchange for a release of coverage liability of such insurers’ policies, certain companies will pay $9.9 million into an escrow account within 60 days, which amount will be transferred to the Asbestos PI Trust if and when the plan of reorganization becomes effective, and certain other companies will pay an additional $131 million to the Asbestos PI Trust, in installments, after the plan of reorganization becomes effective; and

•	entered into unconditional settlement agreements with two insolvent insurance company groups, which are currently subject to insolvency proceedings in the United Kingdom. Under these settlements, in exchange for a release of certain policies, the liquidators agreed to pay a total sum in excess of $18.4 million, which amounts will be retained regardless of whether the plan of reorganization becomes effective.

      Under the terms of these agreements, the settling insurers would withdraw any objections to the plan of reorganization and, if and when the plan becomes effective, these insurers would receive the benefit of the plan’s Section 524(g) injunction with respect to B&W asbestos claims. Certain of the settlement payments represent discounts of up to approximately 30% from the remaining products liability limits available under the policies. The conditional settlements will become effective, however, only upon the effective date of the plan of reorganization, and, in the event the plan does not become effective, the conditional settlements will become null and void and the remaining products liability limits will be available to satisfy claims as provided under the policies. The conditional and unconditional settlements have been approved, or are in the process of being approved, by the Bankruptcy Court. We, the ACC and FCR are also engaged in settlement negotiations with other insurers of B&W. If any agreements are reached, they would be subject to the approval of the Bankruptcy Court. For additional information concerning the litigation with these insurers and the developments leading up to the insurance settlement agreements, see the discussions in note 10 to the consolidated financial statements of B&W and its subsidiaries included in this proxy statement.

Developing the Previously Negotiated Settlement
      At various points in time between the commencement of the Chapter 11 proceedings and July 1, 2002, our representatives engaged in discussions with representatives of the ACC and the FCR regarding the possibility of a negotiated settlement of the contested issues among the parties in the proceedings. Those discussions did not result in any agreement on material issues.
      On July 1, 2002, Francis S. Kalman, the Chief Financial Officer of McDermott, and John T. Nesser, III, the General Counsel of McDermott, met with representatives of the ACC and the mediator to further discuss the possibility of a settlement. During that meeting, the participants agreed on eight basic “points of agreement,” which were memorialized in a preliminary term sheet. Those points of agreement served as the general basis for further negotiations that culminated in the Previously Negotiated Settlement Agreement.
      On July 3, 2002, the Board of Directors of McDermott held a meeting by telephone to discuss the potential settlement. At that meeting, Messrs. Kalman and Nesser described the July 1 points of agreement, and the general consensus of the McDermott Board was that the points of agreement could serve as a basis for further discussions among the parties.

      On July 8, 2002, Mr. Nesser sent a letter to the ACC’s national counsel requesting a meeting on July 12, 2002 to further discuss the potential settlement.
      On July 12, 2002, Bruce W. Wilkinson, Chairman of the Board and Chief Executive Officer of McDermott, Mr. Nesser and David L. Keller, President and Chief Operating Officer of B&W, along with their legal and financial advisors, participated in settlement negotiations with representatives of the ACC and the FCR and their advisors, at a meeting in New York City. The mediator was also present at that meeting. The parties discussed the process and timetable for developing a detailed agreement on the terms of the proposed settlement, as well as near-term issues in the Chapter 11 proceedings that the parties needed to address. In this connection, the parties generally agreed to a deferral of all litigation among them, including the appeal by the ACC and the FCR of the Bankruptcy Court’s rulings relating to the 1998 Transfers, while the parties proceeded with the settlement negotiations.
      On July 15 and 16, 2002, Messrs. Wilkinson, Kalman and Nesser advised each of the members of McDermott’s Board of Directors of developments regarding the potential settlement, including the substance of the July 12 meeting.
      On July 18, 2002, attorneys for the various parties to the proposed settlement participated in a status conference with the Bankruptcy Court. The subject of the conference was the parties’ request to defer various court proceedings pending further negotiations toward a potential settlement. As a result, the Bankruptcy Court entered an order to defer those proceedings.
      From July 22 to August 7, 2002, the parties to the settlement and their legal and financial advisors communicated by telephone, e-mail, correspondence and in-person meetings. In these communications, the parties discussed and negotiated various issues related to the potential settlement, including settlement terms as reflected in various drafts of a detailed memorandum of understanding. Although those representatives were unable to reach agreement on a memorandum of understanding, as of August 7, 2002, they generally concurred that the remaining issues were not reasonably likely to stand in the way of an agreement in principle among the parties.
      The Board of Directors of McDermott discussed the potential settlement at a meeting on August 7, 2002. At that meeting, Mr. Nesser reviewed the most recent draft of the memorandum of understanding and described the remaining issues that were unresolved. Later that day, with the concurrence of representatives of the ACC and the FCR, McDermott issued a press release announcing the items of agreement in principle regarding the potential settlement and cautioning that there were many open issues remaining to be resolved, resolution of which was necessary to reach a settlement.
      From August 8, 2002 to early September 2002, representatives of McDermott, B&W, the ACC and the FCR continued to negotiate to resolve open issues reflected in the memorandum of understanding. In early September 2002, representatives of B&W and McDermott began preparing initial drafts of the Previously Negotiated Joint Plan and Previously Negotiated Settlement Agreement.
      While early drafts of the Previously Negotiated Joint Plan and Previously Negotiated Settlement Agreement were prepared and discussed among representatives of the parties, the parties also considered an alternative settlement structure during the period from early September 2002 through mid-October 2002. This alternative structure, which McDermott’s management proposed, would have involved the combination of B&W and BWXT into a new company and the co-ownership of that new company by McDermott and the Asbestos PI Trust. The Asbestos PI Trust’s share in the ownership of this new company would have been economically equivalent to the value of the entire equity ownership of the B&W Entities. After some consideration of this alternative, the ACC and the FCR rejected it without detailed explanation to us.
      After several telephonic negotiating sessions among representatives of the parties, Messrs. Kalman and Nesser, together with counsel for the Chapter 11 Debtors and McDermott, met with representatives of the ACC and the FCR in Washington, D.C. on November 8, 2002. At that meeting, the parties attempted to reach an agreement on all significant open issues relating to the draft Previously Negotiated Joint Plan and Previously Negotiated Settlement Agreement, both of which needed to be put into substantially complete form in order to meet a filing deadline for the Previously Negotiated Joint Plan imposed by the Bankruptcy Court. While the parties did not reach agreement on all the open issues, they were able to reach agreement on many of these issues and agreed on a continued information exchange to permit resolution of the remaining issues.
      The plan proponents filed the first version of the Previously Negotiated Joint Plan on November 19, 2002. Although the basic terms of the proposed settlement did not materially change after that filing, numerous ancillary matters and details remained to be negotiated and finalized. Representatives of the plan proponents continued to negotiate by telephone and by e-mail until June 9, 2003, to resolve the remaining issues relating to the Previously Negotiated Settlement Agreement, and prepared and negotiated revisions to various ancillary agreements and other documents, including a transition services agreement, a tax separation agreement, an intellectual property agreement and insurance rights assignment agreements. On March 28, 2003, the plan proponents filed a first amended version of the Previously Negotiated Joint Plan reflecting progress in those negotiations through that date, as well as the addition of provisions to reflect progress in the settlement discussions relating to the Apollo/ Parks Township Claims and to define more particularly the insurance rights to be assigned to the Asbestos PI Trust. On May 5, 2003, the plan proponents filed a second amended version of the Previously Negotiated Joint Plan to incorporate various technical amendments to which the plan proponents agreed, including amendments involving the settlement relating to Apollo/ Parks Township Claims and the insurance rights to be assigned to the Asbestos PI Trust and the trusts to be created for the benefit of holders of Apollo/ Parks Township Claims and claims for asbestos-related property damages.
      On June 9, 2003, Messrs. Nesser and Keller, together with other representatives of McDermott and the Chapter 11 Debtors, met with the mediator and representatives of the ACC and the FCR in Washington, D.C. to identify and work to resolve all open issues relating to the Previously Negotiated Joint Plan, the Previously Negotiated Settlement Agreement and various ancillary documents. Following that meeting and a series of telephonic follow-up meetings extending until June 25, 2003, the plan proponents agreed on the form of the Previously Negotiated Joint Plan and Previously Negotiated Settlement Agreement. The plan proponents filed the third amended version of the Previously Negotiated Joint Plan and related documents, including the Previously Negotiated Settlement Agreement, with the Bankruptcy Court on June 25, 2003. The third amended version of the Previously Negotiated Joint Plan reflected changes from the second amended version to, among other things, finalize the provisions for the settlement relating to the Apollo/ Parks Township Claims.
      Subsequent to June 25, 2003 and through August 28, 2003, representatives of the plan proponents continued work to resolve various issues and finalize various ancillary documents. Substantially complete forms of those documents were filed with the Bankruptcy Court on August 28, 2003.
      During this period, the plan proponents resolved an issue among themselves concerning the timing of voting by the asbestos-related personal injury claimants on whether to accept or reject the Previously Negotiated Joint Plan. As initially established by the Bankruptcy Court, the deadline for all claimants to vote on the Previously Negotiated Joint Plan was August 29, 2003. The ACC and the FCR urged the Bankruptcy Court to consider their position that the asbestos-related personal injury claimants should not have to become bound by their vote on the Previously Negotiated Joint Plan before McDermott’s stockholders voted on the previously negotiated settlement. In response, the Bankruptcy Court modified its previous voting procedures order, effectively extending the period of time for the asbestos-related personal injury claimants to complete their voting on the Previously Negotiated Joint Plan until November 25, 2003. In connection with that extension, we stated our intention to convene a special meeting of our stockholders as promptly as practicable.
      At a meeting of the Board of Directors of McDermott held on September 12, 2003, Mr. Nesser, together with outside counsel for McDermott, reviewed with the McDermott Board the history of the negotiations leading up to the previously negotiated settlement, the terms and provisions of the Previously Negotiated Settlement Agreement and the related transition services and tax separation agreements and a preliminary draft of the proxy statement related to the December 2003 special meeting. After a full discussion of issues, the McDermott Board unanimously approved the submission of the proposed resolution to the stockholders of McDermott and recommended that those stockholders vote to adopt the proposed resolution.

Description of the Previously Negotiated Settlement Agreement
      The Previously Negotiated Settlement Agreement included the following key terms:

•	McDermott would have effectively assigned all its equity in B&W to the Asbestos PI Trust.

•	McDermott and all its subsidiaries would have assigned, transferred or otherwise made available their rights to all applicable insurance proceeds to the Asbestos PI Trust, consisting of rights to excess insurance coverage with an aggregate face amount of available limits of coverage of approximately $1.15 billion.

•	McDermott would have issued 4.75 million shares of restricted common stock and caused those shares to be transferred to the Asbestos PI Trust. The resale of the shares would have been subject to certain limitations, in order to provide for an orderly means of selling the shares to the public. Certain sales by the Asbestos PI Trust would also have been subject to a McDermott right of first refusal. If any of the shares issued to the Asbestos PI Trust were still held by the trust after three years, and to the extent those shares could not have been sold in the market at a price greater than or equal to $19.00 per share (based on quoted market prices), taking into account the restrictions on sale and any waivers of those restrictions that may be granted by McDermott from time to time, McDermott would have effectively guaranteed that those shares would have a value of $19.00 per share on the third anniversary of the date of their issuance. In the event this guarantee materialized, McDermott would have been able to satisfy the guaranty obligation by making a cash payment or through the issuance of additional shares of its common stock. If McDermott elected to issue shares to satisfy this guaranty obligation, it would not have been required to issue more than 12.5 million shares.

•	MI would have issued promissory notes to the Asbestos PI Trust in an aggregate principal amount of $92 million. The notes would have been unsecured obligations and would have provided for payments of principal of $8.4 million per year for 11 years, with interest payable on the outstanding balance at the rate of 7.5% per year. The payment obligations under those notes would have been guaranteed by McDermott.

•	McDermott and all of its subsidiaries, including its captive insurers, and all of their respective directors and officers, would have received the full benefit of the protections afforded by Section 524(g) of the Bankruptcy Code with respect to personal injury claims attributable to B&W’s use of asbestos and would have been released and protected from all pending and future asbestos-related claims stemming from B&W’s operations, as well as other claims (whether contract claims, tort claims or other claims) of any kind relating to B&W, including, but not limited to, claims relating to the 1998 corporate reorganization that has been the subject of litigation in the Chapter 11 proceedings.
      The Previously Negotiated Settlement Agreement provided that, effective as of the effective date of the Previously Negotiated Joint Plan, each of the Chapter 11 Debtors would have generally released McDermott, its affiliates (other than the B&W Entities, but including McDermott’s captive insurers), and their respective directors and officers, from all pending and future claims arising out of or attributable to the post-incorporation business or operations of any of the Chapter 11 Debtors or their past or present subsidiaries (other than claims arising out of or attributable to the post-incorporation business or operations of any of the subsidiaries that were transferred by B&W to BWICO as part of the 1998 Transfers), including full release and protection under the U.S. Bankruptcy Code against pending and future asbestos and other products liability claims, Apollo/ Parks Township Claims, claims related to the 1998 Transfers and other intercompany dealings prior to the effective date, various claims that could be asserted through the Chapter 11 Debtors and that could arise out of, result from or be attributable to insurance or the placement of insurance under which any of the Chapter 11 Debtors or any of their respective past or present subsidiaries is or was insured, and other specified claims.
      From and after the effective date of the Previously Negotiated Joint Plan, McDermott, its affiliates, and their respective directors and officers, would have been generally indemnified by:

•	the Asbestos PI Trust, with respect to released claims and damages described in the preceding paragraph that were to be channeled to the Asbestos PI Trust in accordance with a channeling injunction, claims related to assigned insurance rights and other specified claims; and

•	a trust created to process and pay Apollo/ Parks Township Claims (the “Apollo/ Parks Township Trust”), with respect to released claims and damages described in the preceding paragraph that were to be channeled to the Apollo/ Parks Township Trust in accordance with a channeling injunction, claims related to assigned insurance rights and other specified claims.
      The B&W Entities also would have generally indemnified McDermott, its affiliates, and their respective directors and officers, with respect to the released claims and damages and other specified claims. In addition, McDermott and its other subsidiaries would have been relieved of payment obligations on approximately $37 million of intercompany indebtedness owed to the B&W Entities, as well as various other existing and contingent intercompany obligations to the B&W Entities.
      In addition to the release and indemnification protections set forth in the Previously Negotiated Settlement Agreement, the Previously Negotiated Joint Plan contemplated an injunction, to be entered or affirmed by the United States District Court for the Eastern District of Louisiana under Section 524(g) of the U.S. Bankruptcy Code, permanently enjoining any person or entity from taking any action against McDermott and the Chapter 11 Debtors and their respective subsidiaries, directors and officers, as well as other specified persons and entities, for the purpose of, directly or indirectly, collecting, recovering or receiving payment of, on or with respect to any asbestos-related personal injury claims against one or more of the Chapter 11 Debtors or their respective subsidiaries, all of which were to be channeled to the Asbestos PI Trust for resolution.
      The Previously Negotiated Joint Plan also provided for similar injunctions under Section 105(a) of the U.S. Bankruptcy Code, covering asbestos-related property damage claims against one or more of the Chapter 11 Debtors or their respective subsidiaries and Apollo/ Parks Township Claims. These injunctions might not have had the same force as a channeling injunction under Section 524(g) of the U.S. Bankruptcy Code, particularly in the event one of the applicable trusts were to exhaust its assets, through payment of claims or otherwise.

Confirmation Hearings on the Previously Negotiated Joint Plan and Subsequent Developments Leading to the Proposed Settlement Agreement and the Proposed Joint Plan
      The terms of the Previously Negotiated Settlement Agreement were reflected in the Previously Negotiated Joint Plan, which the plan proponents filed with the Bankruptcy Court on June 25, 2003 and subsequently amended at various dates through September 30, 2004.
      The Bankruptcy Court commenced hearings on the confirmation of the Previously Negotiated Joint Plan on September 22, 2003. On November 9, 2004, the Bankruptcy Court entered the Amended Findings and Conclusions. In its Amended Findings and Conclusions, the Bankruptcy Court recommended to the District Court that the Previously Negotiated Joint Plan be confirmed. Also on November 9, 2004, the Bankruptcy Court entered the November 9, 2004 Order. Various insurers and certain parties have filed objections to or appeals from the Amended Findings and Conclusions and the November 9, 2004 Order. The plan proponents have filed a cross-appeal with respect to a bankruptcy law issue that relates to ANI’s policies. Briefing and other filings regarding the appeals and objections were completed on May 31, 2005, and the District Court heard oral argument on July 21, 2005. The District Court has not yet ruled on the various appeals and objections and the timing of any ruling by the District Court is uncertain. Since the July 21, 2005 oral argument, the plan proponents have entered into settlement arrangements with a number of the objectors/appellants. While other settlement negotiations are continuing, several unresolved objections to and appeals from the Amended Findings and Conclusions and the November 9, 2004 Order remain pending.
      At a special meeting of our stockholders on December 17, 2003, our stockholders voted on and approved a resolution relating to the previously negotiated settlement. The stockholders’ approval of the resolution was expressly conditioned on the subsequent approval of the Previously Negotiated Settlement Agreement by McDermott’s Board of Directors. In addition, the Previously Negotiated Joint Plan provided that it could not become effective without the approval of the Previously Negotiated Settlement Agreement by McDermott’s Board within 30 days prior to the effective date of the plan.
      McDermott’s Board has not yet taken the requisite approval under consideration because progress towards an effective date for the Previously Negotiated Joint Plan has been impeded by various procedural objections and appeals on the part of: (1) American Nuclear Insurers relating to insurance coverage for Apollo/ Parks Township Claims and (2) insurers whose policies cover asbestos personal injury claims who have not settled with the Chapter 11 Debtors, MI, the ACC and the FCR. As a result, the Previously Negotiated Settlement Agreement has not been executed and delivered by the parties to the negotiations, and, beginning in January 2005, we, together with the ACC, the FCR, the Chapter 11 Debtors and their respective representatives, began discussions about alternative means to expedite the resolution of the Chapter 11 proceedings on a mutually acceptable basis.
      The discussions regarding alternative settlement arrangements led to several exchanges of term sheet proposals and meetings among representatives of the plan proponents to discuss those proposals. As a result of those efforts, on August 25, 2005, the plan proponents agreed on a mutually acceptable term sheet for the proposed settlement, which McDermott announced on August 29, 2005.
      Based on the August 25, 2005 term sheet, the plan proponents prepared drafts of definitive settlement documentation, including drafts of the Proposed Settlement Agreement, the Proposed Joint Plan and the B&W Note. Negotiations on those draft documents continued until September 29, 2005, when they were filed with the Bankruptcy Court.
      At a meeting of the Board of Directors of McDermott held on August 29, 2005 and a telephonic meeting of the McDermott Board held on October 17, 2005, Mr. Nesser reviewed with the McDermott Board the history of the negotiations leading up to the current proposed settlement and the terms and provisions of the Previously Negotiated Settlement Agreement and the Proposed Settlement Agreement. After a full discussion of issues at those meetings, including the alternatives discussed under “— Alternatives to the Proposed Settlement Agreement” below, the McDermott Board unanimously approved the proposed settlement and the terms and provisions of the Proposed Settlement Agreement and unanimously approved the submission of the proposed resolution to the stockholders of McDermott and recommended that those stockholders vote to adopt the proposed resolution at the October 17, 2005 telephonic meeting.

Alternatives to the Proposed Settlement Agreement
      If the proposed resolution is not adopted at the Special Meeting, or if the Proposed Joint Plan does not become effective, on a final, nonappealable basis, on or before the Effective Date Deadline for any other reason, the Proposed Settlement Agreement contemplates that, unless the ACC, the FCR and we agree to extend that deadline, the settlement contemplated by the Proposed Settlement Agreement will be abandoned and those parties will resume their efforts to effect the settlement contemplated by the Previously Negotiated Settlement Agreement and the Previously Negotiated Joint Plan. However, there have been various objections, appeals and uncertainties that have impeded the progress of that previously negotiated settlement, and there is substantial uncertainty as to whether that settlement would be consummated. If neither settlement is consummated, the Bankruptcy Court will be faced with the decision of how the Chapter 11 cases should proceed, and, under those circumstances, the Bankruptcy Court would likely consider the following alternatives:

•	continuation of the Chapter 11 proceedings until another plan of reorganization is confirmed and becomes effective;

•	appointment of a trustee to assume the administration of the Chapter 11 proceedings outside of the control of management of the Chapter 11 Debtors, potentially followed by a conversion or dismissal of the Chapter 11 proceedings as described below;

•	conversion of the Chapter 11 proceedings to liquidation proceedings under Chapter 7 of the U.S. Bankruptcy Code; or

•	dismissal of the Chapter 11 proceedings.
      Our Board of Directors considered each of these alternatives in determining to recommend the proposed resolution for adoption by our stockholders. In the case of each of these alternatives, we would continue to be subject to various risks and uncertainties associated with the pending and future asbestos-related liabilities of B&W and the other Chapter 11 Debtors (in the absence of federal legislation that comprehensively resolves those liabilities). These risks and uncertainties include potential future rulings by the Bankruptcy Court, the District Court or other courts that could be adverse to us and the risks and uncertainties associated with appeals from the rulings issued by the Bankruptcy Court relating to the 1998 Transfers. Any one of these alternatives could ultimately result in the return to the courts of the approximately 300,000 asbestos-related personal injury and related-party claims, which are currently pending and proposed to be resolved through the proposed settlement. Each of these alternatives could also result in the resumption of litigation relating to the 1998 Transfers. The following discussion provides more detail regarding each of these alternatives.
      Continuation of Chapter 11 Proceedings. If the Chapter 11 Debtors remain in Chapter 11, they could continue to operate their businesses and manage their properties as debtors-in-possession until a plan of reorganization is confirmed and becomes effective. Under this alternative, the Chapter 11 proceedings could revert to the situation in which there are two competing plans of reorganization — the B&W Plan and the ACC/ FCR Plan. It is possible that the Bankruptcy Court could confirm the ACC/ FCR Plan over our and any other objections. As discussed under “— Asbestos-Related Claims and Bankruptcy Proceedings” above, the ACC/ FCR Plan would be considerably less favorable to us than the Proposed Joint Plan in several respects, including the loss of our equity interests in the B&W Entities, the preservation of claims regarding the 1998 Transfers and the absence of channeling injunctions to protect us and our affiliates from asbestos-related claims attributable to the business and operations of the B&W Entities and Apollo/ Parks Township Claims.
      Appointment of a Trustee. The Bankruptcy Court could order the appointment of a trustee on the request of either a party in interest or the United States Trustee. The trustee would assume both the authority and responsibility of administering the Chapter 11 Debtors’ estates, and certain legal powers associated with that administration. The Chapter 11 Debtors would lose the authority otherwise granted to debtors in possession to manage their affairs on a day-to-day basis. Once the Bankruptcy Court ordered the appointment of a trustee, the United States Trustee would select the trustee. In making that selection, the United States Trustee would consult not only with us but also with the ACC and the FCR. Alternatively, any party in interest (including the ACC and the FCR) could request the election of a trustee by the creditors of the Chapter 11 Debtors. Whether selected by the United States Trustee or elected by the creditors, the trustee could pursue a plan of reorganization or liquidation of the Chapter 11 Debtors that would be substantially less favorable to us than the Proposed Joint Plan.
      Liquidation Under Chapter 7. The Bankruptcy Court could convert the Chapter 11 proceedings from reorganization proceedings to a Chapter 7 liquidation at the request of a party in interest or the United States Trustee, if the Bankruptcy Court determines that conversion is in the best interest of the creditors and the estate. If the B&W Entities were liquidated under Chapter 7, a trustee would be elected or appointed to liquidate all of their assets. The proceeds of liquidation would be distributed to the respective holders of claims against the B&W Entities (including the asbestos personal injury claimants and the asbestos property damages claimants) in accordance with the priorities established by the U.S. Bankruptcy Code. Any assets of the Chapter 11 Debtors remaining after paying their obligations would be distributed to BWICO, the sole stockholder of B&W.
      Dismissal of the Chapter 11 Proceedings. The Bankruptcy Court could dismiss the Chapter 11 proceedings altogether at the request of a party in interest or the United States Trustee if the Court determines that dismissal is in the best interest of the creditors and the estate. Upon dismissal, we and our affiliates, including the Chapter 11 Debtors, would lose the benefits of the automatic stay afforded by the U.S. Bankruptcy Code, which, since the commencement of the reorganization proceedings, has shielded the Chapter 11 Debtors, us and our other affiliates from litigation arising from the use of asbestos by the B&W Entities.

Remaining Issues to Be Resolved
      Even assuming all requisite approvals of the Proposed Joint Plan and the proposed settlement are obtained, there are a number of issues and matters to be resolved prior to completion of the B&W Chapter 11 proceedings. Remaining issues and matters to be resolved include, among other things, the following:

•	the Bankruptcy Court’s decisions relating to various substantive and procedural aspects of the Chapter 11 proceedings;

•	objections or appeals by some of our insurers and others of the Bankruptcy Court’s Amended Findings and Conclusions and November 9, 2004 Order; and

•	potential appeals as to the confirmation of the Proposed Joint Plan.
      In addition, there are numerous conditions to the confirmation of the Proposed Joint Plan and the effectiveness of the Proposed Joint Plan following confirmation. See “Description of the Proposed Settlement Agreement — Conditions.”

Timetable for Confirmation of the Proposed Joint Plan
      The Proposed Joint Plan is subject to ongoing confirmation proceedings, in the following sequence. First, the Bankruptcy Court will oversee the plan confirmation process. As part of that process, on November 10, 2005, the Bankruptcy Court approved the adequacy of a disclosure statement and procedures to be followed in connection with a vote to be taken among various impaired classes of creditors with respect to the Proposed Joint Plan. The balloting will be completed on December 16, 2005. The Bankruptcy Court will begin a hearing on confirmation of the Proposed Joint Plan on December 22, 2005. The Bankruptcy Court will then prepare written proposed factual findings and legal conclusions that would be submitted to the District Court. Thereafter, the District Court may oversee additional hearings and briefing and may issue a plan confirmation order. If the District Court confirms the Proposed Joint Plan, one or more parties may appeal the District Court’s confirmation order to the U.S. Court of Appeals for the Fifth Circuit in appellate proceedings that could extend beyond the Effective Date Deadline.
Recommendation of the Board
      Our Board of Directors unanimously recommends that you vote FOR the adoption of the proposed resolution.
      In determining to make its recommendation, the Board considered the benefits we would obtain from the proposed settlement, including the following:

•	the B&W Entities would remain as indirect subsidiaries of McDermott, and we would include the results of their operations in our consolidated results of operations, and (subject to ordinary restrictions on accessing cash flows of subsidiaries) we would regain access to the cash flows of the B&W Entities and be in a position to benefit from the strengths of the B&W Entities through the business strategies we intend to employ with respect to the B&W Entities, as described under “Information About B&W and Its Subsidiaries — Business”;

•	the Asbestos PI Trust would indemnify McDermott and its subsidiaries against asbestos-related personal injury claims (other than workers’ compensation claims) attributable to the business and operations of the B&W Entities;

•	McDermott and its subsidiaries, including the B&W Entities, would receive the protection of a channeling injunction under Section 524(g) of the U.S. Bankruptcy Code, which would channel all pending and future asbestos-related personal injury claims (other than workers’ compensation claims) attributable to the business and operations of the B&W Entities to the Asbestos PI Trust;

•	McDermott’s captive insurance subsidiaries, which provided insurance coverage to the B&W Entities for specified risks, and/or reinsured against specified risks, would generally be entitled to the same indemnification and channeling injunction protections as described above;

•	the ACC and the FCR would terminate their appeal of a favorable ruling by the Bankruptcy Court validating the 1998 Transfers; and

•	the likely acceleration of B&W’s emergence from bankruptcy, because the proposed settlement does not involve some of the complexities that were reflected in the previously negotiated settlement and removes the bases for objection by various parties.

      Additionally, the Board considered the uncertainty as to whether the FAIR Act will ever become law and the Condition Precedent included in the Proposed Settlement Agreement, which would potentially limit the consideration to be contributed to the Asbestos PI Trust if the FAIR Act or similar U.S. federal legislation is enacted and becomes law on or before November 30, 2006. The Board also considered the exclusion of workers’ compensation claims from the indemnification and channeling injunction provisions of the proposed settlement, together with management’s estimate that the ongoing exposure of the B&W Entities and our captive insurance companies to those claims would not give rise to material losses in the foreseeable future. The Board also considered the factors discussed under “Risk Factors” (including the fact that the non-asbestos-related liabilities and contingent liabilities of the B&W Entities will not be discharged or otherwise impacted by the Proposed Joint Plan), as well as the Board’s and McDermott’s management’s understanding of those risks through the continuing oversight of the operations of the B&W Entities throughout the course of the B&W Chapter 11 proceedings. The Board also considered the alternatives discussed above under “— Background of the Proposed Settlement — Alternatives to the Proposed Settlement Agreement.” In addition, the Board considered the need to bring the Chapter 11 proceedings to a close, given the fact that the Chapter 11 proceedings have required significant amounts of attention from our senior management and have resulted in substantial uncertainties for our customers, suppliers and financing sources, as well as in the market for our common stock and other securities.
Accounting Treatment of the Previously Negotiated Settlement
      As a result of the Chapter 11 filing, beginning on February 22, 2000, we stopped consolidating the results of operations of B&W and its subsidiaries in our financial statements and we began accounting for our investment in B&W under the cost method. The Chapter 11 filing, along with subsequent filings and negotiations, led to increased uncertainty with respect to the amounts, means and timing of the ultimate settlement of B&W’s asbestos claims and the recovery of our investment in B&W. Due to this increased uncertainty, we wrote off our net investment in B&W in the quarter ended June 30, 2002. The total impairment charge of $224.7 million included our investment in B&W of $187.0 million and other related assets totaling $37.7 million, primarily consisting of accounts receivable from B&W, for which we provided an allowance of $18.2 million.
      On December 19, 2002, in connection with the filing of drafts of the third amended joint plan and related settlement agreement in the Chapter 11 proceedings, we determined that a liability related to the previously negotiated settlement was probable and that the amount of that liability was reasonably estimable. Accordingly, as of December 31, 2002, we established an estimate for the cost of the previously negotiated settlement of $110 million, including tax expense of $23.6 million, reflecting the present value of our contemplated contributions to the Asbestos PI Trust. The estimate had been adjusted from 2002 through June 30, 2005 based on the provision of the previously negotiated settlement, and a liability was recorded totaling $146.7 million. As of September 30, 2005, we no longer evaluated our liability based on the previously negotiated settlement, as we feel it is no longer probable.
Accounting Treatment of the Proposed Settlement
      Under the terms of the proposed settlement, McDermott (through BWICO) will retain 100% ownership of B&W and will reacquire control of B&W. McDermott will account for the proposed settlement similar to a step acquisition by applying the guidelines of SFAS No. 141 and will account for the proposed settlement similar to a step purchase. For further information see “Unaudited Pro Forma Financial Information of McDermott.”
Material U.S. Federal Income Tax Considerations Relating to the Proposed Settlement
      For general information only, we have provided a description of the material U.S. federal income tax consequences to MI and its subsidiaries of the proposed settlement below. This description does not purport to be a complete analysis or listing of all potential tax consequences.
      The following description of material U.S. federal income tax consequences is based on the Internal Revenue Code, the Treasury Regulations promulgated and proposed thereunder, judicial decisions and published administrative rulings and pronouncements of the IRS, all as in effect on the date of this proxy statement. Legislative, judicial or administrative changes or interpretations enacted or promulgated in the future could alter or modify the analysis and conclusions set forth below. Any such changes or interpretations may be retroactive, and could significantly affect the U.S. federal income tax consequences discussed below.
      No ruling has been requested or obtained from the IRS with respect to any of the tax aspects of the proposed settlement. Accordingly, we can provide no assurance that the IRS will not challenge the tax consequences described below or that any such challenge, if made, would not be successful.
      The following discussion does not address any foreign, state or local tax consequences of the proposed settlement, nor does it purport to address the U.S. federal income tax consequences of the proposed settlement to the Asbestos PI Trust or holders of claims subject to the B&W Chapter 11 proceedings.
      The proposed settlement should generate significant U.S. federal income tax deductions associated with the contributions to be made by MI and its subsidiaries to the Asbestos PI Trust. The Asbestos PI Trust is expected to qualify as a “qualified settlement fund” under Section 468B of the Internal Revenue Code, as was contemplated by the prior settlement. In order to qualify as a qualified settlement fund, the Asbestos PI Trust must be:

•	established pursuant to an order of, or approved by, the United States, any state, territory, possession, or political subdivision thereof, or any agency or instrumentality (including a court of law) of any of the foregoing and be subject to the continuing jurisdiction of that governmental authority;

•	established to resolve or satisfy one or more contested or uncontested claims that have resulted or may result from an event (or related series of events) that has occurred and that has given rise to at least one claim asserting liability arising out of, among other things, a tort, breach of contract, or violation of law; and

•	a trust under applicable state law, or its assets must otherwise be physically segregated from other assets of the transferor (and related persons).
      Assuming that qualification, with respect to the initial $350 million to be contributed to the Asbestos PI Trust on or after the effective date of the Proposed Joint Plan, the associated U.S. federal income tax deductions will be taken as and when such payment to the Asbestos PI Trust is made. Similarly, with respect to the $355 million to be paid pursuant to the Contingent Payment Right and payments of principal on the B&W Note, the associated U.S. federal income tax deductions will be taken as and when such payments to the Asbestos PI Trust are made.
      Neither MI nor any of its subsidiaries will be entitled to a deduction to the extent that the Asbestos PI Trust is funded through insurance proceeds or the proposed transfer of rights under insurance policies.
      Any deductions for payments made to the Asbestos PI Trust first would reduce or eliminate the U.S. federal taxable income of MI’s consolidated group for the taxable year in which the payments are made. To the extent these deductions created a taxable loss for such year, the loss would constitute a net operating loss. In general, net operating losses may be carried back and deducted two years and carried forward 20 years. To the extent a net operating loss is a “specified liability loss,” however, it may be carried back and deducted ten years. The taxpayer may elect to waive the entire carryback period with respect to a net operating loss or may elect to waive only the additional eight years of carryback afforded net operating losses attributable to specified liability losses.
      A net operating loss constitutes a specified liability loss to the extent it is attributable to products liability or to expenses incurred in the investigation or settlement of, or opposition to, claims against the taxpayer on account of products liability. Any net operating loss resulting from payments to the Asbestos PI Trust should constitute a specified liability loss and accordingly would qualify for the ten-year carryback period.
      The U.S. federal income tax consequences of the proposed settlement differ in several respects from those that would have resulted from the previously negotiated settlement. The Previously Negotiated Settlement Agreement contemplated that MI would enter into a tax separation and sharing agreement with B&W and its U.S. domestic subsidiaries, which would reflect various arrangements that would be implemented to: (1) separate B&W and its U.S. domestic subsidiaries from MI’s consolidated group for U.S. federal income tax purposes; and (2) allocate the tax benefits realized from the consummation of the previously negotiated settlement. In connection with the tax benefits to be realized, it was contemplated that the Asbestos PI Trust and the trust to be formed for the benefit of holders of Apollo/ Parks Township Claims would qualify as “qualified settlement funds” for U.S. federal income tax purposes. Assuming that qualification, B&W would have been entitled to a current U.S. federal income tax deduction for all transfers of cash, stock and other property (other than the promissory notes proposed to be issued by MI) to the trusts to the same extent it would have been entitled to a deduction if those amounts were paid directly to holders of personal injury claims. We also expected that MI would have been entitled to deductions for the principal amount of the MI promissory notes contributed to the Asbestos PI Trust as and when such payments were made on those notes. As with the proposed settlement, neither B&W nor MI would have been entitled to a deduction to the extent that the trusts were funded through insurance proceeds or the transfer of rights under insurance policies.
      The tax separation and sharing agreement proposed in connection with the previously negotiated settlement would have provided for an agreed method of computing and allocating the tax benefits that would have resulted from the transfers of property to the Asbestos PI Trust. Under that agreement:

•	MI would have had the economic benefit of any tax deductions arising from the transfer of the McDermott common stock, payments on the MI promissory notes and payments made under the share price guarantee; and

•	B&W would have had the economic benefit of any tax deductions arising from the contribution of its common stock and cash payments made to the Asbestos PI Trust, other than payments on the MI promissory notes or the share price guarantee.
The tax separation and sharing agreement also would have provided that MI and B&W would be entitled to their respective economic benefits on a proportionate basis, as the deductions resulting from the property transferred to the Asbestos PI Trust were used to offset income of either the MI consolidated group or B&W.

Dissenters’ Rights
      McDermott is a Panamanian corporation. Neither Panamanian law nor McDermott’s articles of incorporation or by-laws provides for dissenters or similar rights for dissenting stockholders in connection with the vote on the proposed resolution or the consummation of the proposed settlement. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.
Description of the Proposed Settlement Agreement
      The following discussion describes the material provisions of the Proposed Settlement Agreement but does not describe all of its terms. The full text of the Proposed Settlement Agreement is attached to this proxy statement as Appendix A and is incorporated into this proxy statement by reference. We urge you to read the Proposed Settlement Agreement in its entirety.
      Parties to the Proposed Settlement Agreement. The parties to the Proposed Settlement Agreement would include:

•	McDermott;

•	MI;

•	BWICO;

•	the Chapter 11 Debtors;

•	the ACC; and

•	the FCR.
Creation of the Asbestos PI Trust and Contribution of Assets
      The Proposed Settlement Agreement provides for the contribution of specified assets to the Asbestos PI Trust, which will be established to process and pay asbestos-related personal injury claims, manage the assets of the trust for use in paying asbestos-related personal injury claims and manage the disposition of insurance rights assigned to the trust by McDermott and various subsidiaries of McDermott. Specifically, the Proposed Settlement Agreement provides that, in consideration of an asbestos-related personal injury claim channeling injunction established pursuant to the Proposed Joint Plan and the releases and indemnification provided under the Proposed Joint Plan and the Proposed Settlement Agreement:

•	McDermott will, and will cause various of its subsidiaries to, enter into an agreement assigning to the Asbestos PI Trust their rights to numerous insurance policies that have an aggregate face amount of available products liability limits of coverage for, among other things, asbestos-related personal injury claims of approximately $1.15 billion; and

•	McDermott will cause the following other assets to be contributed to the Asbestos PI Trust:

•	$350 million in cash, to be paid by MI or one of its subsidiaries on the effective date of the Proposed Joint Plan;

•	an additional contingent cash payment of $355 million, which would be payable by MI or one of its subsidiaries within 180 days of November 30, 2006, but only if the Condition Precedent is satisfied, which amount would be payable with interest accruing on that amount at 7% per year from December 1, 2006 to the date of payment; and

•	the B&W Note, which will be in the aggregate principal amount of $250 million and will bear interest at the rate of 7% annually on the outstanding principal balance from and after December 1, 2006, with a five-year term and annual principal payments of $50 million each, commencing on December 1, 2007; provided that, if the Condition Precedent is not satisfied, only $25 million principal amount of the B&W Note would be payable (with the entire $25 million amount due on December 1, 2007). B&W’s payment obligations under the B&W Note would be fully and unconditionally guaranteed by BWICO and McDermott. The guarantee obligations of BWICO and McDermott would be secured by a pledge of all of B&W’s capital stock outstanding as of the effective date of the Proposed Joint Plan.

McDermott and most of its subsidiaries would also contribute to the Asbestos PI Trust substantially the same insurance rights as were to be contributed to the Asbestos PI Trust under the Previously Negotiated Settlement Agreement.
      Through the Condition Precedent provisions, the Proposed Settlement Agreement includes a mechanism that would potentially limit the consideration to be contributed to the Asbestos PI Trust if the FAIR Act or similar U.S. federal legislation is enacted and becomes law. Specifically, the Proposed Settlement Agreement provides that the right to receive the $355 million payment pursuant to the Contingent Payment Right would vest and amounts under the B&W Note in excess of $25 million would be payable only upon satisfaction of the Condition Precedent, which is that neither the FAIR Act nor any other U.S. federal legislation designed to resolve asbestos-related personal injury claims through the implementation of a national trust shall have been enacted and become law on or before November 30, 2006. The Proposed Settlement Agreement further provides that:

•	if such legislation is enacted and becomes law on or before November 30, 2006 and is not subject to a Challenge Proceeding (which is a legal proceeding that challenges the constitutionality of such legislation) as of January 31, 2007, the Condition Precedent would be deemed not to have been satisfied, and no amounts would be payable under the Contingent Payment Right and no amounts in excess of $25 million would be payable under the B&W Note; and

•	if such legislation is enacted and becomes law on or before November 30, 2006, but is subject to a Challenge Proceeding as of January 31, 2007, the Condition Precedent would be deemed not to have been satisfied and any rights with respect to the Contingent Payment Right and payments under the B&W Note in excess of $25 million would be suspended until either:

(1) there has been a final, nonappealable judicial decision with respect to the Challenge Proceeding to the effect that such legislation is unconstitutional as generally applied to debtors in Chapter 11 proceedings whose plans of reorganization have not yet been confirmed and become substantially consummated (i.e., debtors that are similarly situated to B&W as of September 1, 2005), so that such debtors would not be subject to such legislation, in which event the Condition Precedent would be deemed to have been satisfied, and the Contingent Payment Right would vest and the Note would become fully payable pursuant to its terms (in each case subject to the protection against double payment provisions described below); or

(2) there has been a final nonappealable judicial decision with respect to the Challenge Proceeding which resolves the Challenge Proceeding in a manner other than as contemplated by the immediately preceding clause, in which event the Condition Precedent would be deemed not to have been satisfied and no amounts would be payable under the Contingent Payment Right and no amounts in excess of $25 million would be payable under the B&W Note.
      The Proposed Settlement Agreement also includes provisions to provide some protection against double payment so that, if the FAIR Act or similar U.S. federal legislation is enacted and becomes law after November 30, 2006, or the Condition Precedent is otherwise satisfied (in accordance with the provisions described in clause (1) above), any payment McDermott or any of its subsidiaries may be required to make pursuant to the legislation on account of asbestos-related personal injury claims against any of the B&W Entities would reduce, by a like amount:

•	first, the amount, if any, then remaining payable pursuant to the Contingent Payment Right; and

•	next, any then remaining amounts payable pursuant to the B&W Note.
Under the Proposed Settlement Agreement and the Proposed Joint Plan, the Apollo/ Parks Township Claims will not be channeled to a trust, as contemplated by the Previously Negotiated Settlement Agreement and the Previously Negotiated Joint Plan. Rather, the Apollo/ Parks Township Claims would remain the responsibility of the Chapter 11 Debtors and will not be impaired under the terms of the Proposed Joint Plan. While the Proposed Settlement has been structured in a manner to permit all disputes relating to the Apollo/ Parks Township Claims and the associated insurance coverage to be resolved after the Proposed Joint Plan has been confirmed and becomes effective, B&W, representatives of the claimants in the Hall Litigation and ARCO have negotiated an agreement in principle that reflects a proposed settlement of the Hall Litigation involving existing claimants. The agreement in principle, which has been memorialized in a term sheet, contemplates, among other things, that: (1) B&W and ARCO will be provided full and complete releases from each of the Apollo/ Parks Township Releasors (which will be defined in a definitive settlement agreement generally to mean the existing claimants in the Hall Litigation and related pending litigation); (2) ARCO will make a $27.5 million cash payment to the Apollo/ Parks Township Releasors upon the effective date of the Proposed Joint Plan; (3) B&W will make a $47.5 million cash payment to the Apollo/ Parks Township Releasors upon the effective date of the Proposed Joint Plan; (4) B&W will make a $12.5 million payment to the Apollo/ Parks Township Releasors upon the third anniversary of the effective date of the Proposed Joint Plan; and (5) B&W and ARCO will retain all insurance rights, including without limitation with respect to the claims of the Apollo/ Parks Township present claimants who are not Apollo/ Parks Township Releasors and with respect to any future Apollo/ Parks Township Claims. We intend to seek reimbursement from our nuclear insurers for all amounts that would be paid by B&W under the proposed settlement. Our nuclear insurers have refused to fund the proposed settlement of the Hall Litigation and have indicated that, while they do not anticipate objecting to the terms of the Proposed Joint Plan, they will object to the proposed settlement of the Hall Litigation unless the settlement does not prejudice our nuclear insurers in any subsequent litigation brought by us seeking reimbursement from them.
      The Proposed Settlement Agreement contemplates that the Proposed Joint Plan must become effective, on a final, nonappealable basis, no later than the Effective Date Deadline. The Proposed Settlement Agreement further contemplates that, if the effective date of the Proposed Joint Plan has not occurred by that date, and is not extended by the ACC, the FCR and us, acting together, then the settlement contemplated by the Proposed Settlement Agreement will be abandoned and the parties will resume their efforts to effect the settlement contemplated by the Previously Negotiated Settlement Agreement and the Previously Negotiated Joint Plan.
Channeling Injunction and Indemnification for the Asbestos-Related Personal Injury Claims
      In addition to the release and indemnification protections set forth in the Proposed Settlement Agreement, the Proposed Joint Plan provides for an injunction, to be entered or affirmed by the United States District Court for the Eastern District of Louisiana under Section 524(g) of the U.S. Bankruptcy Code, permanently enjoining any person or entity from taking any action against McDermott and the Chapter 11 Debtors and their respective subsidiaries, directors and officers, as well as other specified persons and entities, for the purpose of, directly or indirectly, collecting, recovering or receiving payment of, on or with respect to any asbestos-related personal injury claims against one or more of the Chapter 11 Debtors or their respective subsidiaries, all of which are to be channeled to the Asbestos PI Trust for resolution as set forth in the procedures governing distributions from that trust.
      The Proposed Settlement Agreement and the Proposed Joint Plan also provide that the Asbestos PI Trust will indemnify McDermott and its subsidiaries and their respective directors and officers from and against any asbestos-related personal injury claims that are to be channeled to the Asbestos PI Trust as described above.
Conditions
      General conditions to the obligations of all parties. The Proposed Settlement Agreement provides for the following conditions to the obligations of all parties to the agreement:

•	no temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction or other legal restraint or prohibition preventing or otherwise interfering with the consummation of the settlement as contemplated by the Proposed Settlement Agreement shall be in effect;

•	the channeling injunction contemplated by the Proposed Joint Plan, which will channel asbestos-related personal injury claims (other than workers’ compensation claims) attributable to the business or operations of the B&W Entities to the Asbestos PI Trust, shall be in full force and effect; and

•	no governmental authority shall have enacted or otherwise implemented any law, statute, order, rule, regulation, judgment, decree, award or other requirement that prohibits or restricts in any material respect the consummation of the settlement contemplated by the Proposed Settlement Agreement.

      In order to meet the condition that the channeling injunction must be in full force and effect, the Proposed Joint Plan must be confirmed by the Bankruptcy Court or the District Court and must become effective. The Proposed Joint Plan establishes various conditions to its confirmation and effectiveness.
      The conditions to confirmation include, among others, the following:

•	various findings of fact and conclusions of law that must be set forth in the confirmation order, including, with respect to insurance matters, that:

•	the various assignments of insurance rights contemplated by the Proposed Joint Plan do not violate any obligation of the Chapter 11 Debtors or any of the other assigning entities under any consent-to-assignment, consent-to-settlement, cooperation, management-of-claims or no-action provision under any of the applicable insurance policies or related agreements;

•	the various assignments of insurance rights contemplated by the Proposed Joint Plan do not materially increase any applicable insurer’s risk of providing coverage for specified claims, as compared to the risk that was otherwise being borne by the insurer prior to the effective date of the Proposed Joint Plan; and

•	the duties and obligations of various insurers are not diminished, reduced or eliminated by (1) the discharge, release and extinguishment of various obligations of McDermott and the Chapter 11 Debtors and their respective officers, directors, subsidiaries and other affiliates from and in respect of various asbestos-related claims, (2) the assumption of responsibility for those claims by the Asbestos PI Trust or (3) the assignment of the insurance rights to be assigned pursuant to the Proposed Joint Plan;

•	various findings to the effect that the Proposed Joint Plan complies with the requirements of Section 524(g) of the U.S. Bankruptcy Code;

•	the entry of an order of the Bankruptcy Court or the District Court estimating the aggregate value of all asbestos-related property damage claims (as distinguished from asbestos-related personal injury claims) against the Chapter 11 Debtors and determining that such value is not greater than $700,000; and

•	the approval of the Proposed Settlement Agreement, and the settlement contemplated by the Proposed Settlement Agreement, by the affirmative vote of a majority of the shares of McDermott common stock present in person or represented by proxy at the Special Meeting and entitled to vote on the matter, provided that, in order for the vote to be effective, the number of shares of McDermott common stock for which votes are cast in favor of the proposal must represent at least 50% of the voting power of all of the shares of McDermott common stock outstanding and entitled to vote on the matter.

      The Proposed Joint Plan also establishes various conditions that must be satisfied after the confirmation of the Proposed Joint Plan before it will become effective. These conditions include, among others, the following:

•	Specified court orders, including a confirmation order and an order or orders entering specified injunctions, including the channeling injunction contemplated by the Proposed Joint Plan, which will channel asbestos-related personal injury claims (other than workers’ compensation claims) attributable to the business or operations of the B&W Entities to the Asbestos PI Trust, must have been entered or affirmed by the District Court, and those orders must have become final and nonappealable and those injunctions must be in full force and effect. The failure to resolve disputes with any objectors could materially hinder satisfaction of this condition.

•	The applicable parties to the documents ancillary to the Proposed Joint Plan, to implement the proposed settlement and the other provisions of the Proposed Joint Plan, must have executed and delivered those documents.

•	The Chapter 11 Debtors must have obtained new financing arrangements, or an extension of their existing financing arrangements, to support their operations on their exit from the Chapter 11 proceedings.

•	The ACC and the FCR must have dismissed with prejudice their appeal from the decision in the adversary proceeding relating to the 1998 Transfers.

•	The Proposed Settlement Agreement must not have been terminated pursuant to its terms, which provide that the agreement may be terminated (1) by mutual consent of the parties, (2) by the ACC, the FCR or us if McDermott stockholder approval of the Proposed Settlement Agreement has not been obtained on or before January 31, 2006, (3) by McDermott, if its Board of Directors determines that a material adverse change has occurred in either the financial condition, assets or operations of the B&W Entities or national or international general business or economic conditions that obligates the Board to terminate the Proposed Settlement Agreement to avoid a breach of its fiduciary duties, or (4) by the ACC, the FCR or us if the Proposed Joint Plan has not become effective, on a final, nonappealable basis, on or before the Effective Date Deadline.
      While it is possible that conditions to confirmation or effectiveness in the Proposed Joint Plan may be waived, any such waiver would require unanimous agreement among the plan proponents. We do not anticipate re-soliciting our stockholders for approval of any such waiver unless we propose to waive a condition to confirmation or effectiveness and such waiver would be materially adverse to our stockholders, in which case we would re-solicit the vote of our stockholders.
Fairness in Asbestos Injury Resolution Act of 2005
      On April 19, 2005, Senator Arlen Specter introduced in the United States Senate a bill for the enactment of federal legislation entitled “The Fairness in Asbestos Injury Resolution Act of 2005” (Senate Bill 852, the “FAIR Act”). The bill was referred to the Senate Judiciary Committee, which held hearings and considered and amended the bill. The Committee voted to approve the FAIR Act on May 26, 2005, and the bill was reported to the Senate and placed on the legislative calendar on June 16, 2005. There is similar legislation pending in the U.S. House of Representatives (House of Representatives Bill 1360), which was introduced in the House of Representatives in 2005 and is based on a prior version of the FAIR Act introduced in the Senate in 2004.
      It is uncertain whether the FAIR Act or similar legislation will ever be presented for a vote or passed by the U.S. Senate or House of Representatives, or whether it will become law. We cannot predict the final terms or costs associated with any bill that might become law and impact the B&W Chapter 11 bankruptcy proceedings, the Chapter 11 Debtors and McDermott. The terms of the pending legislation could change, and any changes could be material to the impact of such legislation on the B&W Chapter 11 proceedings, the Chapter 11 Debtors and McDermott.

      To enable you to make an informed decision on the proposed resolution, we include below a summary description of the FAIR Act as currently drafted. This description focuses on the legislation pending before the U.S. Senate, as that legislation has progressed further than the legislation pending in the U.S. House of Representatives. This description does not address all material provisions of the proposed FAIR Act. We encourage you to read the entire FAIR Act as currently drafted.
Overview
      The FAIR Act would create a privately funded, federally administered trust fund to resolve pending and future asbestos-related personal injury claims. An Office of Asbestos Disease Compensation within the Department of Labor would be formed to process asbestos claims and make awards to qualified claimants. Claimants would qualify for payment from the trust fund if the claimant meets the FAIR Act’s standardized medical criteria. The level of payment for a qualified claimant would depend on various factors, including the severity of the asbestos-related disease.
      The trust fund would be funded by existing asbestos trusts and mandatory payments from companies with asbestos-related liabilities and their insurers. The FAIR Act (1) anticipates that the trust fund would collect roughly $4 billion from existing asbestos trusts and (2) caps the aggregate payment obligations of participating companies at $90 billion and insurers at $46 billion. Individual contributions would be assessed differently for each group. The methods of assessing contributions among the participants in each group are discussed below. If individual participating companies or insurers make their payments in accordance with the FAIR Act, then they would be shielded from asbestos-related personal injury claims. See “— Effect on Existing Asbestos Claims and Agreements.”

Asbestos Defendant Contributions
      Asbestos defendants would be divided into tiers based on prior asbestos liability-related expenditures, including settlement, judgment, defense and indemnity costs. Defendants would be further divided into subtiers based on revenues for the fiscal year 2002. Additionally, a separate tier would be created for companies that have prior asbestos expenditures greater than $1 million and have a Chapter 11 case pending on the date of enactment of the FAIR Act or during the year preceding that date. A bankruptcy tier defendant whose bankruptcy was not caused by asbestos claims would be able to continue through the normal bankruptcy process and avoid participation in the trust fund.
      Each subtier of defendants would be assessed an annual payment to the fund. Payments would be required either for a 30-year period or until the amount received from the defendant participants equals $90 billion. Defendants with greater prior asbestos-related liability-related expenditures and revenues would generally be assessed larger annual payments. For defendants other than defendants in the bankruptcy tier, annual payments would be for fixed dollar amounts. Bankruptcy tier defendants that are still subject to Chapter 11 proceedings as to which a plan of reorganization has not yet become effective would be required to make annual payments to the fund in an amount equal to approximately 1.67 percent of 2002 revenues, capped at $80 million per year.
      The fund administrator would have the limited ability to adjust a defendant participant’s payment based on financial hardship or exceptional cases of demonstrated inequity. The fund administrator would also be directed to reduce the annual aggregate payment obligation of defendant participants at the end of the tenth, fifteenth, twentieth and twenty-fifth years of the fund. However, the administrator would be required to suspend, cancel or reduce any scheduled payment reduction upon finding that the current and projected future assets of the fund are insufficient to satisfy the fund’s anticipated obligations. Further, the administrator would be able to assess surcharges or, after the tenth year of the fund, declare funding holidays, to adjust for funding shortfalls or overpayments to the fund. In summary, although the FAIR Act establishes preliminary payment obligations for individual defendant participants, those obligations may be adjusted under various provisions of the FAIR Act.

Insurer Contributions
      An Asbestos Insurers Commission would be created to determine the amount to be assessed each insurer to satisfy the $46 billion aggregate insurer contribution. The Commission would be required to apply the following factors in assessing insurer contributions:

•	historic premium lines for asbestos-related liability coverage;

•	recent loss experiences for asbestos-related liabilities;

•	amounts reserved for asbestos-related liabilities;

•	the likely costs to each insurer of its future liabilities under applicable insurance policies; and

•	other factors the Commission deems relevant and appropriate.
      Captive insurers of defendant participants would generally not be assessed funding obligations except to the extent they have asbestos-related liabilities for claims from persons unaffiliated with their ultimate corporate parent.
Kickout and Sunset Provisions
      The FAIR Act would provide for a temporary stay on pending asbestos claims upon enactment. If the fund is not operational and paying claims within nine months of the FAIR Act’s enactment, those stayed claims involving claimants with “exigent health claims,” such as those with mesothelioma or those whose life expectancy is less than one year due to an asbestos-related illness, would be allowed to proceed in court. In addition, all pending claims would be returned to the court system if the fund is not fully operational and handling claims within 24 months following enactment of the FAIR Act.
      The fund would terminate 180 days after the administrator determines that the fund does not have sufficient assets to resolve additional claims and still satisfy all outstanding obligations. Upon termination, all claimants with unsatisfied claims could pursue their claims in the court system. Defendant and insurer participants would be required to continue making annual payments following the fund’s termination to satisfy the fund’s existing obligations.
Effect on Existing Asbestos Claims and Agreements
      Upon determination by the administrator that the fund is fully operational and processing claims, the FAIR Act would bar any pending or future asbestos claims in state or federal court except as provided for by the FAIR Act. Moreover, agreements by any person with respect to the treatment of asbestos claims that require future performance would be superseded and of no force and effect, other than pre-enactment settlement agreements meeting criteria set out in the FAIR Act. Any plan of reorganization which has not yet become effective or agreement by any bankruptcy tier defendant relating to an asbestos claim would be similarly superseded.

Comparison of Treatment of the Chapter 11 Debtors Under the Proposed FAIR Act as Reported to the Senate by the Senate Judiciary Committee, the Previously Negotiated Settlement Agreement and the Proposed Settlement Agreement
      The following chart illustrates some of the differences between the Proposed Settlement Agreement (assuming both satisfaction and failure of the Condition Precedent), the Previously Negotiated Settlement Agreement and the draft FAIR Act:

Proposed
Settlement
	Existing		Agreement, No	Proposed Settlement
Consideration Paid, Benefits Received &	Settlement	FAIR Act Only, with No	FAIR Act by	Agreement, with FAIR
Liabilities Retained	Agreement	Settlement	11/30/06	Act by 11/30/06

B&W business/stock	Surrendered	Retained	Retained	Retained
B&W cash, assets &liabilities[1]	Surrendered	Retained	Retained	Retained
Insurance rights	Surrendered	Partially Surrendered	Surrendered	Surrendered
Estimated FAIR Act payments	$0	$750 million/ $335 million (NPV)[2]	$0	$0
Initial cash payment	$0	$0	$350 million	$350 million
Note/contingent note issued	$92 million	$0	$250 million	$25 million
Stock issued/contingent payment	>$90 million	$0	$355 million	$0
Estimated gross tax benefits from consideration paid (at 35%)	$64 million	$263 million/ $109 million (NPV)[2]	$334 million	$131 million
Future B&W asbestos liability	None	Contingent on viability of national trust	None	None
Expected Date of Consummation	Uncertain	Uncertain	By 2/22/06	By 2/22/06; FAIR Act Uncertain

[1]	B&W available cash as of September 30, 2005 was $383 million.

[2]	Estimated based upon current draft of the FAIR Act and assuming 30 annual payments of $25 million. As noted above under “— Asbestos Defendant Contributions,” payment obligations of asbestos defendants may be adjusted over the life of the trust fund under various provisions of the FAIR Act. The Net Present Value is calculated using a 7% discount rate and assumes payment at the beginning of each period.

The FAIR Act and the Proposed Settlement
      If the proposed FAIR Act were eventually passed containing the same provisions as the FAIR Act approved by the Senate Judiciary Committee, we estimate that the present value of the Chapter 11 Debtors’ total payments to the proposed national trust over a period of 30 years would be approximately $335 million, assuming the sunset provision described above does not become applicable. Through use of the Contingent Payment Right, we believe we have structured the proposed settlement so that, if the FAIR Act is enacted by November 30, 2006 and the Condition Precedent is not satisfied, the aggregate consideration we would deliver pursuant to the Proposed Settlement Agreement would be similar to the net present value of the amount we would pay pursuant to the FAIR Act with no settlement.

      If the FAIR Act is enacted and becomes law after November 30, 2006, so that the Condition Precedent is satisfied, the combined value of the consideration we would be required to deliver pursuant to the Proposed Settlement would be substantially greater than the present value of the payments we would make pursuant to the FAIR Act in its current form. In addition, the proposed settlement would eliminate substantially all of our excess insurance coverage for the period from April 1, 1979 to April 1, 1986, which we would only partially surrender under the proposed FAIR Act.

The FAIR Act and the Previously Negotiated Settlement
      We believe the present value of the payments we would make pursuant to the proposed FAIR Act would be substantially less than the combined value of the consideration we would be delivering under the previously negotiated settlement. In addition, as with the previously negotiated settlement, the proposed settlement would eliminate substantially all of our excess insurance coverage, which we would only partially surrender under the proposed FAIR Act. However, the level of funding required by the FAIR Act could increase. We can provide no assurance that the FAIR Act or any similar legislation will be enacted and, if legislation is enacted, what the terms of such legislation will be.

Uncertainties Associated With the FAIR Act
      Enactment of the FAIR Act, or other similar legislation addressing asbestos-related personal injury claims, could have a material impact on the B&W Chapter 11 proceedings, the Chapter 11 Debtors and McDermott. The legislative process is uncertain and there is some risk that the proposed legislation could be enacted after it is amended or modified to provide for an exclusion that would apply to the Proposed Joint Plan, as a result of the adoption of the proposed resolution or the confirmation of the Proposed Joint Plan, or for some other reason. Although the Condition Precedent provisions set forth in the Proposed Settlement Agreement would potentially provide us relief from having to make any payment pursuant to the Contingent Payment Right and payments under the B&W Note in excess of $25 million, it is unlikely that we would be able to avail ourselves of a more favorable outcome under any legislation that may subsequently be enacted and become law. Furthermore, the Condition Precedent would be deemed satisfied if the FAIR Act or similar federal legislation does not become law on or before November 30, 2006. Even if the Condition Precedent is deemed not to be satisfied, and we are able to benefit from the relief of having to make these contingent payments, we cannot assure you that the economic terms of the proposed settlement will be at least as favorable to us as the economic terms of any asbestos claims-resolution legislation that may eventually become law.
Information About McDermott and Its Subsidiaries
      McDermott is a leading worldwide energy services company. McDermott’s subsidiaries provide engineering, fabrication, installation, procurement, research, manufacturing, environmental systems, project management and facility management services to a variety of customers in the energy industry, including the U.S. Department of Energy. McDermott currently operates in three business segments: Marine Construction Services, Government Operations and Power Generation Systems.
      Marine Construction Services includes the results of operations of J. Ray McDermott, S.A. and its subsidiaries, which supply services to offshore oil and gas field developments worldwide. This segment’s principal activities include:

•	the front-end and detailed engineering, fabrication and installation of offshore drilling and production facilities; and

•	installation of marine pipelines and subsea production systems.
This segment operates in most major offshore oil and gas producing regions throughout the world, including the U.S. Gulf of Mexico, Mexico, Africa, South America, the Middle East, India, the Caspian Sea and Asia Pacific.

      Government Operations includes the results of operations of BWX Technologies, Inc. and its subsidiaries. This segment includes the provision of:

•	nuclear components to the U.S. Navy;

•	various services to the U.S. Government, including uranium processing, environmental site restoration services and management; and

•	operating services for various U.S. Government-owned facilities, primarily within the nuclear weapons complex of the U.S. Department of Energy.
      Power Generation Systems includes the results of operations of McDermott’s Power Generation Group, which is conducted primarily through the B&W Entities. This segment provides a variety of services, equipment and systems to generate steam and electric power at energy facilities worldwide. See “Information about B&W and its Subsidiaries” below.
      For more information about McDermott and its subsidiaries, see McDermott’s annual report on Form 10-K for the year ended December 31, 2004, and its subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, which are incorporated into this proxy statement by reference. See “Where You Can Find More Information.”

Information About B&W and Its Subsidiaries
Business
      The B&W Entities are leading suppliers of fossil fuel-fired steam generating systems, replacement commercial nuclear steam generators, environmental equipment and components, and related services to customers around the world. They design, engineer, manufacture, construct, and service large utility and industrial power generation systems, including boilers used to generate steam in electric power plants, pulp and paper making, chemical and process applications and other industrial uses.
      More specifically, the B&W Entities:

•	provide engineered-to-order services, products and systems for energy conversion worldwide and related auxiliary equipment, such as burners, pulverizer mills, soot blowers and ash handlers;

•	manufacture heavy-pressure equipment for energy conversion, such as boilers fueled by coal, oil, bitumen, natural gas, solid municipal waste, biomass and other fuels;

•	fabricate steam generators for nuclear power plants;

•	design and supply environmental control systems, including both wet and dry scrubbers for flue gas desulfurization, modules for selective catalytic reduction of nitrous oxides and electrostatic precipitators and similar devices;

•	construct power plant equipment, and provide related heavy mechanical erection services;

•	support operating plants with a wide variety of services, including the installation of new systems and replacement parts, engineered upgrades, construction, maintenance and field technical services such as condition assessments;

•	provide inventory services to help customers respond quickly to plant interruptions and construction crews to assist in maintaining and repairing operating equipment; and

•	provide power through cogeneration, refuse-fueled power plants, and other independent power-producing facilities and participate in this market as a contractor for engineer-procure-construct services, as an equipment supplier, as an operations and maintenance contractor and as an owner.
      We believe that B&W’s industry is entering a high-demand cycle over the next five to seven years as a result of:

•	recent changes in environmental regulation, which have increased the demand for B&W’s environmental control systems used in coal-fired power plants, including scrubbers for flue-gas desulfurization and modules for selective catalytic reduction of nitrous oxides;

•	high natural gas prices, which have resulted in clean coal becoming less expensive relative to natural gas and accelerated the trend towards the use of advanced clean-coal technology for new power plants and retrofits of existing power plants;

•	strong demand for replacement parts and services for power plants installed by B&W, which we expect will continue to exist for the near future; and

•	the Energy Policy Act of 2005, which provides valuable incentives designed to encourage the use of clean coal.
      We believe that the proposed settlement, if consummated, will allow us to benefit from the following strengths of B&W:

•	B&W has one of the best-known names and longest operating histories (over 135 years) in the power generation industry;

•	B&W has leading market positions in most of its market sectors, including fossil fuel-fired steam generating systems, replacement commercial nuclear steam generators, and environmental equipment and components;

•	B&W has an established reputation as a leader in its industry, which is enhanced by its technologically advanced equipment and technological know-how;

•	B&W’s management team has substantial relevant industry experience, much of which derives from experience with B&W; and

•	B&W should have a strong balance sheet, even after giving effect to the proposed settlement.
      We expect that our strategies for B&W, if the proposed settlement is consummated, would include the following:

•	capitalizing on the strong demand for B&W’s services resulting from the industry factors described above;

•	investing in B&W’s technology and assets to maintain B&W’s reputation as a leader in its industry and to help B&W pursue new clean-coal and other opportunities;

•	selling integrated solutions to meet the demands of customers seeking single-source solutions to their requirements in order to differentiate B&W from its competitors and maximize B&W’s operating margins; and

•	selectively pursuing acquisitions and growth opportunities that augment B&W’s capabilities as a leading provider of services to many of its customers.
      The principal customers of the B&W Entities are government-owned and investor-owned utilities and independent power producers, businesses in various process industries, such as pulp and paper mills, petrochemical plants, oil refineries and steel mills, and other steam-using businesses and governmental units. Customers normally purchase services, equipment or systems from B&W after an extensive evaluation process based on competitive bids. B&W generally submits proposals based on the estimated cost of each job.
      B&W’s principal manufacturing plants are located in:

•	West Point, Mississippi;

•	Lancaster, Ohio;

•	Cambridge, Ontario, Canada;

•	Melville, Saskatchewan, Canada; and

•	Esbjerg, Denmark.
B&W owns each of these plants.
      The B&W Entities use raw materials such as carbon and alloy steels in various forms, including plates, forgings, structurals, bars, sheets, strips, heavy wall pipes and tubes. They also purchase many components and accessories for assembly. The B&W Entities generally purchase these raw materials and components as needed for individual contracts. Although shortages of some raw materials have existed from time to time, no serious shortage exists at the present time. The B&W Entities do not depend on a single source of supply for any significant raw materials.
      The B&W Entities primarily compete with:

•	a number of domestic and foreign-based companies specializing in steam-generating systems, equipment and services, including Alstom S.A., Mitsui Babcock Energy Limited, Babcock Power, Foster Wheeler Corporation, Aker Kvaerner ASA, Mitsubishi Heavy Industries, Hitachi, Clyde Bergemann, Inc., the AREVA Group and United Conveyor Corporation;

•	a number of additional companies in the markets for environmental control equipment and related specialized industrial equipment and in the independent power-producing business; and

•	other suppliers of replacement parts, repair and alteration services, and other services required to backfit and maintain existing steam systems.
      At September 30, 2005, December 31, 2004 and December 31, 2003, B&W’s consolidated backlog amounted to $1.6 billion, $1.5 billion and $1.1 billion, respectively. If, in B&W’s management’s judgment, it becomes doubtful whether a contract will proceed, B&W adjusts its backlog accordingly. If a contract is deferred or cancelled, B&W or one of its subsidiaries is usually entitled to a financial settlement related to the individual circumstances of the contract.
      B&W attempts to cover increased costs of anticipated changes in labor, material and service costs of long-term contracts through an estimate of those changes, which are reflected in the original price. Most of those long-term contracts contain provisions for progress payments.
      B&W’s overall activity depends mainly on the capital expenditures of electric power generating companies, paper companies and other steam-using industries. Several factors influence these expenditures:

•	prices for electricity and paper, along with the cost of production and distribution;

•	demand for electricity, paper and other end products of steam-generating facilities;

•	availability of other sources of electricity, paper or other end products;

•	requirements for environmental improvements;

•	level of capacity utilization at operating power plants, paper mills and other steam-using facilities;

•	requirements for maintenance and upkeep at operating power plants and paper mills to combat the accumulated effects of wear and tear;

•	ability of electric generating companies and other steam users to raise capital; and

•	relative prices of fuels used in boilers, compared to prices for fuels used in gas turbines and other alternative forms of generation.
      B&W’s products and services are capital intensive. As such, customer demand is heavily affected by the variations in customer’s business cycles and by the overall economies of the countries in which they operate.
Selected Financial Information
      We have derived the following selected financial information from (1) the audited financial statements of B&W and subsidiaries included in this proxy statement as of and for the years ended December 31, 2004, 2003, 2002, 2001 and 2000, and (2) the unaudited financial statements of B&W and subsidiaries as of and for the nine-month periods ended September 30, 2005 and 2004 included in this proxy statement, which have been prepared on the same basis as the audited statements and, in the opinion of B&W’s management, reflect all adjustments necessary for a fair presentation of the financial position and results of operations of B&W and its consolidated subsidiaries as of those dates and for those periods.

	For the Nine Months Ended		For the Years Ended
	September 30,		December 31,

	2005	2004	2004	2003	2002	2001	2000

	(In thousands)
Revenues	$1,086,795	$1,013,439	$1,368,918	$1,408,128	$1,497,401	$1,431,908	$1,162,458
Income (Loss) from Continuing Operations	$(406,381)	$82,393	$100,956	$(7,604)	$(232,435)	$35,377	$(3,572)
Net Income (Loss)	$(252,861)	$80,781	$99,117	$1,274	$(213,723)	$17,499	$(4,308)
Total Assets	$2,783,166	$2,350,632	$2,402,288	$2,297,453	$2,257,072	$2,069,139	$2,013,662
Current Maturities of Long-Term Debt	$3,952	$2,984	$4,169	$430	$288	$50	$51
Long-Term Debt	$4,100	$4,609	$4,937	$4,970	$4,727	$4,617	$4,667
      Pre-tax results for the nine months ended September 30, 2005, and the years ended December 31, 2004, 2003 and 2002 include losses totaling $477.4 million, $3.6 million, $73.8 million and $286.5 million, respectively, for estimated costs relating to future nonemployee asbestos-related claims and other liability claims.
Management’s Discussion and Analysis of Financial Condition and Results of Operations

General
      B&W’s financial statements have been prepared in conformity with the American Institute of Certified Public Accountants’ Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code,” issued November 19, 1990 (“SOP 90-7”). SOP 90-7 requires a segregation of liabilities subject to compromise by a Bankruptcy Court as of the commencement of the bankruptcy proceedings and identification of all transactions and events that are directly associated with the reorganization. As used in the following discussion, “B&W” refers to The Babcock & Wilcox Company and its consolidated subsidiaries, unless the context otherwise requires.

Critical Accounting Policies and Estimates
      We believe the following are the most critical accounting policies that B&W applies in the preparation of its financial statements. These policies require B&W’s most difficult, subjective and complex judgments, often as a result of the need to make estimates of matters that are inherently uncertain.
      Contracts and Revenue Recognition. B&W generally recognizes contract revenues and related costs on a percentage-of-completion method for individual contracts or combinations of contracts. Under this method, B&W generally recognizes estimated contract income and resulting revenue based on costs incurred to date as a percentage of total estimated costs. Changes in the expected cost of materials and labor, productivity, scheduling and other factors affect total estimated costs and resulting contract income. Additionally, external factors such as weather, customer requirements and other factors outside of B&W’s control, may also affect the progress and estimated cost of a project’s completion and therefore the timing of income and revenue recognition. B&W routinely reviews estimates related to its contracts, and revisions to profitability are reflected in earnings immediately. If a current estimate of total contract cost indicates a loss on a contract, the projected loss is recognized in full when determined. In prior years, B&W has had significant adjustments to earnings as a result of revisions to contract estimates. Adjustments to overall contract costs due to unforeseen events may continue to be significant in future periods.
      B&W generally recognizes claims for extra work or changes in scope of work in contract revenues, to the extent of costs incurred, when its management believes collection is probable. Any amounts not collected are reflected as an adjustment to earnings. B&W regularly assesses customer credit risk inherent in contract costs. It recognizes contract claim income when formally agreed with the customer.
      Property, Plant and Equipment. B&W carries its property, plant and equipment at depreciated cost, reduced by provisions to recognize economic impairment when B&W determines impairment has occurred. Factors that impact B&W’s determination of impairment include forecasted utilization of equipment and estimates of cash flow from projects to be performed in future periods. B&W’s estimates of cash flow may differ from actual cash flow due to, among other things, technological changes, economic conditions or changes in operating performance. It is reasonably possible that changes in such factors may negatively affect B&W’s business and result in future asset impairments.
      B&W depreciates its property, plant and equipment using the straight-line method, over estimated economic useful lives of eight to 40 years for buildings and three to 28 years for machinery and equipment.
      B&W expenses the costs of maintenance, repairs and renewals, which do not materially prolong the useful life of an asset, as it incurs them.
      Pension Plans and Postretirement Benefits. B&W estimates income or expense related to pension and postretirement benefit plans based on actuarial assumptions, including assumptions regarding discount rates and expected returns on plan assets. B&W determines the discount rate based on a review of published financial data and discussions with an actuary regarding rates of return on high-quality fixed-income investments currently available and expected to be available during the period to maturity of its pension obligations. Based on historical data and discussions with the actuary, B&W determines its expected return on plan assets based on the expected long-term rate of return on plan assets and the market-related value of the plan assets. Changes in these assumptions can result in significant changes in the estimated pension income or expense. B&W revises its assumptions on an annual basis based on changes in current interest rates, return on plan assets and the underlying demographics of its workforce. These assumptions are reasonably likely to change in future periods and may have a material impact on future earnings.
      Effective January 31, 2005, MI spun-off to B&W the assets and liabilities associated with B&W’s portion of MI’s pension plan to a new pension plan sponsored by B&W. Approximately 46% of the participants in the MI pension plan at January 30, 2005 transferred to the new B&W sponsored plan. As of September 30, 2005 B&W recorded its best estimate of this transaction based on data received from our actuary. B&W recorded an increase in its pension liability totaling approximately $117.1 million, with corresponding decreases in other comprehensive income totaling approximately $100.5 million and in capital in excess of par value totaling approximately $16.6 million. We expect this transfer to be completed in the fourth quarter of 2005.
      Loss Contingencies. B&W estimates liabilities for loss contingencies when it is probable that a liability has been incurred and the amount of loss is reasonably estimable. Disclosure is required when there is a reasonable possibility that the ultimate loss will exceed the recorded provision. B&W has accrued its estimates of probable losses when appropriate. However, losses are typically resolved over long periods of time and are often difficult to estimate due to the possibility of multiple actions by third parties. Therefore, it is possible future earnings could be affected by changes in estimates related to these matters. B&W’s most significant loss contingency is its estimate of its asbestos-related liability. Currently, B&W’s best estimate of its liability for asbestos claims is based on the proposal to settle the liability contemplated by the Joint Plan. Any changes to the proposed settlement could change the estimate of B&W’s liability for asbestos claims and could be material to B&W’s financial condition and results of operations.
      Goodwill. SFAS No. 142, “Goodwill and Other Intangible Assets,” requires that B&W no longer amortize goodwill, but instead perform periodic testing for impairment. It requires a two-step impairment test to identify potential goodwill impairment and measure the amount of a goodwill impairment loss. The first step of the test compares the fair value of a reporting unit with its carrying amount, including goodwill. If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of the impairment loss, if any. Both steps of goodwill impairment testing involve significant estimates. A discounted cash flow model is used to determine the fair value of each reporting unit. Inherent in the model are assumptions regarding forecasted revenue, operating expenses and future cash flows, which could differ materially from actual future results.

      Deferred Taxes. Deferred taxes reflect the net effects of temporary differences between the financial and tax bases of assets and liabilities. B&W records a valuation allowance to reduce its deferred tax assets to the amount that is more likely than not to be realized. B&W will continue to assess the adequacy of the valuation allowance on a quarterly basis. Any changes to its estimated valuation allowance could be material to B&W’s consolidated financial condition and results of operations.
      Warranty. B&W accrues estimated expense to satisfy contractual warranty requirements when it recognizes the associated revenue on the related contracts. In addition, B&W makes specific provisions where it expects the costs of warranty to significantly exceed the accrued estimates. Such provisions could result in a material effect on B&W’s results of operations, financial position and cash flows.

Nine Months Ended September 30, 2005 Compared to Nine Months Ended September 30, 2004
      Revenues increased approximately $73.4 million from $1,013.4 million in the nine months ended September 30, 2004 to $1,086.8 million for the nine months ended September 30, 2005. This increase was primarily attributable to higher volumes from B&W’s utility steam system fabrication activities, nuclear services business, and boiler auxiliary equipment. The increase was partially offset by lower volumes from B&W’s fabrication, repair and retrofit of existing facilities.
      B&W’s operating income (loss) decreased by $496.0 million to a loss of $407.7 million in the nine months ended September 30, 2005 compared to income totaling $88.3 million in the nine months ended September 30, 2004. This decrease was primarily attributable to a provision for B&W’s asbestos liability and other liability claims being recorded in the nine months ended September 30, 2005 totaling $477.4 million, compared to a decrease in this provision totaling $0.4 million in the nine months ended September 30, 2004. Also contributing to this decrease was pension plan expense incurred in the nine months ended September 30, 2005 totaling approximately $18.2 million related to the spin-off of MI’s pension plan to a B&W sponsored plan effective January 31, 2005. There was no expense recorded by B&W related to this plan for the nine months ended September 30, 2004. In addition, B&W also experienced lower volume and margins from the fabrication, repair, and retrofit of existing facilities and replacement nuclear steam generators. In addition, B&W also experienced lower margins in its utility steam system fabrication activities and higher selling, general and administrative expenses. Partially offsetting these reductions in B&W’s operating income (loss) were higher volumes in B&W’s utility steam system fabrication activities and B&W’s nuclear service activities, and higher volume and margins in B&W’s boiler auxiliary equipment activities.
      Interest income increased $5.2 million from $4.0 million in the nine months ended September 30, 2004 to $9.2 million for the nine months ended September 30, 2005, primarily due to increases in average cash and cash equivalents and prevailing interest rates.
      B&W’s other-net increased $2.2 million from a loss of approximately $7.9 million in the nine months ended September 30, 2004 to a loss of approximately $5.7 million in the nine months ended September 30, 2005. This increase was primarily attributable to recoveries from provisions for doubtful account receivables due from B&W’s insurers received in the nine months ended September 30, 2005, partially offset by higher minority interest expense.
      B&W’s provision for (benefit from) income taxes increased by $(155.1) million from a provision totaling $1.6 million in the nine months ended September 30, 2004 to a benefit totaling $153.5 million in the nine months ended September 30, 2005. Included in B&W’s provision for (benefit from) income taxes in the nine months ended September 30, 2005 is a benefit totaling approximately $175.0 million related to B&W’s increased provision for its asbestos liability and other liability claims. In addition, the nine months ended September 30, 2004 included a benefit taken for an adjustment to B&W’s federal deferred tax asset valuation allowance totaling approximately $26.2 million, which was recorded as a credit to B&W’s provision for income taxes. B&W and its subsidiaries operate in different tax jurisdictions with different statutory rates. These variances in rates, along with the mix of income in these jurisdictions, are responsible for the shifts in B&W’s effective tax rates.

Year Ended December 31, 2004 Compared to Year Ended December 31, 2003
      B&W’s revenues decreased approximately $39.2 million from $1.408 billion for the year ended December 31, 2003 to $1.369 billion for the year ended December 31, 2004. This decrease was primarily attributable to lower volumes from the fabrication, repair and retrofit of existing facilities and B&W’s utility steam system fabrication activities. The decrease in revenues was partially offset by higher volumes from nuclear service, replacement parts, and boiler cleaning activities.
      B&W’s operating income increased by $115.0 million to $116.8 million for the year ended December 31, 2004 compared to $1.8 million in 2003. This increase was attributable primarily to a decrease in B&W’s provision for asbestos-related liability from $73.8 million in the year ended December 31, 2003 to $3.6 million in the year ended December 31, 2004. In addition, B&W experienced higher margins from its utility steam system fabrication activities, higher volumes from its nuclear service activities, and increased volume and margin in its non-boiler construction and boiler cleaning equipment businesses. Partially offsetting these increases were lower volumes from the fabrication, repair, and retrofit of existing facilities, lower margins in B&W’s replacement parts activities, and higher selling, general and administrative expenses.
      Interest income decreased approximately $1.0 million from $6.0 million in 2003 to approximately $5.0 million in 2004, primarily due to decreases in average cash and cash equivalents.
      Other-net expense increased $6.0 million from expense of $12.1 million in 2003 to expense of $18.1 million in 2004. This increase was primarily attributable to an increase in foreign currency exchange losses.
      B&W’s provision for (benefit from) income taxes increased by $10.6 million from a benefit totaling $8.8 million in the year ended December 31, 2003 to an expense totaling $1.8 million in the year ended December 31, 2004. In the year ended December 31, 2004, B&W recorded a benefit taken for an adjustment to its federal deferred tax asset valuation allowance totaling approximately $34.1 million, which was recorded as a credit to B&W’s provision for income taxes. In addition, in the year ended December 31, 2003, B&W recorded an additional provision totaling $7.7 million as an increase to its deferred tax asset valuation allowance.

Year Ended December 31, 2003 Compared to Year Ended December 31, 2002
      B&W’s revenues decreased in 2003 from 2002 by approximately $89 million from $1.497 billion in 2002 to $1.408 billion in 2003. This decrease was primarily attributable to lower volumes from the fabrication, repair and retrofit of existing facilities in addition to replacement of nuclear steam generators and lower nuclear services activities. Partially offsetting these decreases were high volumes from B&W’s utility steam fabrication activities, replacement parts and boiler cleaning equipment.
      Operating income for B&W increased by approximately $206.5 million in 2003 from 2002. In 2002, B&W recorded an adjustment to its provision for asbestos liability totaling $286.5 million, compared with an adjustment in 2003 totaling $73.8 million. In addition, B&W experienced higher margins from its utility steam system fabrication activities and higher volumes from its boiler cleaning equipment activities. These increases were partially offset by lower volumes and margins from the nuclear service and non-boiler construction activities of B&W. Also B&W experienced higher selling general and administrative expenses in 2003 related to the Chapter 11 filing.
      Interest income increased $1.4 million from $4.6 million in 2002 to $6.0 million in 2003, primarily due to an increase in average cash and cash equivalents and prevailing interest rates.
      Interest expense decreased by $1.9 million in 2003 compared to 2002. This decrease was primarily attributable to lower amortization of deferred debt issue costs on B&W’s DIP Credit Facility.
      Other-net expense decreased $15 million from expense of $27.1 million in 2002 to expense of $12.1 million in 2003. The year ended December 31, 2002 included a charge totaling approximately $22 million to reserve for certain notes receivable due from affiliates of McDermott, which, as a result of the Chapter 11 proceedings, were not expected to be collected, while this amount for the year ended December 31, 2003 totaled approximately $5.1 million.
      B&W’s benefit from income taxes decreased by $9.8 million from a benefit totaling $18.7 million in the year ended December 31, 2002 to a benefit totaling $8.9 million in the year ended December 31, 2003. In 2003, B&W recorded an additional provision totaling $7.7 million as an increase to its federal deferred tax asset valuation allowance.

Liquidity and Capital Resources
      In connection with the Chapter 11 filing, the Chapter 11 Debtors entered into an original $300 million debtor-in-possession revolving credit facility (the “DIP Credit Facility”), which, as amended, now provides for credit extensions of up to $250 million and expires in February 2007. All amounts owed under the facility have a super-priority administrative expense status in the Chapter 11 proceedings. The Chapter 11 Debtors’ obligations under the DIP Credit Facility are (1) guaranteed by substantially all of B&W’s other domestic subsidiaries and B&W Canada Ltd. and (2) secured by security interests in B&W Canada Ltd.’s assets. Additionally, B&W and substantially all of its domestic subsidiaries granted security interests in their assets to the lenders under the DIP Credit Facility, which would become effective upon the defeasance or repayment of MI’s outstanding public debt. We have amended the effective date of those security interests so that they will not become effective prior to May 22, 2006. The DIP Credit Facility generally provides for borrowings by the Chapter 11 Debtors for working capital and other general corporate purposes and the issuance of letters of credit, except that the total of all borrowings and nonperformance letters of credit issued under the facility cannot exceed $100 million in the aggregate. There were no borrowings outstanding under the DIP Credit Facility at September 30, 2005 or December 31, 2004. The DIP Credit Facility imposes certain financial and non-financial covenants on B&W and its subsidiaries. The interest rate is, at B&W’s option, J. P. Morgan’s prime lending rate plus 1.25% or LIBOR plus 2.5%, and letters of credit are charged at 1%.
      A permitted use of the DIP Credit Facility is the issuance of new letters of credit to backstop or replace pre-existing letters of credit issued in connection with B&W’s and its subsidiaries’ business operations, but for which McDermott, MI or BWICO was a maker or guarantor. As of February 22, 2000, the aggregate amount of all such pre-existing letters of credit totaled approximately $172 million (the “Pre-existing LCs”). McDermott, MI and BWICO have agreed to indemnify and reimburse the Chapter 11 Debtors for any customer draw on any letter of credit issued under the DIP Credit Facility to backstop or replace any Pre-existing LC for which they already have exposure and for the associated letter of credit fees paid under the facility. As of September 30, 2005, approximately $118.4 million in letters of credit had been issued under the DIP Credit Facility, of which approximately $11.1 million was to replace or backstop Pre-existing LCs. All other Pre-existing LCs have expired.
      In the course of the conduct of B&W’s and its subsidiaries’ business, McDermott and MI have agreed to indemnify two surety companies for B&W’s and its subsidiaries’ obligations under surety bonds issued in connection with their customer contracts. At September 30, 2005, the total value of B&W’s and its subsidiaries’ customer contracts yet to be completed covered by such indemnity arrangements was approximately $28.2 million, of which only a negligible amount related to bonds issued after February 21, 2000.
      B&W had cash and cash equivalents totaling $392.3 million at September 30, 2005 compared to $351.5 million at December 31, 2004. At September 30, 2005 and December 31, 2004, B&W’s balance in cash and cash equivalents included approximately $28.1 million and $9.6 million, respectively, in adjustments for bank overdrafts, with a corresponding increase in accounts payable for these overdrafts. Working capital increased to $227.5 million at September 30, 2005 from $220.9 million at December 31, 2004.
      Effective January 31, 2005, McDermott spun off the assets and liabilities associated with our portion of the MI Plan to the “Retirement Plan for Employees of The Babcock and Wilcox Company and Participating Subsidiary and Affiliated Companies” (the “New Plan”) sponsored by us. Beginning

January 31, 2005, our financial statements will include pension assets, liabilities and pension costs associated with the New Plan. Approximately 46% of the employees in the MI Plan at January 31, 2005 transferred to the New Plan. Based on data received from its actuary, B&W expects to make cash contributions to the New Plan totaling approximately $43 million in 2006 and $35 million in 2007. These amounts are preliminary and subject to change pending further analysis by B&W’s actuary.
      B&W has assessed its liquidity position as a result of the Chapter 11 filing and believes that it can continue to fund its operating activities and meet its debt and capital requirements for the foreseeable future. However, B&W’s ability to continue as a going concern depends on its ability to settle its ultimate asbestos-related liability from its net assets, future profits and cash flow and available insurance proceeds, whether through the confirmation of a plan of reorganization or otherwise. The financial statements of B&W have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the ordinary course of business. As a result of the Chapter 11 filing and related events, there is no assurance that the carrying amounts of B&W’s assets will be realized or that B&W’s liabilities will be liquidated or settled for the amounts recorded. The independent accountant’s report on the consolidated financial statements of B&W for the years ended December 31, 2004, 2003 and 2002 includes an explanatory paragraph indicating that these issues raise substantial doubt about B&W’s ability to continue as a going concern.
Quantitative and Qualitative Disclosures About Market Risk
      Due to covenants in the DIP Credit Facility, B&W is restricted to certain types of investment instruments. At December 31, 2004, all of B&W’s investments are reported as cash equivalents and consist of investments in short-term money market mutual funds, Eurodollar time deposits and other high-grade investments. At December 31, 2004, B&W had short-term investments attributable to cash used in lieu of issuing letters of credit in other assets totaling approximately $40.5 million. These short term investments are carried in other assets to match the corresponding letter of credit exposure. B&W has limited exposure to market risk from changes in interest rates on these investments. B&W attempts to ensure the safety and preservation of its invested funds by limiting default risk, market risk and reinvestment risk.
      B&W has exposure to changes in interest rates under the DIP Credit Facility. At December 31, 2004 and 2003, B&W had no borrowings outstanding under this facility. B&W also has exposure to changes in interest rates on its variable-rate long-term debt obligations, which totaled $4.52 million at December 31, 2004. At December 31, 2004, this debt carried an interest rate of 2.23%, matures $50,000 per year over the next five years and had an estimated fair value of $4.522 million. B&W has no material future earnings or cash flow exposures from changes in interest rates on the remainder of its long-term debt obligations, which totaled $5.8 million at December 31, 2004, as these obligations have fixed interest rates. Principal cash flows and related weighted average interest rates by expected maturity dates for B&W’s fixed-rate long-term debt obligations are as follows:

		Weighted Average
Maturity Date	Principal Cash Flows	Interest Rate

2005	$659,000	5.18%
2006	$2,488,000	2.93%
2007	$328,000	5.32%
2008	$338,000	5.36%
2009	$338,000	5.36%
Thereafter	$1,446,000	6.10%
These fixed-rate obligations had an estimated fair value totaling $4.0 million at December 31, 2004.
      B&W has operations in foreign locations, and, as a result, its financial results could be significantly affected by factors such as changes in foreign currency exchange rates or weak economic conditions in those foreign markets. In order to manage the risks associated with foreign currency exchange fluctuations,

B&W regularly hedges those risks with foreign currency forward contracts. B&W does not enter into speculative forward contracts.

Exchange Rate Sensitivity
      The following tables provide information about B&W’s foreign currency forward contracts outstanding at December 31, 2004 and presents such information in U.S. dollar equivalents. The tables present notional amounts and related weighted-average exchange rates by expected (contractual) maturity dates and constitute forward-looking statements. These notional amounts generally are used to calculate the contractual payments to be exchanged under the contract (contract amounts in thousands).
Forward Contracts to Purchase Foreign Currencies for U.S. Dollars:

	Year Ending	Fair Value at	Average Contractual
Foreign Currency	December 31, 2005	December 31, 2005	Exchange Rate

Canadian Dollars	$27,542	$528	1.2252
Pound Sterling	$983	$40	1.8254
Danish Kroner	$1,789	$38	5.5110
Forward Contracts to Sell Foreign Currencies for U.S. Dollars:

	Year Ending	Fair Value at	Average Contractual
Foreign Currency	December 31, 2005	December 31, 2005	Exchange Rate

Euros	$2,164	$(43)	1.3397
Canadian Dollars	$32,167	$(3,062)	1.3343

Selected Historical Consolidated Financial Data of McDermott
      We have prepared the selected historical financial data set forth below for the years ending December 31, 2000 through December 31, 2004 using McDermott’s audited consolidated financial statements. We have prepared the selected historical financial data set forth below for the nine months ended September 30, 2005 and 2004 using McDermott’s unaudited consolidated financial statements. You should read the following selected historical financial data together with our consolidated financial statements and the related notes and with the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	For the Nine Months
	Ended September 30,		For the Years Ended December 31,

	2005	2004	2004	2003	2002	2001	2000(1)

	(In thousands)
STATEMENT OF OPERATIONS DATA:
Revenues	$1,457,745	$1,449,338	$1,923,019	$2,335,364	$1,733,821	$1,888,078	$1,803,179
Cost of Operations	(1,164,912)	(1,277,082)	(1,673,922)	(2,252,842)	(1,734,580)	(1,653,042)	(1,606,510)
Selling, general and administrative expenses	(156,038)	(141,730)	(170,953)	(169,764)	(157,845)	(192,134)	(180,810)
Gain (loss) on asset sales and impairments	6,501	18,797	32,163	6,171	(7,855)	(3,739)	(2,818)
Impairment of goodwill	—	—	—	—	(313,008)	—	—
Write-off of investment in The Babcock and Wilcox Company	—	—	—	—	(224,664)	—	—
Equity in income (loss) from investees	26,222	24,053	35,617	28,382	27,692	34,093	(9,795)

Income (loss) from operations	169,518	73,376	145,924	(52,689)	(676,439)	73,256	3,246
Other income (expense):
Interest income	13,810	3,342	5,574	3,230	8,553	19,553	27,103
Interest expense	(27,784)	(25,775)	(36,066)	(18,993)	(15,123)	(39,656)	(43,603)
Loss on The Babcock and Wilcox Company bankruptcy settlement	(5,887)	(2,256)	(11,187)	(14,539)	(86,377)	—	—
Gain on sale of business	—	—	—	—	—	27,996	—
Other-net	3,647	898	(1,779)	2,123	(4,174)	4,220	(2,584)

Income (Loss) before provision for income taxes	153,304	49,585	102,466	(80,868)	(773,560)	85,369	(15,838)
Provision for (benefit from) income taxes	(8,551)	30,412	40,827	21,290	14,406	110,651	10,635

Net income (loss) from continuing operations	161,855	19,173	61,639	(102,158)	(787,966)	(25,282)	(26,473)
Discontinued operations	—	—	—	3,219	11,572	5,260	4,391
Cumulative effect of accounting change	—	—	—	3,710	—	—	—

Net Income (loss)	$161,855	$19,173	$61,639	$(95,229)	$(776,394)	$(20,022)	$(22,082)

Basic earnings (loss) per common share:
Net income from continuing operations	$2.39	$0.29	$0.94	$(1.59)	$(12.74)	$(0.42)	$(0.44)
Net income (loss)	$2.39	$0.29	$0.94	$(1.49)	$(12.55)	$(0.33)	$(0.37)
Diluted earnings (loss) per common share:
Net income (loss) from continuing operations	$2.25	$0.28	$0.90	$(1.59)	$(12.74)	$(0.42)	$(0.44)
Net income (loss)	$2.25	$0.28	$0.90	$(1.49)	$(12.55)	$(0.33)	$(0.37)

	For the Nine Months
	Ended September 30,		For the Years Ended December 31,

	2005	2004	2004	2003	2002	2001	2000(1)

	(In thousands)
OTHER FINANCIAL DATA:
Cash flows provided by (used in):
Operating activities	$180,121	$(665)	$65,306	$(97,546)	$(9,806)	$176,611	$(49,066)
Investing activities	(90,800)	69,766	57,544	(16,761)	126,429	11,693	(27,991)
Financing activities	25,491	(40,619)	(38,347)	159,578	(147,300)	(105,672)	(255)
Depreciation and amortization	31,117	29,021	40,293	44,504	40,620	62,264	63,890
Capital expenditures	33,170	17,548	35,644	36,057	64,852	(45,008)	(49,300)
Ratio of earnings to fixed charges	5.18	2.28	2.99	0.00	0.00	2.45	1.01
BALANCE SHEET DATA:
Cash and cash equivalents	$374,087	$203,278	$259,319	$174,790	$129,517	$196,912	$84,620
Restricted cash and cash equivalents	144,813	168,151	177,953	180,480	44,824	—	—
Working capital	243,602	(33,251)	58,232	(24,304)	(167,765)	(164,984)	(103,391)
Total assets	1,627,152	1,244,810	1,386,932	1,248,874	1,278,171	2,103,840	2,025,627
Total third party debt	264,517	280,052	280,020	316,899	141,681	309,899	419,503
Total equity (deficit)	(53,464)	(338,421)	(261,443)	(363,177)	(416,757)	770,110	776,603

(1)	Effective February 22, 2000, our consolidated financial results exclude the results of B&W and its consolidated subsidiaries.

Unaudited Pro Forma Financial Information of McDermott
      As a result of the Chapter 11 filing, beginning on February 22, 2000, we stopped consolidating the results of operations of B&W and its subsidiaries in our financial statements and we began accounting for our investment in B&W under the cost method. The Chapter 11 filing, along with subsequent filings and negotiations, led to increased uncertainty with respect to the amounts, means and timing of the ultimate settlement of B&W’s asbestos claims and the recovery of our investment in B&W. Due to this increased uncertainty, we wrote off our net investment in B&W in the quarter ended June 30, 2002. The total impairment charge of $224.7 million included our investment in B&W of $187.0 million and other related assets totaling $37.7 million, primarily consisting of accounts receivable from B&W, for which we provided an allowance of $18.2 million.
      On December 19, 2002, in connection with the filing of drafts of the third amended joint plan of reorganization and related settlement agreement in the Chapter 11 proceedings, we determined that a liability related to the previously negotiated settlement was probable and that the amount of that liability was reasonably estimable. Accordingly, as of December 31, 2002, we established an estimate for the cost of the previously negotiated settlement of $110 million, including tax expense of $23.6 million, reflecting the present value of our contemplated contributions to the Asbestos PI Trust. The estimate had been adjusted from 2002 through June 30, 2005 based on the provision of the previously negotiated settlement, and we have recorded a liability of $146.7 million. As of September 30, 2005, we no longer evaluate our liability based on the previously negotiated settlement, as we feel it is no longer probable.
      Under the terms of the proposed settlement, McDermott (through MI and BWICO) will retain 100% ownership of B&W and will reacquire control of B&W. McDermott will account for this reacquisition of control over B&W in a manner similar to a step acquisition by applying the guidelines of SFAS No. 141.
      On August 29, 2005, McDermott announced the Proposed Settlement Agreement. Under the terms of the Proposed Settlement Agreement and a related plan of reorganization the Chapter 11 Debtors, the ACC, the FCR and MI, as plan proponents, have jointly proposed (the “Proposed Joint Plan”), the Asbestos PI Trust would be funded by contributions of:

•	$350 million in cash, which would be paid by MI or one of its subsidiaries on the effective date of the Proposed Joint Plan;

•	an additional contingent cash payment of $355 million, which would be payable by MI or one of its subsidiaries within 180 days of November 30, 2006, but only if the condition precedent described below is satisfied, which amount would be payable with interest accruing on that amount at 7% per year from December 1, 2006 to the date of payment; and

•	a note issued by B&W in the aggregate principal amount of $250 million (the “B&W Note”), bearing interest at 7% annually on the outstanding principal balance from and after December 1, 2006, with a five- year term and annual principal payments of $50 million each, commencing on December 1, 2007, provided that, if the condition precedent described below is not satisfied, only $25 million principal amount of the B&W Note would be payable. B&W’s payment obligations under the B&W Note would be fully and unconditionally guaranteed by Babcock & Wilcox Investment Company, a Delaware corporation and a wholly owned subsidiary of MI (“BWICO”), and McDermott. The guarantee obligations of BWICO and McDermott would be secured by a pledge of all of B&W’s capital stock outstanding as of the effective date of the Proposed Joint Plan.
      McDermott and most of its subsidiaries would also contribute to the Asbestos PI Trust substantially the same insurance rights as were to be contributed to the Asbestos PI Trust under the Previously Negotiated Settlement Agreement. See “Description of the Proposed Settlement Agreement — Creation of the Asbestos PI Trust and Contribution of Assets.”
      The Proposed Settlement Agreement includes a mechanism that would potentially limit the consideration to be contributed to the Asbestos PI Trust if the FAIR Act or similar U.S. federal legislation is enacted and becomes law. Specifically, the Proposed Settlement Agreement provides that the right to receive the $355 million contingent payment (the “Contingent Payment Right”) would vest and amounts under the B&W Note in excess of $25 million would be payable only upon satisfaction of the condition precedent that neither the FAIR Act nor any other U.S. federal legislation designed to resolve asbestos-related personal injury claims through the implementation of a national trust shall have been enacted and become law on or before November 30, 2006 (the “Condition Precedent”). The Proposed Settlement Agreement further provides that:

•	if such legislation is enacted and becomes law on or before November 30, 2006 and is not subject to a legal proceeding as of January 31, 2007 which challenges the constitutionality of such legislation (any such proceeding is referred to as a “Challenge Proceeding”), the Condition Precedent would be deemed not to have been satisfied, and no amounts would be payable under the Contingent Payment Right and no amounts in excess of $25 million would be payable under the B&W Note; and

•	if such legislation is enacted and becomes law on or before November 30, 2006, but is subject to a Challenge Proceeding as of January 31, 2007, the Condition Precedent would be deemed not to have been satisfied and any rights with respect to the Contingent Payment Right and payments under the B&W Note in excess of $25 million would be suspended until either:

(1) there has been a final, nonappealable judicial decision with respect to the Challenge Proceeding to the effect that such legislation is unconstitutional as generally applied to debtors in Chapter 11 proceedings whose plans of reorganization have not yet been confirmed and become substantially consummated (i.e., debtors that are similarly situated to B&W as of September 1, 2005), so that such debtors would not be subject to such legislation, in which event the Condition Precedent would be deemed to have been satisfied, and the Contingent Payment Right would vest and the B&W Note would become fully payable pursuant to its terms (in each case subject to the protection against double payment provisions described below); or

(2) there has been a final nonappealable judicial decision with respect to the Challenge Proceeding which resolves the Challenge Proceeding in a manner other than as contemplated by the immediately preceding clause, in which event the Condition Precedent would be deemed not to have been satisfied and no amounts would be payable under the Contingent Payment Right and no amounts in excess of $25 million would be payable under the B&W Note.
      The Proposed Settlement Agreement also includes provisions to provide some protection against double payment so that, if the FAIR Act or similar U.S. federal legislation is enacted and becomes law after November 30, 2006, or the Condition Precedent is otherwise satisfied (in accordance with the provisions described in clause (1) above), any payment McDermott or any of its subsidiaries may be required to make pursuant to the legislation on account of asbestos-related personal injury claims against any of the B&W Entities would reduce, by a like amount:

•	first, the amount, if any, then remaining payable pursuant to the Contingent Payment right; and

•	next, any then remaining amounts payable pursuant to the B&W Note.
      Under the Proposed Settlement Agreement and the Proposed Joint Plan, the Apollo/ Parks Township Claims will not be channeled to a trust, as contemplated by the Previously Negotiated Settlement Agreement and the Previously Negotiated Joint Plan. Rather, the Apollo/ Parks Township Claims would remain the responsibility of the Chapter 11 Debtors and will not be impaired under the terms of the Proposed Joint Plan. While the Proposed Settlement has been structured in a manner to permit all disputes relating to the Apollo/ Parks Townships Claims and the associated insurance coverage to be resolved after the Proposed Joint Plan has been confirmed and becomes effective, we are continuing our efforts to negotiate a mutually satisfactory resolution of the disputes involving the current claimants in the Hall Litigation on an expedited basis. We believe that all claims under the Hall Litigation will be resolved within the limits of coverage of our insurance policies. However, there may be an issue as to whether our insurance coverage is adequate and we may be materially adversely impacted if our liabilities exceed our coverage.

      The Proposed Settlement Agreement contemplates that the Proposed Joint Plan must become effective, on a final, nonappealable basis, no later than the Effective Date Deadline. The Proposed Settlement Agreement further contemplates that, if the effective date of the Proposed Joint Plan has not occurred by that date, and is not extended by the ACC, the FCR and us, acting together, then the settlement contemplated by the Proposed Settlement Agreement will be abandoned and the parties will resume their efforts to effect the settlement contemplated by the Previously Negotiated Settlement Agreement and the Previously Negotiated Joint Plan.
      McDermott is providing the following unaudited pro forma condensed combined financial statements to help you in your analysis of the financial aspects of the proposed settlement. The unaudited pro forma combined financial statements are based upon the historical financial information of McDermott and B&W, and should be read in conjunction with the historical consolidated financial statements and notes thereto of McDermott, which have been incorporated by reference in this proxy statement, and B&W, which have been included in this proxy statement (see “Financial Statements of The Babcock & Wilcox Company and Subsidiaries”).
      The following unaudited pro forma condensed combined balance sheet is based on the balance sheets of McDermott and B&W, and has been prepared to reflect the transaction as if it had been consummated on September 30, 2005. The following unaudited pro forma condensed combined statements of income combine McDermott’s and B&W’s results of operations for the periods presented, assuming the transaction had occurred on January 1, 2004. The unaudited pro forma condensed combined financial statements are based on estimates and assumptions set forth in the notes to such statements, which are preliminary, subject to change and have been made solely for purposes of developing such pro forma information. The unaudited pro forma condensed combined financial statements are not necessarily an indication of the results that may be achieved in the future. The pro forma information provided includes both scenarios outlined above: If the FAIR Act passes on or before November 30, 2006, and no passage of the FAIR Act by that date.
      Because McDermott will reacquire control of B&W as part of the proposed settlement, the settlement will be accounted for in a manner similar to a step purchase in accordance with accounting principles generally accepted in the United States. Tax adjustments required as a result of following the accounting guidelines under purchase business combinations are recorded at an effective tax rate of 35%. Certain adjustments to the purchase price to eliminate previously established tax balances are adjusted using the applicable tax rate present in McDermott’s unaudited consolidated financial statements for the nine months ended September 30, 2005.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
(Assuming passage of the FAIR Act)

	MII	B&W
	As of	As of	Pro Forma		Pro Forma
	9/30/2005	9/30/2005	Adjustments		Combined

	(In thousands)
ASSETS:
Cash & Equivalents	$518,900	$392,326	$(375,000)	A	$536,226
Accounts Rec. — Trade	301,688	194,571	—		496,259
Accounts & Notes Rec. — Other	32,919	10,909	(5,884)	B	37,944
Contracts in Progress	72,399	91,326	—		163,725
Inventories	—	62,823	—		62,823
Deferred Income Taxes	18,510	46,182	—		64,692
Other Current Assets	70,367	20,016	—		90,383

Total Current Assets	1,014,783	818,153	(380,884)		1,452,052

Net PP&E	306,250	109,401	(109,401)	C	306,250
Long Term Investment Portfolio	84,546	—	—		84,546
Note Receivable-Affiliates	—	41,238	(41,238)	B	—
Insurance Recoverable	—	1,149,989	(1,149,989)	I	—
Goodwill	12,926	96,212	(96,212)	C	12,926
Deferred Income Taxes	72,968	415,101	(174,513)	M	313,556
All Other Long Term Assets	135,679	153,072	(17,316)	I	271,435

Total Assets	$1,627,152	$2,783,166	$(1,969,553)		$2,440,765

LIABILITIES & EQUITY:
Notes Payable & Current Debt Maturities	4,250	3,952	—		8,202
Accounts Payable	102,525	146,445	—		248,970
Accounts Payable — Affiliates (B&W)	48,593	16,731	(65,324)	B	—
Accrued Employee Benefits	73,484	35,267	—		108,751
Accrued Liabilities — Other	220,024	44,294	85,000	D	349,318
Advanced Billings on Contracts	284,214	298,746	—		582,960
Accrued Warranty Expense	5,909	45,170	—		51,079
Accrued Taxes Payable	32,182	—	(29,952)	L	2,230

Total Current Liabilities	771,181	590,605	(10,276)		1,351,510

Long-Term Debt	260,267	4,100	—		264,367
Accrued Post Retirement Benefit	27,014	2,235	—		29,249
Self Insurance	62,044	11,229	—		73,273
Pension Liability	325,561	134,228	(117,079)	E	342,710
Accrued Cost of B&W Settlement	117,990	—	(117,990)	N	—
Products Liability Settlement	—	2,177,613	(2,177,613)	I	—
Other Long-Term Liabilities	116,559	90,019	(15,183)	G	191,395

Total Liabilities	1,680,616	3,010,029	(2,438,141)		2,252,504
Common Stock: Par	72,640	1,001	(1,001)	F	72,640
Capital In Excess of Par Value	1,163,204	123,068	(123,068)	F	1,163,204
Accumulated Deficit	(899,053)	(287,870)	492,148	F	(694,775)
Treasury Stock	(57,866)	—	—		(57,866)
Other Comprehensive Income (Loss)	(332,389)	(63,062)	100,509	F	(294,942)

Total Stockholders’ Equity (Deficit)	(53,464)	(226,863)	468,588		188,261

Total Liabilities & Stockholders’ Equity (Deficit)	$1,627,152	$2,783,166	$(1,969,553)		$2,440,765

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
(Assuming passage of the FAIR Act)

	Nine Months Ended

			Pro Forma		Pro Forma
	MII	B&W	Adjustments		Combined

	9/30/2005	9/30/2005
	(In thousands except per share amounts)
Revenues	$1,457,745	$1,086,795	$(608)	J	$2,543,932
Cost and Expenses:
Cost of Operations	1,164,912	1,373,944	(588,862)	H	1,949,994
Selling, general and administrative expenses	156,038	124,116	25,000	D	305,154
Gains on asset disposals and impairments	(6,501)	(572)	—		(7,073)

Sub-total expenses	1,314,449	1,497,488	(563,862)		2,248,075

Equity in income of investees	26,222	2,978	—		29,200

Operating Income	169,518	(407,715)	563,254		325,057
Other Income (Expense):
Interest income	13,810	9,244	(1,219)	K	21,835
Interest expense	(27,784)	(2,185)	1,219	K	(28,750)
(Increase) decrease in the estimated cost of the B&W settlement	(5,887)	—	145,666	H	139,779
Other — net	3,647	(5,725)	—		(2,078)

Sub-total other — net	(16,214)	1,334	145,666		130,786
Income (loss) before provision for (benefit from) income taxes	153,304	(406,381)	708,920		455,843
Provision for (benefit from) income taxes	(8,551)	(153,520)	175,937	H	13,866

Income (loss) before Extraordinary Item	161,855	(252,861)	532,983		441,977
Extraordinary Item	—	—	59,547	C	59,547

Net Income (loss)	$161,855	$(252,861)	$592,530		$501,524

Earnings per common share:
Basic: Income before extraordinary item	$2.39	$—	$—		$6.53
Basic: Net income	$2.39	$—	$—		$7.41
Diluted: Income before extraordinary item	$2.25	$—	$—		$6.13
Diluted: Net income	$2.25	$—	$—		$6.96
Shares used in EPS calculations
Basic	67,677,823				67,677,823
Diluted	72,084,803				72,084,803
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
(Assuming passage of the FAIR Act)

	Twelve Months Ended

			Pro Forma		Pro Forma
	MII	B&W	Adjustments		Combined

	12/31/2004	12/31/2004
	(In thousands)
Revenues	$1,923,019	$1,368,918	$(1,212)	J	$3,290,725
Cost and Expenses:
Cost of Operations	1,673,922	1,093,654	(23,647)	H	2,743,929
Selling, general and administrative expenses	203,262	161,692	25,000	D	389,954
Gains on asset disposals and impairments	(64,472)	(246)	—		(64,718)

Sub-total expenses	1,812,712	1,255,100	1,353		3,069,165

Equity in income of investees	35,617	2,956	—		38,573

Operating Income	145,924	116,774	(2,565)		260,133
Other Income (Expense):
Interest income	5,574	4,973	(1,428)	K	9,119
Interest expense	(36,066)	(2,662)	1,428	K	(37,300)
(Increase) decrease in the estimated cost of the B&W settlement	(11,187)	—	150,966	H	139,779
Other — net	(1,779)	(18,129)	—		(19,908)

Sub-total other — net	(43,458)	(15,818)	150,966		91,690
Income before provision for (benefit from) income taxes	102,466	100,956	148,401		351,823
Provision for (benefit from) income taxes	40,827	1,839	(22,679)	H	19,987

Income before Extraordinary Item	61,639	99,117	171,080		331,836
Extraordinary Item	—	—	59,547	C	59,547

Net Income	$61,639	$99,117	$230,627		$391,383

Earnings per common share:
Basic: Income before extraordinary item	$0.94	$—	$—		$5.05
Basic: Net income	$0.94	$—	$—		$5.96
Diluted: Income before extraordinary item	$0.90	$—	$—		$4.86
Diluted: Net income	$0.90	$—	$—		$5.73
Shares used in EPS calculations
Basic	65,688,361				65,688,361
Diluted	68,268,131				68,268,131
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Note 1
      The currently proposed settlement would be accounted for similar to a step acquisition under SFAS No. 141, since McDermott will regain control over B&W. The difference between McDermott’s investment in B&W, which consists of the $375 million payment reduced by tax benefits under the currently proposed settlement and certain other liabilities, is less than the net assets of B&W. As a result, the existing noncurrent assets at B&W are being reduced to account for the basis difference between McDermott’s investment in B&W and the net assets of B&W. This scenario assumes passage of the FAIR Act or similar federal legislation prior to the effective date of the currently proposed settlement.

Note 2	Pro Forma Adjustments

A	To record the cash payment to be made on the effective date of the Proposed Settlement Agreement, at $375 million. Cash to settle the payment is assumed to come from existing cash on hand.

B	To adjust and eliminate intercompany accounts due to reconsolidation of B&W into McDermott.

C	The proposed settlement is being accounted for similar to a step acquisition since McDermott is regaining control over B&W through the settlement. The cost to reacquire control of B&W is a gross amount of $375 million and is reduced by the tax benefit associated with the settlement and certain assumed liabilities. The basis difference between McDermott’s investment in B&W and B&W’s net assets is being allocated in accordance with SFAS No. 141 to the long-lived assets of B&W with the remainder, including the related tax impacts, being treated as an extraordinary gain totaling $59,547.

D	To reclassify liabilities totaling $60 million in reconsolidation and accrual of associated transaction fees estimated at $25 million.

E	To adjust for reconsolidation of B&W pension plan previously spun-off. Effective January 31, 2005, MI spun off the assets and liabilities associated with B&W’s portion of MI’s pension plan to a plan sponsored by B&W. At January 31, 2005, B&W recorded this transaction by reducing stockholder’s equity and increasing its pension liability by approximately $117 million based on our best estimate from data supplied by our actuary. McDermott deferred recognition of this spin-off pending final resolution of the B&W Chapter 11 proceedings.

F	To reflect the impact on stockholders’ equity of the adjustments to the net assets of B&W.

Reconciliation of Stockholders’ Equity:
Elimination of B&W common stock at effective date of the currently proposed settlement	$(1,001)
Elimination of B&W capital in excess of par value at effective date of the currently proposed settlement	(123,068)
Reconciliation of Accumulated Deficit:
Elimination of B&W deficit at acquisition	287,870
Expense transaction fees net of tax	(16,250)
Extraordinary item net of tax (see Note C)	59,547
Reversal of certain items previously recorded by McDermott no longer required under the currently proposed settlement	160,981

Total accumulated deficit	$492,148

Adjustment for the reconsolidation of B&W pension plan previously spun-off (see Note E)	100,509

Total adjustment to stockholders’ equity	$468,588

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

G	To adjust workers’ compensation liability totaling $(3,587) and deferred gain on intercompany asset sale totaling $(11,596).

H	To eliminate revaluation of B&W settlement to reflect the currently proposed settlement, to eliminate intercompany revenues between B&W and McDermott, and to adjust historical depreciation expense for the write down of net property, plant and equipment.

	Nine Months Ended	Twelve Months Ended
	9/30/2005	12/31/2004

Reconciliation of Cost of Operations:
Adjustment to settlement liability	$(575,308)	$(3,635)
Adjust depreciation	(12,946)	(18,800)
Intercompany revenue eliminations	(608)	(1,212)

Total	$(588,862)	$(23,647)

	Nine Months Ended	Twelve Months Ended
	9/30/2005	12/31/2004

Reconciliation of provision for income taxes:
Tax effect on adjustment of prior settlement in cost of operations	$201,358	$693
Tax effect on adjustment related to cost of B&W settlement recorded in other income (expense)	(21,202)	(21,202)
Tax effect on transaction fees	(8,750)	(8,750)
Tax effect on depreciation adjustment	4,531	6,580

Total	$175,937	$(22,679)

I	To adjust the existing B&W insurance recoverable and products liability settlement to reflect the currently proposed settlement.

J	To eliminate intercompany revenues between B&W and McDermott.

K	To eliminate intercompany interest income and intercompany interest expense between B&W and McDermott.

L	Reconciliation of accrued taxes payable:

Tax benefit on reversal of previous settlement	$(28,710)
Tax expense on reversal of prior intercompany receivables written-off by McDermott	6,252
Tax benefit on expensing transaction fees	(8,750)
Tax expense on reversal of deferred credit on insurance reserves	1,256

Total pro forma adjustments to accrued taxes payable	$(29,952)

M	To adjust deferred tax asset on reversal of insurance recoverable and products liability settlement totaling $(201,357) and on the extraordinary items relating to the write down of net property, plant and equipment totaling $38,290, and the residual allocation of the difference between McDermott’s investment in B&W and B&W’s net assets totaling $(11,446). See Note C.

N	To eliminate accrued cost of the previously negotiated settlement.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
(Assuming no passage of the FAIR Act)

	MII	B&W
	As of	As of	Pro Forma		Pro Forma
	9/30/2005	9/30/2005	Adjustments		Combined

	(In thousands)
ASSETS:
Cash & Equivalents	$518,900	$392,326	$(705,000)	A	$206,226
Accounts Rec. — Trade	301,688	194,571	—		496,259
Accounts & Notes Rec. — Other	32,919	10,909	(5,884)	B	37,944
Contracts in Progress	72,399	91,326	—		163,725
Inventories	—	62,823	—		62,823
Deferred Income Taxes	18,510	46,182	—		64,692
Other Current Assets	70,367	20,016	—		90,383

Total Current Assets	1,014,783	818,153	(710,884)		1,122,052
Net PP&E	306,250	109,401	—		415,651
Long Term Investment Portfolio	84,546	—	—		84,546
Note Receivable-Affiliates	—	41,238	(41,238)	B	—
Insurance Recoverable	—	1,149,989	(1,149,989)	I	—
Goodwill	12,926	96,212	(25,346)	C	83,792
Deferred Income Taxes	72,968	415,101	—		488,069
All Other Long Term Assets	135,679	153,072	(17,316)	I	271,435

Total Assets	$1,627,152	$2,783,166	$(1,944,773)		$2,465,545

LIABILITIES & EQUITY:
Notes Payable & Current Debt Maturities	4,250	3,952	—		8,202
Accounts Payable	102,525	146,445	—		248,970
Accounts Payable — Affiliates (B&W)	48,593	16,731	(65,324)	B	—
Accrued Employee Benefits	73,484	35,267	—		108,751
Accrued Liabilities — Other	220,024	44,294	85,000	D	349,318
Advanced Billings on Contracts	284,214	298,746	—		582,960
Accrued Warranty Expense	5,909	45,170	—		51,079
Accrued Taxes Payable	32,182	—	(29,952)	L	2,230

Total Current Liabilities	771,181	590,605	(10,276)		1,351,510
Long-Term Debt	260,267	4,100	245,308	A	509,675
Accrued Post Retirement Benefit	27,014	2,235	—		29,249
Self Insurance	62,044	11,229	—		73,273
Pension Liability	325,561	134,228	(117,079)	E	342,710
Accrued Cost of B&W Settlement	117,990	—	(117,990)	M	—
Products Liability Settlement	—	2,177,613	(2,177,613)	I	—
Other Long-Term Liabilities	116,559	90,019	(15,183)	G	191,395

Total Liabilities	1,680,616	3,010,029	(2,192,833)		2,497,812
Common Stock: Par	72,640	1,001	(1,001)	F	72,640
Capital In Excess of Par Value	1,163,204	123,068	(123,068)	F	1,163,204
Accumulated Deficit	(899,053)	(287,870)	271,620	F	(915,303)
Treasury Stock	(57,866)	—	—		(57,866)
Other Comprehensive Income (Loss)	(332,389)	(63,062)	100,509	F	294,942

Total Stockholders’ Equity (Deficit)	(53,464)	(226,863)	248,060		(32,267)

Total Liabilities & Stockholders’ Equity (Deficit)	$1,627,152	$2,783,166	$(1,944,773)		$2,465,545

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
(Assuming no passage of the FAIR Act)

	Nine Months Ended

			Pro Forma		Pro Forma
	MII	B&W	Adjustments		Combined

	9/30/2005	9/30/2005
	(In thousands except per share amounts)
Revenues	$1,457,745	$1,086,795	$(608)	J	$2,543,932
Cost and Expenses:
Cost of Operations	1,164,912	1,373,944	(9,640)	H	2,529,216
Selling, general and administrative expenses	156,038	124,116	25,000	D	305,154
Gains on asset disposals and impairments	(6,501)	(572)	—		(7,073)

Sub-total expenses	1,314,449	1,497,488	15,360		2,827,297

Equity in income of investees	26,222	2,978	—		29,200

Operating Income	169,518	(407,715)	(15,968)		(254,165)
Other Income (Expense):
Interest income	13,810	9,244	(1,219)	K	21,835
Interest expense	(27,784)	(2,185)	1,219	K	(28,750)
(Increase) decrease in the estimated cost of the B&W settlement	(5,887)	—	5,887	H	—
Other — net	3,647	(5,725)	—		(2,078)

Sub-total other — net	(16,214)	1,334	5,887		(8,993)
Income (loss) before provision for (benefit from) income taxes	153,304	(406,381)	(10,081)		(263,158)
Provision for (benefit from) income taxes	(8,551)	(153,520)	(6,181)	H	(168,252)

Net Income (loss)	$161,855	$(252,861)	$(3,900)		$(94,906)

Earnings per common share:
Basic	$2.39	$—	$—		$(1.40)
Diluted	$2.25	$—	$—		$(1.40)
Shares used in EPS calculations
Basic	67,677,823				67,677,823
Diluted	72,084,803				72,084,803
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
(Assuming no passage of the FAIR Act)

	Twelve Months Ended

			Pro Forma		Pro Forma
	MII	B&W	Adjustments		Combined

	12/31/2004	12/31/2004
	(In thousands)
Revenues	$1,923,019	$1,368,918	$(1,212)	J	$3,290,725
Cost and Expenses:
Cost of Operations	1,673,922	1,093,654	(4,847)	H	2,762,729
Selling, general and administrative expenses	203,262	161,692	25,000	D	389,954
Gain on asset disposals and impairments	(64,472)	(246)	—		(64,718)

Sub-total expenses	1,812,712	1,255,100	20,153		3,087,965

Equity in income of investees	35,617	2,956	—		38,573

Operating Income	145,924	116,774	(21,365)		241,333
Other Income (Expense):
Interest income	5,574	4,973	(1,428)	K	9,119
Interest expense	(36,066)	(2,662)	1,428	K	(37,300)
(Increase) decrease in the estimated cost of the B&W settlement	(11,187)	—	11,187	H,J	—
Other — net	(1,779)	(18,129)	—		(19,908)

Sub-total other — net	(43,458)	(15,818)	11,187		(48,089)
Income (loss) before provision for (benefit from) income taxes	102,466	100,956	(10,178)		193,244
Provision for (benefit from) income taxes	40,827	1,839	(8,057)	H	34,609

Net Income (loss)	$61,639	$99,117	$(2,121)		$158,635

Earnings per common share:
Basic	$0.94	$—	$—		$2.41
Diluted	$0.90	$—	$—		$2.32
Shares used in EPS calculations
Basic	65,688,361				65,688,361
Diluted	68,268,131				68,268,131
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Note 1
      The currently proposed settlement would be accounted for similar to a step acquisition under SFAS No. 141, since McDermott will regain control over B&W. The difference between McDermott’s investment in B&W, which consists of a $705 million payment and a note payable with fair value totaling $245 million, reduced by tax benefits under the currently proposed settlement and certain other liabilities, is less than the net assets of B&W. As a result, the existing goodwill at B&W is being reduced to account for the basis difference between McDermott’s investment in B&W and the net assets of B&W. This scenario assumes no passage of the FAIR Act or similar federal legislation by the effective date of the currently proposed settlement and recognition of the contingent payment obligations. If the FAIR Act or similar federal legislation is enacted and becomes law subsequent to the effective date of the currently proposed settlement on or before November 30, 2006, B&W would subsequently record a favorable adjustment to its pre-tax asbestos liability totaling approximately $600 million.

Note 2	Pro Forma Adjustments

A	To record the cost of the Proposed Settlement Agreement, consisting of a note payable and the cash portion of the settlement at $705 million. The note payable is a long term note payable, requiring principal payments of $50 million per year for five years at a stated interest rate of 7%. This note payable is recorded at its fair value of $245.3 million. Cash to make the payment on the effective date of the proposed settlement is assumed to come from cash on hand. It is possible that McDermott will explore alternative methods to make that cash payment, including, but not limited to, issuing additional common stock and seeking third-party financing.

B	To adjust and eliminate intercompany accounts due to reconsolidation of B&W into McDermott.

C	To give effect to the cost to reacquire control of B&W being less than the net assets of B&W. The basis difference between McDermott’s investment in B&W and B&W’s net assets is being allocated in accordance with SFAS No. 141 to the long-lived assets of B&W. The currently proposed settlement is being accounted for similar to a step acquisition since McDermott is regaining control over B&W through the settlement.

D	To reclassify liabilities totaling $60 million in reconsolidation and accrual of associated transaction fees estimated at $25 million.

E	To adjust for reconsolidation of B&W pension plan previously spun-off. Effective January 31, 2005, MI spun off the assets and liabilities associated with B&W’s portion of MI’s pension plan to a plan sponsored by B&W. At January 31, 2005, B&W recorded this transaction by reducing stockholder’s equity and increasing its pension liability by approximately $117 million based on our best estimate from data supplied by our actuary. McDermott deferred recognition of this spin-off pending final resolution of the B&W Chapter 11 proceedings.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

F	To reflect the impact on stockholders’ equity of the adjustments to the net assets of B&W.

Reconciliation of Stockholders’ Equity:
Elimination of B&W common stock at effective date of the currently proposed settlement	$(1,001)
Elimination of B&W capital in excess of par value at effective date of the currently proposed settlement	(123,068)
Reconciliation of Accumulated Deficit:
Expense transactions fees net of tax	$(16,250)
Elimination of B&W deficit at acquisition	287,870

Total adjustment to accumulated deficit	271,620

Adjustment for the reconsolidation of B&W pension plan previously spun-off (see Note E)	100,509

Total adjustment to stockholders’ equity	$248,060

G	To adjust workers’ compensation liability totaling $(3,587) and deferred gain on intercompany asset sale totaling $(11,596) due to reconsolidation of B&W.

H	To eliminate revaluation of B&W settlement to reflect the currently proposed settlement, to eliminate intercompany revenues between B&W and McDermott and to record amortization of intangible assets and additional depreciation expense on property, plant and equipment.

	Nine Months Ended	Twelve Months Ended
	9/30/2005	12/31/2004

Reconciliation of Cost of Operations:
Adjustment to settlement liability	$(9,032)	$(3,635)
Intercompany revenue eliminations	(608)	(1,212)

Total	$(9,640)	$(4,847)

	Nine Months Ended	Twelve Months Ended
	9/30/2005	12/31/2004

Reconciliation of provision for income taxes:
Tax effect on adjustment of prior settlement in cost of operations	$2,569	$693
Tax effect on transaction fees	(8,750)	(8,750)

Total	$(6,181)	$(8,057)

I	To adjust the existing B&W insurance recoverable, related accounts receivable and products liability settlement to reflect the currently proposed settlement.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

J	To eliminate intercompany revenues between B&W and McDermott.

K	To eliminate intercompany interest income and intercompany interest expense between B&W and McDermott.

L	Reconciliation of accrued taxes payable:

Tax benefit on reversal of previous settlement	$(28,710)
Tax expense on reversal of prior intercompany receivables written-off by McDermott	6,252
Tax benefit on expensing transaction fees	(8,750)
Tax expense on reversal of deferred credit on insurance reserves	1,256

Total pro forma adjustments to accrued taxes payable	$(29,952)

M	To eliminate accrued cost of the previously negotiated settlement.

Security Ownership of Directors and Executive Officers
      The following table sets forth the number of shares of our common stock beneficially owned as of December 1, 2005 by our directors, our Chief Executive Officer, our four most highly compensated executive officers during 2004 (other than our CEO) and all our directors and executive officers as a group, including shares that those persons have the right to acquire within 60 days on the exercise of stock options.

Shares
Beneficially
Name	Owned

Roger A. Brown(1)	4,925
Ronald C. Cambre(2)	25,472
Robert A. Deason(3)	141,898
Bruce DeMars(4)	30,518
John A. Fees(5)	52,021
Joe B. Foster(6)	40,259
Robert W. Goldman(7)	225
Robert L. Howard(8)	34,644
Francis S. Kalman(9)	284,448
Oliver D. Kingsley, Jr.(10)	3,075
D. Bradley McWilliams(11)	4,805
John T. Nesser, III(12)	345,796
Thomas C. Schievelbein(13)	4,580
Bruce W. Wilkinson(14)	1,083,371
All directors and executive officers as a group (19 persons)(15)	2,328,613

(1)	Shares owned by Mr. Brown include 950 shares of common stock that he may acquire on the exercise of stock options, as described above, and 950 restricted shares of common stock as to which he has sole voting power but no dispositive power.

(2)	Shares owned by Mr. Cambre include 16,759 shares of common stock that he may acquire on the exercise of stock options, as described above, and 950 restricted shares of common stock as to which he has sole voting power but no dispositive power.

(3)	Shares owned by Mr. Deason include 47,334 shares of common stock that he may acquire on the exercise of stock options, as described above, and 36,500 restricted shares of common stock as to which he has sole voting power but no dispositive power. Also includes 1,921 shares of common stock held in the McDermott Thrift Plan.

(4)	Shares owned by Admiral DeMars include 18,784 shares of common stock that he may acquire on the exercise of stock options, as described above, and 950 restricted shares of common stock as to which he has sole voting power but no dispositive power.

(5)	Shares owned by Mr. Fees include 10,667 shares of common stock that he may acquire on the exercise of stock options, as described above, and 28,500 restricted shares of common stock as to which he has sole voting power but no dispositive power. Also includes 5,323 shares of common stock held in the McDermott Thrift Plan.

(6)	Shares owned by Mr. Foster include 17,284 shares of common stock that he may acquire on the exercise of stock options, as described above, and 1,100 restricted shares of common stock as to which he has sole voting power but no dispositive power.

(7)	Shares owned by Mr. Goldman include 225 restricted shares of common stock as to which he has sole voting power but no dispositive power.

(8)	Shares owned by Mr. Howard include 18,911 shares of common stock that he may acquire on the exercise of stock options, as described above, and 1,100 restricted shares of common stock as to which he has sole voting power but no dispositive power.

(9)	Shares owned by Mr. Kalman include 181,234 shares of common stock that he may acquire on the exercise of stock options, as described above, and 74,200 restricted shares of common stock as to which he has sole voting power but no dispositive power. Also includes 1,293 shares of common stock held in the McDermott Thrift Plan.

(10)	Shares owned by Mr. Kingsley include 1,050 shares of common stock that he may acquire on the exercise of stock options, as described above, and 950 restricted shares of common stock as to which he has sole voting power but no dispositive power.

(11)	Shares owned by Mr. McWilliams include 3,092 shares of common stock that he may acquire on the exercise of stock options, as described above, and 1,100 restricted shares of common stock as to which he has sole voting power but no dispositive power.

(12)	Shares owned by Mr. Nesser include 215,067 shares of common stock that he may acquire on the exercise of stock options, as described above, and 68,800 restricted shares of common stock as to which he has sole voting power but no dispositive power. Also includes 4,380 shares of common stock held in the McDermott Thrift Plan.

(13)	Shares owned by Mr. Schievelbein include 2,942 shares of common stock that he may acquire on the exercise of stock options, as described above, and 1,100 restricted shares of common stock as to which he has sole voting power but no dispositive power.

(14)	Shares owned by Mr. Wilkinson include 773,300 shares of common stock that he may acquire on the exercise of stock options, as described above, and 162,100 restricted shares of common stock as to which he has sole voting power but no dispositive power. Also includes 3,199 shares of common stock held in the McDermott Thrift Plan.

(15)	Shares owned by all directors and executive officers as a group include 1,435,841 shares of common stock that may be acquired on the exercise of stock options, as described above, and 449,075 restricted shares of common stock as to which they have sole voting power but no dispositive power. Also includes 21,663 shares of common stock held in the McDermott Thrift Plan.
      Shares beneficially owned in all cases constituted less than one percent of the outstanding shares of common stock, except that the 1,083,371 shares of common stock beneficially owned by Mr. Wilkinson constituted approximately 1.51% and the 2,328,613 shares of common stock beneficially owned by all directors and executive officers as a group constituted approximately 3.25% of the outstanding shares of common stock on December 1, 2005, in each case as determined in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

Security Ownership of Certain Beneficial Owners
      The following table furnishes information concerning all persons known by us to beneficially own 5% or more of our outstanding shares of common stock, which is our only class of voting stock outstanding:

		Amount and
		Nature of
		Beneficial		Percent of
Title of Class	Name and Address of Beneficial Owner	Ownership		Class(1)

Common Stock	Third Point Management Company L.L.C. 360 Madison Ave., 24th Floor New York, NY 10017	4,225,000	(2)	6.3%
Common Stock	Vanguard Fiduciary Trust Company, in its capacity as trustee for our employee benefit plan 500 Admiral Nelson Blvd. Malvern, PA 19355	4,074,166	(3)	6.0%
Common Stock	Al A. Gonsoulin 4655 Sweetwater Blvd., Suite 300 Sugar Land, TX 77479	4,000,000	(4)	5.9%
Common Stock	Glenview Capital Management, LLC 399 Park Ave., Floor 39 New York, NY 10022	3,538,362	(5)	5.2%
Common Stock	American Express Financial Corporation 200 AXP Financial Center Minneapolis, MN 55474	3,451,000	(6)	5.1%

(1)	Percent is based on the outstanding shares of our common stock on March 1, 2005.

(2)	As reported on Schedule 13G and other filings filed with the SEC on April 1, 2004 and February 14, 2005. According to the filings, each of Third Point Management Company L.L.C. (“Third Point Management”) and Mr. Daniel Loeb, the managing member of Third Point Management, has shared voting and dispositive power over 4,225,000 shares and sole voting or dispositive power over no shares.

(3)	As reported on a Schedule 13G filed with the SEC on February 2, 2005. According to the filing, Vanguard Fiduciary Trust Company has shared voting and dispositive power over 4,074,166 shares and sole voting or dispositive power over no shares.

(4)	As reported on a Schedule 13G filed with the SEC on April 29, 2002.

(5)	As reported on a Schedule 13G filed with the SEC on February 10, 2005. According to the filing, each of Glenview Capital Management, LLC (“Glenview Capital Management”), Glenview Capital GP, LLC (“Glenview Capital GP”), Glenview Capital Partners, L.P. (“Glenview Capital Partners”), Glenview Capital Master Fund, Ltd. (“Glenview Capital Master Fund”), Glenview Institutional Partners, L.P. (“Glenview Institutional Partners”) and Mr. Lawrence M. Robbins, the Chief Executive Officer of Glenview Capital Management and Glenview Capital GP, may be deemed to have shared voting and dispositive power over 3,358,362 shares and sole voting or dispositive power over no shares. Of the shares reported, 307,100 are held for the account of Glenview Capital Partners; 2,136,400 are held for the account of Glenview Capital Master Fund; 1,063,000 shares are held for the account of Glenview Institutional Partners; 56,700 shares are held for the account of GCM Little Arbor Master Fund, Ltd; 2,140 shares are held for the account of GCM Little Arbor Institutional Partners, L.P.; and 3,022 shares are held for the account of GCM Little Arbor Partners, L.P.

(6)	As reported on a Schedule 13G filed with the SEC on February 11, 2005. According to the filing, American Express Financial Corporation has shared voting and dispositive power over 3,451,000 shares and sole voting and dispositive power over no shares.

Stockholders’ Proposals
      Under the provisions of our by-laws, the only matters that may be brought before the Special Meeting are matters that are brought by or at the direction of our Board of Directors. If a stockholder desires to bring a matter before a meeting of our stockholders, the next opportunity to do so will be at our 2006 Annual Meeting.
      Any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2006 Annual Meeting must send notice of the proposal to our Corporate Secretary at our principal executive office no later than December 2, 2005. If you make such a proposal, you must provide your name, address, the number of shares of common stock you hold of record or beneficially, the date or dates on which such common stock was acquired and documentary support for any claim of beneficial ownership.
      In addition, any stockholder who intends to submit a proposal for consideration at our 2006 Annual Meeting, but not for inclusion in our proxy materials, or who intends to submit nominees for election as directors at the meeting must notify our Corporate Secretary. Under our by-laws, such notice must (1) be received at our executive offices no earlier than November 4, 2005 or later than January 4, 2006 and (2) satisfy specified requirements. A copy of the pertinent by-law provisions can be found on our website at www.mcdermott.com at “Investor Relations — Corporate Governance.”
Where You Can Find More Information
      We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.
      You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. For further information on the operation of the Public Reference Room, please call the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding our company.
      Our website address is http://www.mcdermott.com. We make available through this website under “SEC Filings,” free of charge, our annual, quarterly and current reports, and amendments to those reports as soon as reasonably practicable after we electronically file those materials with, or furnish those materials to, the SEC.
      The SEC allows us to “incorporate by reference” the information McDermott files with it, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this proxy statement, and later information that McDermott files with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below and any future filings McDermott makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the date of the Special Meeting:

•	our annual report on Form 10-K for the year ended December 31, 2004;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005; and

•	our current reports on Form 8-K filed on January 7, 2005, February 4, 2005, February 28, 2005, March 24, 2005, May 4, 2005, May 18, 2005 (excluding Item 7.01 and related Item 9.01), June 9, 2005 and November 16, 2005 (excluding Items 2.02 and 7.01 and related Item 9.01).

      We will provide without charge to each person, including any beneficial owner, to whom a copy of this proxy statement has been delivered, upon written or oral request, a copy of any or all the documents we incorporate by reference in this proxy statement, other than any exhibit to any of those documents, unless we have specifically incorporated that exhibit by reference into the information this proxy statement incorporates. You may request copies by writing or telephoning us at the following address:

McDermott International, Inc.
757 N. Eldridge Parkway
Houston, Texas 77079
Attention: Corporate Secretary
Telephone: (281) 870-5000

By Order of the Board of Directors,

JOHN T. NESSER, III
Secretary
Dated: December 13, 2005

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholder of
The Babcock & Wilcox Company
      In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income (loss), comprehensive income (loss), stockholder’s equity (deficit), and cash flows present fairly, in all material respects, the financial position of The Babcock & Wilcox Company and its subsidiaries (the “Company”) at December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1 and 2 to the consolidated financial statements, The Babcock & Wilcox Company filed a voluntary petition in the U.S. Bankruptcy Court to reorganize under Chapter 11 of the Bankruptcy Code on February 22, 2000, which raises substantial doubt about its ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
PricewaterhouseCoopers LLP
New Orleans, Louisiana
March 25, 2005

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,	December 31,
	2005	2004	2003

	(Unaudited)
	(In thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$392,326	$351,541	$370,657
Short-term investments	820	—	—
Accounts receivable — trade, net	194,571	168,312	188,244
Accounts receivable — other	10,909	3,019	3,711
Contracts in progress	91,326	94,664	43,897
Inventories	62,823	57,550	45,762
Deferred income taxes	46,182	52,631	39,249
Other current assets	19,196	6,481	9,860

Total Current Assets	818,153	734,198	701,380

Property, Plant and Equipment:
Land	3,592	3,516	3,343
Buildings	81,436	78,563	74,242
Machinery and equipment	210,887	201,060	176,543
Property under construction	17,416	13,455	8,206

	313,331	296,594	262,334
Less accumulated depreciation	203,930	193,606	164,485

Net Property, Plant and Equipment	109,401	102,988	97,849

Notes Receivable — Affiliates	41,238	10,342	10,735

Products Liabilities Insurance Recoverable (Note 2)	1,149,989	1,152,489	1,152,489

Goodwill	96,212	97,395	96,571

Deferred Income Taxes	415,101	190,721	171,734

Other Assets	153,072	114,155	66,695

TOTAL	$2,783,166	$2,402,288	$2,297,453

See accompanying notes to consolidated financial statements.

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
CONSOLIDATED BALANCE SHEETS — (Continued)

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
Liabilities Not Subject to Compromise:
Current Liabilities:
Notes payable and current maturities of long-term debt	$3,952	$4,169	$430
Accounts payable	146,445	119,844	96,958
Accounts payable — affiliates	16,731	10,298	20,067
Accrued employee benefits	35,267	44,539	35,519
Accrued liabilities — other	44,294	43,775	27,281
Advance billings on contracts	298,746	230,022	268,568
Accrued warranty expense	45,170	47,813	50,859
U.S. and foreign income taxes payable	—	12,848	4,351

Total Current Liabilities	590,605	513,308	504,033

Long-Term Debt	4,100	4,937	4,970

Accumulated Postretirement Benefit Obligation	2,235	1,945	1,446

Other Liabilities	144,478	21,135	31,123

Liabilities Subject to Compromise (Note 2)	2,268,611	1,764,489	1,776,197

Commitments and Contingencies (Note 10)
Stockholder’s Equity (Deficit):
Common stock, par value $10.00 per share, authorized and issued 100,100 at September 30, 2005, December 31, 2004 and 2003	1,001	1,001	1,001
Capital in excess of par value	123,068	134,491	134,717
Accumulated deficit	(287,870)	(35,009)	(134,126)
Accumulated other comprehensive loss	(63,062)	(4,009)	(21,908)

Total Stockholder’s Equity (Deficit)	(226,863)	96,474	(20,316)

TOTAL	$2,783,166	$2,402,288	$2,297,453

See accompanying notes to consolidated financial statements.

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
CONSOLIDATED STATEMENTS OF INCOME (LOSS)

	Nine Months Ended
	September 30,		Years Ended December 31,

	2005	2004	2004	2003	2002

	(Unaudited)
	(In thousands)
Revenues	$1,086,795	$1,013,439	$1,368,918	$1,408,128	$1,497,401

Costs and Expenses:
Cost of operations	894,156	803,155	1,090,019	1,167,440	1,276,259
Selling, general and administrative expenses	119,844	117,768	153,758	141,424	121,256
Provision for asbestos liability and other liability claims (Note 2, 15)	477,399	(359)	3,635	73,807	286,519
Reorganization charges (Note 2)	6,089	6,541	7,688	22,833	18,365

Total Costs and Expenses	1,497,488	927,105	1,255,100	1,405,504	1,702,399

Equity in Income (Loss) from Investees	2,978	2,014	2,956	(869)	200

Operating Income (Loss)	(407,715)	88,348	116,774	1,755	(204,798)

Other Income (Expense):
Interest income	9,244	3,994	4,973	6,017	4,622
Interest expense	(2,185)	(2,023)	(2,662)	(3,235)	(5,155)
Other-net	(5,725)	(7,926)	(18,129)	(12,141)	(27,104)

	1,334	(5,955)	(15,818)	(9,359)	(27,637)

Income (Loss) before Provision for (Benefit from) Income Taxes	(406,381)	82,393	100,956	(7,604)	(232,435)
Provision for (Benefit from) Income Taxes	(153,520)	1,612	1,839	(8,878)	(18,712)

Net Income (Loss)	$(252,861)	$80,781	$99,117	$1,274	$(213,723)

See accompanying notes to consolidated financial statements.

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Nine Months Ended
	September 30,		Years Ended December 31,

	2005	2004	2004	2003	2002

	(Unaudited)
	(In thousands)
Net Income (Loss)	$(252,861)	$80,781	$99,117	$1,274	$(213,723)

Other Comprehensive Income (Loss):
Foreign currency translation adjustments	1,447	(5,158)	16,424	20,280	4,589
Minimum pension liability adjustment, net of tax expense (benefit) of ($39,199,000) in the nine months ended September 30, 2005 and ($953,000), $914,000 and ($3,918,000) in the years ended December 31, 2004, 2003 and 2002, respectively	(61,310)	—	2,472	(4,349)	(9,341)
Unrealized gains (losses) on derivative financial instruments:
Unrealized gains (losses) arising during the period, net of tax expense (benefit) of $413,000 and $306,000 in the nine months ended September 30, 2005 and 2004, respectively, and ($732,000), $869,000 and $615,000 in the years ended December 31, 2004, 2003 and 2002, respectively	472	(511)	(1,283)	1,557	828
Reclassification adjustment for gains included in net income, net of tax (expense) benefit of $199,000 and $61,000 in the nine months ended September 30, 2005 and 2004, respectively, and $169,000, ($696,000) and ($125,000) in the years ended December 31, 2004, 2003 and 2002, respectively	338	103	286	(1,185)	(212)

Other Comprehensive Income (Loss)	(59,053)	4,750	17,899	16,303	(4,136)

Comprehensive Income (Loss)	$(311,914)	$85,531	$117,016	$17,577	$(217,859)

See accompanying notes to consolidated financial statements.

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY (DEFICIT)

					Accumulated	Total
	Common Stock		Capital in	Retained	Other	Stockholder’s
			Excess of	Earnings	Comprehensive	Equity
	Shares	Par Value	Par Value	(Deficit)	Loss	(Deficit)

	(In thousands, except for share amounts)
Balance December 31, 2001	100,100	$1,001	$134,729	$78,323	$(34,075)	$179,978
Tax benefit on exercise of McDermott International, Inc. stock options	—	—	8	—	—	8
Payment to McDermott International, Inc. resulting from the exercise of McDermott International, Inc. stock options	—	—	(20)	—	—	(20)
Net loss	—	—	—	(213,723)	—	(213,723)
Minimum pension liability	—	—	—	—	(9,341)	(9,341)
Translation adjustments	—	—	—	—	4,589	4,589
Unrealized gain on derivatives	—	—	—	—	616	616

Balance December 31, 2002	100,100	1,001	134,717	(135,400)	(38,211)	(37,893)

Net income	—	—	—	1,274	—	1,274
Minimum pension liability	—	—	—	—	(4,349)	(4,349)
Translation adjustments	—	—	—	—	20,280	20,280
Unrealized gain on derivatives	—	—	—	—	372	372

Balance December 31, 2003	100,100	1,001	134,717	(134,126)	(21,908)	(20,316)

Tax benefit on exercise of McDermott International, Inc. stock options	—	—	145	—	—	145
Payment to McDermott International, Inc. resulting from the exercise of McDermott International, Inc. stock options	—	—	(371)	—	—	(371)
Net income	—	—	—	99,117	—	99,117
Minimum pension liability	—	—	—	—	2,472	2,472
Translation adjustments	—	—	—	—	16,424	16,424
Unrealized loss on derivatives	—	—	—	—	(997)	(997)

Balance December 31, 2004	100,100	$1,001	$134,491	$(35,009)	$(4,009)	$96,474

See accompanying notes to consolidated financial statements.

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,		Years Ended December 31,

	2005	2004	2004	2003	2002

	(Unaudited)
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(252,861)	$80,781	$99,117	$1,274	$(213,723)

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	13,358	13,319	19,838	17,015	12,528
Income from investees, less dividends	(2,978)	(1,374)	(1,316)	1,029	(162)
Gain (loss) on asset disposals and impairment — net	(572)	102	(180)	49	(104)
Provision for (benefit from) deferred taxes	1,818	(27,123)	(32,596)	(30,719)	(44,714)
Adjustment to asbestos liability	299,089	(359)	3,635	73,807	286,519
Other	—	(7)	(3)	(181)	—
Changes in assets and liabilities net of effects of acquisitions:
Accounts receivable	(36,629)	1,159	37,852	30,145	20,134
Accounts payable	34,706	(21,146)	5,950	(42,641)	29,967
Inventories	(5,967)	(6,487)	(6,885)	1,644	1,806
Net contracts in progress and advance billings	68,785	(71,899)	(89,965)	(828)	78,295
Products and environmental liabilities	42	(13)	(1,263)	80	(271)
Income taxes	(6,674)	5,074	7,479	5,397	(19,504)
Retainages, long-term	(8,865)	(14,163)	(19,489)	(844)	13,160
Other	(19,753)	6,470	(1,018)	7,670	(338)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	83,499	(35,666)	21,156	62,897	163,593

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in escrow accounts	(23,067)	(9,406)	(28,145)	—	—
Purchases of property, plant and equipment	(19,906)	(10,406)	(18,560)	(11,915)	(22,410)
Maturities of investments	—	407	407	—	—
Proceeds from asset disposals	639	154	297	162	362
Acquisitions of businesses	—	(2,382)	(2,382)	92	(6,996)

NET CASH USED IN INVESTING ACTIVITIES	(42,334)	(21,633)	(48,383)	(11,661)	(29,044)

See accompanying notes to consolidated financial statements.

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

	Nine Months Ended
	September 30,		Years Ended December 31,

	2005	2004	2004	2003	2002

	(Unaudited)
	(In thousands)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of short-term borrowing and long-term debt	(407)	(356)	(481)	(392)	(338)
Payment to McDermott International, Inc. resulting from the exercise of McDermott International, Inc. stock options	(2,156)	—	(371)	—	(20)
Debt issuance costs	—	—	(875)	(2,010)	—
Increase (decrease) in short-term borrowing	—	(967)	241	—	—
Other	(9)	(36)	(47)	(133)	—

NET CASH USED IN FINANCING ACTIVITIES	(2,572)	(1,359)	(1,533)	(2,535)	(358)

EFFECTS OF EXCHANGE RATE CHANGES ON CASH	2,192	3,431	9,644	11,894	878

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	40,785	(55,227)	(19,116)	60,595	135,069
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	351,541	370,657	370,657	310,062	174,993

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$392,326	$315,430	$351,541	$370,657	$310,062

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest	$2,014	$1,845	$2,651	$3,486	$6,571
Income taxes (net of refunds)	$35,032	$6,679	$7,491	$(17,607)	$26,810

SUPPLEMENTAL DISCLOSURES OF REORGANIZATION CASH FLOWS:
Cash paid (received) during the period for:
Interest income	$—	$—	$(1,194)	$(845)	$(1,299)
Legal and professional fees	$5,926	$9,321	$10,923	$23,028	$20,849

SUPPLEMENTAL DISCLOSURES OF NON-CASH FINANCING ACTIVITIES:
Promissory note issued to purchase the common shares of B&W Volund ApS	$—	$—	$—	$—	$3,000

See accompanying notes to consolidated financial statements.

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation
      We have presented our consolidated financial statements in U.S. Dollars in accordance with accounting principles generally accepted in the United States (“GAAP”). These consolidated financial statements include the accounts of The Babcock & Wilcox Company (a wholly owned subsidiary of Babcock & Wilcox Investment Company) and its subsidiaries and controlled joint ventures consistent with the Financial Accounting Standards (“FASB”) Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”). We use the equity method to account for investments in joint ventures and other entities we do not control, but over which we have significant influence. We have eliminated all significant intercompany transactions and accounts in consolidation. We present the notes to our consolidated financial statements on the basis of continuing operations, unless otherwise indicated. The financial information for the nine months ended September 30, 2005 and 2004 is presented in accordance with GAAP for interim financial information and therefore does not include all disclosures required under GAAP for complete financial statements. In addition, the interim financial statements as of September 30, 2005 and the nine-month periods ended September 30, 2005 and 2004 is unaudited; however, in our opinion, the interim financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods.
      In these footnotes, the following terms have the meanings set forth below:

•	“McDermott” means McDermott International, Inc.;

•	“J. Ray” means J. Ray McDermott, S.A., a subsidiary of McDermott, and its consolidated subsidiaries;

•	“MI” means McDermott Incorporated, a subsidiary of McDermott, and its consolidated subsidiaries;

•	“BWICO” means Babcock & Wilcox Investment Company, a subsidiary of McDermott, and its consolidated subsidiaries;

•	“BWXT” means BWX Technologies, Inc., a subsidiary of BWICO; and

•	“B&W” means The Babcock & Wilcox Company, the parent organization.
      Unless the context otherwise indicates, “we,” “us” and “our” mean B&W and its consolidated subsidiaries.
      On February 22, 2000, B&W and certain of its subsidiaries filed a voluntary petition in the U.S. Bankruptcy Court for the Eastern District of Louisiana in New Orleans (the “Bankruptcy Court”) to reorganize under Chapter 11 of the U.S. Bankruptcy Code. B&W and these subsidiaries took this action as a means to determine and comprehensively resolve their asbestos liability. As a result of the Chapter 11 filing, our operations have been subject to the jurisdiction of the Bankruptcy Court since February 22, 2000. See Note 2 for a discussion of the B&W Chapter 11 proceedings (the “Chapter 11 proceedings”) and further information on our asbestos liabilities.
      Our financial statements as of December 31, 2004 and 2003 have been prepared in conformity with the American Institute of Certified Public Accountants’ Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code,” issued November 19, 1990 (“SOP 90-7”). SOP 90-7 requires a segregation of liabilities subject to compromise by the Bankruptcy Court as of the bankruptcy filing date and identification of all transactions and events that are directly associated with the

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
reorganization. See Note 2 for a detailed description of the liabilities subject to compromise at December 31, 2004 and 2003 and reorganization charges for the years ended December 31, 2004, 2003, and 2002.

Use of Estimates
      We use estimates and assumptions to prepare our financial statements in conformity with GAAP. These estimates and assumptions affect the amounts we report in our financial statements and accompanying notes. Our actual results could differ from those estimates. Variances could result in a material effect on our results of operations and financial position in future periods.

Foreign Currency Translation
      We translate assets and liabilities of our foreign operations, other than operations in highly inflationary economies, into U.S. Dollars at current exchange rates, and we translate income statement items at average exchange rates for the periods presented. We record adjustments resulting from the translation of foreign currency financial statements as a component of accumulated other comprehensive loss. We report foreign currency transaction gains and losses in income. We have included in other income (expense) transaction losses of $8,178,000, $6,628,000 and $2,895,000 for the years ended December 31, 2004, 2003 and 2002, respectively.

Contracts and Revenue Recognition
      We generally recognize contract revenues and related costs on a percentage-of-completion method for individual contracts or combinations of contracts based on work performed, or a cost-to-cost method, as applicable to the product or activity involved. Some of our alliance contracts contain a risk-and-reward element, whereby a portion of total compensation is tied to the overall performance of the alliance participants. We include revenues and related costs so recorded, plus accumulated contract costs that exceed amounts invoiced to customers under the terms of the contracts, in contracts in progress. We include in advance billings on contracts billings that exceed accumulated contract costs and revenues and costs recognized under the percentage-of-completion method. Most long-term contracts contain provisions for progress payments. We expect to invoice customers for all unbilled revenues. We review contract price and cost estimates periodically as the work progresses and reflect adjustments proportionate to the percentage-of-completion in income in the period when those estimates are revised. For all contracts, if a current estimate of total contract cost indicates a loss on a contract, the projected loss is recognized in full when determined. Variations from estimated contract performance could result in a material adjustment to operating results for any year. We include claims for extra work or changes in scope of work to the extent of costs incurred in contract revenues when we believe collection is probable. At December 31, 2004, we have included in accounts receivable and contracts in progress approximately $1,964,000 relating to

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
commercial contract claims whose final settlement is subject to future determination through negotiations or other procedures which had not been completed.

	December 31,

	2004	2003

	(In thousands)
Included in Contracts in Progress:
Costs incurred less costs of revenue recognized	$4,167	$9,694
Revenues recognized less billings to customers	90,497	34,203

Contracts in Progress	$94,664	$43,897

Included in Advance Billings on Contracts:
Billings to customers less revenues recognized	$233,789	$254,919
Costs incurred less costs of revenue recognized	(3,767)	13,649

Advance Billings on Contracts	$230,022	$268,568

      We are usually entitled to financial settlements relative to the individual circumstances of deferrals or cancellations of long-term contracts. We do not recognize those settlements or claims for additional compensation until we reach final settlements with our customers.
      The following amounts represent retainages on contracts:

	December 31,

	2004	2003

	(In thousands)
Retainages expected to be collected in 2005	$10,705	$12,273
Retainages expected to be collected after one year	23,345	3,856

Total Retainages	$34,050	$16,129

      We have included in accounts receivable — trade retainages expected to be collected in 2005. Retainages expected to be collected after one year are included in other assets. Of the long-term retainages at December 31, 2004, we anticipate collecting $18,266,000 in 2006, $1,344,000 in 2007 and $3,735,000 in 2008.

Inventories
      We carry our inventories at the lower of cost or market. We determine cost on an average cost basis except for certain materials inventories, for which we use the last-in first-out (“LIFO”) method. We determined the cost of approximately 17% and 16% of our total inventories using the LIFO method at December 31, 2004 and 2003, respectively. The value of inventories priced at LIFO is $9,713,000 as of December 31, 2004. Inventories are summarized below:

		December 31,
	September 30,
	2005	2004	2003

	(Unaudited)
	(In thousands)
Raw Materials and Supplies	$49,039	$44,592	$37,684
Work in Progress	7,252	5,888	3,021
Finished Goods	6,532	7,070	5,057

Total Inventories	$62,823	$57,550	$45,762

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Comprehensive Loss
      The components of accumulated other comprehensive loss included in stockholder’s equity (deficit) are as follows:

		December 31,
	September 30,
	2005	2004	2003

	(Unaudited)
	(In thousands)
Currency Translation Adjustments	$15,821	$14,374	$(2,050)
Minimum Pension Liability	(78,746)	(17,436)	(19,908)
Net Unrealized Gain (Loss) on Derivative Financial Instruments	(137)	(947)	50

Accumulated Other Comprehensive Loss	$(63,062)	$(4,009)	$(21,908)

Warranty Expense
      We accrue estimated expense to satisfy contractual warranty requirements when we recognize the associated revenue on the related contracts. In addition, we make specific provisions where we expect warranty costs to significantly exceed the accrued estimates. Such provisions could result in a material effect on our results of operations, financial position and cash flows.

Research and Development
      Research and development activities are related to development and improvement of new and existing products and equipment and conceptual and engineering evaluation for translation into practical applications. We charge to operations the costs of research and development that is not performed on specific contracts as we incur them. These expenses totaled approximately $14,404,000, $10,732,000 and $10,715,000 in the years ended December 31, 2004, 2003 and 2002, respectively.

Long-Lived Assets
      We evaluate the realizability of our long-lived assets, including property, plant and equipment, whenever events or changes in circumstances indicate that we may not be able to recover the carrying amounts of those assets.

Property, Plant and Equipment
      We carry our property, plant and equipment at cost, reduced by provisions to recognize economic impairment when we determine impairment has occurred.
      We depreciate our property, plant and equipment using the straight-line method, over estimated economic useful lives of 8 to 40 years for buildings and 3 to 28 years for machinery and equipment. Our depreciation expense was $18,769,000, $16,205,000 and $12,110,000 for the years ended December 31, 2004, 2003 and 2002, respectively.

Goodwill
      The majority of our goodwill pertains to our acquisition by MI. On January 1, 2002, we adopted Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets.” Under SFAS No. 142, we no longer amortize goodwill to earnings, but instead we periodically

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
test for impairment. We have completed our annual goodwill impairment test and determined that no impairment charge was necessary in 2002, 2003 or 2004.
      Changes in the carrying amount of goodwill are as follows:

	Year Ended December 31,

	2004	2003	2002

	(In thousands)
Balance at beginning of period	$96,571	$98,787	$74,394
Adjustments	—	(3,642)	23,772
Currency translation adjustments	824	1,426	621

Balance at end of period	$97,395	$96,571	$98,787

      The adjustments to goodwill in the year ended December 31, 2003 primarily represent an allocation to intangible assets of amounts pertaining to the acquisitions recorded in the year ended December 31, 2002, based on better information received subsequent to December 31, 2002.

Other Intangible Assets
      Pursuant to our adoption of SFAS No. 142, we evaluated our other intangible assets to determine which intangible assets as of January 1, 2002 have definite useful lives. We continue to amortize these intangible assets. In addition, we have identified certain trademarks as having indefinite useful lives and no longer amortize those assets. We have included all of our intangible assets, consisting primarily of trademarks and licenses, in other assets, as follows:

	December 31,

	2004	2003	2002

	(In thousands)
Amortized intangible assets:
Gross cost	$9,952	$9,252	$6,307
Accumulated amortization	(4,583)	(4,011)	(3,993)

Net	$5,369	$5,241	$2,314

Unamortized intangible assets:
Trademarks	$1,305	$1,305	$1,305

Total	$1,305	$1,305	$1,305

      The following summarizes the changes in the carrying amount of other intangible assets:

	Year Ended December 31,

	2004	2003	2002

	(In thousands)
Balance at beginning of period	$6,546	$3,619	$4,037
Additions	1,166	3,704	—
Amortization expense	(1,038)	(777)	(418)

Balance at end of period	$6,674	$6,546	$3,619

THE BABCOCK & WILCOX COMPANY
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Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Estimated amortization expense for the next five years is: 2005 — $549,000; 2006 — $549,000; 2007 — $549,000; 2008 — $525,000; 2009 — $525,000.

Other Non-Current Assets
      We have included deferred debt issuance costs in other assets. We amortize deferred debt issuance costs as interest expense over the life of the related debt. Following are the changes in the carrying amount of these assets:

	Year Ended December 31,

	2004	2003	2002

	(In thousands)
Balance at beginning of period	$832	$707	$3,314
Additions	875	2,010	—
Interest expense — debt issuance costs	(706)	(1,885)	(2,607)

Balance at end of period	$1,001	$832	$707

Cash Equivalents
      Our cash equivalents are highly liquid investments, with maturities of three months or less when purchased.

Derivative Financial Instruments
      Our foreign operations give rise to exposure to market risks from changes in foreign exchange rates. We use derivative financial instruments, primarily forward contracts, to reduce the impact of changes in foreign exchange rates on our operating results. We use these instruments primarily to hedge our exposure associated with revenues or costs on our long-term contracts that are denominated in currencies other than our operating entities’ functional currencies. We record these contracts at fair value on our consolidated balance sheet. Depending on the hedge designation at the inception of the contract, the related gains and losses on these contracts are either deferred in stockholder’s equity (as a component of accumulated other comprehensive loss) until the hedged item is recognized in earnings or offset against the change in fair value of the hedged firm commitment through earnings. The ineffective portion of a derivative’s change in fair value is immediately recognized in earnings. The gain or loss on a derivative financial instrument not designated as a hedging instrument is also immediately recognized in earnings. Gains and losses on forward contracts that require immediate recognition are included as a component of other-net in our consolidated statements of income.

Stock-Based Compensation
      At December 31, 2004, we participated in McDermott’s stock-based employee compensation plans, which are described more fully in Note 9. We account for those plans using the intrinsic value method under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” (“APB 25”) and related interpretations. Under APB 25, if the exercise price of McDermott’s employee stock options equals or exceeds the fair value of the underlying stock on the measurement date, no compensation expense is recognized. If the measurement date is later than the date of grant, compensation expense is recorded to the measurement date based on the quoted market price of the underlying stock at the end of each reporting period. Stock options granted to our employees during the pendency of the Chapter 11 proceedings are accounted for using the fair value method of SFAS No. 123 “Accounting for

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Stock-Based Compensation,” as our employees are not considered employees of McDermott for purposes of APB 25. Our stock-based compensation cost includes amounts related to stock options that require variable accounting.
      The following table illustrates the effect on net income if we had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation.

	Nine Months Ended
	September 30,		Years Ended December 31,

	2005	2004	2004	2003	2002

	(Unaudited)
	(In thousands)
Net income (loss), as reported	$(252,861)	$80,781	$99,117	$1,274	$(213,723)
Add back (deduct): stock-based compensation cost included in net income (loss), net of related tax effects	901	(231)	321	1,178	(339)
Add back (deduct): total stock-based compensation cost determined under fair-value-based method, net of related tax effects	(130)	134	82	(1,529)	(730)

Pro forma net income (loss)	$(252,090)	$80,684	$99,520	$923	$(214,792)

New Accounting Standards
      Effective January 1, 2003, we adopted SFAS No. 143, “Accounting for Asset Retirement Obligations.” SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes a cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss. Our adoption of SFAS No. 143 had no impact on our consolidated financial position or results of operations.
      In November 2002, the FASB issued FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” This Interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. Effective January 1, 2003, we adopted the initial recognition and measurement provisions of this Interpretation on a prospective basis for guarantees issued or modified after December 31, 2002. Our adoption of the recognition and measurement provisions of this Interpretation did not have a material effect on our consolidated financial position or results of operations.
      In January 2003, the FASB issued FIN 46, which addresses consolidation of variable interest entities (“VIEs”) that either do not have sufficient equity investment at risk to permit the entity to finance its activities without additional subordinated financial support or whose equity investors lack an essential characteristic of a controlling financial interest. In December 2003, the FASB revised FIN 46. FIN 46 applies immediately to VIEs created after January 31, 2003, and to VIEs in which an enterprise obtains an interest after that date. For a variable interest in a VIE acquired before February 1, 2003, we adopted

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
FIN 46 as of January 1, 2004, the revised effective date. At the date of adoption of FIN 46, we had no entities that required consolidation as a result of adopting the provisions of FIN 46, as amended.
      In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires a financial instrument within its scope to be classified as a liability. It is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. These effective dates are not applicable to the provisions of paragraphs 9 and 10 of SFAS No. 150, as they apply to mandatorily redeemable noncontrolling interests, because the FASB has delayed these provisions indefinitely. Our adoption of SFAS No. 150 has had no material effect on our consolidated financial position or results of operations. Any future impact will depend on whether we enter into financial instruments within its scope.
      In December 2003, the FASB revised SFAS No. 132, “Employers’ Disclosures about Pensions and Other Postretirement Benefits.” It does not change the measurement or recognition of pension and other postretirement benefit plans. It requires additional disclosures to those in the original SFAS No. 132 about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. It also requires disclosure of the components of net periodic benefit cost in interim financial statements. See Note 8 for the required disclosures about our pension plans and postretirement benefits.
      In January 2004, the FASB issued a staff position in response to certain accounting issues raised by the enactment of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 on December 8, 2003. With regard to our financial reporting, the most significant issue concerns how and when to account for the federal subsidy to plan sponsors provided for in the Act. The staff position allows a company to defer recognizing the impact of the new legislation in its accounting for postretirement health benefits. If elected, the deferral is effective until authoritative guidance on the accounting for the federal subsidy is issued or until certain significant events occur, such as a plan amendment. We made this deferral election. In May 2004, the FASB issued Staff Position No. FAS 106-2, “Accounting and Disclosure Requirements related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003,” which provides authoritative guidance on accounting for the effects of the new Medicare prescription drug legislation. We adopted this staff position as of July 1, 2004 and its impact was not material.
      In December 2004, the FASB issued revised SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123R”). The revised statement establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, particularly transactions in which an entity obtains employee services in share-based payment transactions. It eliminates the alternative to use APB 25’s intrinsic value method of accounting, which was permitted in SFAS 123 as originally issued. Under APB 25, issuing stock options to employees generally did not result in recognition of compensation cost. SFAS No. 123R requires entities to recognize the cost of employee services for these purposes based on the grant-date fair value of those awards (with limited exceptions). The revised statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The cost is to be recognized over the period during which the employee is required to provide service in exchange for the award. Changes in fair value during that service period are to be recognized as compensation cost over that period. In addition, SFAS No. 123R amends SFAS No. 95, “Statement of Cash Flows,” to require reporting of excess tax benefits as a financing cash flow, rather than as a reduction of taxes paid. The

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
provisions of the revised statement will become effective for financial statements issued for the first interim reporting beginning after June 15, 2005. See the “Stock-Based Compensation” discussion above for the impact of this statement on our consolidated results.
      In November 2004, the FASB issued SFAS No. 151, “Inventory Costs.” The statement amends Accounting Research Bulletin (“ARB”) No. 43, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. ARB No. 43 previously stated that these costs must be “so abnormal as to require treatment as current-period charges.” SFAS No. 151 requires that those items be recognized as current period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for fiscal years beginning after the issue date of the statement. We do not expect our adoption of SFAS No. 151 to have a material impact on our financial condition, results of operations or cash flow.
      In December 2004, the FASB issued SFAS No. 153, “Exchange of Non-Monetary Assets — An Amendment of APB Opinion No. 29.” SFAS No 153 amends APB Opinion No. 29, “Accounting for Nonmonetary Transactions,” to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges on nonmonetary assets whose results are not expected to significantly change the future cash flows of the entity. The statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. We do not expect our adoption of SFAS No. 153 to have a significant impact on our financial condition, results of operation or cash flow.

NOTE 2 —	CHAPTER 11 PROCEEDINGS

General
      As a result of asbestos-containing boilers and other products B&W and certain of its subsidiaries sold, installed or serviced in prior decades, we are subject to a substantial volume of nonemployee liability claims asserting asbestos-related injuries. All of the personal injury claims are similar in nature, the primary difference being the type of alleged injury or illness suffered by the plaintiff as a result of the exposure to asbestos fibers (e.g., mesothelioma, lung cancer, other types of cancer, asbestosis or pleural changes).
      On February 22, 2000, B&W and certain of its subsidiaries filed a voluntary petition in the U.S. Bankruptcy Court for the Eastern District of Louisiana in New Orleans to reorganize under Chapter 11 of the U.S. Bankruptcy Code. Included in the filing are B&W and its subsidiaries Americon, Inc., Babcock & Wilcox Construction Co., Inc. and Diamond Power International, Inc. (collectively, the “Chapter 11 Debtors”). The Chapter 11 Debtors took this action as a means to determine and comprehensively resolve all pending and future asbestos liability claims against them. Following the filing, the Bankruptcy Court issued a preliminary injunction prohibiting derivative asbestos liability lawsuits and other actions for which there is shared insurance from being brought against nonfiling affiliates of the Chapter 11 Debtors, including BWXT, MI, J. Ray and McDermott. The preliminary injunction is subject to periodic hearings before the Bankruptcy Court for extension. Currently, the preliminary injunction extends through October 10, 2005. We intend to seek extensions of the preliminary injunction periodically through the pendency of the Chapter 11 proceeding and believe that extensions will continue to be granted by the Bankruptcy Court while the confirmation and settlement process continues, although modifications to the nature and scope of the injunction may occur.

THE BABCOCK & WILCOX COMPANY
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Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Insurance Coverage and Pending Claims
      Prior to the filing, the Chapter 11 Debtors had engaged in a strategy of negotiating and settling asbestos personal injury claims brought against them and billing the settled amounts to insurers for reimbursement. At September 30, 2005, receivables of $17,316,000 were due from insurers for reimbursement of settled claims paid by the Chapter 11 Debtors prior to the Chapter 11 filing. Currently, certain insurers are refusing to reimburse the Chapter 11 Debtors for these receivables until the Chapter 11 Debtors’ assumption, in bankruptcy, of their pre-filing contractual reimbursement arrangements with such insurers.
      Pursuant to the Bankruptcy Court’s order, a March 29, 2001 bar date was set for the submission of allegedly unpaid pre-Chapter 11 filing settled asbestos claims and a July 30, 2001 bar date for all other asbestos personal injury claims, asbestos property damage claims, derivative asbestos claims and claims relating to alleged nuclear liabilities arising from the operation of the Apollo/ Parks Township facilities against the Chapter 11 Debtors. As of the March 29, 2001 bar date, over 49,000 allegedly settled claims had been filed. The Chapter 11 Debtors have accepted approximately 8,910 as pre-Chapter 11 filing binding settled claims at this time, with an aggregate liability of approximately $69,000,000. The Bankruptcy Court has disallowed approximately 33,000 claims as settled claims. If the Bankruptcy Court determined these claims were not settled prior to the filing, these claims were refiled as unsettled personal injury claims. As of July 30, 2001, approximately 223,000 additional asbestos personal injury claims, 60,000 related party claims, 183 property damage claims, 225 derivative asbestos claims and 571 claims relating to the Apollo/ Parks Township facilities had been filed. Since the July 30, 2001 bar date, approximately 15,000 additional personal injury claims were filed, including approximately 10,000 claims originally filed as allegedly settled claims that were disallowed by the Bankruptcy Court as settled claims and subsequently refiled as unsettled personal injury claims. Approximately 3,900 additional related-party claims, 28 property damage claims, 218 derivative claims and three Apollo/ Parks Township claims also were filed since the July 30, 2001 bar date. A bar date of January 15, 2003 was set for the filing of certain general unsecured claims. As of January 15, 2003, approximately 2,700 general unsecured claims were filed, and the Debtors commenced an analysis of these claims and filed objections to many of them. These include claims filed by various insurance companies seeking recovery from the Debtors under various theories, and priority tax claims, which appear to be estimates of liability by taxing authorities for ongoing audits of McDermott. The Chapter 11 Debtors believe that these claims are without merit and are contesting them. The Debtors continue to analyze the claims filed by the January 15, 2003 bar date. The estimated total alleged liability, as asserted by the claimants in the Chapter 11 proceedings and in filed proofs of claim, of the asbestos-related claims, including the alleged settled claims, exceeds the combined value of the Chapter 11 Debtors and certain assets we transferred to BWICO in a corporate reorganization completed in 1999 and the known available products liability and property damage insurance coverages. The Chapter 11 Debtors filed a proposed Litigation Protocol with the U.S. District Court on October 18, 2001, setting forth the intention of the Chapter 11 Debtors to challenge all unsupported claims and taking the position that a significant number of those claims may be disallowed by the Bankruptcy Court. The Asbestos Claimants Committee (“ACC”) and the Future Claimants Representatives (“FCR”) filed briefs opposing the Litigation Protocol and requesting an estimation of pending and future claims. No decision was rendered by the Court, and these matters were stayed pending the Chapter 11 settlement negotiations between the parties.
      During the course of the Chapter 11 proceedings and continuing to the present, we and the ACC and FCR have been in settlement negotiations with our insurers and those of McDermott that have issued the insurance policies whose rights will be assigned to the asbestos personal injury trust under the plan of reorganization. The negotiations generally seek to liquidate insurance policy rights into cash payments that

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
would be paid to or for the benefit of the asbestos personal injury settlement trust if and when the plan of reorganization becomes effective. To date, we and the ACC and FCR have:

•	entered into conditional settlements with a substantial number of our insurers, which collectively provide for the payment of approximately $316,000,000 in insurance proceeds to the asbestos personal injury trust if and when the plan effective date occurs, in exchange for a release of certain coverage liabilities of these insurers;

•	entered into a conditional settlement agreement with underwriters at Lloyd’s, London, Equitas Limited, Equitas Reinsurance Limited, Equitas Holdings Limited, Equitas Management Services Limited and Equitas Policyholders Trustee Limited (“Lloyd’s/ Equitas”), under which Lloyd’s/ Equitas has paid $415,000,000 into an escrow account, which amount would be transferred to the asbestos personal injury trust if and when the plan becomes effective, in exchange for a release of coverage liability of those entities; and

•	entered into unconditional settlement agreements with two insolvent insurance company groups, which are currently subject to insolvency proceedings in the United Kingdom. Under these settlements, in exchange for a release of certain policies, the liquidators agreed to pay a total sum in excess of $18,400,000, which amounts will be retained regardless of whether the plan of reorganization becomes effective.
      Under the terms of these agreements, the settling insurers would withdraw any objections to the plan of reorganization and, if and when the plan becomes effective, these insurers would receive the benefit of the plan’s Section 524(g) injunction with respect to our asbestos claims. Certain of the settlement payments represent discounts of up to approximately 30% from the remaining products liability limits available under the policies. However, the conditional settlements will become effective only upon the effective date of the plan and in the event the plan does not become effective, the conditional settlements will become null and void and the remaining products liability limits will be available to satisfy claims as provided under the policies. The conditional and unconditional settlements have been approved, or are in the process of being approved, by the Bankruptcy Court. We, the ACC and FCR are also engaged in settlement negotiations with our other insurers, which, if agreements are reached, would be subject to the approval of the Bankruptcy Court. See Note 10 for information on legal proceedings involving Travelers and certain underwriters at Lloyd’s and Turegum Insurance Company and Lloyd’s, London and certain London market companies.

Settlement Negotiations and Joint Plan of Reorganization Confirmation Proceedings
      We reached an agreement in principle with the ACC and the FCR concerning a potential settlement for the Chapter 11 proceedings. That agreement in principle includes the following key terms:

•	McDermott would effectively assign all its equity in B&W to a trust to be created for the benefit of the asbestos personal injury claimants.

•	McDermott and all its subsidiaries would assign, transfer or otherwise make available their rights to all applicable insurance proceeds to the trust.

•	McDermott would issue 4.75 million shares of restricted common stock and cause those shares to be transferred to the trust. The resale of the shares would be subject to certain limitations, in order to provide for an orderly means of selling the shares to the public. Certain sales by the trust would also be subject to a McDermott right of first refusal. If any of the shares issued to the trust are still held by the trust after three years, and to the extent those shares could not have been sold in the

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

market at a price greater than or equal to $19.00 per share (based on quoted market prices), taking into account the restrictions on sale and any waivers of those restrictions that may be granted by McDermott from time to time, McDermott would effectively guarantee that those shares would have a value of $19.00 per share on the third anniversary of the date of their issuance. McDermott would be able to satisfy this guaranty obligation by making a cash payment or through the issuance of additional shares of its common stock. If McDermott elects to issue shares to satisfy this guaranty obligation, it would not be required to issue more than 12.5 million shares.

•	MI would issue promissory notes to the trust in an aggregate principal amount of $92,000,000. The notes would be unsecured obligations and would provide for payments of principal of $8,360,000 per year to be payable over 11 years, with interest payable on the outstanding balance at the rate of 7.5% per year. The payment obligations under those notes would be guaranteed by McDermott.

•	McDermott and all of its subsidiaries, including its captive insurers, and all of their respective directors and officers, would receive the full benefit of the protections afforded by Section 524(g) of the Bankruptcy Code with respect to personal injury claims attributable to B&W’s use of asbestos and would be released and protected from all pending and future asbestos-related claims stemming from B&W’s operations, as well as other claims (whether contract claims, tort claims or other claims) of any kind relating to B&W, including but not limited to, claims relating to the 1998 corporate reorganization that has been the subject of litigation in the Chapter 11 proceedings.

•	The proposed settlement is conditioned on the approval by McDermott’s Board of Directors (the “Board”), as described below.
      The proposed settlement has been reflected in a third amended joint plan of reorganization and accompanying form of settlement agreement filed by the parties with the Bankruptcy Court on June 25, 2003, and as amended through September 30, 2004, together with a third amended joint disclosure statement filed on June 25, 2003. According to documents filed with the Bankruptcy Court, the asbestos personal injury claimants have voted in favor of the proposed plan of reorganization sufficient to meet legal requirements.
      The Bankruptcy Court commenced hearings on the confirmation of the proposed plan of reorganization on September 22, 2003. On November 9, 2004, the Bankruptcy Court entered its Amended Findings of Fact and Conclusions of Law Regarding Core Matters and Proposed Finding of Fact, Conclusions of Law and Recommendations to the District Court With Respect to Non-Core matters (the “Amended Findings and Conclusions”). In its Amended Findings and Conclusions, the Bankruptcy Court recommended to the District Court that the plan be confirmed. Also on November 9, 2004, the Bankruptcy Court entered an order making findings of fact and conclusions of law on core matters and making recommendations to the District Court on non-core matters (“Nov. 9th Order”). Various parties have filed appeals and/or objections to the Amended Findings and Conclusions and the Nov. 9th Order. The plan proponents have filed a cross-appeal with respect to an insurance issue that relates to ANI’s policies. Briefing and other filings regarding the parties’ appeals and objections were completed on May 31, 2005, and the District Court held oral arguments on July 21, 2005. The District Court has not yet ruled on the various appeals and objections and the timing of any ruling by the District Court is uncertain. Following the ruling by the District Court, any unsatisfied party may appeal the ruling to the Fifth Circuit Court of Appeals.
      At a special meeting of McDermott’s stockholders on December 17, 2003, McDermott’s stockholders voted on and approved a resolution relating to the proposed settlement that would resolve the Chapter 11 proceedings. The stockholders’ approval of the resolution is conditioned on the subsequent approval of the

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
proposed settlement by McDermott’s Board. McDermott would become bound to the settlement only when the joint plan of reorganization becomes effective, and the plan of reorganization cannot become effective without the approval of McDermott’s Board within 30 days prior to the effective time of the plan. The decision of McDermott’s Board on whether to approve the proposed settlement will be made after consideration of any developments that might occur prior to the effective date, including any changes in the status of any potential federal legislation concerning asbestos liabilities, including “The Fairness in Asbestos Injury Resolution (FAIR) Act of 2005” (H.R. 1360) introduced as a bill in March 2005 in the U.S. House of Representatives, and Senate Bill S.852 introduced in the U.S. Senate on April 19, 2005 and reported favorably out of the Senate Judiciary Committee on June 16, 2005. Both H.R. 1360 and S.852 would create a privately funded, federally administered trust fund to resolve pending and future asbestos-related personal injury claims.
      Under the terms of S.852 and H.R. 1360, companies that have made expenditures in connection with asbestos personal injury claims, as well as insurance companies, would contribute amounts to a national trust on a periodic basis to fund payment of claims filed by asbestos personal injury claimants who qualify for payment based on a specified allocation methodology. The draft legislation also contemplates, among other things, that the national fund would terminate if, after the administrator of the fund begins to process claims, the administrator determines that, if any additional claims are resolved, the fund would not have sufficient resources when needed to pay 100% of all resolved claims, the fund’s debt repayment and other obligations. In that event, the fund would pay all then resolved claims in full, and the legislation would generally become inapplicable to all unresolved claims and all future claims. As a result, absent further federal legislation, with regard to the unresolved claims and future claims, the claimants and defendants would return to the tort system. There are many other provisions in S.852 and H.R. 1360 that would impact B&W and the other Chapter 11 Debtors, the Chapter 11 proceedings and McDermott.
      It is not possible to determine whether S.852 or H.R. 1360 will be presented for a vote or adopted by the full Senate or the House of Representatives, or signed into law. Nor is it possible at this time to predict the final terms of any bill that might become law or its impact on B&W and the other Chapter 11 Debtors or the Chapter 11 proceedings. We anticipate that, during the legislative process, the terms of S.852 and H.R. 1360 will change and that any such changes may be material to the impact of such legislation on B&W and the other Chapter 11 Debtors. In light of continuing opposition to the legislation, as well as other factors, we cannot currently predict whether S.852 or H.R. 1360 will be enacted or, if enacted, how either would impact the Chapter 11 proceedings, the Chapter 11 Debtors or McDermott.
      If the proposed settlement is finalized, it would generate significant tax benefits, which we and MI would share under the terms of a proposed tax separation agreement. This tax separation agreement would allocate those tax benefits as follows:

•	MI would have the economic benefit of any tax deductions arising from the transfer of the McDermott common stock, payments on the MI promissory notes and any payments made under the share price guaranty; and

•	B&W would have the economic benefit of any tax deductions arising from the contribution of its common stock and any cash payments made to the trust, other than payments on the MI promissory notes or the share price guaranty.
      Neither we nor MI would be entitled to a deduction to the extent that the trust is funded through insurance proceeds or the proposed transfer of rights under various insurance policies. The proposed tax separation and sharing agreement provides that we and MI will be entitled to our respective economic

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
benefits on a proportionate basis, as the deductions resulting from the property transferred to the trust are used to offset income of either the MI consolidated group or our company.
      If the proposed settlement is not finalized, McDermott would be subject to various risks and uncertainties associated with the pending and future asbestos liability of B&W and the other Chapter 11 Debtors (in the absence of federal legislation that comprehensively resolves those liabilities on terms that are not materially less favorable to McDermott than the terms of the proposed settlement). These risks and uncertainties include potential future rulings by the Bankruptcy Court that could be adverse to McDermott and the risks and uncertainties associated with appeals from the ruling issued by the Bankruptcy Court on February 8, 2002, which found the ACC and FCR failed to sustain their burden of proving us insolvent at the time of a corporate reorganization completed in the fiscal year ended March 31, 1999, and the related ruling issued on April 17, 2002.
      At September 30, 2005 and December 31, 2004 and 2003, we recorded asbestos liabilities and other liability claims of $2,177,613,000 (unaudited), $1,671,686,000 and $1,668,051,000, respectively. At September 30, 2005, this represents our best estimate of B&W’s liability for asbestos claims based on the proposed settlement. We have recorded an asbestos products liability insurance recoverable of $1,149,989,000 (unaudited) at September 30, 2005 and $1,152,489,000 at December 31, 2004 and 2003.

Remaining Issues to Be Resolved
      Even assuming all requisite approvals of the proposed plan of reorganization and the proposed settlement are obtained, there are a number of issues and matters to be resolved prior to finalization of the Chapter 11 proceedings. Remaining issues and matters to be resolved include, among other things, the following:

•	the outcome of ongoing negotiations with several of our insurers as to amounts of coverage and their participation in the funding of the settlement trusts;

•	the Bankruptcy and District Courts’ decisions relating to various substantive and procedural aspects of the Chapter 11 proceedings;

•	appeals and/or objections by some of our insurers and others of the November 9, 2004 Bankruptcy Court Amended Findings and Conclusions and the November 9, 2004 Order and potential appeals as to the confirmation of the plan of reorganization; and

•	conversion of our debtor-in-possession financing to exit financing (See Note 7).
      As a result of the Chapter 11 filing, we are prohibited from paying dividends to our parent, BWICO.

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Our liabilities subject to compromise reflected in the balance sheet consist of the following:

		December 31,
	September 30,
	2005	2004	2003

	(Unaudited)
	(In thousands)
Accounts and notes payable	$3,095	$3,131	$3,588
Accrued employee benefits	10,994	10,994	10,994
Accrued liabilities — other	385	509	11,840
Accrued warranty reserve	98	98	98
Products liabilities	2,177,659	1,671,686	1,668,051
Accumulated postretirement benefit obligation	56,375	58,628	62,895
Long-term debt	4,431	4,467	4,520
Other non-current liabilities	15,574	14,976	14,211

Total	$2,268,611	$1,764,489	$1,776,197

      Our reorganization charges consist of the following:

	Nine Months Ended
	September 30,		Years Ended December 31,

	2005	2004	2004	2003	2002

	(Unaudited)
Legal and professional fees	$6,089	$6,541	$8,882	$23,678	$19,664
Interest earned as a result of the Chapter 11 proceedings	—	—	(1,194)	(845)	(1,299)

Pro forma net income	$6,089	$6,541	$7,688	$22,833	$18,365

      The timing and ultimate outcome of the Chapter 11 proceedings are uncertain. Any changes in the estimate of our non-employee asbestos products liability and insurance recoverables, and differences between the proportion of such liabilities covered by insurance and that experienced in the past, could result in material adjustments to our financial statements.
      We have assessed our liquidity position as a result of the Chapter 11 filing and believe that we can continue to fund our operating activities and meet our debt and capital requirements for the foreseeable future. However, our ability to continue as a going concern depends on our ability to settle our ultimate asbestos liability from net assets, future profits and cash flow and available insurance proceeds, whether through the confirmation of a plan of reorganization or otherwise. The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the ordinary course of business. As a result of the bankruptcy filing and related events, we can provide no assurance that carrying amounts of assets will be realized or that liabilities will be liquidated or settled for the amounts recorded.

NOTE 3 —	ACQUISITION
      In April 2004, Diamond Power International, Inc. (“DPII”), a subsidiary of B&W, acquired a 50% interest in Diamond Power Hubei Machine Co. Ltd. (“Diamond Hubei”). Diamond Hubei is located in China and is a supplier of boiler cleaning equipment to the utility power market. The remaining 50% interest in Diamond Hubei is owned by a subsidiary of McDermott. DPII purchased Diamond Hubei

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
for a total cost of $2,382,000. DPII consolidates Diamond Hubei consistent with FIN 46R as DPII is the primary beneficiary.
      In October 2002, we acquired Babcock & Wilcox Volund ApS (“Volund”) from McDermott. As a result of this acquisition, we funded the payment of $14,482,000 to McDermott in settlement of a note between Volund and McDermott. In addition, we issued a promissory note of $3,000,000 to McDermott to purchase the common shares of Volund. We recorded $17,421,000 of goodwill as a result of this acquisition. Had Volund been consolidated for 2002, revenues and net loss for the year ended December 31, 2002 would have been $1,544,133,000 and ($215,503,000), respectively.
NOTE 4 — EQUITY METHOD INVESTMENTS
      We have included in other assets investments in joint ventures and other entities that we account for using the equity method of $19,841,000 and $18,525,000 at December 31, 2004 and 2003, respectively. The undistributed earnings of our equity method investees were $11,728,000 and $10,412,000 at December 31, 2004 and 2003, respectively.
      Summarized below is combined balance sheet and income statement information, based on the most recent financial information, for investments in entities we accounted for using the equity method (unaudited):

	December 31,

	2004	2003

	(In thousands)
Current Assets	$5,871	$4,377
Non-Current Assets	82,779	82,480

Total Assets	$88,650	$86,857

Current Liabilities	$6,063	$6,468
Non-Current Liabilities	37,857	42,107
Owners’ Equity	44,730	38,282

Total Liabilities and Owners’ Equity	$88,650	$86,857

	Year Ended December 31,

	2004	2003	2002

	(In thousands)
Revenues	$24,619	$19,690	$20,397
Gross Profit	$7,417	$2,408	$2,432
Net Income	$8,924	$383	$503
      Our investment in equity method investees was greater than our underlying equity in net assets of those investees based on stated ownership percentages by $3,164,000 and $3,785,000 at December 31, 2004 and 2003, respectively. These differences are primarily related to the timing of distribution of dividends and various adjustments under generally accepted accounting principles.

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Our transactions with unconsolidated affiliates included the following:

	Year Ended December 31,

	2004	2003	2002

	(In thousands)
Sales to	$3,859	$3,721	$3,404
Dividends received	$1,640	$160	$38
      Our accounts receivable-trade, net includes receivables from unconsolidated affiliates of $37,000 and $57,000 at December 31, 2004 and 2003, respectively.
NOTE 5 — INCOME TAXES
      We are included in the U.S. federal return filed by MI. MI’s policy for intercompany allocation of U.S. federal income taxes provides generally that we compute the provision for U.S. federal income taxes on a separate company basis. We settle against our amounts receivable from MI in the amount we would have paid to or received from the Internal Revenue Service (“IRS”) had we not been a member of the consolidated tax group. We made cash payments of $25,812,000 and $15,643,000 to MI during the years ended December 31, 2004 and December 31, 2003, respectively. Net deferred tax assets include allocated U.S. federal net deferred tax assets of $229,153,000 and $200,742,000 at December 31, 2004 and 2003, respectively, under MI’s policy for intercompany allocation of U.S. federal income taxes.

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Deferred income taxes reflect the net tax effects of temporary differences between the financial and tax bases of assets and liabilities. Significant components of deferred tax assets and liabilities as of December 31, 2004 and 2003 were as follows:

	December 31,

	2004	2003

	(In thousands)
Deferred tax assets:
Contracts	$15,138	$19,869
Accrued warranty expense	17,494	18,517
Accrued vacation pay	3,850	3,613
Accrued liabilities for self-insurance (including postretirement health care benefits)	34,462	32,908
Accrued liabilities for executive and employee incentive compensation	14,788	15,891
Environmental and products liabilities	651,958	650,540
Bad debts	1,303	1,309
Foreign tax credit carryforwards	—	822
Pension liabilities	7,070	8,264
Other	8,033	9,167

Total deferred tax assets	754,096	760,900

Valuation allowance for deferred tax assets	(41,980)	(76,063)

Deferred tax assets	712,116	684,837

Deferred tax liabilities:
Property, plant and equipment	6,710	8,754
Prepaid pension costs	6,315	5,646
Investments in joint ventures and affiliated companies	6,893	9,225
Insurance and other recoverables	449,471	449,471
Other	2,556	4,166

Total deferred tax liabilities	471,945	477,262

Net deferred tax assets	$240,171	$207,575

      Income (Loss) before provision for (benefit from) income taxes was as follows:

	Year Ended December 31,

	2004	2003	2002

	(In thousands)
U.S.	$61,629	$(25,146)	$(224,279)
Other than U.S.	39,327	17,542	(8,156)

Income (Loss) before provision for (benefit from) income taxes	$100,956	$(7,604)	$(232,435)

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The provision for (benefit from) income taxes consisted of:

	Year Ended December 31,

	2004	2003	2002

	(In thousands)
Current:
U.S. — Federal	$17,327	$10,001	$14,460
U.S. — State and local	2,771	5,560	3,396
Other than U.S.	14,337	6,280	8,146

Total current	34,435	21,841	26,002

Deferred:
U.S. — Federal	(28,411)	(29,178)	(38,915)
U.S. — State and local	359	(4,355)	4,186
Other than U.S.	(4,544)	2,814	(9,985)

Total deferred	(32,596)	(30,719)	(44,714)

Provision for (benefit from) income taxes	$1,839	$(8,878)	$(18,712)

      The effective income tax rate is reconciled to the statutory federal income tax rate as follows:

	December 31,

	2004	2003	2002
	Percent	Percent	Percent

Statutory federal tax rate	35.0	(35.0)	(35.0)
State and local income tax effect	2.1	(17.0)	4.8
Foreign operations	(4.3)	11.6	0.9
Chapter 11 settlement cost	1.3	34.3	1.1
Non-deductible business expenses	0.5	22.3	0.2
Federal valuation allowance	(33.5)	(180.5)	20.4
Dividends from affiliates	0.1	131.8	0.0
Foreign tax credit expiration (utilization)	0.8	(81.5)	0.0
Other	(0.2)	(2.8)	(0.5)

Effective income tax rate	1.8	(116.8)	(8.1)

      We would be subject to withholding taxes on distributions of earnings from certain foreign subsidiaries. We have not provided for any taxes, as we treat these earnings as indefinitely reinvested. For the year ended December 31, 2004, the undistributed earnings of foreign subsidiaries amounted to approximately $89,000,000. We estimate the unrecognized deferred income tax liability on these earnings is approximately $34,700,000. Withholding taxes of approximately $3,900,000 would be payable to the applicable foreign jurisdictions upon remittance of all previously unremitted earnings.
      The American Jobs Creation Act of 2004 introduced a special one-time dividends received deduction on the repatriation of certain foreign earnings to a U.S. taxpayer, provided several criteria are met. Although that Act was signed into law in October 2004, the practical application of a number of the provisions of the repatriation provision remains unclear. We anticipate the IRS will provide clarifying language on key elements of the repatriation provision. We have conducted a preliminary identification of

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
potential repatriation and reinvestment opportunities. However, we expect the IRS’ clarifying language to affect our evaluation of the economic value of implementing individual opportunities and our ability to meet the overall qualifying criteria. As a result, we will be unable to complete a determination of the Jobs Creation Act’s effect on our plan for reinvestment or repatriation of foreign earnings until the clarifying language is released. We are also reviewing the other provisions of the Jobs Creation Act, including the provision which will permit a U.S. taxpayer to claim in its 2005 tax filing a deduction from taxable income attributable to its domestic production and manufacturing activities. Various domestic activities that we perform would be considered production and manufacturing activities as defined in the Jobs Creation Act.
      MI has reached settlements with the IRS concerning its U.S. income tax liability through the fiscal year ended March 31, 1992, disposing of all U.S. federal income tax issues. The IRS has issued notices for the fiscal years ended March 31, 1993 through December 31, 2000 asserting deficiencies in the amount of taxes reported. We are also under routine tax audit examination in various U.S. state and local taxing jurisdictions in which we have operated. These examinations cover various tax years and are in various stages of finalization. We believe that any income taxes ultimately assessed in the U.S. or by U.S. state and local taxing authorities will not materially exceed amounts for which we have already provided.
      We are under routine tax audit examination in various foreign jurisdictions in which we operate. These examinations cover various tax years and are in various stages of finalization. We believe that any income taxes ultimately assessed in these foreign jurisdictions will not materially exceed amounts for which we have already provided.
      We have provided a valuation allowance ($41,980,000 at December 31, 2004) for state and foreign deferred tax assets that cannot be realized through carrybacks and future reversals of existing taxable temporary differences. The decrease in the valuation allowance is primarily due to increased income in the carryback period and significant improvement in future book and taxable income. We believe that our remaining deferred tax assets at December 31, 2004 are realizable through carrybacks to prior tax years, future reversals of existing taxable temporary differences and our estimate of future taxable income which has been based on a short-term outlook for two years. We intend to re-evaluate this approach and assess the adequacy of our valuation allowance based on significant events and operating performance in subsequent periods. Any changes to our estimated valuation allowance could be material to the financial statements.
      We have net operating loss carryforwards of approximately $9,707,000 available to offset future taxable income in foreign jurisdictions. Approximately $1,916,000 of the foreign net operating loss carryforwards is scheduled to expire in 2006. The remaining portion of the foreign net operating loss has an indefinite carryforward period.
NOTE 6 — RELATED PARTY TRANSACTIONS
      We have material transactions with McDermott and its other subsidiaries occurring in the normal course of operations. These transactions included the following:

	Year Ended December 31,

	2004	2003	2002

	(In thousands)
General and administrative costs	$11,778	$10,542	$9,642
Insurance premiums	$14,687	$19,669	$5,847
Sale of fabrication, construction and engineering services	$882	$2,269	$1,762
Purchase of engineering and fabrication services	$330	$174	$301

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      We also have transactions with unconsolidated affiliates of McDermott and its other subsidiaries. These transactions included the following:

	Year Ended December 31,

	2004	2003	2002

	(In thousands)
Sales to	$4,271	$3,940	$1,429
Purchases from	$4	$3,468	$1,963
      As a result of the Chapter 11 filing, B&W and its filing subsidiaries were required to segregate intercompany balances as of the filing date (“Pre-Petition”) from transactions occurring after the filing date (“Post-Petition”). B&W and its filing subsidiaries are precluded from making payments on any Pre-Petition balances with McDermott and its subsidiaries. Post-Petition balances are cash settled, generally within 60 to 90 days of the transaction.
      Our accounts receivable-trade, net includes receivables from unconsolidated affiliates of McDermott of $277,000 and $438,000 at December 31, 2004 and 2003, respectively. Our accounts payable includes payables to these affiliates of $515,000 and $697,000 at December 31, 2004 and 2003, respectively.
      Our notes receivable-affiliates include a non-interest bearing note from BWICO of $10,342,000 and $10,735,000 at December 31, 2004 and 2003, respectively, and interest bearing notes from affiliates of McDermott of $30,813,000 and $27,076,000 at December 31, 2004 and 2003, respectively. A reserve for an amount equal to the interest bearing notes at December 31, 2004 and 2003 was established because it is probable that, as a result of the proposed Chapter 11 settlement, these notes may not be settled. All notes are payable by the borrower within 30 days of written demand. We included in interest income $1,199,000, $1,140,000 and $990,000 of interest on interest-bearing notes in the years ended December 31, 2004, 2003 and 2002, respectively.
      We participate in the Thrift Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies (the “Thrift Plan”), which is a defined contribution plan that includes a cash or deferred arrangement. Matching employer contributions, which are in the form of McDermott common stock, are equal to 50% of the first 6% of compensation (as defined in the Thrift Plan) contributed by participants. Our charges for contributions made under the Thrift Plan were $3,070,000, $2,951,000 and $2,758,000 for the years ended December 31, 2004, 2003 and 2002, respectively.
NOTE 7 — LONG-TERM DEBT AND NOTES PAYABLE

	December 31,

	2004	2003

	(In thousands)
Long-term debt consists of:
Project financing notes payable through 2012(1)	$4,517	$4,570
Other notes payable and capitalized lease obligations(2)	9,106	5,400

	13,623	9,970
Less: Amounts due within one year	4,219	480

Long-term debt	$9,404	$9,490

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(1)	Interest at various rates ranging to 1.7%

(2)	Interest at various rates ranging from 3.9% to 7.4%
      We have included long-term debt of $4,467,000 and $4,520,000 in liabilities subject to compromise at December 31, 2004 and 2003, respectively. Maturities of long-term debt during the five years subsequent to December 31, 2004 are as follows: 2005 — $717,000; 2006 — $2,538,000; 2007 — $378,000; 2008 — $388,000; 2009 -$388,000.
      In connection with the Chapter 11 filing, the Chapter 11 Debtors entered into a $300,000,000 debtor-in-possession revolving credit and letter of credit facility (the “DIP Credit Facility”), which, as amended, now provides for credit extensions of up to $250,000,000 and expires in February 2007. All amounts owed under the facility have a super-priority administrative expense status in the Chapter 11 proceedings. The Chapter 11 Debtors’ obligations under the facility are (1) guaranteed by substantially all of B&W’s other domestic subsidiaries and B&W Canada Ltd. and (2) secured by a security interest in B&W Canada Ltd.’s assets. Additionally, B&W and substantially all of its domestic subsidiaries have agreed that they will grant a security interest in their assets to the lenders under the DIP Credit Facility upon the defeasance or repayment of MI’s public debt. The DIP Credit Facility generally provides for borrowings by the Chapter 11 Debtors for working capital and other general corporate purposes and the issuance of letters of credit, except that the total of all borrowings and non-performance letters of credit issued under the facility cannot exceed $100,000,000 in the aggregate. There were no borrowings under this facility at December 31, 2004 or 2003. The DIP Credit Facility also imposes certain financial and non-financial covenants on us.
      A permitted use of the DIP Credit Facility is the issuance of new letters of credit to backstop or replace pre-existing letters of credit issued in connection with our business operations, but for which McDermott, MI or BWICO was a maker or guarantor. As of February 22, 2000, the aggregate amount of all such pre-existing letters of credit totaled approximately $172,000,000 (the “Pre-existing LCs”). McDermott, MI and BWICO each have agreed to indemnify and reimburse the Chapter 11 Debtors for any customer draw on any letter of credit issued under the DIP Credit Facility to backstop or replace any Pre-existing LC for which they already have exposure and for the associated letter of credit fees paid under the facility. As of December 31, 2004, approximately $196,544,000 in letters of credit had been issued under the DIP Credit Facility, of which approximately $17,290,000 was to replace or backstop Pre-existing LCs. The interest rate is Libor plus 2.50%, or prime plus 1.25% depending upon notification to borrow. Commitment fees under this facility totaled approximately $922,000, $462,000 and $984,000 for the years ended December 31, 2004, 2003 and 2002, respectively.
NOTE 8 — PENSION PLANS AND POSTRETIREMENT BENEFITS

Pension and Postretirement Plans
      We participated in the Retirement Plan for Employees of McDermott Incorporated (the “MI Plan”). The MI Plan is a non-contributory plan that provides retirement benefits for substantially all regular full-time employees. Salaried plan benefits under the MI Plan are based on final average compensation and years of service, while hourly plan benefits are based on a flat benefit rate and years of service. MI’s funding policy is to fund applicable pension plans to meet the minimum funding requirements of the Employee Retirement Income Security Act of 1974 (“ERISA”) and, generally, to fund other pension plans as recommended by the respective plan actuary and in accordance with applicable law.

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      MI has made no allocation of expense to us for the years ended December 31, 2004 and 2003. If an allocation had been made for 2004, we would have recorded expense of approximately $38,600,000 based on information provided by our actuary.
      We provide other retirement benefits, primarily through non-contributory pension plans, for employees of certain foreign subsidiaries of B&W, and supply postretirement health care and life insurance benefits to our union employees based on our union contracts. These benefits are summarized below:

Obligations and Funded Status

	Pension Benefits		Other Benefits
	Year Ended		Year Ended
	December 31,		December 31,

	2004	2003	2004	2003

	(In thousands)
Change in benefit obligation:
Benefit obligation at beginning of period	$147,111	$117,571	$80,005	$83,176
Service cost	4,298	3,984	88	75
Interest cost	8,908	8,736	4,632	5,012
Plan participants’ contributions	267	178	—	—
Curtailments	(247)	—	—	—
Settlements	(764)	—	—	—
Change in assumptions	(282)	2,066	694	3,010
Actuarial (gain) loss	3,403	3,016	(1,538)	(2,447)
Foreign currency exchange rate changes	13,190	22,892	368	575
Benefits paid	(10,254)	(11,332)	(9,381)	(9,396)

Benefit obligation at end of period	165,630	147,111	74,868	80,005

Change in plan assets:
Fair value of plan assets at beginning of period	110,671	87,470	—	—
Actual return on plan assets	12,959	12,014	—	—
Company contributions	10,697	6,582	9,381	9,396
Plan participants’ contributions	267	178	—	—
Foreign currency exchange rate changes	10,177	15,759	—	—
Benefits paid	(10,254)	(11,332)	(9,381)	(9,396)

Fair value of plan assets at the end of period	134,517	110,671	—	—

Funded status	(31,113)	(36,440)	(74,868)	(80,005)
Unrecognized net obligation	—	(48)	1,997	2,039
Unrecognized prior service cost	2,861	2,920	355	355
Unrecognized actuarial (gain) loss	43,884	44,940	1,822	3,149

Net amount recognized	$15,632	$11,372	$(70,694)	$(74,462)

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Pension Benefits		Other Benefits
	Year Ended		Year Ended
	December 31,		December 31,

	2004	2003	2004	2003

	(In thousands)
Amounts recognized in the balance sheet:
Accrued benefit liability	$(18,320)	$(24,024)	$(70,694)	$(74,462)
Intangible asset	3,237	3,359	—	—
Accumulated other comprehensive loss	30,715	32,037	—	—

Net amount recognized	$15,632	$11,372	$(70,694)	$(74,462)

      The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for the pension plans with accumulated benefit obligations in excess of plan assets were $165,632,000, $149,846,000 and $134,519,000, respectively, for the year ended December 31, 2004. The projected benefit obligation and accumulated benefit obligation and fair value of plan assets were $147,110,000, $115,769,000 and $110,672,000, respectively, for the year ended December 31, 2003. The accumulated benefit obligation was in excess of plan assets in all of our plans.

	Pension Benefits Year Ended			Other Benefits Year Ended
	December 31,			December 31,

	2004	2003	2002	2004	2003	2002

	(In thousands)
Components of net periodic benefit cost (income):
Service cost	$4,298	$3,984	$3,212	$76	$75	$40
Interest cost	8,908	8,736	7,310	4,599	5,012	5,604
Expected return on plan assets	(7,669)	(7,272)	(7,494)	—	—	—
Amortization of prior service cost	306	411	442	31	32	—
Recognized net actuarial loss	2,610	2,440	535	617	158	36

Net periodic benefit cost	$8,453	$8,299	$4,005	$5,323	$5,277	$5,680

Additional Information

	Pension Benefits		Other Benefits

	2004	2003	2004	2003

	(In thousands)
Increase in minimum liability included in other comprehensive loss	$2,172	$69	N/A	N/A

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Assumptions

	Pension Benefits		Other Benefits

	2004	2003	2004	2003

Weighted average assumptions used to determine net periodic benefit obligations at December 31:
Discount rate	6.00%	6.00%	6.00%	6.00%
Rate of compensation increase	4.00%	4.00%	—	—
Weighted average assumptions used to determine net periodic benefit cost for the years ended December 31:
Discount rate	6.11%	6.32%	6.00%	6.50%
Expected return on plan assets	6.50%	6.71%	—	—
Rate of compensation increase	4.27%	4.09%	—	—
      The expected rate of return on plan assets assumption is based on the long-term expected returns for the investment mix of assets currently in the portfolio. In setting this rate, we use a building block approach. Historic real return trends for the various asset classes in the plan’s portfolio are combined with anticipated future market conditions to estimate the real rate of return for each class. These rates are then adjusted for anticipated future inflation to determine estimated nominal rates of return for each class. The expected rate of return on plan assets is determined to be the weighted average of the nominal returns based on the weightings of the classes within the total asset portfolio.
      We have been using an expected return on plan assets assumption of 8.5%, which is consistent with the long-term asset returns of the portfolio.

	2004	2003

Assumed health care cost trend rates at December 31:
Health care cost trend rate assumed for next year	10.00%	10.00%
Rates to which the cost trend rate is assumed to decline (ultimate trend rate)	4.50%	5.00%
Year that the rate reaches ultimate trend rate	2011	2009
      Assumed health care cost trend rates have a significant effect on the amounts we report for our health care plan. A one-percentage-point change in our assumed health care cost trend rates would have the following effects:

	One-Percentage-	One-Percentage-
	Point Increase	Point Decrease

	(In thousands)
Effect on total of service and interest cost	$105	$(102)
Effect on postretirement benefit obligation	$1,629	$(1,581)

Cash Flows
      We expect to contribute approximately $767,000 to our domestic plans and $8,818,000 to our other postretirement benefit plans in 2005.

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      We expect the following benefit payments, which reflect expected future service, as appropriate, to be made from our benefit plans:

Year Ending December 31,	Pension Benefits	Other Benefits

	(In thousands)
2005	$57,865	$9,124
2006	$60,339	$9,203
2007	$63,078	$9,129
2008	$65,685	$8,960
2009	$68,229	$8,709
2010-2014	$380,172	$36,995

Multiemployer Plans
      One of B&W’s subsidiaries contributes to various multiemployer plans. The plans generally provide defined benefits to substantially all unionized workers in this subsidiary. Amounts charged to pension cost and contributed to the plans were $20,440,000, $22,625,000 and $30,891,000 in the years ended December 31, 2004, 2003 and 2002, respectively.
NOTE 9 — STOCK PLANS
      Certain of our officers and employees participate in benefit plans of McDermott which involve the issuance of McDermott Common Stock.
      Under McDermott’s 1996 Officer Long-Term Incentive Plan (and its predecessor plans), shares of McDermott’s Common Stock (including approved shares that were not awarded under predecessor plans) are available for grants of nonqualified stock options, incentive stock options and restricted stock to officers and key employees. Options to purchase shares are granted at not less than 100% of the fair market value on the date of grant, become exercisable at such time or times as determined when granted, and expire not more than ten years after the date of the grant. Under this plan, performance-based awards to purchase restricted shares of McDermott Common Stock were granted to certain officers and key employees. Under the provisions of the performance-based awards, no shares were issued at the time of the initial award, and the number of shares ultimately issued was determined based on the change in the market value of McDermott Common Stock over a specified performance period.
      Under McDermott’s 1992 Senior Management Stock Option Plan, options to purchase shares were granted at not less than 100% of the fair market value on the date of grant, become exercisable at such time or times as determined when granted, and expire not more than ten years after the date of grant. McDermott’s authorization to grant additional awards under this plan expired on May 5, 2004.
      In the event of a change in control of McDermott, both programs have provisions that may cause restrictions to lapse and accelerate the exercisability of outstanding options.

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The following table summarizes our participation in McDermott’s stock option plans (share data in thousands):

	Year Ended December 31,

	2004		2003		2002

		Weighted-		Weighted-		Weighted-
		Average		Average		Average
		Exercise		Exercise		Exercise
	Options	Price	Options	Price	Options	Price

Outstanding, beginning of period	910	$14.19	995	$15.16	1,077	$15.26
Exercised	(61)	9.41	—	—	(4)	9.41
Cancelled/forfeited	(47)	23.88	(85)	25.65	(78)	16.81
Outstanding, end of period	802	$13.98	910	$14.19	995	$15.16

Exercisable, end of period	802	$13.98	805	$14.14	653	$16.49

      There were no options granted to B&W employees during 2004 and 2003. Options granted to B&W employees during 2001 are accounted for using the fair value method of SFAS No. 123, as B&W employees are not considered employees of McDermott for purposes of APB 25.
      The following tables summarize the range of exercise prices and the weighted-average remaining contractual life of the options outstanding and the range of exercise prices for the options exercisable at December 31, 2004 (share data in thousands):

	Options Outstanding
				Options Exercisable
		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
	Number	Contractual	Exercise	Number	Exercise
Range of Exercise Prices	Outstanding	Life in Years	Price	Exercisable	Price

$ 7.72 - 11.48	317	5.2	$9.41	317	$9.41
11.48 - 15.30	315	6.2	14.54	315	14.54
19.13 - 22.95	133	1.6	20.36	133	20.36
22.95 - 26.78	37	0.1	25.50	37	25.50

$ 7.72 - 26.78	802	4.8	$13.98	802	$13.98

NOTE 10 — COMMITMENTS AND CONTINGENCIES

Investigations and Litigation
      We, along with Atlantic Richfield Company (“ARCO”), are defendants in a lawsuit filed on June 7, 1994 by Donald F. Hall, Mary Ann Hall and others in the U.S. District Court for the Western District of Pennsylvania. The suit involves approximately 500 separate claims for compensatory and punitive damages relating to the operation of two former nuclear fuel processing facilities located in Pennsylvania (the “Hall Litigation”). The plaintiffs in the Hall Litigation allege, among other things, that they suffered personal injury, property damage and other damages as a result of radioactive emissions from these facilities. In September 1998, a jury found us, along with ARCO, liable to eight plaintiffs in the first cases brought to trial, awarding $36,700,000 in compensatory damages. In June 1999, the district court set aside the $36,700,000 judgment and ordered a new trial on all issues. In November 1999, the district court allowed an interlocutory appeal by the plaintiffs of certain issues, including the granting of the new trial and the

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
court’s rulings on certain evidentiary matters, which, following the Chapter 11 filing, the Third Circuit Court of Appeals declined to accept for review.
      There is a controversy between us and our insurers as to the amount of coverage available under the liability insurance policies covering the facilities. We filed a declaratory judgment action in a Pennsylvania State Court seeking a judicial determination as to the amount of coverage available under the policies. On April 28, 2001, in response to cross-motions for partial summary judgment, the Pennsylvania State Court issued its ruling regarding: (1) the applicable trigger of coverage under the Nuclear Energy Liability Policies issued by our insurers; and (2) the scope of the insurers’ defense obligations to us under these policies. With respect to the trigger of coverage, the Pennsylvania State Court held that “manifestation” is an applicable trigger with respect to the underlying claims at issue. Although the Court did not make any determination of coverage with respect to any of the underlying claims, we believe the effect of its ruling is to increase the amount of coverage potentially available to us under the policies at issue to $320,000,000. With respect to the insurers’ duty to defend us, the Court held that we are entitled to separate and independent counsel funded by the insurers. On October 1, 2001, the Court denied the insurers’ motion for reconsideration and entered an order reaffirming its original substantive insurance coverage rulings and further certified the order for immediate appeal by any party. Our insurers filed an appeal and in November 2002, the Pennsylvania Superior Court affirmed the rulings in our favor on the trigger of coverage and duty to defend issues. The Pennsylvania Supreme Court denied the insurer’s petition for allowance of appeal by order dated December 2, 2003.
      The plaintiffs’ remaining claims against us in the Hall Litigation have been automatically stayed as a result of the Chapter 11 filing. We filed a complaint for declaratory and injunctive relief with the Bankruptcy Court seeking to stay the pursuit of the Hall Litigation against ARCO during the pendency of the Chapter 11 proceedings due to common insurance coverage and the risk to us of issue or claim preclusion, which stay the Bankruptcy Court denied in October 2000. We appealed the Bankruptcy Court’s Order and on May 18, 2001, the U.S. District Court for the Eastern District of Louisiana, which has jurisdiction over portions of the Chapter 11 proceeding, affirmed the Bankruptcy Court’s Order. We believe that all claims under the Hall Litigation will be resolved within the limits of coverage of our insurance policies. However, there may be an issue as to whether our insurance coverage is adequate and we may be materially adversely impacted if our liabilities exceed our coverage. We transferred the two facilities subject to the Hall Litigation to BWXT in June 1997 in connection with BWXT’s formation and an overall corporate restructuring. We are entitled to reimbursement from BWXT under an indemnity agreement should we be held liable for damages. See Note 15 for further information.
      In early April 2001, a group of insurers that includes certain underwriters at Lloyd’s and Turegum Insurance Company (the “Plaintiff Insurers”) who have previously provided insurance to us under our excess liability policies filed (1) a complaint for declaratory judgment and damages against McDermott in the Chapter 11 proceedings in the U.S. District Court for the Eastern District of Louisiana and (2) a declaratory judgment complaint against us in the Bankruptcy Court, which actions have been consolidated before the U.S. District Court for the Eastern District of Louisiana, which has jurisdiction over portions of the Chapter 11 proceedings. The insurance policies at issue in this litigation provide a significant portion of our excess liability coverage available for the resolution of the asbestos-related claims that are the subject of the Chapter 11 proceedings. The consolidated complaints contain substantially identical factual allegations. These include allegations that, in the course of settlement discussions with the representatives of the asbestos claimants in the Chapter 11 proceedings, we, along with McDermott, breached the confidentiality provisions of an agreement we entered into with these Plaintiff Insurers relating to insurance payments by the Plaintiff Insurers as a result of asbestos claims. Our agreement with the underwriters went into effect in April 1990 and has served as the allocation and payment mechanism to resolve many of

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
the asbestos claims against us. The Plaintiff Insurers also allege that we, along with McDermott, have wrongfully attempted to expand the underwriters’ obligations under that settlement agreement and the applicable policies through the filing of a plan of reorganization in the Chapter 11 proceedings that contemplates the transfer of rights under that agreement and those policies to a trust that will manage the pending and future asbestos-related claims against us. The complaints seek declarations that, among other things, the defendants are in material breach of the settlement agreement with the Plaintiff Insurers and that the Plaintiff Insurers owe no further obligations to us, as well as McDermott, under that agreement. With respect to the insurance policies, if the Plaintiff Insurers should succeed in vacating the settlement agreement, they seek to litigate issues under the policies in order to reduce their coverage obligations. The complaint against McDermott also seeks a recovery of unspecified compensatory damages. We filed a counterclaim against the Plaintiff Insurers, which asserts a claim for breach of contract for amounts owed and unpaid under the settlement agreement, as well as a claim for anticipatory breach for amounts that will be owed in the future under the settlement agreement. We seek a declaratory judgment as to our rights and the obligations of the Plaintiff Insurers and other insurers under the settlement agreement and under their respective insurance policies with respect to asbestos claims. On October 2, 2001, we, along with McDermott, filed dispositive motions with the District Court seeking dismissal of the Plaintiff Insurers’ claim that we, along with McDermott, had materially breached the settlement agreement at issue. In a ruling issued January 4, 2002, the District Court granted McDermott’s and our motion for summary judgment and dismissed the declaratory judgment action filed by the Plaintiff Insurers. The ruling concluded that the Plaintiff Insurers’ claims lacked a factual or legal basis. We believe this ruling reflects the extent of the underwriter’s contractual obligations and underscores that this coverage is available to settle our asbestos claims. As a result of the January 4, 2002 ruling, the only claims that remained in the litigation were our counterclaims against the Plaintiff Insurers and against other insurers. The parties agreed to dismiss without prejudice our counterclaims seeking a declaratory judgment regarding the parties’ respective rights and obligations under the settlement agreement. Our counterclaim seeking a money judgment for approximately $6,500,000 due and owing by insurers under the settlement agreement remains pending. The parties have reached a preliminary agreement in principle to settle our counterclaim for in excess of the claimed amounts, and approximately $6,200,000 has been received to date from the insurers, subject to reimbursement in the event a final settlement agreement is not reached. A trial of this counterclaim is presently scheduled to begin in March 2005. Following the resolution of this remaining counterclaim, the Plaintiff Insurers will have an opportunity to appeal the January 4, 2002 ruling. As a result of a recent conditional settlement reached with Equitas, those plaintiffs in this action that are participating in the Equitas settlement (namely, underwriters at Lloyd’s) have agreed to dismiss their claims in this action, upon the effective date of the proposed consensual plan of reorganization. However, there remain other plaintiffs that are not participating in the Equitas settlement (namely, certain London market companies), and those other plaintiffs have not indicated whether they intend to pursue an appeal. Settlement discussions are continuing with these remaining plaintiffs. See Note 15 for further information.
      On or about August 5, 2003, certain underwriters at Lloyd’s, London and certain London Market companies (the “London Insurers”) commenced a new adversary proceeding against us in the Bankruptcy Court for the Eastern District of Louisiana, which makes allegations similar to those made in the prior adversary action. The complaint of the London Insurers alleges that we anticipatorily repudiated the 1990 settlement agreement with the London Insurers. The alleged anticipatory repudiation is based primarily on our submission of the plan of reorganization to the Bankruptcy Court. The complaint alleges that the London Insurers’ claims from the first adversary action that were ruled to be premature are now ripe for adjudication, given that we have reached agreement on a consensual plan of reorganization with the representatives of asbestos claimants. In addition to seeking unspecified damages for this alleged

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
anticipatory repudiation, the complaint also seeks declaratory relief as to the London Insurers’ obligations to indemnify us for our asbestos-related claims and seeks to prevent the assignment of rights to asbestos bodily injury coverage to the Asbestos PI Trust. On or about August 6, 2003, a similar lawsuit was filed in the District Court by the London Insurers against McDermott. The London Insurers also filed a motion to withdraw the reference with respect to the action pending in the Bankruptcy Court, seeking to transfer it from the Bankruptcy Court to the District Court. We, as well as McDermott, have each filed motions to dismiss or, in the alternative, to stay the actions filed against each of them by the London Insurers. The Court has not ruled on the London Insurers’ motion to withdraw the reference or on our or McDermott’s motion to dismiss or stay. A hearing on our motion to dismiss or stay is scheduled to take place in the Bankruptcy Court on April 27, 2005. No discovery has been taken in either case. As a result of the recent conditional settlement reached with Equitas, those plaintiffs in this action that are participating in the Equitas settlement (namely, underwriters at Lloyd’s) have agreed to dismiss their claims in this action upon the effective date of the proposed consensual plan of reorganization. However, there remain other Plaintiffs that are not participating in the Equitas settlement (namely, certain London market companies), and those other plaintiffs have not indicated whether they intend to continue this action. Settlement discussions are continuing with these remaining plaintiffs. We do not believe that a material loss with respect to these matters is likely. See Note 15 for further information.
      On or about August 22, 2003, Continental Insurance Co. (“Continental”) commenced an action in the Eastern District of Louisiana against McDermott and MI and a similar adversary action against us in the Bankruptcy Court. These actions make allegations similar to those made in the prior adversary actions of the London Market Insurers. The complaints of Continental allege, among other things, that McDermott anticipatorily repudiated the settlement agreement McDermott and we had entered into in 2000 with Continental relating to insurance payments by Continental as a result of asbestos-related products liability claims. The parties reached a settlement of these actions in September 2004, subsequently approved by the Bankruptcy Court, which provides for the payment of certain insurance proceeds to the asbestos personal injury trust if and when the plan of reorganization becomes effective. See Note 15 for further information.
      On or about November 5, 2001, The Travelers Indemnity Company and Travelers Casualty and Surety Company (collectively, “Travelers”) filed an adversary proceeding against us in the U.S. Bankruptcy Court for the Eastern District of Louisiana seeking a declaratory judgment that Travelers is not obligated to provide any coverage to us with respect to so-called “non-products” asbestos bodily injury liabilities on account of previous agreements entered into by the parties. On or about the same date, Travelers filed a similar declaratory judgment against MI and McDermott in the U.S. District Court for the Eastern District of Louisiana. The cases filed against MI and McDermott were consolidated before the District Court and the ACC and the FCR in the Chapter 11 proceedings intervened in the action. We, along with McDermott, filed answers to Travelers’ complaints, denying that previous agreements operate to release Travelers from coverage responsibility for asbestos “non-products” liabilities and asserting counterclaims requesting a declaratory judgment specifying Travelers’ duties and obligations with respect to coverage for our asbestos liabilities. The Court bifurcated the case into two phases, with Phase I addressing the issue of whether previous agreements between the parties served to release Travelers from any coverage responsibility for asbestos “non-products” claims and Phase II addressing whether, in the absence of such a release, Travelers would be obligated to cover any additional asbestos-related bodily injury claims asserted against us. After discovery was completed, the parties filed cross-motions for summary judgment on Phase I issues. On August 22, 2003, the Court granted summary judgment to us, the ACC, the FCR, MI and McDermott, and against Travelers, finding that the agreements did not release Travelers from all asbestos liability and further finding that McDermott and MI were not liable to

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
indemnify Travelers for asbestos-related non-products claims under those agreements. One of our captive insurers reinsured certain coverages provided by Travelers to us, and therefore, our captive insurer may have certain exposures, subject to the terms, conditions and limits of liability of the reinsurance coverages, in the event Travelers is ultimately found liable for any amounts to us, on account of asbestos-related non-products personal injury claims. The issue of whether Travelers will have any additional coverage liability to us will be considered in Phase II of the litigation, which has not yet commenced. We and the ACC and FCR have reached an agreement to settle claims under certain Travelers insurance policies with respect to which our rights are to be assigned to the asbestos personal injury trust under the plan of reorganization. The settlement would liquidate these rights into cash payments that would be paid to or for the benefit of the trust if and when the plan of reorganization becomes effective. The Bankruptcy Court approved the settlement at a hearing held on October 20, 2004. As a result of the settlement, the parties have agreed to stay the litigation until such a time as it is determined whether the plan of reorganization will become effective. See Note 15 for further information.
      On April 30, 2001, we filed a declaratory judgment action in our Chapter 11 proceedings in the U.S. Bankruptcy Court for the Eastern District of Louisiana against MI, BWICO, BWXT, Hudson Products Corporation (“HPC”) and McDermott Technology, Inc. (“MTI”) seeking a judgment, among other things, that (1) we were not insolvent at the time of, or rendered insolvent as a result of, a corporate reorganization that we completed in the fiscal year ended March 31, 1999, which included, among other things, our cancellation of a $313,000,000 note receivable and our transfer of all the capital stock of HPC, Babcock & Wilcox Tracy Power, Inc., BWXT and MTI to BWICO, and (2) the transfers were not voidable. As an alternative, and only in the event that the Bankruptcy Court finds we were insolvent at a pertinent time and the transactions are voidable under applicable law, the action preserved our claims against the defendants. The Bankruptcy Court permitted the ACC and the FCR in the Chapter 11 proceedings to intervene and proceed as plaintiff-intervenors and realigned us as a defendant in this action. The ACC and the FCR are asserting in this action, among other things, that we were insolvent at the time of the transfers and that the transfers should be voided. The Bankruptcy Court ruled that Louisiana law applied to the solvency issue in this action. Trial commenced on October 22, 2001 to determine our solvency at the time of the corporate reorganization and concluded on November 2, 2001. In a ruling filed on February 8, 2002, the Bankruptcy Court found the ACC and FCR failed to sustain their burden of proving us insolvent at the time of the corporate reorganization. On February 19, 2002, the ACC and the FCR filed a motion with the District Court seeking leave to appeal the February 8, 2002 ruling. On February 20, 2002, MI, BWICO, BWXT, HPC and MTI filed a motion for summary judgment asking that judgment be entered on a variety of additional pending counts presented by the ACC and the FCR that we believe are resolved by the February 8, 2002 ruling. By Order and Judgment dated April 17, 2002, the Bankruptcy Court granted this motion and dismissed all claims asserted in complaints filed by the ACC and the FCR regarding the 1998 transfer of certain assets to our parent, BWICO, and dismissed the proceeding with prejudice. On April 26, 2002, the ACC and the FCR filed a notice of appeal of the April 17, 2002 Order and Judgment and on June 20, 2002 filed their appeal brief. On July 22, 2002, MI, BWICO, BWXT, HPC and MTI filed their brief in opposition. The ACC and the FCR have not yet filed their reply brief pending discussions regarding settlement and a consensual joint plan of reorganization. If a consensual joint plan of reorganization is confirmed, the ACC and the FCR have agreed to dismiss this appeal with prejudice. In addition, an injunction preventing derivative asbestos suits and other actions for which there is shared insurance from being brought against our nonfiling affiliates, including MI, J. Ray and McDermott, and B&W subsidiaries not involved in the Chapter 11 proceedings, extends through April 11, 2005. We intend to seek extensions of the preliminary injunction periodically through the pendency of the Chapter 11 proceedings and believe that extensions will continue to be granted by the

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Bankruptcy Court while the confirmation and settlement process continues, although modifications to the nature and scope of the injunction may occur. See Note 15 for further information.
      On August 13, 2003, a proceeding entitled “Citgo Petroleum Corporation and PDV Midwest Refinery L.L.C. v. McDermott International, Inc., et al,” was filed in the Circuit Court of Cook County, Illinois, alleging claims against us, McDermott, J. Ray and MI, for damages in connection with the manufacture and sale by B&W of a pipe fitting that allegedly caused an August 14, 2001 fire at a refinery in the Chicago, Illinois area, which refinery is owned and operated by the plaintiffs. Plaintiffs seek damages in excess of $100,000,000, including claims for damage to property and consequential damages. On October 22, 2004 the claims against McDermott, J. Ray and MI were dismissed by the court without prejudice to the ability of plaintiff to refile such claims against those entities upon the showing of appropriate evidence. On March 2, 2005, McDermott filed a third party claim against the former owner of the refinery, Unocal Corporation, seeking contribution and indemnity. Discovery is ongoing, and no trial date has been set. We intend to vigorously defend the claims against B&W and pursue the claims against Unocal. Additionally, we believe that we have insurance coverage for these claims. We do not believe that any material loss with respect to these matters is likely. However, the ultimate outcome of the proceedings is uncertain, and an adverse ruling, should insurance not be available, or should any judgment exceed the available coverage, could have a material adverse impact on our consolidated financial position, results of operations and cash flows. See Note 15 for further information.
      Additionally, due to the nature of our business, we are, from time to time, involved in routine litigation or subject to disputes or claims related to our business activities, including performance or warranty related matters under our customer and supplier contracts and other business arrangements. In our management’s opinion, none of this litigation or disputes and claims will have a material adverse effect on our consolidated financial position, results of operations and cash flows.
      See Note 15 for additional subsequent events related to B&W’s commitments and contingencies.

Products Liability
      See Note 2 to the consolidated financial statements regarding our potential liability for non-employee asbestos claims and the settlement negotiations and other activities related to the Chapter 11 proceedings.

Environmental Matters
      We have been identified as a potentially responsible party at various cleanup sites under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended (“CERCLA”). CERCLA and other environmental laws can impose liability for the entire cost of cleanup on any of the potentially responsible parties, regardless of fault or the lawfulness of the original conduct. Generally, however, where there are multiple responsible parties, a final allocation of costs is made based on the amount and type of wastes disposed of by each party and the number of financially viable parties, although this may not be the case with respect to any particular site. We have not been determined to be a major contributor of wastes to any of these sites. On the basis of our relative contribution of waste to each site, we expect our share of the ultimate liability for the various sites will not have a material adverse effect on our consolidated financial position, results of operations or liquidity in any given year.

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Operating Leases
      Future minimum payments required under operating leases that have initial or remaining noncancellable lease terms in excess of one year at December 31, 2004 are as follows:

Year Ending December 31,	Amount

2005	$1,080,000
2006	$996,000
2007	$627,000
2008	$459,000
2009	$459,000
Thereafter	$85,000
      Total rental expense for the years ended December 31, 2004 and 2003 was $4,065,000 and $3,516,000, respectively. These expense amounts include contingent rentals and are net of sublease income, neither of which is material.

Product Warranties
      Following is a reconciliation of the changes in our warranty liability:

	Year Ended December 31,

	2004	2003

	(In thousands)
Balance at beginning of period	$50,958	$48,877
Accruals for warranties issued during the period	8,574	11,269
Accruals related to pre-existing warranties	1,379	4,407
Settlements made during the period	(13,001)	(13,595)

Balance at end of period	$47,910	$50,958

      See Note 1 for a discussion of our accounting policy related to our warranty liability.

Other
      We maintain liability and property insurance against such risk and in such amounts as we consider adequate. However, certain risks are either not insurable or insurance is available only at rates we consider uneconomical.
      At December 31, 2004, we are contingently liable under standby letters of credit totaling $196,544,000, all of which were issued in the normal course of business. We have been notified by our two surety companies that they are no longer willing to issue bonds on our behalf. We obtain surety bonds in the ordinary course of business to secure contract bids and to meet the bonding requirements of various construction and other contracts with customers. We expect to obtain the coverage we require through other surety companies as well as use our existing credit facility for contract-related performance guarantees. See Note 7. In addition, under certain consortium agreements we are jointly and severally liable with other consortium members for completion and performance on long-term construction projects.

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NOTE 11 — FOREIGN OPERATIONS
      Summarized financial information of foreign subsidiaries (primarily Canadian operations) included in our consolidated financial statements is as follows:

	December 31,

	2004	2003

	(In thousands)
Assets	$407,632	$465,346
Liabilities	$209,484	$323,838

	Year Ended December 31,

	2004	2003	2002

	(In thousands)
Net Income (Loss)	$30,682	$11,699	$(5,503)
NOTE 12 — FINANCIAL INSTRUMENTS WITH CONCENTRATIONS OF CREDIT RISK
      Our principal businesses are the construction and supply of fossil-fuel and nuclear steam generating equipment to the electric power generation industry. Our customers are principally the electric power generation industry (including government-owned utilities and independent power producers) and the pulp and paper and other process industries. These concentrations of customers may impact our overall exposure to credit risk, either positively or negatively, in that our customers may be similarly affected by changes in economic or other conditions. In addition, we and many of our customers operate worldwide and are therefore exposed to risks associated with the economic and political forces of various countries and geographic areas. Approximately 38% of our trade receivables at December 31, 2004 were due from foreign customers. We generally do not obtain any collateral for our receivables.
      We believe that our provision for possible losses on uncollectible accounts receivable is adequate for our credit loss exposure. At December 31, 2004 and 2003, the allowance for possible losses deducted from accounts receivable-trade, net on the accompanying balance sheet was $3,167,000 and $3,242,000, respectively.
NOTE 13 — DERIVATIVE FINANCIAL INSTRUMENTS
      Our foreign operations give rise to exposure to market risks from changes in foreign exchange rates. We use derivative financial instruments, primarily forward contracts, to reduce the impact of changes in foreign exchange rates on our operating results. We use these instruments primarily to hedge our exposure associated with revenues or costs on our long-term contracts which are denominated in currencies other than our operating entities’ functional currencies. We do not hold or issue financial instruments for trading or other speculative purposes.
      We enter into forward contracts primarily as hedges of certain firm purchase and sale commitments denominated in foreign currencies. We record these contracts at fair value on our consolidated balance sheet. Depending on the hedge designation at the inception of the contract, the related gains and losses on these contracts are either deferred in stockholder’s equity (as a component of accumulated other comprehensive loss) until the hedged item is recognized in earnings or offset against the change in fair value of the hedged firm commitment through earnings. The ineffective portion of a derivative’s change in fair value and any portion excluded from the assessment of effectiveness are immediately recognized in earnings. The gain or loss on a derivative instrument not designated as a hedging instrument is also

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
immediately recognized in earnings. Gains and losses on forward contracts that require immediate recognition are included as a component of other-net in our consolidated statements of income (loss).
      At December 31, 2004 and 2003, we had forward contracts to purchase $71,144,000 and $12,629,000, respectively, in foreign currencies (primarily Canadian Dollars) and to sell $24,108,000 and $5,780,000, respectively, in foreign currencies (primarily Swedish Krona and Euros) at varying maturities through November 2004. We have designated substantially all of these contracts as cash flow hedging instruments. The hedged risk is the risk of changes in our functional-currency-equivalent cash flows attributable to changes in spot exchange rates of forecasted transactions related to our long-term contracts. We exclude from our assessment of effectiveness the portion of the fair value of the forward contracts attributable to the difference between spot exchange rates and forward exchange rates. At December 31, 2004, we had deferred approximately $947,000 of net losses on these forward contracts, 59% of which we expect to recognize in income over the next 12 months in accordance with the percentage-of-completion method of accounting. At December 31, 2003, we had deferred approximately $49,000 of net gains on forward contracts. For the years ended December 31, 2004 and 2003, we recognized net gains (losses) on forward contracts of approximately ($797,000) and $449,000, respectively. Substantially all of these net losses represent changes in the fair value of forward contracts excluded from hedge effectiveness.
      We are exposed to credit-related losses in the event of nonperformance by counterparties to derivative financial instruments. We mitigate this risk by using major financial institutions with high credit ratings.
NOTE 14 — FAIR VALUES OF FINANCIAL INSTRUMENTS
      We use the following methods and assumptions in estimating our fair value disclosures for financial instruments:
      Cash and cash equivalents: The carrying amounts we have reported in the accompanying balance sheet for cash and cash equivalents approximate their fair values.
      Notes receivable — affiliates: It is not practical for us to estimate the fair value of our non-current notes receivable from affiliates because the timing of the settlement of these notes has not been determined.
      Long and short-term debt: We base the fair values of debt instruments on estimated prices based on current yields for debt issues of similar quality and terms. The carrying amounts reported in the accompanying balance sheet approximate their fair values.
      Liabilities subject to compromise: It is not practical for us to estimate the fair value of our liabilities subject to compromise because the timing and ultimate outcome of the Chapter 11 proceedings are uncertain.
      Foreign currency forward contracts: We estimate the fair values of foreign currency forward contracts by obtaining quoted market rates. At December 31, 2004 and 2003, we had net forward contracts outstanding to purchase foreign currencies with notional values of $47,036,000 and $6,849,000 and fair values of ($2,612,000) and $484,000, respectively.

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The estimated fair values of our financial instruments are as follows:

	December 31, 2004		December 31, 2003

	Carrying		Carrying
	Amount	Fair Value	Amount	Fair Value

	(In thousands)
Balance Sheet Instruments
Cash and cash equivalents	$351,541	$351,541	$370,657	$370,657
Notes receivable — affiliates	$10,342	$10,342	$10,735	$10,735
Debt excluding capital leases	$13,614	$13,231	$9,914	$9,243

NOTE 15 —	SUBSEQUENT EVENTS (UNAUDITED)
      On August 29, 2005 McDermott and certain of its subsidiaries, together with the Asbestos Claimants’ Committee (“ACC”) and the Legal Representative for Future Asbestos-Related Claimants (“FCR”), announced that the parties have agreed upon the terms of a revised settlement agreement (the “Proposed Settlement Agreement”) in the Chapter 11 bankruptcy proceedings involving B&W. The Proposed Settlement Agreement will modify the existing plan and proposed settlement agreement currently before the District Court, and recorded in McDermott’s financial statements.
      Under the terms of the Proposed Settlement Agreement and a related plan of reorganization the Chapter 11 Debtors, the ACC, the FCR and MI, as plan proponents, have jointly proposed (the “Proposed Joint Plan”), the Asbestos PI Trust would be funded by contributions of:

•	$350 million in cash, which would be paid by MI or one of its subsidiaries on the effective date of the Proposed Joint Plan;

•	an additional contingent cash payment of $355 million, which would be payable by MI or one of its subsidiaries within 180 days of November 30, 2006, but only if the condition precedent described below is satisfied, which amount would be payable with interest accruing on that amount at 7% per year from December 1, 2006 to the date of payment; and

•	a note issued by B&W in the aggregate principal amount of $250 million (the “B&W Note”), bearing interest at 7% annually on the outstanding principal balance from and after December 1, 2006, with a five- year term and annual principal payments of $50 million each, commencing on December 1, 2007, provided that, if the condition precedent described below is not satisfied, only $25 million principal amount of the B&W Note would be payable (with the entire $25 million amount due on December 1, 2007). B&W’s payment obligations under the B&W Note would be fully and unconditionally guaranteed by Babcock & Wilcox Investment Company, a Delaware corporation and a wholly owned subsidiary of MI (“BWICO”), and McDermott. The guarantee obligations of BWICO and McDermott would be secured by a pledge of all of B&W’s capital stock outstanding as of the effective date of the Proposed Joint Plan.
      McDermott and most of its subsidiaries would also contribute to the Asbestos PI Trust substantially the same insurance rights as were to be contributed to the Asbestos PI Trust under the Previously Negotiated Settlement Agreement. See “Description of the Proposed Settlement Agreement — Creation of the Asbestos PI Trust and Contribution of Assets.”
      The Proposed Settlement Agreement includes a mechanism that would potentially limit the consideration to be contributed to the Asbestos PI Trust if the FAIR Act or similar U.S. federal legislation is enacted and becomes law. Specifically, the Proposed Settlement Agreement provides that the

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
right to receive the $355 million contingent payment (the “Contingent Payment Right”) would vest and amounts under the B&W Note in excess of $25 million would be payable only upon satisfaction of the condition precedent that neither the FAIR Act nor any other U.S. federal legislation designed to resolve asbestos-related personal injury claims through the implementation of a national trust shall have been enacted and become law on or before November 30, 2006 (the “Condition Precedent”). The Proposed Settlement Agreement further provides that:

•	if such legislation is enacted and becomes law on or before November 30, 2006 and is not subject to a legal proceeding as of January 31, 2007 which challenges the constitutionality of such legislation (any such proceeding is referred to as a “Challenge Proceeding”), the Condition Precedent would be deemed not to have been satisfied, and no amounts would be payable under the Contingent Payment Right and no amounts in excess of $25 million would be payable under the B&W Note; and

•	if such legislation is enacted and becomes law on or before November 30, 2006, but is subject to a Challenge Proceeding as of January 31, 2007, the Condition Precedent would be deemed not to have been satisfied and any rights with respect to the Contingent Payment Right and payments under the B&W Note in excess of $25 million would be suspended until either:

(1) there has been a final, nonappealable judicial decision with respect to the Challenge Proceeding to the effect that such legislation is unconstitutional as generally applied to debtors in Chapter 11 proceedings whose plans of reorganization have not yet been confirmed and become substantially consummated (i.e., debtors that are similarly situated to B&W as of September 1, 2005), so that such debtors would not be subject to such legislation, in which event the Condition Precedent would be deemed to have been satisfied, and the Contingent Payment Right would vest and the B&W Note would become fully payable pursuant to its terms (in each case subject to the protection against double payment provisions described below); or

(2) there has been a final nonappealable judicial decision with respect to the Challenge Proceeding which resolves the Challenge Proceeding in a manner other than as contemplated by the immediately preceding clause, in which event the Condition Precedent would be deemed not to have been satisfied and no amounts would be payable under the Contingent Payment Right and no amounts in excess of $25 million would be payable under the B&W Note.
      The Proposed Settlement Agreement also includes provisions to provide some protection against double payment so that, if the FAIR Act or similar U.S. federal legislation is enacted and becomes law after November 30, 2006, or the Condition Precedent is otherwise satisfied (in accordance with the provisions described in clause (1) above), any payment McDermott or any of its subsidiaries may be required to make pursuant to the legislation on account of asbestos-related personal injury claims against any of the B&W Entities would reduce, by a like amount:

•	first, the amount, if any, then remaining payable pursuant to the Contingent Payment right; and

•	next, any then remaining amounts payable pursuant to the B&W Note.
      Under the terms of the Proposed Settlement, the Apollo/ Parks Township Claims will not be channeled to a trust, as contemplated by the Previously Negotiated Settlement, and will not be impaired under the terms of the Proposed Joint Plan in its current form.
      While the Proposed Settlement has been structured in a manner to permit all disputes relating to the Apollo/ Parks Township Claims and the associated insurance coverage to be resolved after the proposed joint plan has been confirmed and becomes effective, B&W, representatives of the claimants in the Hall

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Litigation and ARCO have negotiated an agreement in principle that reflects a proposed settlement of present Apollo/ Parks Township Claims, including those that are the subject of the Hall Litigation. The agreement in principle, which has been memorialized in a term sheet, contemplates, among other things, that: (1) B&W and ARCO will be provided full and complete releases from each of the Apollo/ Parks Township Releasors (as that term is to be defined in a definitive settlement agreement generally to mean the existing claimants in the Hall Litigation and related pending litigation); (2) ARCO will make a $27.5 million cash payment to the Apollo/ Parks Township Releasors upon the effective date of the Proposed Joint Plan; (3) B&W will make a $47.5 million cash payment to the Apollo/ Parks Township Releasors upon the effective date of the Proposed Joint Plan; (4) B&W will make a $12.5 million payment to the Apollo/ Parks Township Releasors upon the third anniversary of the effective date of the Proposed Joint Plan; and (5) B&W and ARCO will retain all insurance rights, including without limitation with respect to the claims of the Apollo/ Parks Township present claimants who are not Apollo/ Parks Township Releasors (the “Unliquidated Apollo/ Parks Township Present Claims”) and with respect to any future Apollo/ Parks Township Claims (the “Apollo/ Parks Township Future Demands”). We intend to seek reimbursement from our nuclear insurers for all amounts that would be paid by us under the proposed settlement. Our nuclear insurers have refused to fund the proposed settlement of the Hall Litigation and have indicated that, while they do not anticipate objecting to the terms of the Proposed Joint Plan, they will object to the proposed settlement of the Hall Litigation unless the settlement does not prejudice our nuclear insurers in any subsequent litigation brought by us seeking reimbursement from them.
      Under the Proposed Joint Plan and the proposed settlement of the Hall Litigation, the Unliquidated Apollo/ Parks Township Present Claims and Apollo/ Parks Township Future Demands will pass through the bankruptcy case unimpaired. We believe that these claims will be resolved within the limits of coverage of our insurance policies. However, should the B&W Chapter 11 settlement fail, or should the proposed settlement of the Hall Litigation not be consummated, there may be an issue as to whether our insurance coverage is adequate and we may be materially adversely impacted if our liabilities exceed our coverage.
      Included in B&W’s operating loss for the nine months ended September 30, 2005 is a net expense of B&W’s asbestos liability and other liability claims totaling approximately $477.4 million.
      The Proposed Settlement Agreement contemplates that the Proposed Joint Plan must become effective, on a final, nonappealable basis, no later than February 22, 2006, or such later date as McDermott, the ACC and the FCR may agree to. The Proposed Settlement Agreement further contemplates that, if the effective date of the Proposed Joint Plan has not occurred by that date, and is not extended by the ACC, the FCR and McDermott, acting together, then the settlement contemplated by the Proposed Settlement Agreement will be abandoned and the parties will resume their efforts to effect the settlement contemplated by the Previously Negotiated Settlement Agreement and the Previously Negotiated Joint Plan.
      Effective January 31, 2005, MI spun off the assets and liabilities associated with our portion of the MI Plan to the “Retirement Plan for Employees of The Babcock and Wilcox Company and Participating Subsidiary and Affiliated Companies” (the “New Plan”) sponsored by us. Beginning January 31, 2005, our financial statements included pension assets, liabilities and pension costs associated with the New Plan. Approximately 46% of the employees in the MI Plan at January 31, 2005 transferred to the New Plan.
      Regarding the Citgo Petroleum Corporation proceedings discussed in Note 10, the plaintiffs now seek damages of approximately $600 million, including claims for damage to property and consequential damages. Citgo’s insurers, including certain underwriters at Lloyd’s, London (“Lloyd’s”), have pursued

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
this action for recovery of amounts paid to Citgo under business interruption and property damage policies. On March 10, 2005, B&W filed a motion with the Bankruptcy Court to stay the Citgo litigation until the completion of the B&W Chapter 11 proceedings, which motion was opposed by Citgo and Lloyd’s. The Bankruptcy Court hearing on the motion to stay the case has been deferred by agreement of the parties, and discovery is proceeding. Unocal moved to be dismissed from the case, which motion was granted by the court on or about November 9, 2005. No trial date has been set at this time. We intend to vigorously defend the claims against B&W and appeal the dismissal of our claims against Unocal Corporation. Additionally, although we have insurance which provides coverage for claims of the nature asserted in this matter up to limits of liability of $375 million, subject to certain terms and conditions, our insurer that provides $125 million in coverage for liability in excess of $200 million has denied coverage for the alleged failure to give timely notice of the claim under the policy and our insurer that provides $50 million in coverage for liability in excess of $325 million has reserved its rights to deny coverage. Additionally, the insurers providing the first $200 million in coverage have also recently reserved their rights to deny coverage. We have filed suit against our broker for loss of the $175 million in insurance coverage in excess of $200 million in the event that one or more of the insurers providing this coverage is successful in the denial of coverage. We do not believe that any material loss with respect to these matters is likely. However, the ultimate outcome of the proceedings is uncertain, and an adverse ruling, should insurance not be available, or should any judgment exceed the available coverage, could have a material adverse impact on our consolidated financial position, results of operations and cash flows.
      Regarding the proceedings brought by a group of insurers that include certain underwriters at Lloyd’s London and Turegum Insurance described in Note 10, as a result of the recent conditional settlement reached with the London Market insurance companies, the remaining plaintiffs in this action have agreed to dismiss their claims without prejudice until such time as the Proposed Joint Plan becomes effective, and to dismiss those claims with prejudice after the Proposed Joint Plan becomes effective. With these dismissals, and the dismissals provided by underwriters at Lloyd’s by virtue of the settlement with underwriters at Lloyd’s/ Equitas, we expect this litigation will be terminated fully and finally upon the effective date of the Proposed Joint Plan.
      Regarding the proceeding against B&W and McDermott commenced by certain underwriters at Lloyd’s London and certain London Market companies, as described in Note 10, as a result of the recent conditional settlement reached with the London Market insurance companies, the remaining plaintiffs in this action have agreed to dismiss their claims without prejudice until such time as the Proposed Joint Plan becomes effective, and to dismiss those claims with prejudice after the Proposed Joint Plan becomes effective. With these dismissals, and the dismissals provided by underwriters at Lloyd’s by virtue of the settlement with underwriters at Lloyd’s/ Equitas, we expect this litigation will be terminated fully and finally upon the effective date of the Proposed Joint Plan.
      The preliminary injunction preventing asbestos-related liability lawsuits and other actions for which there is shared insurance from being brought against our nonfiling affiliates has been extended to January 9, 2006.
      On June 1, 2005, a proceeding entitled Iroquois Falls Power Corp v. Jacobs Canada Inc., et al., was filed in the Superior Court of Justice, in Ontario, Canada, alleging damages of approximately C$16 million (Canadian) for remedial work, loss of profits and related engineering/redesign costs due to the alleged breach by Jacobs Canada Inc. (formerly Delta Hudson Engineering Limited (“Delta”)), of its engineering design obligations relating to the supply and installation of heat recovery steam generators (“HRSGs”). In addition to Jacobs, the proceeding names as defendants MI, which provided a guarantee to certain obligations of its then affiliate, Delta, and two bonding companies with whom McDermott entered into an

THE BABCOCK & WILCOX COMPANY
(a wholly owned subsidiary of Babcock & Wilcox Investment Company)
Debtor-in-Possession
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
indemnity arrangement. Pursuant to a subcontract with Delta, B&W supplied and installed the HRSGs at issue. The matter is in the initial stages and no trial date has been set. We plan to vigorously defend the matter. However, the ultimate outcome of these proceedings is uncertain, and an adverse ruling could have a material adverse impact on our consolidated financial position, results of operations and cash flows.
      One of B&W’s Canadian subsidiaries has received notice of a possible warranty claim on one of its projects. This project included a limited term performance bond totaling approximately $140 million for which McDermott entered into an indemnity arrangement with the surety underwriters. At this time, B&W’s subsidiary is analyzing the facts and circumstances surrounding this issue. It is possible that B&W’s subsidiary may incur warranty costs in excess of amounts provided for as of September 30, 2005. It is also possible that a claim could be initiated by the B&W subsidiary’s customer against the surety underwriter should certain events occur. If such a claim were successful, the surety could seek recoveries from B&W’s subsidiary for costs incurred in satisfying the customer claim. If the surety should seek recovery from B&W’s subsidiary in this instance, we believe that B&W’s subsidiary has adequate liquidity to satisfy its obligations.

Appendix A
NON-DEBTOR AFFILIATE SETTLEMENT AGREEMENT
      THIS NON-DEBTOR AFFILIATE SETTLEMENT AGREEMENT (this “Agreement”) is made as of                     , 2006 by and among McDermott International, Inc., a Panamanian corporation (“MII”), McDermott Incorporated, a Delaware corporation and a direct, wholly owned subsidiary of MII (“MI”), Babcock & Wilcox Investment Company, a Delaware corporation and a direct, wholly owned subsidiary of MI (“BWICO”), The Babcock & Wilcox Company, a Delaware corporation and a direct, wholly owned subsidiary of BWICO (“B&W”), Diamond Power International, Inc., a Delaware corporation and a direct, wholly owned subsidiary of B&W (“DPII”), Americon, Inc., a Delaware corporation and a direct, wholly owned subsidiary of B&W (“Americon”), Babcock & Wilcox Construction Co., Inc., a Delaware corporation and a direct, wholly owned subsidiary of Americon (“BWCCI” and, collectively with B&W, DPII and Americon, the “Chapter 11 Debtors”), the Asbestos Claimants Committee in the Chapter 11 Proceedings defined below (the “ACC”), the Legal Representative for Future Asbestos-Related Claimants in the Chapter 11 Proceedings (the “FCR”), and the Asbestos PI Trust (as defined in the Plan of Reorganization referred to herein).
PRELIMINARY STATEMENT
      On February 22, 2000, the Chapter 11 Debtors commenced jointly administered reorganization cases under Chapter 11 of the U.S. Bankruptcy Code (collectively, the “Chapter 11 Proceedings”) in the United States Bankruptcy Court for the Eastern District of Louisiana (the “Bankruptcy Court”).
      In an adversary proceeding commenced on April 30, 2001 in connection with the Chapter 11 Proceedings (Adversary Proceeding Number 01-1155), the ACC and the FCR challenged the 1998 transfers by B&W to BWICO of, among other things, the capital stock of Hudson Products Corporation, Babcock & Wilcox Tracy Power, Inc., BWX Technologies, Inc. and McDermott Technology, Inc. (“MTI”) and the concurrent cancellation by B&W of a $313 million intercompany note receivable (collectively, the “1998 Transfers”) and have appealed the decision of the Bankruptcy Court in that adversary proceeding pursuant to an appeal filed with the United States District Court for the Eastern District of Louisiana (the “District Court”).
      B&W, on the one hand, and the ACC and the FCR, on the other hand, have heretofore filed competing plans of reorganization in the Chapter 11 Proceedings.
      MII, MI, BWICO, the Chapter 11 Debtors, the ACC and the FCR have agreed to a settlement of (1) the outstanding disputes among them concerning the contents of the plan of reorganization to be consummated in connection with the Chapter 11 Proceedings, as reflected in a plan of reorganization the parties have negotiated and submitted to the Bankruptcy Court, and (2) various other issues, as reflected in the Plan of Reorganization (as hereinafter defined) and this Agreement.
      As part of the settlement, MII, MI, BWICO and the Chapter 11 Debtors have agreed to, among other things, cause a trust to be established for the benefit of asbestos personal injury claimants, and the ACC and the FCR have agreed to, among other things, file a motion with the District Court to dismiss, with prejudice, their appeal of the Bankruptcy Court’s decision with respect to the 1998 Transfers, effective as of the Effective Date (as hereinafter defined).
      The respective Boards of Directors of MII, MI, BWICO and the Chapter 11 Debtors have concluded it is in the best interest of their respective corporations, and the ACC and the FCR have concluded it is in the best interest of their respective constituencies, to enter into this Agreement and to effect the settlement reflected in the Plan of Reorganization and this Agreement.

ARTICLE I
DEFINITIONS AND DEFINITIONAL PROVISIONS
      Section 1.1     Defined Terms. The following terms this Agreement uses have the meanings this Section 1.1 assigns to them.
      “ACC” has the meaning the Preliminary Statement specifies.
      “Affiliate” means, as to any specified Entity, (i) any other Entity that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by or is under common control with the specified Entity and (ii) any Entity that is an “affiliate” (within the meaning of Section 101(2) of the U.S. Bankruptcy Code) of the specified Entity. As used in this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an Entity (whether through ownership of Capital Stock of that Entity, by contract or otherwise).
      “Agreement” has the meaning the Preamble specifies.
      “Amended and Restated Indemnification and Reimbursement Agreements” means, collectively, (i) the Amended and Restated Indemnification and Reimbursement Agreements, each dated as of February 21, 2000, between each of MII, MI and BWICO, on the one hand, and the Chapter 11 Debtors, on the other hand, and (ii) the related Amended and Restated Guaranty Agreements, each dated as of February 21, 2000, between each of MII, MI and BWICO, on the one hand, and Babcock & Wilcox Canada Ltd., a Canadian corporation and a direct, wholly owned subsidiary of B&W, on the other hand.
      “Americon” has the meaning the Preamble specifies.
      “Asbestos Insurance Rights Assignment Agreement” has the meaning the Plan of Reorganization specifies.
      “Asbestos PD Insurance Rights” has the meaning the Plan of Reorganization specifies.
      “Asbestos PI Channeling Injunction” has the meaning the Plan of Reorganization specifies.
      “Asbestos PI Trust” has the meaning the Plan of Reorganization specifies.
      “Asbestos Protected Parties” has the meaning the Plan of Reorganization specifies.
      “Asbestos Resolution Legislation” means the U.S. federal legislation currently designated as Senate Bill 852 (also referred to as the “Fairness in Asbestos Injury Resolution Act” or the “FAIR Act”) or any other U.S. federal legislation designed, in whole or in part, to resolve asbestos-related personal injury claims through the implementation of a national trust.
      “B&W” has the meaning the Preamble specifies.
      “B&W Common Stock” means the common stock, par value $10.00 per share, of B&W.
      “B&W Entities” means B&W and its Subsidiaries.
      “B&W Note” shall mean a five-year promissory note issued and payable by B&W in the original principal amount of $250 million, payable (subject to the satisfaction of the Payment Obligations Condition Precedent, which shall be applicable to all payments other than the payment of $25 million of the principal amount thereof, as more specifically provided in Section 2.1(b) and in the form of the B&W Note attached as Exhibit A hereto) to the Asbestos PI Trust and guaranteed by MII and BWICO, with the guarantee obligations secured by a security interest in all of the issued and outstanding shares of Capital Stock of B&W held by BWICO as of the Effective Date, in substantially the form of Exhibit A hereto.
      “Bankruptcy Code” means Title 11 of the United States Code, as applicable to the Chapter 11 proceedings.
      “Business Day” has the meaning the Plan of Reorganization specifies.

      “Bankruptcy Court” has the meaning the Preliminary Statement specifies.
      “BWCCI” has the meaning the Preamble specifies.
      “BWICO” has the meaning the Preamble specifies.
      “Capital Stock” means, with respect to: (i) any corporation, any share, or any depositary receipt or other certificate representing any share, of an equity ownership interest in that corporation; and (ii) any other Entity, any share, membership or other percentage interest, unit of participation or other equivalent (however designated) of an equity interest in that Entity.
      “Cash” means cash and cash equivalents.
      “Chapter 11 Debtors” has the meaning the Preamble specifies.
      “Claims” means any past, present or future liability, obligation, claim, demand or cause of action whatsoever, whether such liability, obligation, claim, demand or cause of action is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, whether or not the facts of or legal bases therefor are known or unknown, and whether in the nature of or sounding in tort, or under contract, warranty or any other theory of law, equity or admiralty.
      “Contingent Payment Right” has the meaning Section 2.1(a) specifies.
      “Creole 1979 Year Policy” means the insurance policy issued by Creole Insurance Company, Ltd., a Subsidiary of MII, for the policy coverage period from April 1, 1979 to April 1, 1980 (policy no. 22,007).
      “Damage” to any specified person or other Entity means any cost, damage (including any consequential, exemplary, punitive or treble damage) or expense (including reasonable fees and actual disbursements by attorneys, consultants, experts or other Representatives and costs of litigation) to, any fine of or penalty on or any liability (including loss of earnings or profits) of any other nature of that person or other Entity.
      “D&O Insurers” means the respective past, present and future insurers that issued directors and officers liability policies to any of the MII Indemnified Parties, but, in the case of each such insurer, only in its capacity as an issuer of any such directors and officers liability policies.
      “Debtor-Related Contingent Liability Arrangements” means (a) the letters of credit, surety bonds and performance, payment, advance payment or retention bonds described on Schedule 1.1(a) and (b) all of the guaranty arrangements with respect to obligations of any of the B&W Entities and as to which any of the MII Entities has any direct or contingent obligation as of the Effective Date, including those letters of credit, surety bonds, performance bonds, payment bonds, nonpayment bonds, retention bonds and guaranty arrangements described on Schedule 1.1(a).
      “District Court” has the meaning the Preliminary Statement specifies.
      “DPII” has the meaning the Preamble specifies.
      “Effective Date” has the meaning the Plan of Reorganization specifies.
      “Entity” means any individual, corporation, limited liability company, partnership, association, joint stock company, joint venture, trust, unincorporated organization, Governmental Authority or other entity.
      “Excluded Former Subsidiaries” means Hudson Products Corporation, a Texas corporation, BWX Technologies, Inc., a Delaware corporation, and McDermott Technology, Inc., a Delaware corporation, but excludes any predecessor business operations of any of those corporations.
      “FCR” has the meaning the Preliminary Statement specifies.
      “Final Order” means an order as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue or rehear shall have been waived in writing by the Entity possessing such right, or, in the event that an appeal, writ of certiorari or reargument or rehearing thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed, or certiorari has been denied or from which reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired.
      “Governmental Authority” means any federal, state, county, municipal or other government, domestic or foreign, or any agency, board, bureau, commission, court, department or other instrumentality of any such government.
      “JRMHI” means J. Ray McDermott Holdings, Inc., a Delaware corporation and an indirect, wholly owned subsidiary of MII.
      “McDermott Cash” means an amount of Cash equal to $350 million, to be delivered to the Asbestos PI Trust on the Effective Date as part of the McDermott Consideration under the Plan.
      “MI” has the meaning the Preamble specifies.
      “MII” has the meaning the Preamble specifies.
      “MII Board” means the board of directors of MII.
      “MII Common Stock” means the common stock, par value $1.00 per share, of MII.
      “MII Entities” means MII, MI and BWICO.
      “MII Indemnified Parties” means: (i) MII; (ii) all Entities that Schedule 1.1(b) identifies as Affiliates of MII; (iii) all natural persons who are past or present Affiliates of MII or any of its Subsidiaries; (iv) all future Affiliates of MII or any of its Subsidiaries; (v) Hudson Products Corporation, a Delaware corporation, and all of its present Subsidiaries; (vi) all the respective Representatives of the persons or other Entities described in clauses (i) through (v) of this definition; (vii) all the respective past, present and future Representatives of the B&W Entities; and (viii) all the respective successors (by operation of law or otherwise) of the Entities described in clauses (i) through (vii) of this definition.
      “MII Special Meeting of Stockholders” means a meeting of the holders of the outstanding MII Common Stock duly called and convened, pursuant to resolutions of the Board of Directors of MII, for the purpose of voting on the approval of this Agreement and the settlement contemplated by this Agreement.
      “MTI” means McDermott Technology, Inc., a Delaware corporation and a direct, wholly owned subsidiary of BWICO.
      “1998 Transfers” has the meaning the Preliminary Statement specifies.
      “Payment Obligations Condition Precedent” has the meaning Section 2.1(b) specifies.
      “Plan of Reorganization” means the Joint Plan of Reorganization as of September 28, 2005, with such amendments, supplements or other modifications thereto as shall hereafter be approved by the parties hereto through the date on which a confirmation order of the District Court with respect to such plan of reorganization (as so amended, supplemented or modified) becomes a Final Order.
      “Pledge Agreement” means a pledge and security agreement to which BWICO and the Asbestos PI Trust are parties, pursuant to which BWICO will pledge all of the issued and outstanding capital stock of the reorganized B&W as of the Effective Date to secure the guarantee obligations of BWICO and MII relating to the B&W Note, in substantially the form of Exhibit B hereto.
      “Released Claims” has the meaning Section 3.1 specifies.
      “Representatives” means, with respect to any Entity, the directors, officers, employees, accountants (including independent certified public accountants), advisors, attorneys, consultants or other agents of that Entity, or any other representatives of that Entity or of any of those directors, officers, employees, accountants (including independent certified public accountants), advisors, attorneys, consultants or other agents.
      “Subject Asbestos Insurance Policies” has the meaning the Plan of Reorganization specifies.
      “Subsidiary” of any specified Entity at any time means any Entity a majority of the Capital Stock of which the specified Entity owns or controls at that time, directly or indirectly through another Subsidiary of the specified Entity.
      “Support Services Agreement” means the existing Support Services Agreement dated as of January 1, 2000, the parties to which include the Chapter 11 Debtors and MI.
      “Tax Allocation Agreement” means the existing Tax Allocation Agreement dated as of January 1, 2000, the parties to which include B&W and MI.
      “U.S.” means the United States of America.
      Section 1.2     Other Defined Terms. Words and terms this Agreement uses which other Sections of this Agreement define (whether specifically or by reference to the Plan of Reorganization or any law or regulation) are used in this Agreement as those other Sections define them.
      Section 1.3     Other Definitional Provisions.
      (a) This Agreement uses the words “herein,” “hereof” and “hereunder” and words of similar import to refer to this Agreement as a whole and not to any provision of this Agreement, and the words “Article,” “Section,” “Preamble,” “Preliminary Statement,” “Schedule” and “Exhibit” refer to Articles and Sections of, the preamble and Preliminary Statement in, and Schedules and Exhibits to, this Agreement unless otherwise specified.
      (b) In this Agreement, whenever the context so requires, the singular number includes the plural and vice versa, and a reference to one gender includes the other gender and the neuter.
      (c) As used herein, the word “including” (and, with correlative meaning, the word “include”) means including, without limiting the generality of any description preceding that word, and the words “shall” and “will” are used interchangeably and have the same meaning.
      (d) As used herein, the term “business day” means any day other than a Saturday, Sunday or U.S. federal holiday.
      (e) Unless the context otherwise requires, any reference in this Agreement to B&W or the Chapter 11 Debtors shall also mean reorganized B&W or the reorganized Chapter 11 Debtors (in each case after giving effect to the consummation of the Plan of Reorganization), respectively.
      (f) All references herein to “$” or “dollars” are to U.S. dollars.
      (g) The language this Agreement uses will be deemed to be the language the parties hereto have chosen to express their mutual intent, and no rule of strict construction will be applied against any party hereto.
      Section 1.4     Captions. This Agreement includes captions to Articles, Sections and subsections of, and Schedules and Exhibits to, this Agreement for convenience of reference only, and these captions do not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.

ARTICLE II
CONTRIBUTIONS TO THE ASBESTOS PI TRUST AND RELATED MATTERS
      Section 2.1     Contribution of McDermott Consideration.
      (a) In consideration of the provision of the Asbestos PI Channeling Injunction and the releases and indemnification protection to be provided pursuant to the Plan of Reorganization and this Agreement, the applicable MII Indemnified Party or B&W Entity will, subject to the satisfaction (or waiver by the appropriate party or parties) of the conditions set forth in Article VI, take the following actions:

(i) on the Effective Date, MII will cause one or more of its Subsidiaries to transfer the McDermott Cash to the Asbestos PI Trust;

(ii) effective as of the Effective Date, B&W will issue and deliver the B&W Note to the Asbestos PI Trust;

(iii) effective as of the Effective Date, MII and BWICO will provide guaranties with respect to the B&W Note (in each case in substantially the form set forth in the form of B&W Note attached as Exhibit A hereto);

(iv) effective as of the Effective Date, BWICO will execute and deliver appropriate documentation in favor of the Asbestos PI Trust reasonably necessary to grant to the Asbestos PI Trust a security interest under Article 9 of the Uniform Commercial Code covering all of the outstanding and issued shares of Capital Stock of B&W outstanding as of the Effective Date to secure the guaranty obligations under the B&W Note;

(v) effective as of the Effective Date, MII will, and will cause all of its Subsidiaries that are listed in the Asbestos Insurance Rights Assignment Agreement as parties thereto, to execute and deliver to the Asbestos PI Trust the Asbestos Insurance Rights Assignment Agreement; and

(vi) subject to the satisfaction of the Payment Obligations Condition Precedent (as provided in Section 2.1(b)) and the other provisions set forth in Section 2.1(b), on or before May 29, 2007, MI will, or will cause one or more of its Subsidiaries to, pay the Asbestos PI Trust an amount equal to $355 million plus interest thereon at the rate of 7% per annum from (and including) December 1, 2006 to (but excluding) the date of payment (the Asbestos PI Trust’s contingent right to receive such payment is referred to herein as the “Contingent Payment Right”).
      (b) The Contingent Payment Right will vest and amounts under the B&W Note in excess of $25 million will be payable only upon satisfaction of the condition precedent that Asbestos Resolution Legislation shall not have been enacted and become law on or before November 30, 2006 (the “Payment Obligations Condition Precedent”); provided, however, that

(i) if Asbestos Resolution Legislation is enacted and becomes law on or before November 30, 2006 and is not subject to a legal proceeding as of January 31, 2007 which challenges the constitutionality of such Asbestos Resolution Legislation (any such proceeding being a “Challenge Proceeding”), the Payment Obligations Condition Precedent shall be deemed not to have been satisfied (and no amounts shall be payable with respect to the Contingent Payment Right (which shall be deemed to be extinguished in its entirety) and no amounts in excess of $25 million shall be payable under the B&W Note); and

(ii) if Asbestos Resolution Legislation is enacted and becomes law on or before November 30, 2006, but is subject to a Challenge Proceeding as of January 31, 2007, the Payment Obligations Condition Precedent shall be deemed not to have been satisfied and any rights with respect to the Contingent Payment Right and payments under the B&W Note (other than a payment of principal in the amount of $25,000,000 to be made on December 1, 2007) shall be suspended until either:

(A) there has been a final, non-appealable judicial decision with respect to such Challenge Proceeding to the effect that the Asbestos Resolution Legislation is unconstitutional as generally applied to debtors in Chapter 11 proceedings whose plans of reorganization have not yet been confirmed and become substantially consummated (i.e., debtors that are then similarly situated to B&W as of September 1, 2005 (in a Chapter 11 proceeding with a plan of reorganization that has not yet been confirmed)), so that such debtors will not be subject to the Asbestos Resolution Legislation, in which event the Payment Obligations Condition Precedent shall be deemed to have been satisfied on the first day following the later of (1) the date of such judicial decision and (2) the expiration of the last of any applicable periods of appeal from such judicial decision (and the Contingent Payment Right will then vest (and the payment with respect thereto will thereafter become payable in full on the later of (x) the date which is 30 days after the date of such vesting and (y) May 31, 2007) and the B&W Note will then become fully payable pursuant to its terms (as more fully provided in the form of B&W Note attached hereto as Exhibit A), in each case subject to the provisions of Section 7.2); or

(B) there has been a final nonappealable judicial decision with respect to such Challenge Proceeding which resolves the Challenge Proceeding in a manner other than as contemplated by the immediately preceding clause (A), in which event, the Payment Obligations Condition Precedent shall be irrevocably deemed not to have been satisfied (and no amounts shall be payable with respect to the Contingent Payment Right (which shall be deemed to be extinguished in its entirety), no amounts in excess of $25 million shall be payable under the B&W Note, the guaranties provided in the B&W Note shall terminate, the Pledge Agreement shall terminate and the collateral provided pursuant to the Pledge Agreement shall be released and returned to BWICO free and clear of any security interest as promptly as practicable).

      Section 2.2     Cooperation With Respect to Insurance Litigation and Settlement Activity. To the extent permitted by applicable law and not inconsistent with the provisions of the Plan of Reorganization, MII will, after the Effective Date, provide the Asbestos PI Trust with such reasonable cooperation as the Asbestos PI Trust may reasonably request in connection with the ongoing insurance litigation and/or settlement activity with respect to the Subject Asbestos Insurance Policies; provided, however, that the Asbestos PI Trust shall reimburse MII for its reasonable out-of-pocket costs and expenses (including reasonable attorneys’ and consultants’ fees) incurred in connection with providing such cooperation, promptly (and, in any event, within 20 days) following MII’s request for reimbursement therefor.
ARTICLE III
GENERAL RELEASE AND INDEMNIFICATION
      Section 3.1     General Release. Effective as of the Effective Date, each of the Reorganized Debtors (as that term is defined in the Plan of Reorganization) and the respective estates of the Chapter 11 Debtors hereby release, to the fullest extent permitted by applicable law, each of the MII Indemnified Parties from any and all Claims and/or Damages arising out of, resulting from or attributable to, directly or indirectly, (a) the business or operations of any of the Chapter 11 Debtors or any of their respective past or present Subsidiaries (other than the Excluded Former Subsidiaries, in each case, from and after the date it was incorporated, as reflected in Schedule 3.1(a)), (b) the ownership of any of the Chapter 11 Debtors or any of their respective past or present Subsidiaries (other than the Excluded Former Subsidiaries, in each case, from and after the date it was incorporated), (c) any contract, agreement, arrangement or understanding between one or more of the MII Indemnified Parties, on the one hand, and any one or more of the Chapter 11 Debtors or any of their respective past or present Subsidiaries (other than the Excluded Former Subsidiaries, in each case, from and after the date it was incorporated), on the other hand, in effect prior to the Effective Date (other than this Agreement, the Tax Allocation Agreement and the Support Services Agreement), (d) any affiliation or relationship with any of the Chapter 11 Debtors or any of their respective past or present Subsidiaries (other than the Excluded Former Subsidiaries, in each case, from and after the date it was incorporated) prior to the Effective Date (other than as parties to this Agreement, the Tax Allocation Agreement and the Support Services Agreement) and/or (e) any legal or equitable claims or causes of action of any kind by any of the B&W

Entities relating to any period prior to the Effective Date, including, in the case of each of clauses (a) through (e), any Claims based on conduct that constituted or may have constituted ordinary or gross negligence or reckless, willful or wanton misconduct of any of the Asbestos Protected Parties or any conduct for which any of the Asbestos Protected Parties may be deemed to have strict liability under any applicable law (collectively, the “Released Claims”), including:

(i) any and all Claims arising out of, resulting from or attributable to, directly or indirectly, exposure to products, equipment or materials completed, products, equipment or materials in the process of construction, or products, equipment or materials engineered, designed, marketed, manufactured, fabricated, constructed, sold, supplied, produced, installed, maintained, serviced, specified, selected, repaired, removed, replaced, released, distributed or used at any time by (A) any of the Chapter 11 Debtors or any of their respective past or present Subsidiaries (other than the Excluded Former Subsidiaries, in each case, from and after the date it was incorporated), (B) any predecessor of any of the Chapter 11 Debtors or any of their respective past or present Subsidiaries, or (C) any other Entity for whose products or operations any of the Entities referred to in the immediately preceding clauses (A) and (B) allegedly has liability or is otherwise liable, including any and all Claims that may also constitute Asbestos PI Trust Claims, Asbestos PD Claims and Workers’ Compensation Claims (as those terms are defined in the Plan of Reorganization), and including any such Claim (1) for compensatory damages (such as loss of consortium, wrongful death, survivorship, proximate, consequential, general and special damages) and punitive damages, (2) for reimbursement, indemnification, subrogation and contribution or (3) under any settlement entered into by or on behalf of any of the Entities referred to in the immediately preceding clauses (A), (B) and (C) prior to the commencement of the Chapter 11 Proceedings; provided, however, that the Released Claims exclude Claims of the kind described above in this clause (i) against any of the MII Indemnified Parties in respect of any premises liability of any of the MII Indemnified Parties that is not derived in any way from or based upon or resulting from any affiliation with any of the Chapter 11 Debtors or any of their respective past or present Subsidiaries (other than the Excluded Former Subsidiaries, in each case, from and after the date it was incorporated);

(ii) any and all Claims arising out of, resulting from or attributable to, directly or indirectly, the 1998 Transfers, including any and all Claims which were or could have been asserted against any of the MII Indemnified Parties in the action captioned Asbestos Claimants’ Committee and Eric D. Green, Esq., Legal Representative for Future Asbestos Claimants on behalf of the Bankruptcy Estate of the Babcock & Wilcox Company v. Babcock & Wilcox Investment Company, et al., Adversary Proceeding No. 01-1155 filed in the Bankruptcy Court;

(iii) any and all Claims (A) that (1) may be asserted by or through any of the Chapter 11 Debtors or any of their respective past or present Subsidiaries or (2) may arise out of or result from, or may be attributable to, any act or omission on the part of any of the Chapter 11 Debtors or any of their respective past or present Subsidiaries and (B) that may arise out of or result from, or may be attributable to, insurance or the placement of insurance coverage under which any of the Chapter 11 Debtors or any of their respective past or present Subsidiaries is or was insured, including all Claims for contribution, indemnity, retrospective premiums, insurance coverages owed and reinsurance coverages owed, and all other Claims arising from or relating to such insurance coverages, whether based on statute, regulation or common law, and whether sounding in contract or tort, including any extra-contractual claims relating to the handling, adjustment or resolution of any coverage claims and including any and all Claims (including for contribution or indemnity) brought by any Entity in, pursuant to or in connection with any Insurer Misconduct Action (as defined in the Plan of Reorganization);

(iv) any and all Claims (in addition to those described in Sections 3.1(i) through (iv)) that may be asserted by or through any of the Chapter 11 Debtors or any of their respective past or present Subsidiaries against any of the MII Indemnified Parties (including Claims arising under Section 544, 545, 547, 548, 549, 550, 551 or 553 of the Bankruptcy Code or similar Claims arising under state or any other law) which are in the nature of fraudulent transfer, successor liability, veil piercing or alter ego-type claims, as a consequence of transactions, events or circumstances involving or affecting any of the B&W Entities (or any of their respective predecessors) or any of their respective businesses or operations that occurred or existed prior to the Effective Date; and

(v) any and all Claims (in addition to those described in Sections 3.1(i) through (v)) arising out of, resulting from or attributable to, directly or indirectly, any and all other intercompany dealings between MII and/or its past and present Affiliates (other than the B&W Entities), on the one hand, and any of the Chapter 11 Debtors and/or any of their respective past or present Subsidiaries, on the other hand, prior to the Effective Date;

provided, however, that the “Released Claims” shall not include: (A) any Claim referred to in clause (ii) of the first sentence of Section 5.1 and (B) any Claim referred to in clause (ii) of the second sentence of Section 5.2. The releases provided pursuant to this Section 3.1 shall also extend to each of the D&O Insurers, in each case to the extent, and only to the extent, that such insurer may have liability in respect of a Released Claim that is derivative of any liability of any of the MII Indemnified Parties with respect to such Released Claim (before giving effect to the release to be provided pursuant to this Section 3.1), and only with respect to such insurer’s obligations under directors and officers liability policies. The Plan of Reorganization shall provide that the releases provided for in this Section 3.1 and the indemnification provisions set forth in Section 3.2 shall be binding on the Reorganized Debtors and the Asbestos PI Trust with the same force and effect as if the Reorganized Debtors and the Asbestos PI Trust were included in the list of parties granting the releases in this Section 3.1. Nothing in this Section 3.1 shall be deemed to limit or modify the releases provided or to be provided pursuant to Sections 5.1 and 5.2.
      Section 3.2     Indemnification.
      (a) From and after the Effective Date, the Asbestos PI Trust shall protect, defend, indemnify and hold harmless, to the fullest extent permitted by applicable law, each of the MII Indemnified Parties and the B&W Entities from and against: (A) any and all Released Claims (whether or not brought by or through any of the Chapter 11 Debtors or any of their respective estates), to the extent they are channeled (or purported to be channeled) to the Asbestos PI Trust as contemplated by the Plan of Reorganization and the Asbestos PI Channeling Injunction, together with any and all related Damages; (B) any and all Damages relating to Claims purported to be covered by the Asbestos PI Channeling Injunction, to the extent such Claims are brought in jurisdictions outside the United States of America or are not otherwise, for any reason, subject to the Asbestos PI Channeling Injunction; (C) any and all Claims or Damages arising out of, resulting from or attributable to, directly or indirectly, (i) the assignment, transfer or other provision to the Asbestos PI Trust of the rights to the coverages under the Subject Asbestos Insurance Policies and under the settlement and coverage-in-place agreements relating to the Subject Asbestos Insurance Policies as contemplated by Section 2.1(a)(v) and/or (ii) any Asbestos PI Insurance Settlement Agreement; (D) any and all Claims that have been or hereafter may be made by any claimant, insurer or other Entity under or in connection with (1) the Subject Asbestos Insurance Policies and/or (2) any settlement, coverage-in-place, insurance, reinsurance or other agreement relating to any of the Subject Asbestos Insurance Policies, together with any and all related Damages, including any and all Claims (including for contribution or indemnity) brought by any Entity in, pursuant to or in connection with any Insurer Misconduct Action (as defined in the Plan of Reorganization); and (E) any and all Claims that have been or hereafter may be made by any claimant, insurer or other Entity under or in connection with any insurance policy issued by any captive insurance Subsidiary of MII, including the Creole 1979 Year Policy, to the extent such Claims arise out of, result from or are attributable to, directly or indirectly, Asbestos PI Trust Claims, together with any and all related Damages. If there shall be pending any Claim against the Asbestos PI Trust for indemnification under this Section 3.2(a), the Asbestos PI Trust shall maintain sufficient assets (as determined in good faith by the trustees of the Asbestos PI Trust) to fund any payments in respect of that Claim for indemnification.
      (b) From and after the Effective Date, the B&W Entities shall, jointly and severally, protect, indemnify and hold harmless, to the fullest extent permitted by applicable law, each of the MII

Indemnified Parties from and against: (i) any and all of the Released Claims (whether or not brought by or through any of the Chapter 11 Debtors or any of their respective estates), together with any and all related Damages; (ii) any and all Claims that may arise out of or result from, or may be attributable to, the ownership or operation of B&W’s foundry facility in Barberton, Ohio; (iii) any and all Asbestos PD Claims; and (iv) any and all other Claims that have been or hereafter may be made by any claimant, insurer or other Entity under or in connection with any insurance policy issued by any captive insurance Subsidiary of MII, including the Creole 1979 Year Policy, to the extent such Claims arise out of, result from or are attributable to, directly or indirectly, the business or operations of any of the Chapter 11 Debtors or any of their respective past or present Subsidiaries (other than the Excluded Former Subsidiaries, in each case, from and after the date it was incorporated), together with any and all related Damages. To the extent any provision of any existing agreement between or among any of the B&W Entities, on the one hand, and any of the MII Indemnified Parties, on the other hand, is inconsistent with any of the release or indemnification provisions of this Agreement, such provision of such other agreement is hereby superseded.
ARTICLE IV
RELEASE AND INDEMNIFICATION FROM DEBTOR-RELATED
CONTINGENT LIABILITIES
      Section 4.1     Termination or Replacement of Debtor-Related Contingent Liability Arrangements. Subject to the satisfaction (or waiver by the appropriate party or parties) of the conditions set forth in Article VI, the Chapter 11 Debtors shall, and shall cause the other B&W Entities to, use their best efforts to terminate or replace, as of the Effective Date or as promptly as practicable thereafter, each of the Debtor-Related Contingent Liability Arrangements.
      Section 4.2     Indemnification with Respect to Debtor-Related Contingent Liability Arrangements. The B&W Entities will, jointly and severally, indemnify and hold harmless MII and each of the other MII Indemnified Parties from and against any and all Claims and any and all losses, costs, Damages or expenses whatsoever (including reasonable attorneys’ fees) that any of them may sustain, suffer or incur after the Effective Date and that result from, arise out of or relate to any of the Debtor-Related Contingent Liability Arrangements.
ARTICLE V
MUTUAL RELEASE OF INTERCOMPANY ACCOUNTS
AND OTHER CLAIMS
      Section 5.1     Mutual Release of Pre-Petition Intercompany Accounts and Claims. Subject to the satisfaction (or waiver by the appropriate party or parties) of the conditions set forth in Article VI, effective as of the Effective Date, and except as may otherwise be agreed to by the MII Entities and the B&W Entities: (a) the MII Entities hereby release the Chapter 11 Debtors and the other B&W Entities from any and all pre-petition accounts receivable, notes receivable, debts, liabilities, Damages and obligations owed by any of the Chapter 11 Debtors or any of the other B&W Entities to MII or any of its Subsidiaries (other than the B&W Entities) and any and all Claims, demands, actions or causes of action, suits, judgments and controversies of any kind whatsoever of MII or any of its Subsidiaries (other than the B&W Entities) against any of the Chapter 11 Debtors or any of the other B&W Entities, in each case whether at law or in equity, known or unknown; and (b) in addition to the releases effected pursuant to Section 3.1, the Chapter 11 Debtors (for themselves and the other B&W Entities) hereby release the MII Indemnified Parties from any and all pre-petition accounts receivable, notes receivable, debts, liabilities, Damages and obligations owed by any of the MII Indemnified Parties to any of the Chapter 11 Debtors or any of the other B&W Entities and any and all Claims, demands, actions or causes of action, suits, judgments and controversies of any kind whatsoever of any of the Chapter 11 Debtors or any of the other B&W Entities against any of the MII Indemnified Parties, in each case whether at law or in equity, known or unknown, including, in the case of each of clause (a) and clause (b) of this sentence, any liabilities, obligations, Claims, demands, actions or causes of action, suits, judgments or controversies based on conduct that constituted or may have constituted ordinary or gross negligence or reckless, willful or wanton misconduct of any of the Entities being released hereby or any conduct for which any of the Entities being released hereby may be deemed to have strict liability under any applicable law; provided, however, that the releases set forth in this Section 5.1 shall not have any effect on:

(i) any amounts owed to MI under the Support Services Agreement;

(ii) any amounts owed under the Tax Allocation Agreement by any party to that agreement to any other party to that agreement;

(iii) any amounts owed by any of the Chapter 11 Debtors to any of MII, MI or BWICO under any of the Amended and Restated Indemnification and Reimbursement Agreements;

(iv) any Claims (whether for indemnification, contribution or otherwise) by any of the MII Indemnified Parties against any of the B&W Entities in respect of warranty claims, breach of contract claims or similar claims, in any case, initiated by a customer and arising out of, resulting from or attributable to actions by or omissions of any of the Chapter 11 Debtors or any of their respective past or present Subsidiaries prior to the Effective Date (including any warranty or indemnification Claim relating to work performed for Northland Power Iroquois Falls Partnership in connection with the design and construction of a cogeneration plant in Iroquois Falls, Ontario, Canada);

(v) any Claim (whether for contribution or otherwise) by any of the MII Indemnified Parties against any of the B&W Entities or the Asbestos PI Trust in respect of any premises liability or other independent liability arising out of, resulting from or attributable to, directly or indirectly, exposure to products, equipment or materials completed, products, equipment or materials in the process of construction or products, equipment or materials engineered, designed, marketed, manufactured, fabricated, constructed, sold, supplied, produced, installed, maintained, serviced, specified, selected, repaired, removed, replaced, released, distributed or used at any time by B&W or any of its past or present Subsidiaries (other than the Excluded Former Subsidiaries), any predecessor of B&W or any of its past or present Subsidiaries, or any other Entity for whose products or operations any of the B&W Entities allegedly has liability or is otherwise liable, including any such Claim (A) for compensatory damages (such as loss of consortium, wrongful death, survivorship, proximate, consequential, general and special damages) and punitive damages or (B) for reimbursement, indemnification, subrogation and contribution at any time, which Claims shall be fully preserved and remain viable after the Effective Date; or

(vi) any accounts receivable, notes receivable, debts, liabilities, obligations, claims, demands, actions, causes of action, suits, judgments or controversies that are specifically established or preserved by, specifically disposed of by or otherwise the specific subject of any other provision of this Agreement or any provision of the Plan of Reorganization.
      Section 5.2     Cash Settlement of Post-Petition Intercompany Accounts. Promptly after the Effective Date, and except as otherwise may be agreed to by the MII Entities and the B&W Entities, the MII Entities, on the one hand, and the B&W Entities, on the other hand, shall: (i) complete a cash settlement of the post-petition intercompany accounts and notes between them (in each case, the cash settlement will be an amount in cash equal to the amount of the intercompany account, as reflected on the respective books and records of the MII Entities and the B&W Entities), other than (A) any amounts owed by any of the B&W Entities to MI under the Support Services Agreement, and (B) any amounts owed by any of the MII Entities to any of the B&W Entities or owed by any of the B&W Entities to any of the MII Entities under the Tax Allocation Agreement; and (ii) enter into a mutual release that will evidence the release of any other debts, liabilities, Damages, obligations, Claims, demands, actions or causes of action arising during the period from February 22, 2000 through the Effective Date, including any based on conduct that constituted or may have constituted ordinary or gross negligence or reckless, willful or wanton misconduct of any of the Entities being so released or any conduct for which any of the Entities being so released may be deemed to have strict liability under any applicable law. Notwithstanding the provisions of clause (ii) of the immediately preceding sentence, the mutual release to be entered into pursuant to this Section 5.2 shall not have any effect on:

(i) any amounts owed to MI under the Support Services Agreement;

(ii) any amounts owed under the Tax Allocation Agreement by any party to that agreement to any other party to that agreement;

(iii) any amounts owed by any of the Chapter 11 Debtors to any of MII, MI or BWICO under any of the Amended and Restated Indemnification and Reimbursement Agreements;

(iv) any Claims (whether for indemnification, contribution or otherwise) by any of the MII Indemnified Parties against any of the B&W Entities in respect of warranty claims, breach of contract claims or similar claims, in any case, initiated by a customer and arising out of, resulting from or attributable to actions by or omissions of any of the Chapter 11 Debtors or any of their respective past or present Subsidiaries prior to the Effective Date (including any warranty or indemnification Claim relating to work performed for Northland Power Iroquois Falls Partnership in connection with the design and construction of a cogeneration plant in Iroquois Falls, Ontario, Canada);

(v) any Claim (whether for contribution or otherwise) by any of the MII Indemnified Parties against any of the B&W Entities or the Asbestos PI Trust in respect of any premises liability or other independent liability arising out of, resulting from or attributable to, directly or indirectly, exposure to products, equipment or materials completed, products, equipment or materials in the process of construction or products, equipment or materials engineered, designed, marketed, manufactured, fabricated, constructed, sold, supplied, produced, installed, maintained, serviced, specified, selected, repaired, removed, replaced, released, distributed or used at any time by B&W or any of its past or present Subsidiaries (other than the Excluded Former Subsidiaries), any predecessor of B&W or any of its past or present Subsidiaries, or any other Entity for whose products or operations any of the B&W Entities allegedly has liability or is otherwise liable, including any such Claim (A) for compensatory damages (such as loss of consortium, wrongful death, survivorship, proximate, consequential, general and special damages) and punitive damages or (B) for reimbursement, indemnification, subrogation and contribution at any time, which Claims shall be fully preserved and remain viable after the Effective Date; or

(vi) any accounts receivable, notes receivable, debts, liabilities, obligations, claims, demands, actions, causes of action, suits, judgments or controversies that are specifically established or preserved by, specifically disposed of by or otherwise the specific subject of any other provision of this Agreement (including the indemnification provisions of Sections 3.2 and 4.2) or any provision of the Plan of Reorganization.
ARTICLE VI
CONDITIONS TO CONSUMMATION OF THE SETTLEMENT
      Section 6.1     Conditions to the Obligations of Each Party. The obligation of each party hereto to take the actions contemplated to be taken by that party under this Agreement is subject to the satisfaction on or before the Effective Date, or the written waiver by that party under Section 8.2, of each of the following conditions:

(i) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing or otherwise interfering with the consummation of the settlement contemplated by this Agreement shall be in effect (provided, however, that this condition shall not be applicable with respect to the provisions set forth in Section 3.1, Section 3.2(b), Article IV and Article V);

(ii) Effectiveness of Asbestos PI Channeling Injunction. The Plan of Reorganization shall contain all provisions necessary under Section 524(g) of the Bankruptcy Code to implement the Asbestos PI Channeling Injunction to the fullest extent possible under Section 524(g) of the Bankruptcy Code; and the Asbestos PI Channeling Injunction shall be in full force and effect; and

(iii) No Legal Prohibitions. No Governmental Authority shall have enacted, promulgated, issued, adopted, decreed or otherwise implemented any law, statute, order, rule, regulation, judgment, decree, award or other governmental requirement that prohibits or restricts in any material respect the consummation of the settlement contemplated by this Agreement (provided, however, that this condition shall not be applicable with respect to the provisions set forth in Section 3.1, Section 3.2(b), Article IV and Article V).
      Section 6.2     Conditions to the Obligations of the MII Indemnified Parties. The obligations of the MII Indemnified Parties with respect to the actions contemplated to be taken by them under this Agreement are subject to the satisfaction on or before the Effective Date, or the written waiver by the MII Entities under Section 8.2, of all the conditions set forth in Section 6.1 and the conditions that (i) this Agreement shall have been duly approved by the Board of Directors of each of B&W, BWICO and MII, and (ii) this Agreement shall have been duly and unconditionally approved by a majority of the voting power of the outstanding shares of MII Common Stock present in person or represented by proxy at the MII Special Meeting of Stockholders (and the total number of shares for which votes shall have been cast at the MII Special Meeting of Stockholders on the proposal to so approve this Agreement and the settlement contemplated by this Agreement shall have represented at least 50% of the voting power of all the outstanding shares of MII Common Stock entitled to vote on such proposal), provided that this stockholder approval condition may be satisfied through the approval (in the manner contemplated by the foregoing provisions) of a draft of this Agreement, coupled with an acknowledgment that the Board of Directors of MII shall have the authority to approve any modifications to such draft as may be mutually agreed among the parties hereto.
ARTICLE VII
SET-OFF PROVISIONS
      Section 7.1     General. If and to the extent the Asbestos PI Trust becomes obligated to make any reimbursement or other payment to MII or any other MII Indemnified Party under this Agreement (including pursuant to Section 4.2), subject to the provisions of Section 4.2 (if applicable), MII may, at any time and from time to time, elect, in lieu of MII or such other MII Indemnified Party receiving cash for all or any part of that indemnification obligation, to set-off any or all of such amount by reducing (i) the amount, if any, payable pursuant to the Contingent Payment Right, (ii) the principal amount of the B&W Note then outstanding or (iii) both. In connection with any such set-off effected by reducing the principal amount at the B&W Note, the amount of such set-off shall be deemed a prepayment in accordance with the terms of the B&W Note. Any set-off election made by MII or any other MII Indemnified Party under this Section 7.1 shall be effected by written notice provided to the Asbestos PI Trust in accordance with Section 8.5, which notice shall specify the obligations to be set-off.
      Section 7.2     Asbestos Resolution Legislation Set-off. If Asbestos Resolution Legislation is enacted and becomes law but the Payment Obligations Condition Precedent nevertheless has been satisfied in accordance with the provisions of Section 2.1(b), and any of the MII Indemnified Parties or the B&W Entities becomes obligated to make any payment or contribution with respect to any claims that would constitute Asbestos PI Trust Claims (as defined in the Plan) thereunder (any such obligation being a “Legislative Payment Obligation”): (i) any remaining payment obligation pursuant to the Contingent Payment Right shall be reduced (but not below zero) by the amount of such Legislative Payment Obligation; and (ii) to the extent of any excess of such Legislative Payment Obligation over the remaining payment obligations pursuant to the Contingent Payment Right, the principal amount of the B&W Note (together with the accrued and unpaid interest on the principal amount being reduced pursuant to this clause (ii)) shall be reduced (but not below zero) by the amount of such excess. The provisions of this Section 7.2 shall be reflected in any documentation evidencing the Contingent Payment Right and the B&W Note and related guaranties and security documentation. In the event of any conflict between the application of the provisions of Section 7.1 and the foregoing provisions of this Section 7.2, the foregoing provisions of this Section 7.2 shall control.

      Section 7.3     Legends. The certificate representing the B&W Note will bear legends and other provisions indicating that the amounts owing under the B&W Note are subject to set-off as provided in Section 7.1 and that the B&W Note is subject to restrictions on transfer as provided therein.
ARTICLE VIII
GENERAL PROVISIONS
      Section 8.1     Binding Effect; Assignment; Third-Party Beneficiaries. This Agreement shall be binding on each of the parties hereto and their respective successors and assigns. In addition, the Plan of Reorganization shall provide that this Agreement is binding on the Reorganized Debtors. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and will be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended, and shall not be construed, deemed or interpreted, to confer on any person or other Entity not a party hereto any rights or remedies hereunder, except as otherwise provided expressly herein.
      Section 8.2     Entire Agreement; Amendment; Waivers. This Agreement, the Plan of Reorganization and the documents to be delivered under this Agreement or the Plan of Reorganization shall constitute the entire agreement and understanding among the parties to this Agreement with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, among the parties hereto relating to the subject matter of this Agreement. Except as Section 8.9 contemplates, this Agreement may not be amended or modified, and no provision hereof may be waived, except by an agreement in writing signed by the party against whom enforcement of any such amendment, modification or waiver is sought. The waiver of any of the terms and conditions hereof shall not be construed or interpreted as, or deemed to be, a waiver of any other term or condition hereof.
      Section 8.3     Termination of This Agreement.
      (a) This Agreement may be terminated at any time prior to the Effective Date solely:

(i) by the mutual written consent of the parties hereto;

(ii) by MII, the ACC or the FCR if the board and stockholder approvals contemplated by Section 6.2 shall not have been obtained on or before January 31, 2006;

(iii) by MII if, after the MII Special Meeting of Stockholders, a majority of the members of the McDermott Board concludes, in good faith, after consultation with inside and outside counsel and as reflected in a written resolution duly adopted by the MII Board, that there has been a material adverse change (or a combination of more than one of such changes) in (A) the financial condition, assets or operations of the B&W Entities, taken as a whole, or (B) national or international general business or economic conditions, which (in any case) obligates the MII Board to cause this Agreement to be terminated to avoid a breach of the fiduciary duties of the MII Board under applicable law; or

(iv) by any party hereto if the Effective Date shall not have occurred on or before , 2006, or such other date as may be agreed to by the Plan Proponents .
      (b) If this Agreement is terminated under Section 8.3(a), there shall be no liability or obligation under this Agreement on the part of any party hereto.
      Section 8.4     No Admissions. This Agreement does not constitute, and shall not be construed, interpreted or otherwise read to constitute any admission by any of the Chapter 11 Debtors or the MII Entities with respect to any alleged asbestos-related liabilities arising out of, resulting from or attributable to the business or operations of the B&W Entities or their respective predecessors.
      Section 8.5     Notices. All notices required or permitted under this Agreement must be in writing and will be deemed to be delivered and received (i) if personally delivered or if delivered by facsimile or courier service, when actually received by the party to whom notice is sent or (ii) if deposited with the United States Postal Service (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered with return receipt requested, addressed to the appropriate party or parties, at the address of such party or parties set forth below (or at such other address as such party may designate by written notice to all other parties in accordance with this Section 8.5):

(A) if to any of the Chapter 11 Debtors, addressed to it at:

20 S. Van Buren Avenue
Barberton, Ohio 44203
Attention: David L. Keller
Facsimile: (330) 860-1057

with copies (which will not constitute notice for purposes of this Agreement) to:

Kirkland & Ellis LLP
Citicorp Center
153 E. 53rd Street
New York, New York 10022-4675
Attention: Theodore L. Freedman, Esq.
Facsimile: (212) 446-4900

(B) If to MI, MII or BWICO:

1450 Poydras Street
New Orleans, Louisiana 70112-6050
Attention: John T. Nesser, Esq.
Facsimile: (504) 587-5657

with a copy (which shall not constitute notice for purposes of this Agreement) to:

Baker Botts L.L.P.
One Shell Plaza
910 Louisiana
Houston, Texas 77002-4995
Attention: Ted W. Paris, Esq.
Facsimile: (713) 229-7738

(C) if to the ACC, addressed to it at:

c/o Caplin & Drysdale, Chartered
399 Park Avenue, 27th Floor
New York, New York 10022
Attention: Elihu Inselbuch, Esq.
Facsimile: (212) 644-6755

with copies (which will not constitute notice for purposes of this Agreement) to:

Caplin & Drysdale, Chartered
One Thomas Circle, N.W., Suite 1100
Washington, D.C. 20005
Attention: Peter Van N. Lockwood, Esq.
Facsimile: (202) 429-3329

(D) if to the FCR, addressed to him at:

Eric D. Green, Esq.
155 Federal Street
Boston, Massachusetts 02110
Facsimile: (617) 556-9900

with copies (which will not constitute notice for purposes of this Agreement) to:

Young Conaway Stargatt & Taylor, LLP
The Brandywine Building
1000 West Street, 17th Floor
P.O. Box 391
Wilmington, Delaware 19899
Attention: James L. Patton, Jr., Esq.
Facsimile: (302) 571-1253

(E) if to the Asbestos PI Trust, to the trustees of such trust at the address for such trustees as shall be specified in the Asbestos PI Trust Agreement (as defined in the Plan of Reorganization).
      Section 8.6     Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the substantive laws of the State of Louisiana without regard to any conflicts of law provisions thereof that would result in the application of the laws of any other jurisdiction.
      Section 8.7     Exercise of Rights and Remedies. Except as this Agreement otherwise provides, no delay or omission in the exercise of any right, power or remedy accruing to any party hereto as a result of any breach or default hereunder by any other party hereto will impair any such right, power or remedy, nor will it be construed, deemed or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor will any waiver of any single breach or default be construed, deemed or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver. No right, remedy or election any term of this Agreement gives will be deemed exclusive, but each will be cumulative with all other rights, remedies and elections available at law or in equity. Anything in this agreement to the contrary notwithstanding, the parties hereto acknowledge that in no event shall any breach by any of the B&W Entities party hereto of any of their covenants, agreements or other obligations hereunder to any of the MII Indemnified Parties, or any breach by any of the MII Indemnified Parties party hereto of any of their covenants, agreements or other obligations hereunder to any of the B&W Entities, have any impact on the rights, remedies or obligations of the Asbestos PI Trust under this Agreement.
      Section 8.8     Further Assurances. From and after the Effective Date, each party hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary under applicable laws and execute and deliver such documents and other papers as may be required to carry out the provisions of this Agreement and to consummate, perform and make effective the settlement contemplated hereby. Without limiting the generality of the foregoing, on or after the Effective Date, (i) MII, MI and BWICO will, and will cause the other MII Entities to, execute and deliver such release documents as any of the Chapter 11 Debtors may reasonably request, and (ii) the Chapter 11 Debtors will, and will cause the other B&W Entities to, execute and deliver such release documents as any of the MII Entities may reasonably request, in each case in order to fully implement and effectuate the releases set forth in or contemplated by the provisions of Article V.
      Section 8.9     Reformation and Severability. If any provision of this Agreement is invalid, illegal or unenforceable, that provision will, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties hereto as expressed herein, and if such a modification is not possible, that provision will be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby, it being intended by each party hereto that all the rights and privileges of all parties hereto will be enforceable to the fullest extent permitted by applicable law.
      Section 8.10     Counterparts. This Agreement may be executed in multiple counterparts, each of which will be an original, but all of which together will constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written:

MCDERMOTT INTERNATIONAL, INC.

By:

Name:
Title:

MCDERMOTT INCORPORATED

By:

Name:
Title:

BABCOCK & WILCOX INVESTMENT COMPANY

By:

Name:
Title:

THE BABCOCK & WILCOX COMPANY

By:

Name:
Title:

DIAMOND POWER INTERNATIONAL, INC.

By:

Name:
Title:

AMERICON, INC.

By:

Name:
Title:

BABCOCK & WILCOX CONSTRUCTION
CO., INC.

By:

Name:
Title:

THE ASBESTOS CLAIMANTS’ COMMITTEE

By:

Name:
Title:

THE LEGAL REPRESENTATIVE FOR FUTURE
ASBESTOS-RELATED CLAIMANTS

By:

Name:
Title:

THE ASBESTOS PI TRUST

By:

Name:
Title:

SCHEDULE 1.1(a)
[to come]

SCHEDULE 1.1(b)
MII Indemnified Parties

		Jurisdiction of
Name	% Owned	Organization

B&W de Panama, Inc.	100	Panama
B&W SOFC G.P., Inc.	100	Delaware
B&W SOFC L.P., Inc.	100	Delaware
Babcock & Wilcox Asia Limited	100	Hong Kong
Babcock & Wilcox Beijing Company, Ltd.	50	China
Babcock & Wilcox China Investment Co., Inc.	100	Panama
Babcock & Wilcox HRSG Company	100	Delaware
Babcock & Wilcox International Investments Co., Inc.	100	Panama
Babcock & Wilcox Investment Company	100	Delaware
Barmada McDermott (L) Limited	30	Malaysia
Barmada McDermott Sdn. Bhd.	30	Malaysia
Bechtel B&W Idaho, LLC	33	Delaware
Brick Insurance Company, Ltd.	100	Bermuda
BWX Technologies, Inc.	100	Delaware
BWXT Federal Services, Inc.	100	Delaware
BWXT Hanford Company	100	Delaware
BWXT of Idaho, Inc.	100	Delaware
BWXT of Ohio, Inc.	100	Delaware
BWXT Pantex, L.L.C.	59	Delaware
BWXT Protec, Inc.	100	Delaware
BWXT Savannah River Company	100	Delaware
BWXT Services, Inc.	100	Delaware
BWXT Y-12, L.L.C.	51	Delaware
Chartering Company (Singapore) Pte. Ltd.	100	Singapore
Columbia Basin Ventures, LLC	18	Delaware
Construcciones Maritimas Mexicanas, S.A. de C.V.	49	Mexico
Creole Insurance Company, Ltd.	100	Bermuda
Deep Oil Technology, Inc.	50	California
Delta Catalytic (Holland) B.V.	100	Netherlands
Delta Hudson International, Inc.	100	Panama
DHEC Corporation	100	Texas
Diamond Power (Australia) Pty. Limited	50	Australia
Diamond Power Hubei Machine Company, Ltd.	50	China
DynMcDermott Petroleum Operations Company	30	Louisiana
Eastern Marine Services, Inc.	100	Panama
First Emirates Trading Corporation
Global Energy-McDermott Limited	100	British Virgin Islands
Greenbank Terotech Pty. Limited	50	Australia
Halley & Mellowes Pty. Ltd.	50	Australia
Honore Insurance Company, Ltd.	100	Bermuda
Hudson Engineering (Canada), Ltd.	100	Canada
Hudson Engineering International, Inc.	100	Panama
Hydro Marine Services, Inc.	100	Panama
Initec, Astanoy McDermott International Inc., S.A.	50	Spain
J. Ray McDermott (Aust.) Holding Pty. Limited	100	Australia

		Jurisdiction of
Name	% Owned	Organization

J. Ray McDermott (Nigeria) Ltd.	100	Nigeria
J. Ray McDermott Contractors, Inc.	100	Panama
J. Ray McDermott de Mexico, S.A. de C. V.	100	Mexico
J. Ray McDermott Diving International, Inc.	100	Panama
J. Ray McDermott Eastern Hemisphere Limited	100	Mauritius
J. Ray McDermott Engineering Holdings, Inc.	100	Delaware
J. Ray McDermott Engineering, LLC	100	Texas
J. Ray McDermott Far East, Inc.	100	Panama
J. Ray McDermott Holdings, Inc.	100	Delaware
J. Ray McDermott International Services Limited	100	United Kingdom
J. Ray McDermott International Vessels, Ltd.	100	Cayman Islands
J. Ray McDermott International, Inc.	100	Panama
J. Ray McDermott Investments B.V.	100	Netherlands
J. Ray McDermott Middle East, Inc.	100	Panama
J. Ray McDermott Technology, Inc.	100	Delaware
J. Ray McDermott Underwater Services, Inc.	100	Delaware
J. Ray McDermott Underwater Services, Inc.	100	Panama
J. Ray McDermott West Africa Holdings, Inc.	100	Delaware
J. Ray McDermott West Africa, Inc.	100	Delaware
J. Ray McDermott, Inc.	100	Delaware
J. Ray McDermott, S.A.	100	Panama
Lagniappe Insurance Company, Ltd.	100	Bermuda
Macshelf Ltd	50	United Kingdom
Malmac Sdn. Bhd.	55	Malaysia
McDermott (Malaysia) Sendirian Berhad	100	Malaysia
McDermott Abu Dhabi Offshore Construction Company	49	United Arab Emirates
McDermott Arabia Company Limited	49	Saudi Arabia
McDermott Azerbaijan Marine Construction, Inc.	80	Panama
McDermott Caspian Contractors, Inc.	100	Panama
McDermott Far East, Inc.	100	Panama
McDermott Gulf Operating Company, Inc.	100	Panama
McDermott Holdings (U.K.) Limited	100	United Kingdom
McDermott Incorporated	100	Delaware
McDermott Industries (Aust.) Pty. Limited	100	Australia
McDermott International B.V.	100	Netherlands
McDermott International Beijing, Inc.	100	Panama
McDermott International Investments Co., Inc.	100	Panama
McDermott International Marine Investments N.V.	100	Netherlands Antilles
McDermott International Trading Co., Inc.	100	Panama
McDermott Marine Construction Limited	100	United Kingdom
McDermott Marine UK Limited	100	United Kingdom
McDermott Offshore Services Company, Inc.	100	Panama
McDermott Old JV Office, Inc.	100	Panama
McDermott Overseas Investment Co. N.V.	100	Antilles
McDermott Overseas, Inc.	100	Panama
McDermott Servicos de Construcao, Ltda.	100	Brazil
McDermott Shipbuilding, Inc.	100	Delaware
McDermott South East Asia Pte. Ltd.	100	Singapore

		Jurisdiction of
Name	% Owned	Organization

McDermott Technology, Inc.	100	Delaware
McDermott Trade Corporation	100	Delaware
McDermott West Indies Company
Menck GmbH	100	Germany
Mentor Engineering Consultants Limited	100	United Kingdom
Mentor Subsea Technology Services, Inc.	100	Delaware
Nooter/ Eriksen -Babcock & Wilcox, L.L.C.	50	Missouri
North Atlantic Vessel, Inc.	100	Panama
Oak Ridge Security Associates, L.L.C.	49	Delaware
Oceanic Red Sea Company
Offshore Hyundai International Limited	50	Vanuatu
Offshore Hyundai International, Ltd.	50	Cayman Islands
Offshore Pipelines International Gulf E.C.	100	Bahrain
Offshore Pipelines International, Ltd.	100	Cayman Islands
Offshore Pipelines Nigeria Limited	60	Nigeria
Offshore Pipelines Sdn. Bhd.	100	Malaysia
OPI Vessels, Inc.	100	Delaware
OPMI, E.C.	100	Bahrain
OPMI, Ltd.	100	Cayman Islands
P. T. Armandi Pranaupaya	100	Indonesia
P. T. Babcock & Wilcox Indonesia	49	Indonesia
P. T. Bataves Fabricators	80	Indonesia
P. T. McDermott Indonesia	49	Indonesia
Pirogue Insurance Company, Ltd.	100	Bermuda
POGC Sensor Technology Pty. Limited	50	Australia
PT. J. Ray McDermott Indonesia	100	Indonesia
Rocky Flats Technical Associates, Inc.	33	Colorado
Sabine River Realty, Inc.	100	Louisiana
Safe Sites of Colorado, L.L.C.	35	Delaware
Saudi OPMI Company Limited	40	Saudi Arabia
SOFCo-EFS Holdings LLC (formerly SOFCO Holdings LLC)	100	Delaware
SOFCo L. P	100	Delaware
SparTEC, Inc.	100	Delaware
Spars International Inc.	50	Texas
Tallares Navales del Golfo, S.A. de C.V.	95	Mexico
Thermax Babcock & Wilcox Limited	40	India
TL Marine Sdn. Bhd	49	Malaysia
Trispec Technical Services Ltd.	50	Canada
Valveco Industries Pty. Ltd.	50	Australia
Varsy International N.V.	100	Netherlands Antilles
Washington Group BWXT Operating Services, LLC	50	Delaware
WD 140 Platform LLC	45	Louisiana

EXHIBIT A
      As provided in Section 6 of this Promissory Note (this “Note”), this Note and the indebtedness evidenced hereby are subject to the setoff and payment obligation reduction provisions set forth in Sections 7.1 and 7.2 of the within-referenced Settlement Agreement. The holder of this Note, by its acceptance hereof, agrees to be bound by the provisions of Sections 7.1 and 7.2 of such Settlement Agreement.
      Except as provided in Section 9 of this Note, neither this Note nor any interest herein may be assigned without the prior written consent of the maker hereof, which consent may be withheld in the sole discretion of the maker hereof.
      This Note has not been registered under the Securities Act of 1933 and may be sold or otherwise transferred only if the holder hereof complies with that law and other applicable securities laws.
PROMISSORY NOTE

$250,000,000.00	,2006
New Orleans, Louisiana
      FOR VALUE RECEIVED, The Babcock & Wilcox Company, a Delaware corporation (herein referred to as the “Maker”), hereby promises and agrees to pay to the order of The Babcock & Wilcox Company, Diamond Power International, Inc., Babcock & Wilcox Construction Co., Inc., and Americon, Inc. Asbestos PI Trust (the “Holder”) the principal amount of TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000), together with interest on the unpaid principal sum from (and including) December 1, 2006 until (but excluding) the Maturity Date (as hereinafter defined), at the rate of seven percent (7.0%) per annum as hereinafter provided, in each case subject to the terms and conditions hereof, including the provisions of Section 1(b). Interest hereunder shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. References in this Promissory Note (this “Note”) to the “Settlement Agreement” mean that certain Settlement Agreement made as of February      , 2006 by and among the Maker, the Holder, McDermott International, Inc., a Panamanian corporation of which the Maker is an indirect, wholly owned subsidiary (“MII”), McDermott Incorporated, a Delaware corporation and a direct, wholly owned subsidiary of MII (“MI”), Babcock & Wilcox Investment Company, a Delaware corporation and a direct, wholly owned subsidiary of MI (“BWICO”), Diamond Power International, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Maker, Americon, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Maker (“Americon”), Babcock & Wilcox Construction Co., Inc., a Delaware corporation and a direct, wholly owned subsidiary of Americon, the Asbestos Claimants Committee referred to therein, the Legal Representative for Future Asbestos-Related Claimants referred to therein, and the Apollo/ Parks Township Trust referred to therein.
ARTICLE IX
Payment Obligations.
      Section 9.1     Principal and Interest. Subject to Section 1(b), the principal amount of this Note shall be payable in five equal annual installments of $50,000,000 each, commencing on December 1, 2007 and continuing on each anniversary thereof through and including December 1, 2011 (the “Maturity Date”), at which time the remaining unpaid principal amount of this Note shall be paid in full. Each such payment date, including the Maturity Date, is referred to herein as a “Scheduled Principal Payment Date.” Subject to Section 1(b), interest on the unpaid principal amount of this Note shall begin to accrue on December 1, 2006 and shall be payable on each June 1 and December 1 thereafter through the Maturity Date (each, an “Interest Payment Date”), in each case to the extent interest has accrued from (and including) the date of the then most recent prior payment of interest to (but excluding) such Interest Payment Date. Payments of principal and interest shall be made in lawful money of the United

States of America, by (i) check or (ii) wire transfer of immediately available funds to such bank account of the Holder as the Holder may designate from time to time by at least thirty (30) days’ prior written notice to the Maker. Any payment (excluding any prepayment) on or in respect of this Note shall be applied first to accrued but unpaid interest and then to the principal balance hereof. The unpaid principal may, at the option of the Maker, be prepaid, in whole or in part, at any time without premium or penalty, through the payment of an amount equal to 100% of the principal amount being prepaid, together with all accrued and unpaid interest on this Note to (but excluding) the date of the prepayment. At such time as this Note is paid or prepaid in full, it shall be surrendered to the Maker and cancelled and shall not be reissued. Anything in this Note to the contrary notwithstanding, any payment that is due on a date other than a Business Day (as hereinafter defined) shall be made on the next succeeding Business Day (and such extension of time shall not be included in the computation of interest). As used in this Note, the term “Business Day” means any day other than a Saturday, a Sunday, or a day on which commercial banks in New York City are required or authorized by law to be closed.
      Section 9.2     Payment Obligations Condition Precedent. Except for the $25,000,000 payment described in this Section 1(b), payment obligations under this Note shall only arise if the U.S. federal legislation designated (as of the date of this Note) as Senate Bill 852 (also referred to as the “Fairness in Asbestos Injury Resolution Act” or the “FAIR Act”), or any other U.S. federal legislation designed, in whole or in part, to resolve asbestos-related personal injury claims through the implementation of a national trust (any such legislation, including the FAIR Act, being referred to herein as “Asbestos Resolution Legislation”), has not been enacted and become law on or before November 30, 2006 (the “Payment Obligations Condition Precedent”); provided, however, that:

(a) if Asbestos Resolution Legislation is enacted and becomes law on or before November 30, 2006 and is not subject to a legal proceeding as of January 31, 2007 which challenges the constitutionality of such Asbestos Resolution Legislation (any such proceeding being a “Challenge Proceeding”), the Payment Obligations Condition Precedent shall be deemed not to have been satisfied, the only payment to be made under this Note shall be $25,000,000 (which payment shall be made by the Maker on the first Scheduled Principal Payment Date), the covenants set forth in Section 2 shall terminate, the Guaranties (as hereinafter defined) shall terminate, and this Note shall be deemed paid in full and cancelled automatically pursuant to its terms, no interest shall be deemed to have accrued hereunder, the Pledge Agreement shall terminate, and the Collateral (as defined in Section 1(c)) shall be released and returned to BWICO free and clear of any security interest (at no cost or expense to the Maker or either Guarantor (as hereinafter defined)) as promptly as practicable; and

(b) if Asbestos Resolution Legislation is enacted and becomes law on or before November 30, 2006, but is subject to a Challenge Proceeding as of January 31, 2007, the Payment Obligations Condition Precedent shall be deemed not to have been satisfied and any payments under this Note (other than a payment of principal in the amount of $25,000,000 to be made on December 1, 2007) shall be suspended (any period of suspension as provided in this Section 1(b)(ii) being a “Suspension Period”) until either:

(i) there has been a final, non-appealable judicial decision with respect to such Challenge Proceeding to the effect that the Asbestos Resolution Legislation is unconstitutional as generally applied to debtors in Chapter 11 proceedings whose plans of reorganization have not yet been confirmed and become substantially consummated (i.e., debtors that are then similarly situated to the Maker as of September 1, 2005 (in a Chapter 11 proceeding with a plan of reorganization that has not yet been confirmed)), so that such debtors will not be subject to the Asbestos Resolution Legislation, in which event: (1) the Payment Obligations Condition Precedent shall be deemed to have been satisfied on the first day following the later of (a) the date of such judicial decision and (b) the expiration of the last of any applicable periods of appeal from such judicial decision; (2) within thirty (30) days of the receipt of written notice delivered by the Holder to the Maker and the United States Bankruptcy Court for the Eastern District of Louisiana (the “Bankruptcy Court”) of such judicial decision or such expiration of the applicable periods of appeal (as applicable), interest on this Note held in the escrow account referred to below shall be paid to the Holder; and (3) principal payments and interest shall be payable on this Note as described in Section 1(a) (with a one-time payment of any such principal payments that would have become due during the Suspension Period but for the application of the foregoing provisions (after deducting the payment, if previously made, of the $25,000,000 amount referred to above), which payment shall be made within thirty (30) days of receipt of the written notice by the Maker and the Bankruptcy Court referred to in the immediately preceding clause (2)); or

(ii) there has been a final nonappealable judicial decision with respect to such Challenge Proceeding which resolves the Challenge Proceeding in a manner other than as contemplated by the immediately preceding clause (A), in which event: (1) the Payment Obligations Condition Precedent shall be irrevocably deemed not to have been satisfied; and (2) as of the later of the date that decision becomes final and nonappealable or the date the $25,000,000 amount referred to above in this Section 1(b)(ii) has been paid by the Maker, (a) this Note shall be deemed to have been paid in full and shall be cancelled; (b) the funds in the escrow account referred to below shall be turned over to the Maker; (c) the covenants set forth in Section 2 shall terminate; (d) the Guaranties shall terminate; (e) the Pledge Agreement shall terminate; and (f) the Collateral shall be released and returned to BWICO free and clear of any security interest (at no cost or expense to the Maker or either Guarantor) as promptly as practicable.

During any Suspension Period, interest shall be paid on this Note as required by Section 1(a) into an escrow account established by the Maker for such purpose with a national bank or trust company which regularly acts as an escrow agent in commercial transactions, which escrow account shall remain until such time as there has been a final, non-appealable judicial decision (to either effect contemplated by this Section 1(b)) with respect to the Challenge Proceeding that gave rise to the Suspension Period, as evidenced by a written notice with respect thereto delivered by either (i) the Holder to the Maker and the Bankruptcy Court or (ii) the Maker to the Holder and the Bankruptcy Court.
      Section 9.3     As further provided in Section 5, MII and BWICO (each a “Guarantor”) are guaranteeing the payment obligations of the Maker under this Note. Pursuant to the provisions of the Pledge and Security Agreement dated as of the date of this Note to which BWICO and the Holder are parties (the “Pledge Agreement”), the guarantee obligations of the Guarantors are being secured by a security interest in all of the capital stock of the Maker outstanding as of the date of this Note (the “Collateral”). Each of the Maker and the Guarantors sometimes is referred to herein as an “Obligor.”
ARTICLE X
Certain Covenants.
      The Obligors hereby covenant and agree as follows, after the date of the Note and until such time as this Note has been paid in full or deemed to have been paid in full pursuant to the provisions of Section 1(b):
      Section 10.1     Maintenance of existence. Except as permitted by Section 2(h), each Obligor shall maintain its corporate existence and remain in good standing in its jurisdiction of incorporation.
      Section 10.2     Continuation of business. Each Obligor shall continue its principal lines of business carried on as of the date of this Note, except where the board of directors of such Obligor determines in good faith that the discontinuation of a line of business would not reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of such Obligor and its subsidiaries, taken as a whole.
      Section 10.3     Maintenance of insurance. Each Obligor shall maintain or cause to be maintained insurance with respect to its property and business against such liabilities and risks, in such types and amounts and with such deductibles or self-insurance risk retentions, in each case as the board of directors of such Obligor determines in good faith to be customary in its respective industries.
      Section 10.4     Maintenance of books and records. Each Obligor shall maintain its accounting books and records in accordance with accounting principles generally accepted in the United States (“GAAP”) in all material respects, to the extent applicable.
      Section 10.5     Compliance with laws. Each Obligor shall comply with all laws and governmental regulations applicable to it, except to the extent that the failure to so comply would not have a material adverse effect on the business, financial condition, or results of operations of such Obligor and its subsidiaries, taken as a whole.
      Section 10.6     Delivery of financial statements. MII shall deliver to the Holder (i) annual audited consolidated financial statements of MII and its consolidated subsidiaries, (ii) if otherwise available, annual audited financial statements of the Maker and BWICO (provided that this clause will not require preparation of such audited financial statements if they are not otherwise available) and (iii) unaudited consolidating financial statements of BWICO and MII, in each case no later than ninety (90) days after the end of each such Obligor’s fiscal year-end or as soon as otherwise available.
      Section 10.7     Notification of default. Each Obligor shall notify the Holder, within ten (10) Business Days after receipt by such Obligor, of any notice of default received by it under any agreement or instrument governing or creating any material Indebtedness (as hereinafter defined) of such Obligor or any of its consolidated subsidiaries. As used in this Note, “Indebtedness” means, with respect to any Obligor, without duplication:

(a) indebtedness of such Obligor for borrowed money;

(b) obligations of such Obligor evidenced by debentures, promissory notes, or other similar instruments;

(c) obligations of such Obligor in respect of letters of credit, bankers’ acceptances, or other similar instruments, excluding obligations in respect of trade letters of credit, bankers’ acceptances, or other similar instruments issued in respect of trade payables or similar obligations to the extent not drawn upon or presented, or, if drawn upon or presented, the resulting obligation of such Obligor is paid with 30 Business Days;

(d) obligations of such Obligor to pay the deferred and unpaid purchase price of property or services which are recorded as liabilities in accordance with GAAP, excluding trade payables, advances on contracts, deferred compensation and similar liabilities arising in the ordinary course of business of such Obligor (obligations of the kind referred to in this clause (iv) are hereinafter referred to as “Purchase Money Indebtedness”); and

(e) rent obligations of such Obligor as lessee under any lease arrangement classified as a capital lease on the balance sheet of such Obligor in accordance with GAAP.
      Section 10.8     Restrictions on divestitures, mergers and consolidations. BWICO shall not sell the outstanding common stock of the Maker to any entity that is not an Obligor or a consolidated subsidiary of an Obligor (excluding J. Ray McDermott, S.A. or any of its subsidiaries). None of the Obligors shall enter into any merger or consolidation transaction pursuant to which any of them is acquired by an entity that is not an Obligor without the prior written consent of the Holder, which consent shall not be unreasonably withheld or delayed. Neither the Maker nor MII shall sell all of its assets or its assets substantially as an entirety (whether in a single transaction or a series of related transactions), without the prior written consent of the Holder (which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, this covenant shall not restrict any transaction pursuant to which the remaining principal balance of this Note (and all accrued and unpaid interest on this Note) is paid in full concurrently with the closing of such transaction.

      Section 10.9     Subordination of additional Indebtedness. Any Indebtedness incurred by the Maker after the date of this Note will be expressly subordinated (pursuant to customary subordination provisions as determined by the Maker in good faith upon advice from a nationally recognized investment banking firm) to the indebtedness under this Note, except for any such incurrence by the Maker under or in connection with any (i) facilities for working capital, letters of credit (including facilities relating to Indebtedness incurred to provide collateral for letters of credit and similar instruments, or so-called “synthetic letter of credit facilities”) or bonding requirements entered into, issued, or obtained in the ordinary course of business or as part of the Exit Financing (as defined in the Plan of Reorganization referred to in the Settlement Agreement), and any replacements, refinancings, renewals, or extensions of any of the foregoing, (ii) letters of credit, bankers’ acceptances, bonds, capital leases, or similar instruments entered into, issued, or obtained in the ordinary course of business, (iii) Purchase Money Indebtedness arrangements entered into in the ordinary course of business, (iv) replacements, refinancings, renewals, or extensions of any Indebtedness outstanding as of the date of this Note (provided that, in the case of any Indebtedness incurred in accordance with this clause (iv), the principal amount of the Indebtedness incurred does not materially exceed the principal amount of the Indebtedness being replaced, refinanced, renewed, or extended, plus any associated premiums, fees and expenses), or (v) guaranties, surety arrangements, interest rate protection arrangements and similar arrangements of or with respect to any Indebtedness described in any of the immediately preceding clauses (i) through (iii) (the debt arrangements referred to in the immediately preceding clauses (i) through (v) are collectively referred to herein as the “Specified Debt Arrangements”).
      Section 10.10     Prohibitions on incurrence of new liens. The Maker shall not grant any liens on its assets to secure any Indebtedness, other than Indebtedness pursuant to any of the Specified Debt Arrangements.
      Section 10.11     Restrictions on certain guaranties. The Maker shall not provide a guaranty of the obligations of any entity that is not a consolidated subsidiary of the Maker or a joint venture or other similar business arrangement formed or invested in by the Maker or any of its subsidiaries without the prior written consent of the Holder (which consent will not be unreasonably withheld or delayed).
      Section 10.12     Restrictions on transactions with affiliates. The Maker shall not engage in any transactions with affiliated entities (other than its consolidated subsidiaries) other than on an arm’s-length basis in the ordinary course of business, except as permitted by Section 2(m) or pursuant to existing agreements, including the Support Services Agreement dated as of January 1, 2000 to which the Maker is a party, any amendments thereto that do not materially change the rights or obligations of the parties thereto in any manner that would be adverse to the Holder in any material respect, the Tax Allocation Agreement dated as of January 1, 2000 to which the Maker is a party, any amendments thereto that do not materially change the rights or obligations of the parties thereto in any manner that would be adverse to the Holder in any material respect, the Amended and Restated Indemnification Agreements dated as of February 21, 2000 to which the Maker is a party, any amendments thereto that do not materially change the rights or obligations of the parties thereto in any manner that would be adverse to the Holder in any material respect, and any replacement or similar inter-company agreements approved by the board of directors of the Maker in good faith, and except for the spin-off of the Maker’s pension arrangements in a manner consistent with MII’s prior public disclosure thereof (as reflected in MII’s reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, prior to the date of this Note).
      Section 10.13     Restricted payments. The Maker shall not pay any dividends or make any similar distributions to BWICO; provided, however, that this covenant shall not restrict the Maker from making any dividends, similar distributions, or payments in order to fund the $350,000,000 cash payment being made concurrently with the issuance of this Note (as contemplated by the Settlement Agreement), any dividends, similar distributions, or payments in order to fund the amount that may become payable pursuant to the Contingent Payment Right (as defined in the Settlement Agreement), any payments under this Note, or any payments to reimburse the Guarantors for any amounts paid by either of them pursuant to the Guaranties; provided, further, that: (i) after any payment due and owing in respect of the

Contingent Payment Right has been paid in full, in the event the Maker accumulates cash in excess of $75,000,000 (other than pursuant to borrowings under any of the Specified Debt Arrangements), this covenant shall not restrict the Maker from paying dividends from time to time to the extent of such excess, so long as the Maker is not in default under this Note at the time any such dividend is declared or paid; and (ii) in the event of any Suspension Period as contemplated by Section 1(b)(ii), the Maker may from time to time pay dividends or make similar distributions to BWICO so long as an amount equal to any such dividend is placed in the escrow account contemplated by Section 1(b)(ii) to satisfy any contingent payments with respect to the Contingent Payment Right or payment obligations under this Note, until such time as such Suspension Period ends.
      Section 10.14     Prohibition on certain loans. The Maker shall not make loans to any entity that is not a consolidated subsidiary of the Maker or a joint venture or other similar business arrangement formed or invested in by the Maker or any of its consolidated subsidiaries without the prior written consent of the Holder (which consent shall not be unreasonably withheld or delayed), other than loans to customers, vendors, and subcontractors in the ordinary course of business.
      Section 10.15     Covenant in event of foreclosure of security interest. In the event the Holder forecloses on its security interest in the Collateral pursuant to the provisions of the Pledge Agreement, the Obligors will cooperate in the transition of the Maker to a stand-alone operating entity.
ARTICLE XI
Events of Default and Remedies.
      Section 11.1     Events of Default. So long as this Note has not been paid in full, each of the following events will constitute an “Event of Default”:

(a) any default in the payment of the principal or accrued interest payable under this Note, as and when the same shall become due and payable, and continuance of such default for a period of ten (10) days after the Maker’s receipt of a Default Notice (as hereinafter defined) from the Holder with respect to such default;

(b) any breach of any of the covenants contained in Section 2, and continuance of such breach for a period of thirty (30) days after the Maker’s receipt of a Default Notice from the Holder with respect to such breach;

(c) commencement of an involuntary case or other proceeding against any Obligor seeking (A) liquidation, reorganization, or other relief with respect to it or its debts under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, (B) the appointment of a receiver, liquidator, custodian, or trustee of any Obligor or for all or substantially all the property and other assets of any Obligor, or (C) the winding up or liquidation of the affairs of any Obligor, if, in the case of any of (A), (B), or (C) above, such case or proceeding shall remain unstayed and undismissed for a period of sixty (60) days;

(d) (A) commencement of a voluntary case by any Obligor under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, (B) consent by any Obligor to the entry of an order for relief in an involuntary case against such Obligor under any such law, (C) consent by any Obligor to the appointment or taking possession by a receiver, liquidator, custodian, or trustee of such Obligor or for all or substantially all its assets, or (D) a general assignment by any Obligor for the benefit of its creditors; or

(e) the failure by MI to make, or to cause one or more of its subsidiaries to make, the required payment with respect to the Contingent Payment Right, on a timely basis in accordance with the provisions of the Settlement Agreement following the satisfaction of the Payment Obligations Condition Precedent and the vesting of the Contingent Payment Right pursuant to the terms of the Settlement Agreement.

      Section 11.2     Remedies. If an Event of Default specified in Section 3(a)(i), (ii), or (v) shall occur, then the Holder may, by written notice to the Maker (a “Default Notice”), so long as the Event of Default is continuing, declare all unpaid principal and accrued interest under this Note immediately due and payable without further presentment, demand, protest, or further notice, all of which are hereby expressly waived by the Maker. If any Event of Default specified in Section 3(a)(iii) or (iv) shall occur, then, without any notice to the Maker or any other act by the Holder, the entire principal amount of this Note (together with all accrued interest thereon) shall become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived by the Maker.
      Section 11.3     Expenses. If an Event of Default shall occur, the Maker shall pay, and save the Holder harmless against liability for the payment of, all reasonable expenses, including reasonable attorneys’ fees, incurred by the Holder in enforcing its rights hereunder.
ARTICLE XII
Waivers; Amendments.
      Except as set forth in Sections 3(a)(i), 3(a)(ii), and 3(b), to the extent permitted by applicable law, each Obligor hereby expressly waives demand for payment, presentment, notice of dishonor, notice of intent to demand, notice of acceleration, notice of intent to accelerate, protest, notice of protest and diligence in collecting and the bringing of suit against the Maker with respect to this Note. The Obligors agree that the Holder may extend the time for repayment or accept partial payment an unlimited number of times without discharging or releasing any of the Obligors from their respective obligations under this Note (including the Guaranties). No delay or omission on the part of the Holder in exercising any power or right in connection herewith shall operate as a waiver of such right or any other right under this Note (including the Guaranties), nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No amendment, modification, or waiver of any provision of this Note (including the Guaranties), nor any consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the person against whom enforcement thereof is to be sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
ARTICLE XIII
Guaranties.
      Section 13.1     Subject to the terms and conditions of this Note, the Guarantors hereby, jointly and severally, unconditionally guarantee to the Holder the prompt and complete payment in cash when due, subject to any applicable grace periods and notice requirements set forth in this Note, of all the Maker’s payment obligations to the Holder under this Note (the “Obligations”). An Event of Default under this Note shall constitute an event of default under the guaranties of the Guarantors provided in this Section 5 (the “Guaranties”), and shall entitle the Holder to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations. The Guaranties constitute guarantees of payment when due and not of collection.
      Section 13.2     Anything herein to the contrary notwithstanding, the maximum liability of each Guarantor hereunder shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to fraudulent transfers or conveyances or to the insolvency of debtors (after giving effect to any right of contribution from the other Guarantor).
      Section 13.3     The Guarantors shall not exercise any rights which they may acquire by way of subrogation to the rights of the Holder hereunder until all the Obligations shall have been paid in full. Subject to the foregoing, upon payment of all the Obligations, the Guarantors shall be subrogated to the rights of the Holder against the Maker, and the Holder agrees to take such steps as the Guarantors may reasonably request to implement such subrogation.
      Section 13.4     To the maximum extent permitted by applicable law, the Guarantors understand and agree that the Guaranties shall be construed as continuing, complete, absolute, and unconditional guarantees of payment without regard to, and each Guarantor hereby waives any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of, and hereby agrees that its obligations hereunder shall not be discharged or otherwise affected as a result of, any of the following: (i) any defense, setoff, or counterclaim (other than the defense of payment or performance and the setoff rights referred to in Section 6) which may at any time be available to or be asserted by the Maker against the Holder; (ii) the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution, or lack of power of the Maker or the other Guarantor, or any sale, lease, or transfer of any or all of the assets of the Maker or the other Guarantor, or any change in the shareholders of the Maker or the other Guarantor; (iii) any change in the corporate existence, structure, or ownership of any other Obligor; (iv) the absence of any attempt to collect the Obligations or any part of them from any other Obligor; or (v) any other circumstance or act which constitutes, or might be construed to constitute, an equitable or legal discharge of the Maker for the Obligations, or of such Guarantor under its Guaranty, in bankruptcy or in any other instance (other than the defense of payment or performance or any such discharge that may arise out of or be based on Asbestos Resolution Legislation, as provided in Sections 7.1 and 7.2 of the Settlement Agreement). When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against either Guarantor, the Holder may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against the Maker or the other Guarantor, and any failure by the Holder to make any such demand, to pursue such other rights or remedies, or to collect any payments from the Maker or the other Guarantor, or any release of the Maker or the other Guarantor, shall not relieve such Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied, or available as a matter of law, of the Maker against such Guarantor.
      Section 13.5     The Guaranties shall terminate upon the payment in full of the Obligations (as the same may be limited pursuant to the provisions of Section 1(b)) or at such later time as may be applicable pursuant to the provisions of Section 1(b)(ii)(B)(2)(c).
ARTICLE XIV
Right of Setoff.
      The Obligations shall be subject to the setoff and reduction in payment obligations provisions set forth in Sections 7.1 and 7.2 of the Settlement Agreement. By its acceptance of this Note, the Holder agrees to be bound by the provisions of Section 7.1 and 7.2 of the Settlement Agreement.
ARTICLE XV
No Recourse Against Individuals.
      No director, officer, employee, or representative of any of the Obligors (in each case, in such person’s capacity as such), and no stockholder of MII (in its capacity as such), shall have any personal liability in respect of any obligations of the Obligors under this Note or the Guaranties, or for any claim based on, with respect to, or by reason of such obligations or their creation, by reason of his/her or its status as such. By accepting this Note, the Holder hereby waives and releases all such liability. Such waiver and release is part of the consideration for the issue of the Note and the Guaranties by the Obligors.

ARTICLE XVI
Certain Representations.
      The Maker hereby represents that: (a) it is duly incorporated, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute and deliver this Note; (b) its execution and delivery of this Note has been duly authorized by all necessary corporate action on its part; and (c) this Note constitutes a legal, valid, and binding obligation of the Maker, enforceable against the Maker in accordance with the terms hereof, except as such enforceability may be limited by: (i) bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, and other laws of general applicability relating to or affecting creditors’ rights; and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
ARTICLE XVII
Assignment.
      Prior to satisfaction of the Payment Obligations Condition Precedent, the Holder may not transfer or assign this Note, its rights to payment hereunder, or any other rights hereunder without the prior written consent of the Maker, which consent the Maker may withhold in its sole discretion; provided, however, that the Maker’s consent shall not be required in connection with any such transfer or assignment to a national trust established pursuant to any Asbestos Resolution Legislation, provided such transfer or assignment is made in accordance with the requirements of such legislation and in accordance with the last sentence of this Section 9. If the Payment Obligations Condition Precedent is satisfied, at any time after the satisfaction thereof the Holder may transfer or assign this Note and its rights hereunder (subject to the provisions of Section 6), provided that such transfer is effected in a transaction that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) such transfer may only be in whole, and not in part. In no event shall the Maker or the Guarantors be required to register this Note, the related Guaranties, or the Collateral under the Securities Act. The Holder, by its acceptance of this Note, hereby represents, and it is specifically understood and agreed, that the Holder is not acquiring this Note or the related Guaranties with a view to any sale or distribution thereof within the meaning of the Securities Act. The Holder understands that this Note and the related Guaranties have not been registered under the Securities Act and may be transferred only in compliance with the provisions of the Securities Act. In connection with any transfer or assignment of this Note in accordance with the foregoing provisions after the satisfaction of the Payment Obligations Condition Precedent, the Maker shall issue to the Holder a replacement note (which shall provide replacement guaranties of the Guarantors) upon the written request of the Holder, accompanied by this Note together with appropriate instruments of transfer, which replacement note shall reflect such modifications as shall be necessary or appropriate to reflect that the Payment Obligations Condition Precedent has been met and that successor holders are thereafter permitted, and, upon the issuance of such replacement note, this Note shall be cancelled. Any transfer or assignment of this Note must be effected pursuant to written documentation pursuant to which the transferee or assignee agrees to be bound by all the provisions of this Note and the Pledge Agreement.
ARTICLE XVIII
Entire Agreement.
      This Note, the Settlement Agreement and the Pledge Agreement constitute the entire agreement and understanding among the Holder and the Obligors with respect to the subject matter of this Note and supersede all prior agreements and understandings, oral or written, among such parties with respect to the subject matter of this Note.

ARTICLE XIX
Notices.
      All notices and communications provided for hereunder shall be in writing and sent (a) by facsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight-delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight-delivery service (with charges prepaid). Any such notice shall be sent:

(a) if to the Holder, at such address as the Holder shall have specified to the Maker in writing; or

(b) if to any Obligor, addressed to it at 1450 Poydras, New Orleans, Louisiana 70112-6050, to the attention of Ms. Liane K. Hinrichs, or at such other address as any of the Obligors may hereafter specify to the Holder in writing; with a copy to McDermott International, Inc., 757 North Eldridge Parkway, Houston, Texas 77079, to the attention of Mr. John T. Nesser, III, or such other address as MII shall have specified to the Holder in writing.
ARTICLE XX
Captions; Interpretation.
      The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Note. Except where the context otherwise requires, the defined terms used in this Note shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall” and both “will” and “shall” are used in the mandatory and imperative sense. The word “may” means is authorized or permitted to, while “may not” means is not authorized or permitted to. Unless the context otherwise requires: (i) any definition of or reference to any agreement or other document herein shall be construed as referring to such agreement or other document as from time to time amended, restated, supplemented, or otherwise modified (subject to any restrictions on such amendments, restatements, supplements, or modifications set forth herein or therein); (ii) any reference herein to the subsidiaries of any entity shall be construed to include such entity’s direct and indirect subsidiaries; (iii) the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; and (iv) all references herein to sections shall be construed to refer to sections of this Note.
ARTICLE XXI
Severability.
      If any provision contained in this Note shall for any reason be held to be invalid, illegal, or unenforceable in any respect, that provision will, to the extent possible, be modified in such manner as to be valid, legal, and enforceable but so as to most nearly retain the intent of the parties hereto as expressed herein, and if such a modification is not possible, that provision will be severed from this Note, and in either case the validity, legality, and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.
ARTICLE XXII
Governing Law.
      The construction, validity, and enforceability of this Note shall be governed by the substantive laws of the State of Louisiana, without giving effect to any principles of conflicts of laws thereof that would result in the application of the laws of any other jurisdiction.
* * *

MAKER:

THE BABCOCK & WILCOX COMPANY

By:

Name:
Title:

GUARANTORS:

BABCOCK & WILCOX INVESTMENT COMPANY

By:

Name:
Title:

MCDERMOTT INTERNATIONAL,INC.

By:

Name:
Title:

EXHIBIT B
PLEDGE AND SECURITY AGREEMENT
dated as of
                    , 2006
by and among
BABCOCK & WILCOX INVESTMENT COMPANY
and
THE BABCOCK & WILCOX COMPANY,
DIAMOND POWER INTERNATIONAL, INC.,
BABCOCK & WILCOX CONSTRUCTION CO., INC.
AND AMERICON, INC. ASBESTOS PI TRUST
and
                    ,
as Collateral Agent

      This PLEDGE AND SECURITY AGREEMENT dated as of                     , 2006 (this “Agreement”) is by and between (a) Babcock & Wilcox Investment Company, a Delaware corporation (the “Company”), (b) The Babcock & Wilcox Company, Diamond Power International, Inc., Babcock & Wilcox Construction Co., Inc. and Americon, Inc. Asbestos PI Trust (together with the permitted successors and assigns thereof, the “Secured Party”), and (c)                     (“[Bank name]”).
      For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to pledge and grant a security interest in the Collateral (as defined below) as security for the Guarantee Obligations (as defined below).
      Accordingly, the parties hereto agree as follows:
ARTICLE XXIII
Definitions.
      (a) As used in this Agreement, the terms defined in the preamble hereto shall have the meanings ascribed therein and the following terms have the meanings ascribed below:

“Acceleration Event” exists if all or any portion of the Guarantee Obligations have been accelerated pursuant to Section 5(a) of the Note and such acceleration shall not have been rescinded.

“B&W” means The Babcock & Wilcox Company, a Delaware corporation and a direct, wholly owned subsidiary of the Company.

“Collateral” has the meaning assigned to such term in Section 3.

“Collateral Agent” means the collateral agent appointed pursuant to this Agreement, which shall initially be [Bank name].

“Guarantee Obligations” means the guarantee obligations of the Guarantors set forth in Section 5 of the Note.

“Guarantors” means the Company and McDermott International, Inc., a Panamanian corporation of which the Company is an indirect, wholly owned subsidiary.

“Note” means that certain Promissory Note executed and delivered by B&W, dated as of , 2006, in the original principal amount of $250,000,000, as amended or modified from time to time, together with any note executed and delivered in exchange or substitution therefor or transfer thereof.

“Pledged Stock” means the capital stock of B&W described on Annex 2, together with all certificates evidencing the same.

“Proceeds” has the meaning assigned to such term in the UCC.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Louisiana.
      (b) In addition, for all purposes hereof, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Note and, if not defined in the Note, in the UCC.
      (c) Except where the context otherwise requires, the foregoing definitions shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall,” and both “will” and “shall” are used in the mandatory and imperative sense. The word “may” means is authorized or permitted to, while “may not” means is not authorized or permitted to. Unless the context otherwise requires: (i) any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, supplemented, or otherwise modified (subject to any restrictions on such amendments, restatements, supplements, or modifications set forth herein or therein); (ii) any reference herein to any person shall be construed to include such person’s permitted successors and assigns; (iii) the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; and (iv) all references herein to sections and annexes shall be construed to refer to sections of, and annexes to, this Agreement.
ARTICLE XXIV
Appointment of Collateral Agent.
      Section 24.1     Appointment. The Secured Party hereby appoints                     as the Collateral Agent under this Agreement, to take such actions to be taken by the Collateral Agent under this Agreement and to exercise such powers of the Collateral Agent contemplated by this Agreement, in each case subject to the terms and conditions hereof. The Company hereby consents to the appointment made pursuant to the foregoing provisions of this Section 2.01.
      Section 24.2     Fees and Expenses of Collateral Agent. The Company agrees to pay the Collateral Agent upon demand the amount of the Collateral Agent’s annual fee (as set forth in a separate letter agreement between the Company and the Collateral Agent) and any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel and agents, which the Collateral Agent may invoice to the Company in connection with (a) the custody or preservation of, or the sale of, collection from or other realization upon, the Collateral, (b) the exercise or enforcement (whether through negotiations, legal proceedings, or otherwise) of any of the rights of the Collateral Agent or the Secured Party hereunder, or (c) the failure by the Company to perform or observe any of the provisions hereof. The agreements in this Section 2.02 shall survive the termination of this Agreement. No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
ARTICLE XXV
Grant of Security Interest in the Collateral.
      As collateral security for the prompt payment of the Guarantee Obligations when due in accordance with their terms, the Company hereby grants to the Collateral Agent, for the benefit of the Secured Party, a security interest in all of the Company’s right, title, and interest in and to the Pledged Stock, whether now existing or hereafter coming into existence (such property described in this Section 3 being collectively referred to herein as the “Collateral”). In connection with the grant of such security interest, the Company agrees to take such action as the Collateral Agent may reasonably request in order to permit the Collateral Agent to establish and maintain such security interest as a perfected, first priority security interest until such time as this Agreement terminates pursuant to the provisions of Section 7.10.
ARTICLE XXVI
Representations and Warranties.
      Section 26.1     Representations and Warranties of the Company. The Company represents and warrants to the Secured Party as follows:

(a) Collateral. The Company is the sole beneficial owner of the Collateral, and no lien exists upon the Collateral other than the liens created hereby.

(b) Creation, Perfection, and Priority. The security interest created hereby constitutes a valid and perfected security interest in the Collateral.

(c) Company Information; Locations. Annex 1 sets forth, as of date hereof, the exact name, the location, including county or parish, of the chief executive office, the jurisdiction of organization, and the federal income tax identification number of the Company.

(d) Changes in Circumstances. The Company has not, within the period of 180 days prior to the date hereof, changed its name or the jurisdiction or form of its organization.

(e) Pledged Stock. The Pledged Stock identified in Annex 2 has been duly authorized and validly issued and is fully paid and nonassessable. The Pledged Stock identified on Annex 2 constitutes all of the issued and outstanding equity interests in B&W as of the date hereof, and Annex 2 correctly identifies, as at the date hereof, whether the Pledged Stock is certificated or uncertificated, and the class of the shares constituting the Pledged Stock.

(f) Organization. The Company is duly incorporated, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement.

(g) Approvals; Noncontravention. The execution and delivery of this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company and will not result in a contravention by the Company of any provision of applicable law or of the Company’s organizational documents or any material contractual restriction binding on the Company or its assets.

(h) Execution and Delivery; Enforceability. This Agreement has been duly executed and delivered by the Company, and this Agreement constitutes a legal, valid, and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by: (i) bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, and other laws of general applicability relating to or affecting creditors’ rights; and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
      Section 26.2     Representations and Warranties of the Secured Party. The Secured Party represents and warrants to the Company and the Collateral Agent as follows:

(a) Organization. The Secured Party is a trust duly organized, validly existing, and in good standing under the laws of and has all requisite power and authority to execute and deliver this Agreement.

(b) Approvals; Noncontravention. The execution and delivery of this Agreement by the Secured Party have been duly authorized by all necessary action on the part of the Secured Party and will not result in a contravention by the Secured Party of any provision of applicable law or of the Secured Party’s organizational documents or any material contractual restriction binding on the Secured Party or its assets.

(c) Execution and Delivery; Enforceability. This Agreement has been duly executed and delivered by authorized officers or agents of the Secured Party and is a legal, valid, and binding agreement of the Secured Party, enforceable against the Secured Party in accordance with its terms, except as such enforceability may be limited by: (i) bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, and other laws of general applicability relating to or affecting the creditors’ rights generally; and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      Section 26.3     Representations and Warranties of the Collateral Agent. The Collateral Agent represents and warrants to the Company and the Secured Party as follows:

(a) Organization. The Collateral Agent is a national banking association duly organized, validly existing, and in good standing under the laws of the United States of America and has all requisite power and authority to execute and deliver this Agreement.

(b) Approvals; Noncontravention. The execution and delivery of this Agreement by the Collateral Agent have been duly authorized by all necessary action on the part of the Collateral Agent and will not result in a contravention by the Collateral Agent of any provision of applicable law or of the Collateral Agent’s organizational documents or any material contractual restriction binding on the Collateral Agent or its assets.

(c) Execution and Delivery; Enforceability. This Agreement has been duly executed and delivered by authorized officers or agents of the Collateral Agent and is a legal, valid, and binding agreement of the Collateral Agent, enforceable against the Collateral Agent in accordance with its terms, except as such enforceability may be limited by: (i) bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, and other laws of general applicability relating to or affecting the creditors’ rights generally; and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
ARTICLE XXVII
Further Assurances; Remedies.
      In furtherance of the pledge and grant of security interest pursuant to Section 3 and for so long as the Guarantee Obligations continue to exist and remain unsatisfied and this Agreement remains in effect, the Company agrees with the Collateral Agent and the Secured Party as follows:
      Section 27.1     Delivery and Perfection. The Company shall:

(a) deliver to the Collateral Agent all certificated Pledged Stock, accompanied by properly executed stock powers in blank; and

(b) after the occurrence and during the continuance of an Acceleration Event and at the reasonable request of the Collateral Agent (in accordance with the provisions of Section 5.06), execute and deliver all such documents as may be necessary to cause any or all of the Pledged Stock to be transferred of record into the name of the Collateral Agent or to enable the Collateral Agent to exercise and enforce its rights hereunder in accordance with the UCC (or any successor statute) (and the Collateral Agent agrees that, if any Pledged Stock is transferred into its name, the Collateral Agent will thereafter promptly give to the Company copies of any notices and communications received by the Collateral Agent with respect to the Pledged Stock); provided, however, that no subsequent transfer of the Pledged Stock may be made by the Collateral Agent unless and until it has foreclosed on the Collateral in accordance with the provisions of Section 5.06; provided, further, that nothing in this Agreement shall require the Company to take any action (or to assist any other person or entity to take any action) to register with any governmental authority any public offering of the Pledged Stock or any interest therein.
      Section 27.2     Financing Statements. The Company hereby authorizes the Collateral Agent to file one or more financing statements in respect of the Company as debtor in such filing offices in such jurisdictions with which such a filing is (a) required to perfect the security interest granted hereunder by the Company or (b) desirable (in the reasonable judgment of the Collateral Agent) to give notice of the security interest granted hereunder by the Company.
      Section 27.3     Other Financing Statements and Control. Without the prior written consent of the Collateral Agent, the Company shall not (a) authorize the filing in any jurisdiction of any financing statement or like instrument with respect to the Collateral in which the Collateral Agent is not named as the sole secured party or (b) cause or authorize any person other than the Company or the Collateral Agent to acquire “control” (as defined in Section 8-106 of the UCC or as otherwise construed for purposes of Article 8 or 9 of the UCC) over any Collateral that is Investment Property.
      Section 27.4     Locations; Names. Without at least 30 days’ prior notice to the Collateral Agent, the Company shall not change its name or the jurisdiction or form of its organization from the same shown on Annex 1.
      Section 27.5     Special Provisions Relating to Pledged Stock.
      (a) So long as no Acceleration Event shall have occurred and be continuing, the Company shall have the right to exercise all voting, consensual, and other powers of ownership pertaining to the Pledged Stock, and the Collateral Agent shall execute and deliver to the Company, or cause to be executed and delivered to the Company, all such proxies, powers of attorney, dividend, and other orders, and all such instruments, without recourse, as the Company may reasonably request for the purpose of enabling the Company to exercise the rights and powers that it is entitled to exercise pursuant to this Section 5.05(a).
      (b) Unless and until an Acceleration Event has occurred and is continuing, the Company shall be entitled to receive and retain any and all dividends and distributions paid on the Pledged Stock (provided that such dividends and distributions have not been paid in violation of the provisions of Section 2(m) of the Note).
      (c) If any Acceleration Event shall have occurred, then so long as such Acceleration Event shall continue, all dividends and other distributions on the Pledged Stock shall be paid or distributed directly to the Collateral Agent, and, if the Collateral Agent shall so request in writing, the Company agrees to execute and deliver to the Collateral Agent appropriate additional dividend, distribution, and other orders and documents to that end.
      Section 27.6     Acceleration Event, Etc. Notwithstanding any other provision contained in this Agreement or the Note, if an Acceleration Event shall have occurred and be continuing as a result of an Event of Default described in Section 3(a)(ii) of the Note, the Collateral Agent may exercise its rights hereunder arising as a result of such Acceleration Event only following a final judgment determining that such an Event of Default has occurred and is continuing. Subject to the provisions of the immediately preceding sentence, in the period during which an Acceleration Event shall have occurred and be continuing:

(a) the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (subject to the provisions of clause (b) of this Section 5.06), including the right, to the fullest extent permitted by applicable law, to exercise all voting, consensual, and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and the Company agrees to take all such action as the Collateral Agent may reasonably request to give effect to such right); and

(b) the Collateral Agent may, upon 30 days’ prior written notice to the Company of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody, or control of the Collateral Agent, sell, assign, or otherwise dispose of all or any part of the Collateral at such place or places as the Collateral Agent deems best and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or anyone else may be the purchaser, assignee, or recipient of any or all of the Collateral so disposed of at any such public sale and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise) of the Company, any such demand, notice, and right or equity being hereby expressly waived and released; the Collateral Agent may, without notice, or publication, adjourn any public sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

      The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree to acquire the Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. The Company (i) acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions and (ii) agrees that such circumstances shall not, without taking into account the other circumstances of such private sale, prevent such private sale from being deemed to have been made in a commercially reasonable manner, and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any of the Collateral for the period of time necessary to permit the issuer thereof to register it for public sale.
      Section 27.7     Application of Proceeds. Upon the occurrence and during the continuance of an Acceleration Event, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held shall be applied by the Collateral Agent in the following order of priorities:

(a) to payment of the expenses of such sale or other realization, including any taxes arising from such sale or other realization, and all expenses, liabilities, and advances incurred or made by the Collateral Agent in connection therewith;

(b) to the payment of unpaid Guarantee Obligations, until all Guarantee Obligations shall have been fully satisfied or terminated pursuant to the terms of the Note; and

(c) to payment to the Company or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.
      Section 27.8     Deficiency. The Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Guarantee Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.
      Section 27.9     Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Acceleration Event has occurred and is continuing, upon the occurrence and during the continuance of any Acceleration Event, the Collateral Agent is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable (subject to the termination provision set forth) and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse, and collect all checks made payable to the order of the Company representing any dividend, payment, or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. The appointment (and all the associated rights) provided by this Section 5.09 shall terminate immediately upon the satisfaction or termination of the Guaranteed Obligations.
      Section 27.10     No Marshalling. Upon the occurrence and continuance of an Acceleration Event, the Collateral Agent shall not be required to marshal the order of its enforcement of its security interest in any part of the Collateral for the benefit of any person.
ARTICLE XXVIII
General Provisions Concerning the Collateral Agent.
      Section 28.1     No Implied Duties or Responsibilities. In connection with its appointment and acting hereunder, the Collateral Agent shall not be subject to any fiduciary or other implied duties or responsibilities, regardless of whether an Acceleration Event has occurred and is continuing, and none of the Collateral Agent, its agents, or any of their respective affiliates will be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement, except that the foregoing provisions of this sentence will not excuse any such person from liability arising out of or resulting from its own gross negligence or willful misconduct or a material breach of this Agreement. Without limiting the generality of the foregoing, the Collateral Agent: (a) may treat the payee of the Note as the holder thereof until the Collateral Agent receives written notice of the assignment or transfer thereof signed by such payee and B&W and in form satisfactory to the Collateral Agent; (b) may consult with legal counsel of its selection, independent public accountants, and other experts selected by it and will not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (c) makes no representation or warranty to the Secured Party of the Company (other than as set forth in Section 4.03); (d) will not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of the Note or this Agreement or to inspect the books and records or any other property of B&W or the Company; and (e) will not be responsible to the Secured Party for the existence, genuineness, or value of the Collateral or for the validity, perfection, priority, or enforceability of any security interest in the Collateral. The Collateral Agent will not be deemed to have knowledge or notice of any Acceleration Event unless and until it has received written notice from the Secured Party referring to this Agreement, describing the Acceleration Event and stating that such notice is a “notice of acceleration event.”
      Section 28.2     Refusal to Act. The Collateral Agent may refuse to act on any notice, consent, direction, or instruction from the Secured Party that, in the Collateral Agent’s opinion, (a) is contrary to law or the provisions of the Note or this Agreement or (b) may expose the Collateral Agent to liability (unless the Collateral Agent shall have been indemnified, to its satisfaction, for such liability by the Secured Party).
      Section 28.3     Indemnification. The Company hereby agrees to indemnify the Collateral Agent and, in their respective capacities as such, its officers, directors, controlling persons, employees, agents and representatives (each an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, obligations, penalties, actions, causes of action, judgments, suits, costs, expenses, or disbursements (including, without limitation, reasonable attorneys’ and consultants’ fees and expenses) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any Indemnified Party (or which may be claimed against any Indemnified Party by any person) by reason of, in connection with or in any way relating to or arising out of, any action taken or omitted by the Collateral Agent in compliance with the provisions of this Agreement; provided, however, that the Company shall not be liable to any Indemnified Party for any portion of such claims, liabilities, obligations, losses, damages, penalties, judgments, costs, expenses, or disbursements resulting from Indemnified Party’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The Company further shall, upon demand by any Indemnified Party, pay to such Indemnified Party all documented costs and expenses incurred by such Indemnified Party in enforcing any rights under this Agreement, including reasonable fees and expenses of counsel. If the Company shall fail to make any payment or reimbursement to any Indemnified Party for any amount as to which the Company is obligated to indemnify such Indemnified Party under this Section 6.03, following exhaustion of all remedies against the Company and promptly after demand therefor, the Secured Party agrees to pay to such Indemnified Party the amount that has not been paid by the Company. The agreements in this Section 6.03 shall survive the termination of this Agreement.
      Section 28.4     Resignation or Removal of the Collateral Agent. The Collateral Agent may resign at any time by giving at least 60 days’ prior written notice thereof to the Secured Party and the Company and may be removed at any time by the Secured Party and the Company acting together, with any such resignation or removal to become effective only upon the appointment of a successor Collateral Agent under this Section 6.04. Upon any such resignation or removal, (a) the Secured Party will have the right to appoint a successor Collateral Agent, and (b) unless an Acceleration Event shall have occurred and be continuing, the Company shall have the right to approve such appointed successor Collateral Agent, such approval not to be unreasonably withheld or delayed. If no successor Collateral Agent will have been so appointed by the Secured Party and will have accepted its appointment within 45 days after the resignation or removal of the retiring Collateral Agent, the retiring Collateral Agent or the Secured Party may, at the expense of the Company, petition a court of competent jurisdiction for the appointment of a successor Collateral Agent. Upon the acceptance of its appointment as Collateral Agent, the successor Collateral Agent will thereupon succeed to and be vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent will be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent’s resignation or removal, the provisions of this Agreement will inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.
ARTICLE XXIX
Miscellaneous.
      Section 29.1     Entire Agreement. This Agreement, the Note, and the Settlement Agreement constitute the entire agreement and understanding among the Company, the Secured Party, and the Collateral Agent with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, among such parties with respect to the subject matter hereof.
      Section 29.2     Notices. All notices, responses, consents, waivers, requests, statements, and other communications provided for herein shall be in writing and sent (a) by facsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight-delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight-delivery service (with charges prepaid). Any such notice shall be sent:

(a) if to the Secured Party, at such address as the Secured Party shall have specified to the Company in writing;

(b) if to the Company:

Babcock & Wilcox Investment Company
1450 Poydras
New Orleans, Louisiana 70112
Attention: Liane K. Hinrichs
Facsimile: (504) 587-5237

with a copy to:

McDermott International, Inc.
757 North Eldridge Parkway
Houston, Texas 77079
Attention: John T. Nesser, III
Facsimile: (281) 870-5015

; or

(c)	if to the Collateral Agent:

________________________________________________________________________________.
      Section 29.3     No Waiver. No failure on the part of any party hereto to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power, or remedy of such party hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any party hereto of any right, power, or remedy of such party hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or remedy.
      Section 29.4     Amendments, Etc. Neither this Agreement nor any provision hereof may be changed, waived, discharged, or (except as provided in Section 7.10) terminated except in writing signed by the Company, the Secured Party, and the Collateral Agent. The Collateral Agent shall be provided executed or true and correct copies of each amendment, notice, waiver, consent, or certificate made or delivered with respect to this Agreement sufficiently far in advance of the Collateral Agent being required to take action under this Agreement or in respect of any such notice, waiver, consent, or other certificate delivered in connection therewith so as to allow the Collateral Agent sufficient time to take any such action.
      Section 29.5     Successors and Assigns; No Third-Party Beneficiaries. This Agreement is for the benefit of the parties hereto and their successors and permitted assigns pursuant to the applicable provisions of the Note and this Agreement. In the event of an assignment of the Note by the Secured Party, the Secured Party’s rights and obligations hereunder shall be transferred with the Note. Subject to the foregoing provisions of this Section 7.05, this Agreement shall be binding on each of the parties hereto and their respective successors and assigns. Except as provided in Section 6.03, nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or to give to, any person other than the parties hereto and their respective permitted successors and assigns any right, remedy, or claim under or by reason of this Agreement or any provision hereof, and the provision contained in this Agreement are and shall be for the sole and exclusive benefit of the parties hereto and their respective permitted successors and assigns.
      Section 29.6     Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.
      Section 29.7     Governing Law. The construction, validity, and enforceability of this Agreement shall be governed by the substantive laws of the State of Louisiana, without giving effect to any principles of conflicts of laws thereof that would result in the application of the laws of any other jurisdiction.
      Section 29.8     Captions. The captions and Section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
      Section 29.9     Severability. If any provision contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, that provision will, to the extent possible, be modified in such manner as to be valid, legal, and enforceable but so as to most nearly retain the intent of the parties hereto as expressed herein, and if such a modification is not possible, that provision will be severed from this Agreement, and in either case the validity, legality, and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.
      Section 29.10     Termination. This Agreement shall terminate concurrently with the termination of the Guarantee Obligations pursuant to Section 5(e) of the Note. Upon such termination: (a) the Collateral Agent shall promptly return to the Company all the certificated Pledged Stock and the stock powers previously delivered to the Secured Party pursuant to Section 5.01(a); and (b) the Secured Party and the Collateral Agent shall execute and deliver to the Company such other documentation as the Company may reasonably request to evidence the termination of this Agreement. The provisions of Section 7.01 through Section 7.09 and this Section 7.10 shall survive any termination of this Agreement.
[signature pages follow]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BABCOCK & WILCOX INVESTMENT COMPANY

By:

Name:
Title:

THE BABCOCK & WILCOX COMPANY,
DIAMOND POWER INTERNATIONAL, INC.,
BABCOCK & WILCOX CONSTRUCTION
CO., INC. AND AMERICON, INC. ASBESTOS PI TRUST

By:

Name:
Managing Trustee

[BANK NAME], as Collateral Agent

By:

Name:
Title:

Annex 1
Company Information; Locations

	Location of	Jurisdiction of	Organizational	IRS Taxpayer
Name	Chief Executive Office	Organization	Number	I.D. No.

Babcock & Wilcox Investment Company		Delaware

Annex 2
Description of Pledged Stock

			No. of	Certificate	Percent	Percent
Owner	Issuer	Class of Stock	Shares	No.	Owned	Pledged

Babcock & Wilcox Investment Company	The Babcock & Wilcox Company	Common Stock			100%	100%

McDERMOTT INTERNATIONAL, INC.
SPECIAL MEETING OF STOCKHOLDERS
Wednesday, January 18, 2006
10:00 a.m.
McDermott International, Inc.
14thFloor
757 N. Eldridge Parkway
Houston, Texas 77079
Dear Stockholder:
McDermott International, Inc. encourages you to vote your shares electronically through the Internet or the telephone 24 hours a day, 7 days a week. This eliminates the need to return the proxy card.
1.	To vote over the Internet:
•	Log on the Internet and go to the web site http://www.eproxyvote.com/mdr
2.	To vote over the telephone:
•	On a touch-tone telephone call 1-877-PRX-VOTE (1-877-779-8683)

•	Outside of the U.S. and Canada call 201-536-8073.
Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned your proxy card.
If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.
Your vote is important. Thank you for voting.
PLEASE FOLD AND DETACH HERE IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE

McDERMOTT INTERNATIONAL, INC.
This Proxy Is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints John T. Nesser, III and Liane K. Hinrichs, and each of them individually, as attorneys, agents and proxies of the undersigned, with full power of substitution and resubstitution, to vote all the shares of common stock of McDermott International, Inc. (“McDermott”) that the undersigned may be entitled to vote at McDermott’s Special Meeting of Stockholders to be held on January 18, 2006, and at any adjournment or postponement of such meeting, as indicated on the reverse side hereof, with all powers which the undersigned would possess if personally present.
The undersigned acknowledges receipt of McDermott’s Notice of Special Meeting of Stockholders and related Proxy Statement.
PLEASE MARK, SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.
SEE REVERSE SIDE

McDermott International, Inc.
C/O COMPUTERSHARE
P.O. BOX 8694
EDISON, NJ 08818-8694
The Computershare Vote by Telephone and Vote by Internet systems can be accessed
24-hours a day, seven days a week until 11:59 PM on January 17, 2006.

Your vote is important. Please vote immediately.

Vote-by-Internet

1.	Log on to the Internet and go to http://www.eproxyvote.com/mdr

2.	Follow the easy steps outlined on the secured website.

OR

Vote-by-Telephone

1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

2.	Follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.
DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☑	Please mark
votes as in
this example
IMPORTANT-PLEASE MARK APPROPRIATE BOXES ONLY IN BLUE OR BLACK INK AS SHOWN ABOVE.

McDERMOTT INTERNATIONAL, INC.

1. Resolution authorizing and approving the settlement contemplated by the Proposed Settlement Agreement in substantially the form attached as Appendix A to the accompanying Proxy Statement and approving the form, terms and provisions of, and authorizing McDermott’s execution and delivery of, and, subject to the ability of the Board of Directors to cause McDermott to terminate the Proposed Settlement Agreement in certain limited circumstances pursuant to the provisions of Section 8.3 of the Proposed Settlement Agreement, performance under, the Proposed Settlement Agreement; in each case with such modifications or changes as the Board of Directors of McDermott may subsequently approve (the Directors recommend a vote “FOR”).

FOR	AGAINST	ABSTAIN
☐	☐	☐

Every properly signed Proxy will be voted in accordance with the specifications made thereon. If not otherwise specified, this Proxy will be voted FOR the resolution. The proxy holders named on the reverse side also will vote in their discretion on any other matter that may properly come before the meeting.

Signature                                             Date:                               Signature                                                             Date:

NOTE:	Signature(s) should agree with name(s) on stock certificates as specified hereon. Executors, administrators, trustees, etc., should indicate when signing. All proxies heretofore given by the signatory to vote at such meeting or any adjournment or postponement thereof with respect to the shares covered by this proxy are hereby revoked.

NOTICE TO PARTICIPANTS OF
THE THRIFT PLAN FOR EMPLOYEES OF McDERMOTT INCORPORATED
AND PARTICIPATING SUBSIDIARY AND AFFILIATED COMPANIES
December 13, 2005
Dear Thrift Plan Participant:
     As you may know, a Special Meeting of Stockholders of McDermott International, Inc. (“McDermott”) will be held on Wednesday, January 18, 2006. Enclosed for your careful review are the Notice of McDermott’s Special Meeting of Stockholders and the related Proxy Statement.
YOUR VOTE IS IMPORTANT!
     As a participant in The Thrift Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies (the “Thrift Plan”), you are strongly encouraged to direct Vanguard Fiduciary Trust Company (“Vanguard”), the trustee of your Thrift Plan, to vote your shares of McDermott common stock held in your separate Thrift Plan account.
PROVIDING YOUR INSTRUCTIONS TO VANGUARD
     To instruct Vanguard how to vote the shares of McDermott common stock in your Thrift Plan account, you may vote by mail, telephone or the Internet. To vote by mail, complete, sign and date the enclosed instruction form and mail it to Vanguard in the enclosed postage-paid reply envelope. If you wish to vote via telephone, please call 1-888-221-0697 and follow the appropriate prompts. If you wish to vote via the Internet, log on to www.401kproxy.com and follow the instructions provided. Regardless of the method you choose, your instructions must be received at Vanguard by the Thrift Plan Deadline, which is 4:00 p.m. Eastern time on Friday, January 13, 2006. Please note, should you elect to vote via telephone or the Internet, there is no need to mail in your proxy card. Your telephone or Internet vote serves as an electronic ballot and provides instruction to vote your shares in the same manner as if you signed and returned your proxy card.
     Your proxy voting direction will apply to shares held in your Thrift Plan account at the close of the New York Stock Exchange on the record date, December 9, 2005.
THE TERMS OF YOUR THRIFT PLAN
     Please note the terms of your Thrift Plan provide that Vanguard will vote the shares of McDermott common stock held in your Thrift Plan account as directed. Additionally, any shares of McDermott common stock held in the Thrift Plan for which Vanguard does not receive timely participant directions generally will be voted by Vanguard in the same proportion as the shares for which Vanguard receives timely voting instructions from participants within the Thrift Plan.
     The enclosed information relates only to shares of McDermott common stock held in your Thrift Plan account. If you own other shares outside of the Thrift Plan, you should receive separate mailings relating to those shares.

YOUR DECISION IS CONFIDENTIAL
     All instructions received by Vanguard from individual participants will be held in confidence and will not be divulged to any person, including McDermott, or any of its directors, officers, employees or affiliates.
FOR ADDITIONAL QUESTIONS
     If you have any questions about the proxy solicitation by McDermott, please direct all inquiries to:
McDermott International, Inc.
757 N. Eldridge Parkway
Houston, Texas 77079
Attention: Corporate Secretary
Or call (281) 870-5011
Additionally, all proxy-solicitation materials are available online at www.sec.gov. If you have questions on how to provide voting instructions to Vanguard, please contact Vanguard Participant Services weekdays during normal business hours at 1-800-523-1188.
Sincerely,
Vanguard Fiduciary Trust Company

3 Easy Ways to Vote Your Voting Instruction Form
24 Hours a Day

VOTE ON THE INTERNET
•	Read the Proxy Statement and have this card at hand

•	Log on to www.401kproxy.com

•	Follow the on-screen instructions

•	Do not return this paper ballot

VOTE BY PHONE
•	Read the Proxy Statement and have this card at hand

•	Call toll-free 1-888-221-0697

•	Follow the recorded instructions

•	Do not return this paper ballot

VOTE BY MAIL
•	Read the Proxy Statement and have this card at hand

•	Check the appropriate boxes on reverse

•	Sign and date proxy card

•	Return promptly in the enclosed envelope

Please fold and detach card at perforation before mailing

CONFIDENTIAL VOTING INSTRUCTION FORM
TO: VANGUARD FIDUCIARY TRUST COMPANY, TRUSTEE
UNDER THE THRIFT PLAN FOR EMPLOYEES OF McDERMOTT INCORPORATED
AND PARTICIPATING SUBSIDIARY AND AFFILIATED COMPANIES
The undersigned participant in The Thrift Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies (the “Thrift Plan”) hereby directs Vanguard Fiduciary Trust Company (“Vanguard”), the trustee for the Thrift Plan, to vote all the shares of common stock (“common stock”) of McDermott International, Inc. (“McDermott”) held in the undersigned’s Thrift Plan account at McDermott’s Special Meeting of Stockholders to be held on the 14th Floor of 757 N. Eldridge Parkway, Houston, Texas 77079 on Wednesday, January 18, 2006, at 10:00 a.m. local time, and at any adjournment or postponement of such meeting, as indicated on the reverse side of this voting instruction form.
Every properly signed voting instruction form will be voted in accordance with the specifications made thereon. If your voting instruction form is not properly signed or dated or if no direction is provided, your shares generally will be voted in the same proportion as the shares for which Vanguard receives timely voting instructions from participants in the Thrift Plan.
THIS INSTRUCTION FORM MUST BE RECEIVED AT VANGUARD BY 4:00 p.m. Eastern time, Friday, January 13, 2006.
The undersigned acknowledges receipt of McDermott’s Notice of Special Meeting of Stockholders and related Proxy Statement.
Dated

SIGNATURE	(Please sign in Box)

NOTE: Signature should be the same as the name on your Thrift Plan account. When signing as attorney, executor, administrator, trustee, guardian or other similar capacity, please give full title as such. The person signing above hereby revokes all instructions heretofore given by such person to vote the shares of McDermott common stock held in such person’s Thrift Plan account at such meeting or any adjournment or postponement thereof.

Please fill in box(es) as shown using black or blue ink.      ■
PLEASE DO NOT USE FINE POINT PENS.

1.	Resolution authorizing and approving the settlement contemplated by the Proposed Settlement Agreement in substantially the form attached as Appendix A to the accompanying Proxy Statement and approving the form, terms and provisions of, and authorizing McDermott’s execution and delivery of, and, subject to the ability of the Board of Directors to cause McDermott to terminate the Proposed Settlement Agreement in certain limited circumstances pursuant to the provisions of Section 8.3 of the Proposed Settlement Agreement, performance under, the Proposed Settlement Agreement; in each case with such modifications or changes as the Board of Directors of McDermott may subsequently approve (the Directors recommend a vote “FOR”).

FOR	AGAINST	ABSTAIN
☐	☐	☐

The terms of your Thrift Plan provide that Vanguard will vote the shares of McDermott common stock held in your Thrift Plan account as directed. Additionally, McDermott common stock held in the Thrift Plan for which Vanguard does not receive direction before 4:00 p.m. Eastern time, on Friday, January 13, 2006, generally will be voted by Vanguard in the same proportion as the shares for which Vanguard receives timely voting instructions from participants in the Thrift Plan.

PLEASE SIGN AND DATE THE FRONT SIDE OF THIS VOTING INSTRUCTION FORM AND PROMPTLY RETURN IT IN
THE ENCLOSED ENVELOPE.